Exhibit 10.20

EXECUTION VERSION

2 January 2018

B.L.C.T. (PHC 15A) LIMITED

and

BLUEBUTTON DEVELOPER COMPANY (2012) LIMITED

and

BLUEBUTTON PROPERTIES UK LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

AGREEMENT FOR UNDERLEASE

of

THE 3RD, 4TH AND 5TH FLOORS OF

1 FINSBURY AVENUE, LONDON EC2

Herbert Smith Freehills LLP

ANNEXURES:

Annexure A: [not used]

Annexure B: Third Party Rights in Agreed Form

Annexure C: Floor Plans

Annexure D: Third Floor Lease in Agreed Form

Annexure E: Fourth Floor Lease in Agreed Form

Annexure F: Fifth Floor Lease in Agreed Form

Annexure G: Licence for Alterations in Agreed Form

Annexure H: Site Plan

Annexure I: Specification

Annexure J: List of Trade Contractors

Annexure K: Reception Desk Side Letter in Agreed Form

Annexure L: Terrace Side Letter in Agreed Form

Annexure M: Programme

Annexure N: [not used]

Annexure O: Landlord Legal Opinion in Agreed Form

Annexure P: Tenant’s Guarantor Legal Opinion in Agreed Form

Annexure Q: Measurement Plans

Annexure R: [not used]

Annexure S: Call Option Deed

Annexure T: Professional Team Appointments

Annexure U: Template Trade Contract

Annexure V: Verification Engineer Appointment

Annexure W: Fit-out Guide

Annexure X: Delivery Area plans

THIS AGREEMENT is made on the 2nd day of January 2018

BETWEEN:

(1)	B.L.C.T. (PHC 15A) LIMITED whose registered office is at 47 Esplanade, St Helier, Jersey JE1 OBD c/o York House, 45 Seymour Street, London W1H 7LX (Co. Regn. No: 76075) (the “Landlord”);
(2)	BLUEBUTTON DEVELOPER COMPANY (2012) LIMITED whose registered office is at York House, 45 Seymour Street, London, W1H 7LX (Co. Regn. No: 08034527) (the “Developer”);
(3)	BLUEBUTTON PROPERTIES UK LIMITED whose registered office is at York House, 45 Seymour Street, London, W1H 7LX (Co. Regn. No: 08034527) (the “Developer’s Guarantor”);
(4)	MIMECAST SERVICES LIMITED whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (Co. Regn. No: 04901524) (the “Tenant”); and
(5)

MIMECAST LIMITED whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (Co. Regn. No: 119119) (the “Tenant’s Guarantor”).

WHEREBY IT IS AGREED as follows:

1.	DEFINITIONS

The following expressions have the respective specified meanings:

“Agreed Form” means in relation to any document, the form of that document or the draft of it which is agreed between the parties and signed by them (or by their respective solicitors on their behalf);

“All Risks Insurance” means the policy of insurance kept or caused to be kept by the Developer in the joint names of the Landlord and the Developer against loss or damage to the Developer’s Works, the Tenant’s Works (to the extent clause 27.3 applies) and all other materials, fixtures, fittings, plant, machinery and apparatus from time to time in and upon the Premises by such risks as may from time to time usually be covered by a comprehensive construction “all risks” policy (including terrorism to the extent available on normal commercial terms and at reasonable cost). Such insurance shall be in an amount not less than the full reinstatement value for the time being (including professional fees the cost of debris removal and value added tax where applicable and taking account of inflation during the period of insurance from the period from the date of damage or destruction to the likely date of reinstatement) of the Developer’s Works, the Tenant’s Works (to the extent clause 27.3 applies) and all other materials, fixtures, fittings, plant, machinery and apparatus from time to time in and upon the Premises;

“Architect” means Allford Hall Monaghan Morris Limited (company number 07155322) of Morelands, 5-23 Old Street, London, EC1V 9HL appointed by the Developer for the purposes of the Developer’s Works or such other reputable architect of similar experience and standing appointed by the Developer from time to time in relation to the Developer’s Works in accordance with clause 13.5 and notified to the Tenant in writing;

“Building” means the building to be refurbished during the Developer’s Works of Which the Premises form part known as 1 Finsbury Avenue, London EC2 the location Of which is shown for the purpose of identification edged red on the Site Plan;

“Building Services” means the mechanical and electrical plant, equipment and services and systems in and serving the Premises as described in the Specification;

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“Building Services Engineer” means Ove Arup & Partners International Limited (company number 00952468) of 13 Fitzroy Street, London, W1T 4BQ appointed by the Developer for the purposes of the Developer’s Works or such other reputable building services engineer of similar experience and standing appointed by the Developer from time to time in relation to the Developer’s Works in accordance with clause 13.5 and notified to the Tenant in writing;

“Call Option Deed” means the call option deed in the Agreed Form at Annexure S;

“Certificate of Sectional Completion” means the certificate of sectional completion which the Construction Manager is required to sign and issue as soon as each Section has achieved Sectional Completion in accordance with the Construction Management Agreement and the Trade Contracts in respect of the Developer’s Works;

“Cinema Unit” means the parts of the ground and basement of the Building designated from time to time by the Landlord as intended to be let to a cinema operator;

“CIL” means the community infrastructure levy introduced by sections 205-225 of the Planning Act 2008 or any successor provisions;

“CIL Requirement” means a requirement to pay CIL in connection with the Developer’s Works or any other works to the Building;

“CIS” means the current Construction Industry Scheme under the Finance Act 2004 and the CIS Regulations;

“CIS Regulations” means the Income Tax (Construction Industry Scheme) Regulations 2005;

“CDM Regulations” means the Construction (Design and Management) Regulations 2015;

“Construction Management Agreement” means the construction management agreement dated 8 November 2017 entered into by the Developer and the Construction Manager for managing the carrying out of the Developer’s Works or any replacement contract or contracts entered into from time to time in accordance with clause 13.5 and notified to the Tenant in writing;

“Construction Manager” means Sir Robert McAlpine Limited (company number 00566823) of Eaton Court, Maylands Avenue, Hemel Hempstead, Hertfordshire HP2 7TR or any reputable replacement construction manager of similar experience and standing appointed by the Developer to manage the carrying out of the Developer’s Works or any part thereof in accordance with clause 13.5 and notified to the Tenant in writing;

“Cost Consultant” means Equals Consulting Limited (company number 06960814) of Third Floor, 126-134 Baker Street, London, England, W1U 6UE appointed by the Developer for the purposes of the Developer’s Works or such other reputable cost consultant of similar experience and standing appointed by the Developer from time to time in relation to the Developer’s Works in accordance with clause 13.5 and notified to the Tenant in writing;

“Date of Permitted Entry” means the date of the first Working Day following the Date of Sectional Completion of Section One;

“Date of Notional Sectional Completion” means the date the Construction Manager certifies as the date on which Sectional Completion relating to Section One would have been achieved but for any Tenant Delay;

“Date of Sectional Completion” means the date on which each Certificate of Sectional Completion is issued;

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“Defects Period” means in respect of each Section the period of 12 months from the Date of Sectional Completion;

“Delivery Areas” means the delivery areas and ramps shown edged blue oh the plans at Annexure X;

“Design Option Items” means the finishes of certain parts of the Developer’s Works as set out in part C of the Specification;

“Design Team” means the Architect, the Building Services Engineer and the Structural Engineer;

“Developer’s Works” means the works to be carried out by the Developer to deliver the Premises and the Office Common Parts in accordance with the Specification and for the avoidance of doubt includes the Terrace Works;

“Duty of Care Letter” means a duty of care letter addressed to the Tenant and the Guarantor issued by the Independent Measurement Surveyor in relation to the report referred to in clause 16.1.3 in a form to be reasonably approved by the Tenant;

“EPC” means the Energy Performance Certificate for the Building produced in accordance with The Energy Performance of Buildings (England and Wales) Regulations 2012;

“Executives” means, in respect of the Landlord, Tim Roberts, and in respect of the Tenant, Ulf Maske;

“Fit-Out Guide” means the handbook produced by or on behalf of the Landlord containing procedures and regulations governing tenants’ fitting out works at the Building at Annexure W;

“Fitting-Out Contribution” means the contribution to be made by the Landlord towards the cost to the Tenant of the Tenant’s Works, to be determined pursuant to clause 14.9;

“Floor Plans” means the plans of the relevant floors of the Building at Annexure C;

“Fifth Floor Lease” means an underlease of the Fifth Floor Premises in the Agreed Form at Annexure F;

“Fifth Floor Premises” means the premises known as the 5th Floor, 1 Finsbury Avenue and more particularly described in the Fifth Floor Lease shown for the purposes of identification only edged in red on the relevant Floor Plans;

“Fourth Floor Lease” means an underlease of the Fourth Floor Premises in the Agreed Form at Annexure E;

“Fourth Floor Premises” means the premises known as the 4th Floor, 1 Finsbury Avenue and more particularly described in the Fourth Floor Lease shown for the purposes of identification only edged in red on the relevant Floor Plans;

“Health and Safety File” means the health and safety file required to be prepared and maintained in relation to the Developer’s Works or the Tenant’s Works, as the case may be, pursuant to the CDM Regulations;

“Independent Measurement Surveyor” means an appropriately qualified and experienced firm or company of surveyors as may be appointed by the Landlord or the Developer as independent measurement surveyors for the purposes of this agreement;

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“Landlord Legal Opinion” means the legal opinion in the Agreed Form at Annexure O;

“Leases” means, together, the Third Floor Lease and the Fourth Floor Lease and (subject to clause 17 and Schedule 1) the Part Fifth Floor Lease or the Fifth Floor Lease and “Lease” shall mean any one of them;

“Licence for Alterations” means the licence in the Agreed Form at Annexure G approving retrospectively the as-built Tenant’s Works;

“Listed Building Consent” means the listed building consent dated 1 June 2017 reference 17/00231/LBC as varied by the listed building consent dated 21 September 2017 reference 17/00832/LBC both issued by the City of London together will all requisite approvals already issued in connection with it;

“Material Alteration” means any variation, alteration or addition to the Developer’s Works not being a Permitted Variation which shall:

(a)	reduce the performance characteristics and/or quality of the specification of the materials being replaced save where the effect of such reduction shall be negligible;
(b)	reduce the Measured Area by more than 3 per cent below the target Measured Area when considered in aggregate with any previous Material Alteration or otherwise;
(c)	omit or adversely affect the delivery of the following items:
(i)	reception area of a size and location as per the plan included in the Specification;
(ii)	2 x ground floor office entrances on and serving Wilson Street and Finsbury Avenue Square;
(iii)	8 x passenger lifts (2 of which double as goods lifts and one of which serves the Roof Terraces). Each bank of 4 lifts to be secure and served by turnstiles;
(iv)	1 x DDA lift connecting basement shower and bike facilities to the ground floor;
(v)	1 x staircase connecting basement shower and bike facilities to the ground floor;
(vi)	1 x central kiosk/reception beacon;
(vii)	1 x dedicated Mimecast reception desk shown on the plan attached to the Reception Desk Side Letter;
(viii)	triple height central reception area with exposed beams and light feature;
(ix)	floor finish to be one or a combination of polished concrete screed and oiled timber boarding;
(x)

reduce the available electricity capacity for the exclusive use of the Premises to less than is detailed in the Specification or reduce the available emergency electrical generator capacity to less than is detailed in the Specification; and

(xi)	access to the Roof Terraces;
(d)	adversely affect the quality of the external envelope of the Developer’s Works as described in the Specification; or
(e)

adversely affect the supply of services to the Developer’s Works or the means of connection of any such utility to the relevant public supply (if appropriate) from that set out in the Specification; or

(f)

affect the basic floor configuration of the floors of the Premises (including the location and size of the structural columns), reduce the floor to ceiling heights or alter the positions of lift shafts and stairwells as shown in the Specification as at the date of this agreement;

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(g)	materially affect the performance of the Building Services as detailed in the Specification; or
(h)	materially affect the ability of the Tenant to carry out the Tenant’s Works after the Date of Sectional Completion of the relevant Section.

“Measured Area” means the net internal area calculated in accordance with the principles of the Measurement Standard expressed in square feet;

“Measurement Plans” means the plans at Annexure Q showing the target net internal area of the Premises;

“Measurement Standard” means the RICS Code of Measuring Practice, 6th edition 2007;

“Method Statement” means a statement prepared by or on behalf of the Tenant setting out the appropriate timing and methods by which the Tenant intends to commence and execute the Tenant’s Works in accordance with the Fit-Out Guide;

”Office Common Parts” means the Delivery Areas, bicycle racks, ground floor reception, lifts, risers, Roof Plant Areas, showers and toilets;

“Part Fifth Floor Premises” is as defined in Schedule 1;

“Permitted Variation” means any variation, alteration or addition to the Developer’s Works which is not a Material Alteration;

“Planning Permission” means the planning permission dated 1 June 2017 reference 17/00230/FULL issued by the City of London as varied by the planning permission dated 21 September 2017 reference 17/00831/FULL together with all requisite approvals already issued in connection with it;

“Practical Completion” means completion of the relevant Section of the Developer’s Works save for any items that would normally be included on a snagging list to be attached to the Certificate of Sectional Completion;

‘‘Premises” means, together, the Third Floor Premises and the Fourth Floor Premises and (subject to clause 17 and Schedule 1) the Fifth Floor Premises or the Part Fifth Floor Premises;

“Programme” means the programme for the Developer’s Works at Annexure M;

“Prohibited Materials” means

(a)	any materials which at the time of specification or use are generally considered by construction industry professionals as:
(i)	being deleterious in themselves;
(ii)	becoming deleterious when used in a particular situation or in combination with other materials;
(iii)	becoming deleterious without a level of maintenance which is higher than that which would normally be expected in a building of a comparable type: or
(iv)	being damaged by or causing damage to the structure in which they are incorporated or to which they are affixed.

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For the purpose of this defined term the word “deleterious” shall be deemed to include the use of materials or combinations of materials that would or might be hazardous to health or would or might have the effect of reducing the normal life expectancy or performance:

(i)	of the materials themselves;
(ii)	of any materials to which they are affixed or connected or to which they relate; or
(iii)	of the structure and/or systems in which they are incorporated or to which they are affixed or connected or to which they relate;

to a period less than that which would normally be expected of such materials structure and/or systems in the circumstances in which used; and/or

(b)

any materials identified in the Publication “Good Practice in the Selection of Construction Materials” (2011) (British Council for Offices) otherwise than in accordance with the guidance contained in such publication;

“Professional Team” means each member of the Design Team and the Cost Consultant;

“Professional Team Appointment” means the appointment entered into by each member of the Design Team and the Cost Consultant prior to the date of this agreement in the forms attached at Annexure T and to be entered into by the Verification Engineer following the date of this agreement in the form attached at Annexure V;

“Reception Desk” means the reception desk to be installed as part of the Developer’s Works in the location elected pursuant to clause 5.2, the options for which are set out at Part B of the Specification;

“Reception Desk Side Letter” means the letter in the Agreed form at Annexure K;

“Relevant Event” means any event which is beyond the Landlord’s and the Developer’s control and any extensions of time to complete the Developer’s Works under the Trade Contracts properly granted by the Construction Manager but only if, and to the extent that, such event is not the result of any impediment, prevention or default whether by act or omission by the Landlord and/or the Developer and/or the Construction Manager or the Landlord’s or the Developer’s failure to comply with any of its obligations under this agreement or the Construction Manager’s failure to comply with any of its obligations under the Construction Management Agreement or any negligence of the Landlord or the Developer or the Construction Manager;

“Rent Commencement Date” means, subject to clause 6.6, the date of the first day after the expiry of twelve months commencing on the earlier of:

(a)	the Date of Sectional Completion of Section One; and
(b)	(if appropriate) the Date of Notional Sectional Completion;

“Requisite Permissions” means the Planning Permission, the Listed Building Consent and all requisite building regulation requirements and all other consents, approvals, licences, orders, certificates and agreements required from any competent authority (or proper and valid waivers made by the relevant competent authority) necessary to commence, carry out and complete the Developer’s Works or, as appropriate, the Tenant’s Variations and the Tenant’s Works;

“RICS” means. the Royal Institution of Chartered Surveyors;

“Roof Plant Areas” means the roof plant areas defined in the Leases;

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“Roof Terraces” means the communal roof terrace on Level 8 of the Building and the roof terrace on Level 8 of the Building for the Tenant’s exclusive use as shown on the plan attached to the Terrace Side Letter;

“Section” means:

(a)	Section One; and
(b)	Section Two;

“Sectional Completion” means Practical Completion of a Section as certified by the Construction Manager;

“Section One” means the Developer’s Works other than Terrace Works, the Roof Plant Areas and the Delivery Areas;

“Section Two” means the Terrace Works;

“Site Plan” means the plan at Annexure H;

“Snagging List” means the list of defects, shrinkages or other faults specified in the list attached to or issued with each Certificate of Sectional Completion which would not ordinarily be regarded as sufficiently material to prevent the issue of the relevant Certificate of Sectional Completion;

“Specification” means the specifications, plans and drawings at Annexure I describing the Developer’s Works and the Terrace Works as the same may be varied pursuant to this agreement;

“Structural Engineer” means Ove Arup & Partners International Limited (company number 00952468) of 13 Fitzroy Street, London W1T 4BQ appointed by the Developer for the purposes of the Developer’s Works or such other reputable structural engineer of similar experience and standing appointed by the Developer from time to time in relation to the Developer’s Works in accordance with clause 13.5.1(A) and notified to the Tenant in writing;

‘‘Target Access Date” means, in relation to Section One, 5 February 2019 or such later date as may be determined pursuant to this agreement, and in relation to Section Two, three (3) months from 5 February 2019 or such later date as may be determined pursuant to this agreement;

“Tenant Default” means any impediment, prevention or default, whether by act or omission, by the Tenant or any of its agents, contractors or employees or any member of the Tenant’s Professional Team with the consequence that a delay is caused to the Developer’s Works;

“Tenant Delay” means any delay to the Developer’s Works as a consequence of Tenant Default or as a consequence of a Tenant’s Variation (including a request for a Tenant’s Variation even if it is not approved or implemented) pursuant to clause 10 certified in writing by the Construction Manager in accordance with clause 6.5;

“Tenant’s Guarantor Legal Opinion” means the legal opinion in the Agreed Form at Annexure P;

“Tenant’s Professional Team” means

(a)

the professional consultants including the architect, services engineer, structural engineer, employer’s agent and any other consultant with material design responsibility whose services are from time to time engaged in connection with the Tenant’s Works; and

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(b)	the main contractor engaged by the Tenant in connection with the Tenant’s Works,

and references to a “member of the Tenant’s Professional Team” shall be construed as relating to any one or more of them (as appropriate);

“Tenant’s Surveyors” means Cushman & Wakefield Debenham Tie Leung Limited company number 02757768 or such other firm or company of surveyors as may be appointed by the Tenant for the purposes of this agreement and notified to the Landlord;

“Tenant’s Variation” means any works requested by the Tenant additional to or in modification of any part of the Developer’s Works undertaken by the Developer on behalf of the Tenant pursuant to clause 10;

“Tenant’s Works” means all the works to be carried out by the Tenant for the purpose of fitting out the Premises including the installation of services in the risers of the Building and the provision of a digital connection to the Reception Desk;

“Term Commencement Date” means the date which is the earlier of:

(a)	the Date of Sectional Completion of Section One; and
(b)	(if appropriate) the Date of Notional Sectional Completion;

‘‘Terrace Side Letter” means the letter in the Agreed Form at Annexure L;

“Terrace Works” means the part of the Developer’s Works to construct the Tenant’s exclusive terrace on the 8th floor of the Building as described in the relevant part of the Specification;

‘‘Third Floor Lease” means an underlease of the Third Floor Premises in the Agreed Form at Annexure D;

“Third Floor Premises” means the premises known as the 3rd Floor, 1 Finsbury Avenue and more particularly described in the Third Floor Lease shown for the purposes of identification only edged in red on the relevant Floor Plans;

‘‘Third Party Rights” means third party rights in substantially the Agreed Form at Annexure B to be provided by each member of the Landlord’s Professional Team, the Construction Manager and the Trade Contractors on a floor by floor basis in accordance with clause 13 and “Third Party Right” shall be construed accordingly;

“Trade Contractors” means the trade contractors identified in the list at Annexure J appointed or to be appointed by the Developer;

“Trade Contract” means the Trade Contract to be entered into by the Developer and each Trade Contractor substantially in the form annexed at Annexure U subject to such reasonable amendments as may be agreed between the Developer and the Trade Contractor in accordance with clause 13.3;

“Total Project Costs” means all costs, fees and expenses incurred (whether or not actually paid) by the Landlord, the Developer or any Group Company of either of them in respect of the redevelopment and refurbishment of the Building, and includes all professional and consultants’ fees and expenses;

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“Verification Engineer” means a verification engineer approved by the Tenant and the Landlord and appointed jointly by the Landlord and the Tenant in the form attached at Annexure V to monitor the commissioning of the Building Services prior to the issue of each Certificate of Sectional Completion in connection with the Developer’s Works and the interface with the Tenant’s Works by carrying out the functions referred to in clause 11.8;

“Warranties” means any deed of collateral warranty or equivalent third party rights to be provided to the Landlord by the Tenant in respect of the Tenant’s Works pursuant to clause 14.11 of this agreement; and

“Working Day” means any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any statutory bank holiday in England or Jersey.

2.	INTERPRETATION
2.1

Any words and expressions common to this agreement and the Leases (whether in the particulars set out at the beginning of the Leases or in the body of the Leases (including any schedules thereto)) shall have the same meaning ascribed to them in the Leases, and for the purposes of this clause 2.1 “Lease” means the lease in the Agreed Form at Annexure D.

2.2	Where a party is more than one person, their obligations are joint and several.
2.3	An obligation:
2.3.1

not to do or omit anything is also an obligation not to permit or tolerate it being done or omitted by anyone deriving title from the person owing the obligation or by its or their employees or agents and to prevent or, as appropriate, to require it being done;

2.3.2	to do or not omit anything is also an obligation to procure it; and
2.3.3	to make any payment requires it to be made so that the payee receives full value in cleared sterling funds on the date the payment is due.
2.4	References in this agreement to:
2.4.1	any clause or schedule are to those of this agreement and references to any paragraph are to those of the clause or schedule in which the reference appears;
2.4.2

a person entering the Premises extend to anyone authorised by that person (subject to any contrary provision in this agreement) and to remaining on the Premises for so long as is reasonably necessary with equipment;

2.4.3	a demand mean a written one;
2.4.4

any consent or approval of any party mean a written one signed on thatparty’s behalf before the act requiring it and any consent or approval will not be unreasonably withheld or delayed unless stated to be at the discretion of a party;

2.4.5	the Premises extend, where the context permits, to any part of them;
2.4.6	a specific Act include every modification, consolidation and re-enactment and extension of it;
2.4.7	any payment being due from any party to any other mean that It is exclusive of any VAT;
2.4.8	anything which is stated to include anything else does not, by the inclusion, limit the generality of the matter referred to;
2.4.9	the RICS extend to its President or acting President for the time being.
2.5	Clause and paragraph headings do not affect the construction of this agreement.

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3.	AGREEMENT FOR LEASE
3.1	In consideration of the Tenant’s obligations under this agreement, the Landlord will grant to the Tenant and the Tenant will accept from the Landlord each Lease on the terms set out in this agreement.
3.2	No purchase price, premium or deposit is payable under this agreement.
4.	MARKETING CONTRIBUTION
4.1	Parties to collaborate

The Landlord and the Tenant agree to work together in good faith to find and implement a change management strategy for the Tenant’s employees with regards to the Premises with reference to (but not exclusively) location, transport connectivity, culture, business design and amenity.

4.2	Landlord’s contribution

On the date of this agreement the Landlord has paid to the Tenant (receipt of which the Tenant hereby acknowledges as an inducement to execute and enter into the Leases) the sum of £100,000 (exclusive of any VAT) as the Landlord’s total contribution towards the cost of any initiatives to be carried out pursuant to clause 4.1 above.

5.	SPECIFICATION
5.1	Design development
5.1.1	The parties acknowledge that as at the date of this agreement the detailed design of each part of the Developer’s Works as set out in the Specification is not yet finalised.
5.1.2

The Developer will keep the Tenant informed on progress made in developing the design beyond RIBA Stage 4, and shall procure that the Construction Manager and the Design Team are instructed to make available to the Tenant (including where possible access on CAD and on line) status ‘A’ drawings and other design information in relation to the Developer’s Works throughout the design process.

5.2	Tenant design
5.2.1	The Landlord and the Tenant agree that the Tenant shall have the ability to choose the final design in respect of the Design Option Items.
5.2.2

The Landlord shall provide the Tenant with the options for each Design Option Item as soon as reasonably practicable once the design options are available and in any event at least two weeks prior to the date set out against each Design Option Item in Part C of the Specification.

5.2.3

The Tenant shall make its selection in respect of each Design Option Item by notifying the Landlord in writing of its choices no later than the date set out against each Design Option Item in Part C of the Specification.

5.2.4

If the Tenant does not notify the Landlord of its choices (in respect of any or all of the Design Option Items) prior to the specified deadlines, the Landlord shall deliver the default design in respect of any such Design Option Items as set out in Part C of the Specification.

5.3	Final Specification
5.3.1

Once the detailed design for all aspects of the Specification has been finalised in accordance with clauses 5.1 and 5.2, the Landlord shall provide a copy of the final-form specification to the Tenant and such document shall become the Specification for the purposes of this agreement. Once finalised, the Specification is not to be altered, modified or omitted unless in accordance with clause 8.

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5.3.2

The parties agree that the development of the design in accordance with this clause 5 shall not constitute a change for the purposes of clause 8 and the provisions of clause 8 shall not apply in relation to the development of the Specification and to further iterations of the Specification which may be agreed between the Developer and the Tenant under this clause 5, except to the extent that the development of the Specification under this clause 5 would amount to a Material Alteration.

6.	THE DEVELOPER’S WORKS
6.1	Execution of Developer’s Works

As soon as practicable after all Requisite Permissions required to enable the Developers Works to be commenced have been obtained (which the Developer shall use reasonable endeavours to obtain) the Developer shall procure that the Developer’s Works are carried out and completed:

6.1.1	at its own expense;
6.1.2	in compliance with all Requisite Permissions;
6.1.3	in a good and workmanlike manner, using good quality materials and without using Prohibited Materials;
6.1.4	using reputable contractors;
6.1.5	in accordance with the Specification;
6.1.6

in accordance with all Acts and any enforceablerequirements of any competent authority which in either case shall affect the execution and completion of the Developer’s Works, including the lawful requirements of the local fire authority;

6.1.7	in compliance with all lawful requirements of any water, gas or electricity authority and any applicable codes of practice affecting the construction industry; and
6.1.8	in accordance with its obligations under the GDM Regulations,

save that in relation to matters of design, the Developer shall only be liable to the extent that it has not exercised reasonable skill, care and diligence.

6.2	BREEAM rating

The Developer shall use reasonable endeavours to target achieving a BREEAM rating of not less than “Very Good” in respect of the completed Developer’s Works.

6.3	Timetable

Subject to clause 6.5, the Developer shall use all reasonable and commercially prudent endeavours to procure that Sectional Completion for each Section shall be achieved by the relevant Target Access Date.

6.4	Delays to programme
6.4.1

The Developer shall report regularly to the Tenant as to the progress of the Developer’s Works as against the Programme and shall promptly advise the Tenant if the Developer’s Works are subject to material delay (being a delay which the Developer considers, acting reasonably, that will cause the completion of the Developer’s Works to be delayed more than five (5) Working Days), including any Tenant Delay.

6.4.2	The Developer shall use all reasonable and commercially prudent endeavours to manage, reduce and mitigate any delay to the Developer’s Works.

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6.4.3

If the Developer is of the opinion that the Developer’s Works or any Section will not be completed or are unlikely to be completed by the relevant anticipated date as specified in the then current programme for the Developer’s Works then the Landlord shall so advise the Tenant in writing and identify the new anticipated completion date.

6.5	Extensions of time
6.5.1	The Target Access Date shall be subject to such extensions of time as may be due to delays caused to the progress of the Developer’s Works or any part thereof by:
(A)	any Relevant Event; or
(B)	any Tenant Delay;

in each case as certified in writing by the Construction Manager.

6.5.2

Without prejudice to clause 6.4.2, if there is any delay in the Developer’s Works caused by a Relevant Event then the Landlord and the Developer shall use all reasonable and commercially prudent endeavours to mitigate such delay and details of such delay shall be provided to the Tenant as soon as reasonably practicable and the Target Access Date shall be extended by a period equal to the period of delay caused by the Relevant Event as properly certified in writing by the Construction Manager acting fairly and reasonably.

6.6	Adjustment of Rent Commencement Date
6.6.1	If Sectional Completion of Section One has not occurred by the Target Access Date, the Rent Commencement Date shall be adjusted as follows:
(A)	for the first three months immediately following the Target Access Date, the Rent Commencement Date shall be deferred on a day-for-day basis for each day of delay beyond the Target Access Date;
(B)

for the fourth, fifth, sixth, seventh and eighth months following the Target Access Date, the Rent Commencement Date shall be deferred by two days for each day of delay beyond the first month following the Target Access Date; and

(C)

from the end of the eighth month following the Target Access Date, the Rent Commencement Date shall be deferred by three days for each day of delay beyond the end of the fourth month following the Target Access Date.

6.7	CDM Regulations

In respect of the Developer’s Works, the Developer agrees to:

6.7.1	be the only client for the purposes of the CDM Regulations;
6.7.2	comply with its obligations as a client for the purposes of the CDM Regulations; and
6.7.3

appoint a principal designer and a principal contractor in respect of the Developer’s Works and take all reasonable steps to ensure that each is provided with the relevant information to enable them to perform their duties under the CDM Regulations.

6.8	Provision of information to Tenant

The Landlord shall make available to the Tenant and the Tenant’s Surveyors on a secure extranet site copies of material plans, drawings, specifications, outstanding Requisite Permissions (once obtained), test certificates and minutes of material site meetings.

6.9	Wiredscore

The Landlord shall undertake a “Wired Certification for Development and Redevelopment” prior to the date of completion of the Leases and shall target achieving a “Platinum” rating in respect of the Premises.

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6.10	EPC

The Developer will provide or procure the EPC with a rating of at least Grade E on the date the Certificate of Sectional Completion for Section One is issued.

7.	COMPLETION OF OTHER WORKS
7.1

The Developer shall use all reasonable and commercially prudent endeavours to procure that practical completion of any Developer’s works to the communal roof terrace on level 8 of the Building and the ground floor retail areas visible from the office common parts, including:

7.1.1	the external facades on Wilson Street, Finsbury Avenue Square and White Cross Place; and
7.1.2	the internal frontages facing into the office reception,

shall be achieved by 1 November 2019 subject to such extensions of time as may be due to delays caused to the progress of such works or any part thereof by ant Relevant Event or any Tenant Delay, in each case as certified by the Construction Manager.

7.2

If the works referred to in clause 7.1 are not practically complete by Sectional Completion of Section One, the Developer will provide suitable temporary finishes and hoardings so that the Office Common Parts are accessible and available for use by the Tenant.

7.3	The Developer shall procure that practical completion of the Delivery Areas and the Roof Plant Areas shall be achieved by 1 September 2019.
8.	VARIATIONS TO DEVELOPER’S WORKS
8.1	Permitted Variations
8.1.1	The Landlord may without obtaining approval from the Tenant make any Permitted Variations.
8.1.2

The Landlord shall notify the Tenant of any Permitted Variation and the reason for it, and shall as soon as reasonably practicable provide details, drawings and other appropriate information to identify the change (save as aforesaid).

8.2	Material Alterations
8.2.1	The Landlord shall not make any Material Alteration without obtaining the prior written approval of the Tenant (which shall not be unreasonably withheld).
8.2.2

If the Landlord proposes to make any Material Alteration it shall provide to the Tenant details of such proposed alteration together with copies of all drawings, plans and specifications relating thereto and the reason for such alteration.

8.2.3

The Tenant and the Landlord both acting reasonably shall work together to achieve agreement to any Material Variation notified under this clause 8.2 within 10 Working Days of submission of information provided by the Landlord pursuant to clause 8.2.2.

8.2.4

If the Tenant does not respond to the Landlord’s request for approval within the timetable stated in this clause 8.2 the change shall be deemed to have been approved by the Tenant and the Landlord shall be entitled (but not obliged) to make the relevant change.

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9.	SITE VISITS, MEETINGS AND IP LICENCES
9.1	Entry onto Premises to view Developer’s Works
9.1.1

The Landlord shall permit the Tenant and its advisers (but limited to four or such greater number of people as is reasonable in the circumstances) at all reasonable times and at reasonable intervals, to enter onto the Premises (accompanied by a representative of the Landlord if the Landlord shall so require and whom the Landlord shall make available) to view the progress of the Developer’s Works or a Section or to prepare designs and tenders for the Tenant’s Works subject nevertheless to:

(A)	reasonable (and in any event not less than 48 hours’) notice being given to the Landlord and the Developer;
(B)	compliance with:
(1)	the proper and reasonable safety and site management requirements imposed by each of the Developer and the Construction Manager; and
(2)	any insurance requirements imposed by the insurers of the Developer’s Works;
(C)	the progress of the Developer’s Works not being materially impeded; and
(D)

any photographs taken by or on behalf of the Tenant not being provided or released to any third party other than arty of the Tenant’s advisers for the purposes of the Tenant’s Works or its employees in connection with clause 4 without the Landlord’s approval (which shall be at the Landlord’s discretion).

9.1.2

The Landlord shall procure that the Tenant is given not less than five (5) Working Days’ notice of any proposed testing and commissioning in respect of any element of the Building Services comprised within the Developer’s Works and installed within the Premises and shall permit the Tenant and its advisers (but limited to four) to attend any such testing or commissioning subject to compliance with the same conditions as are set out in clauses 9.1.1(B) and 9.1.1(D).

9.2	Progress meetings and updates

Not less frequently than once every month the Developer shall convene giving not less than five (5) Working Days’ notice to the Tenant of the date, time and place of a progress meeting relating to the Developer’s Works and the Tenant and other representatives of the Tenant (not exceeding four in number) shall be entitled to attend any such meeting and the Developer shall provide monthly progress updates to the Tenant.

9.3	Representations by Tenant

The Landlord and the Developer shall take proper account of (but shall not be bound by) any representations made by or on behalf of the Tenant in connection with the Developer’s Works and the progress thereof raised during such progress meetings and in connection with any testing or commissioning of Building Services witnessed by the Tenant but:

9.3.1	nothing in this clause 9.3 shall interfere in any way with the rights or obligations of the Developer under the Construction Management Agreement; and
9.3.2

any representations made by or on behalf of the Tenant shall be made in writing direct to the Landlord and the Developer within two Working Days after the relevant meeting or testing and commissioning as appropriate and shall not be made to the Construction Manager or any other party (except for the Verification Engineer) involved in the carrying out. testing, commissioning or completion of the Developer’s Works or any element of them.

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9.4	Licence to Tenant to use drawings etc

Insofar as the copyright to any drawing or any other intellectual property relevant to the Developer’s Works is owned by or licensed to the Landlord or the Developer, the Landlord or the Developer (as the case may be) has power to grant licence to use or reproduce the same the Landlord and the Developer hereby irrevocably grant to the Tenant and its Professional Team a non-exclusive licence to use and reproduce the same for the purposes set out in clause 9.5.

9.5	Restrictions on copyright to be observed
9.5.1

The Tenant shall, and shall use reasonable endeavours to procure that each member of the Tenant’s Professional Team shall, observe all restrictions on copyright and other intellectual property rights applicable to and treat as supplied in confidence all drawings, plans, specifications, cost information, contracts, documents and calculations supplied by the Landlord, the Developer, the Construction Manager or any member of the Professional Team in connection with or related to the Developer’s Works.

9.5.2

The Tenant shall not use or permit to be used any of the documentation referred to in clauses 9.4 and 9.5.1 otherwise than exclusively in connection with the planning and execution of the Tenant’s Works and any other purposes authorised or required under this agreement including but not limited to clause 4.

9.5.3

The Tenant shall indemnify the Landlord and the Developer against all claims, losses, damages, costs and expenses incurred by the Landlord and/or the Developer as a result of any breach by the Tenant of this clause 9.5.

10.	TENANT’S VARIATIONS
10.1	Request for Tenant’s Variations

The Tenant shall be entitled at any time prior to the date falling 3 months prior to the Target Access Date but not thereafter by written application to the Developer to request that the Developer incorporate a Tenant’s Variation in the Developer’s Works so far as they have an impact on the Premises or the Terrace Works in accordance with the provisions of this clause 10.

10.2	Scope of Tenant’s Variations

A Tenant’s Variation shall not include any fitting out works nor any other Tenant’s Works.

10.3	Developer’s ability to reject request for Tenant’s Variations

The Developer or the Landlord shall (subject to compliance with this clause 10) be entitled to approve or (acting reasonably) reject any request made by the Tenant to incorporate any Tenant’s Variation into the Developer’s Works, but, without limiting the foregoing, it shall be reasonable for the Developer or the Landlord to reject such a request where the Tenant’s Variation or its carrying out:

10.3.1	affects or might reasonably be expected to affect the structural integrity of the Developer’s Works or any other works the Developer is carrying out at the Building;
10.3.2

gives rise to or require changes to the quality, appearance or finish of the external envelope of the Developer’s Works or any other works the Developer is carrying out at the Building or might give rise or require any such change;

10.3.3	would, or in the Developer’s reasonable opinion might reasonably be expected to, cause any delay to any other works the Developer is carrying out at the Building;
10.3.4	could be incorporated into the Tenant’s Works in a reasonably economic and efficient manner;

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10.3.5

would involve to an unreasonable extent the dismantling, removal, alteration or demolition of Developer’s Works or any other works the Developer is carrying out at the Building in the course of construction or completed;

10.3.6	would involve the cancellation of any order already placed unless the Tenant agrees fully to indemnify the Developer in respect of such cancellation on terms reasonably required by the Developer;
10.3.7	would in the Landlord’s opinion result in a diminution of the market rental value of the Premises on review;
10.3.8	would prevent the Landlord or the Developer from complying with its obligations under this agreement (except for the Landlord’s obligation in clause 6.3); or
10.3.9	would not comply with the Planning Permission or any other Act if the Developer is required to undertake the Tenant’s Works as part of the Developer’s Works as relevant to the Developer’s Works.
10.4	Approval of Tenant’s Variations

If the Tenant shall make a request to the Developer to carry out any Tenant’s Variation, the Tenant shall:

10.4.1	if the Tenant’s Variation relates to the Specification, furnish the Developer with sufficient outline and concept information; or
10.4.2	otherwise, furnish the Landlord with sufficient information, including scaled architectural and engineering drawings and specifications showing the scope of the Tenant’s Variation,

in each case to enable the Developer to determine the extent and scope of the Tenant’s Variation, and the Developer shall be entitled to request the Tenant to provide further information as the Developer reasonably requires in order to enable it to make its determination.

10.5	Developer’s preparation of detailed design of the Tenant’s Variation

Within ten (10) Working Days following receipt of a request from the Tenant pursuant to clause 10.4.1 above (unless the complexity of the Tenant’s Variation is such that ten (10) Working Days is not reasonably considered achievable by the Developer in which case the Developer shall notify the Tenant within 3 Working Days of receipt of a request of an appropriate timefame), the Developer shall, at the Tenant’s request and cost, prepare scaled architectural and engineering drawings and specifications showing the full designed scope of the Tenant’s Variation.

10.6	Estimate of costs

As soon as reasonably practicable after the receipt of a request for any Tenant’s Variation, but not later than ten (10) Working Days following receipt of such request (unless the complexity of the Tenant’s Variation is such that ten (10) Working Days is not reasonably considered achievable by the Developer in which case the Developer shall notify the Tenant within 3 Working Days of receipt of a request of an appropriate timefame), the Developer shall provide to the Tenant a statement from the Cost Consultant setting out in respect of each Tenant’s Variation if more than one:

10.6.1	an estimate of the impact of incorporating each Tenant’s Variation on the Target Access Date; and

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10.6.2

an estimate of the additional costs and expenses likely to be incurred by the Developer or (as the case may be) any costs and expenses likely to be saved by reason of the modification of the Developer’s Works to include each Tenant’s Variation including:

(A)	all reasonable professional fees and disbursements arising from any request by the Tenant for each Tenant’s Variation (whether or not such request is ultimately implemented);
(B)	the cost of any consequential reprogramming or resequencing of any element of the Developer’s Works;
(C)	the cost of any abortive works, including the cost of cancellation of any order already placed; and
(D)	any other costs incurred or likely to be incurred by the Developer resulting from the integration of each Tenant’s Variation into the Developer’s Works.
10.7	Tenant’s decision
10.7.1

The Tenant shall give notice to the Developer within 10 Working Days after receiving the Cost Consultant’s statement pursuant to clause 10.5 either that it does not wish to proceed with any Tenant’s Variation or that it wishes to proceed with all or some only of the Tenant’s Variations (and if some only, which ones).

10.7.2	If the Tenant does not give any notice to the Developer pursuant to clause 10.7.1 it shall be deemed to have served notice that it does not wish to proceed with any Tenant’s Variation.
10.7.3

If the Tenant either serves a notice that it wishes to proceed with some only of the Tenant’s Variations or serves or is deemed to have served a notice that it does not wish to proceed with any Tenant’s Variation, the Tenant shall pay or reimburse to the Developer within 10 Working Days of demand (accompanied by evidence of expenditure incurred) the reasonable and proper abortive costs and fees of the Developer in relation to the consideration of the Tenant’s request and the provision of the statement pursuant to clause 10.5.

10.8	Costing of Tenant’s Variations
10.8.1

Subject to the Tenant having notified the Developer that it wishes to proceed with some or all of the Tenant’s Variations pursuant to clause 10.7.1 the Developer shall procure that the Cost Consultant prepares a revised estimate of the cost of implementing each Tenant’s Variation which shall:

(A)	use an “open book” basis together with overheads and profits at a rate of 4%;
(B)

incorporate a more detailed assessment of any additional fees and costs (including design fees, statutory fees or charges, any internal costs of the Developer or additional fees which it reasonably and properly incurs in preparing such revised estimate and in implementing each Tenant’s Variation (including applying for and obtaining any Requisite Permissions));

(C)

incorporate a more detailed assessment of any impact of incorporating each Tenant’s Variation on the programme for the Developer’s Works and of any delay to the Target Access Date and the financial implications to the Developer of any such impact and delay;

(D)	incorporate a more detailed assessment of the cost of reprogramming or resequencing any elements of the Developer’s Works as a result of implementing any Tenant’s Variation;

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(E)	incorporate a more detailed estimate of the cost of any abortive works, including the cost of cancellation of any order previously placed; and
(F)	incorporate any other costs incurred or likely to be incurred by the Developer resulting from the integration of each Tenant’s Variation into the Developer’s Works.
10.8.2

The Tenant shall give notice to the Developer within 10 Working Days of receiving the revised estimate pursuant to clause 10.8.1 whether it wishes to proceed with any Tenant’s Variation on the basis of the revised estimate and if it does not give such notice within 10 Working Days it shall be deemed to have decided not to proceed with the Tenant’s Variations and the provisions of clause 10.7.3 shall apply to any costs and fees incurred by the Developer in relation to the preparation of the revised estimate.

10.9	Developer to proceed with Tenant’s Variations

Subject to the Tenant having given notice to the Developer pursuant to clause 10.8 and subject to the Tenant having approved the cost of each Tenant’s Variation pursuant to clause 10.8 the Developer shall:

10.9.1	use reasonable endeavours to obtain at the Tenant’s sole cost any Requisite Permissions required for the relevant Tenant’s Variation; and
10.9.2	subject to having obtained all Requisite Permissions proceed diligently and expeditiously to implement each Tenant’s Variation and vary the Developer’s Works accordingly.
10.10	No suspension of Developer’s Works

The Developer shall not be required to delay, suspend or postpone any aspect of the Developer’s Works whilst any request for any Tenant’s Variation remains outstanding (including whilst the Tenant is considering the Developer’s estimate or revised estimate) but for the avoidance of doubt the Developer may, where the Developer considers it prudent to do so, choose to delay, suspend or postpone any aspect of the Developer’s Works in such circumstances and whether the Developer chooses to do so or not, the provisions of clauses 10.7.3 and 10.8.2 (as applicable) as to payment or reimbursement by the Tenant of the costs and fees incurred by the Developer shall apply.

10.11	Payment for Tenant’s Variations
10.11.1

The Tenant will pay to the Developer the aggregate costs and expenses reasonably and properly incurred or suffered by the Developer in implementing any Tenant’s Variation as notified by the Developer pursuant to clause 10.8, such payment to be paid by instalments within 10 Working Days after receipt of each and every certificate issued by the Cost Consultant specifying the sums expended in relation to each Tenant’s Variation up to the date specified in such certificate.

10.11.2

The parties agree and acknowledge that the payments made by the Tenant to the Developer pursuant to clause 10.11.1 above are consideration for standard rated supplies for VAT purposes made to the Tenant. The Parties therefore agree that the Tenant shall, in addition to the amounts payable under clause 10.11.1, pay amounts in respect of VAT in accordance with clause 31.2 below.

10.11.3

The Developer warrants as at the date of this agreement to the Tenant that it is registered for gross payment under the CIS and the CIS Regulations and undertakes to notify the Tenant forthwith in writing if at any time prior to the payment of the final instalment under clause 10.11.1 it should cease to be registered for gross payment under CIS and the CIS Regulations and the Tenant shall be entitled to make all such deductions and withholdings as may be required to be made by law under CIS and the CIS Regulations from payments due to the Developer in respect of Tenant’s Variations.

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10.12	Savings

Any cost savings achieved by the Developer or the Landlord (as the case may be) as a consequence of the implementation of any Tenant’s Variation (as determined by the Cost Consultant) shall be paid to the Tenant on the date the final Certificate of Sectional Completion is issued or as soon as practicable thereafter, once the final costs of the Developer’s Works including each Tenant’s Variation, have been settled with the Construction Manager.

10.13	Time of essence

Time shall be of the essence in relation to all dates and periods referred to in this clause 10.

11.	SECTIONAL COMPLETION
11.1	Tenant notice of inspection

The Developer shall use reasonable endeavours to procure that the Tenant is given not less than 10 Working Days’ notice, and in any event shall procure that the Tenant is given not less than five Working Days’ notice, of the Construction Manager’s intention to inspect any Section in anticipation of issuing each Certificate of Sectional Completion.

11.2	Joint inspection
11.2.1

The Tenant and its advisers (but limited to four) shall be entitled to accompany the Construction Manager on its inspection of the relevant Section prior to the issue of any Certificate of Sectional Completion at which time the Tenant may make representations to the Construction Manager initially orally and subsequently in writing (with a copy to the Landlord and the Developer) and (provided that they are made within 48 hours after the ending of the inspection in writing and that the Construction Manager’s discretion is not fettered) the Developer shall request the Construction Manager to have due regard to such representations.

11.2.2

The Tenant acknowledges that any representations it makes pursuant to clause 11.2.1 shall be made initially only to the Construction Manager (and subsequently in writing with a copy to the Landlord and the Developer) and not to any other person involved in the execution of the Developer’s Works.

11.2.3

The Tenant also acknowledges that the Construction Manager’s independence and discretion in issuing any Certificate of Sectional Completion shall not be fettered (subject only to clause 10.7) and that such statement may be issued subject to any defects, shrinkages or other faults set out in the Snagging List.

11.3	Certificate of Sectional Completion not issued

If following an inspection pursuant to clause 11.2.1 the relevant Certificate of Sectional Completion is not issued, the Developer shall procure that the Tenant is given not less than two Working Days’ notice of the Construction Manager’s intention to re-inspect the relevant Section with a view to the issue of the Certificate of Sectional Completion and the provisions of clause 11.2 shall apply in relation to any re-inspection and subsequent issue of the Certificate of Sectional Completion.

11.4	Copy of Certificate of Sectional Completion

The Developer shall procure that a copy of any Certificate of Sectional Completion (including any Snagging List) is delivered to the Tenant within five (5) Working Days of its issue (and shall use reasonable endeavours to procure it earlier if possible).

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11.5	Certificate of Sectional Completion final and binding

Each Certificate of Sectional Completion shall be final and binding on the parties as to the date on which Sectional Completion of the relevant Section was achieved (save in case of manifest error).

11.6	Condition at Sectional Completion
11.6.1	The Developer shall procure that at the Date of Sectional Completion the relevant part of the Premises shall be left:
(A)	in a clean and tidy condition;
(B)	cleared of all unused building materials and plant and equipment used in the Developer’s Works for the Section in question;
(C)	capable of being made secure from the rest of the Building; and
(D)	with means of escape signage complete.
11.6.2	The Developer shall procure that as at the Date of Sectional Completion of Section One:
(A)

the Delivery Areas and routes of access thereto from and to the Premises can be properly and safely accessed by the Tenant and properly used in connection with the carrying out of the Tenant’s Works in accordance with the Fit-Out Guide; and

(B)

the Roof Plant Areas together with connecting risers can be properly and safely accessed by the Tenant and properly used for the installation of the Tenant’s plant together with the installation of conduits in the connecting risers.

11.7	Information to be supplied to the Tenant
11.7.1	Upon the Date of Sectional Completion for each Section, the Developer shall deliver to the Tenant one hard copy and one electronic copy of the following documents (where applicable to that Section):
(A)	the latest draft versions of the as built/record drawings, test and commissioning records, certificates, test data and operating and maintenance manuals for the Developer’s Works;
(B)	the latest draft version of the Health and Safety File for the Developer’s Works required by and compliant with the CDM Regulations;
(C)	available commissioning data for the Developer’s Works;
(D)	copies of the Third Party Rights Notices referred to in clause 13.4;
(E)

copy of the commissioning activity schedule from the Verification Engineer addressed to the Landlord and the Tenant confirming that the Building Services in relation to the Developer’s Works are functioning in accordance with the Specification pursuant to the final commissioning and testing procedure set out in clause 11.8.2 to enable commencement of the Tenant’s Works;

(F)	email confirmation from the District Surveyor confirming the Developer’s Works are appropriately compliant with the building regulations to enable commencement of the Tenant’s Works;
(G)	measurement report prepared pursuant to clause 16.1.3 of this Agreement;
(H)	meter readings;
(I)

evidence of the discharge or compliance with the relevant conditions attached to the Planning Permission and / or the Listed Building Consent which are required to be complied with before the Tenant can occupy and use the Premises and the Office Common Parts,

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PROVIDED THAT the Tenant may waive the Landlord’s obligation to provide any of the information referred to in clause 11.7.1.

11.7.2	Keys to the Premises shall be delivered to the Tenant in accordance with the Fit Out Guide.
11.7.3	The Developer shall procure the production to the Tenant of the final versions of the documentation referred to in:
(A)	clause 11.7.1(C) within three Working Days of the Date of Sectional Completion of the relevant Section:
(B)	clause 11.7.1(F) within five Working Days of the Date of Sectional Completion of the relevant Section; and
(C)	clause 11.7.1(A) and 11.7.1(B) within eight weeks of the Date of Sectional Completion of each Section;

(where such documentation is relevant to such Section) (either as one copy or an electronic copy).

11.7.4	As soon as practicable after they are obtained by the Developer, the Developer shall procure the production to the Tenant of such of the Requisite Permissions as are relevant to the Developer’s Works.
11.8	Verification Engineer
11.8.1

The Developer and the Tenant shall jointly appoint the Verification Engineer (with the Developer and the Tenant each being responsible for a fair and reasonable proportion of the cost of the Verification Engineer) to document, witness and validate the final commissioning and performance testing process in accordance with the specifications relating thereto for such of the Building Services the supply and fixing of which is included in the Developer’s Works and the Tenant’s Works respectively both separately and together and the Verification Engineer shall be appointed on terms substantially in accordance with the draft appointment at Annexure V (with such amendments as may be agreed by the Developer and the Tenant both acting reasonably)

11.8.2

The Developer and the Tenant shall procure that the Verification Engineer is present and that the other is given not less than five (5) Working Days’ notice of and that each of them and their representatives are entitled to attend the proposed commencement of any procedures for documenting, witnessing and validating the final commissioning of and performance testing process of any relevant plant and machinery.

11.8.3

The Developer and the Tenant shall co-operate so as to procure the efficient testing and commissioning of the plant and machinery relating to each of the Developer’s Works and the Tenant’s Works and they shall each provide to the other all relevant commissioning and testing data and results.

11.8.4

Where any of the Building Services (the supply or fixing of which is included in the Developer’s Works) need to be commissioned or to be tested or balanced after the Tenant’s Works and occupation of the Premises or any part thereof the Landlord shall procure such commissioning, testing and balancing and the Landlord and the Tenant shall arrange for the Verification Engineer to be present for the commissioning, testing and balancing as part of the scope of services to be provided by the Verification Engineer.

11.8.5

The Developer shall be responsible for procuring the carrying out of any works that are required to be done in order to enable the Building Services to be commissioned as part of the relevant Developer’s Works and the Tenant shall be responsible for procuring the carrying out of any works that are required to be done in order to enable the mechanical or electrical machinery or installations forming part of the Tenant’s Works to be commissioned. To the extent however that any works connected with or arising from the

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Tenant’s Works give rise to a need for commissioning, re-balancing, alteration of or adjustment to the Building Systems or other items which would otherwise be the Developer’s responsibility, the Developer shall at the Tenant’s cost procure the carrying out of any necessary works.

11.9	Simultaneous completion of Sections

If the Developer anticipates that practical completion of both Sections will occur simultaneously, the Developer shall be entitled to instruct the Construction Manager to conduct one inspection in respect of such Sections and the provisions of clauses 11.1,11.2 and 11.3 shall apply accordingly.

12.	DEFECTS
12.1	Making good initial Defects

The Developer shall, as soon as reasonably practicable and in any event prior to the expiry of the relevant Defects Period (provided that the Developer shall use reasonable endeavours to complete the same within 12 weeks of the Date of Sectional Completion or, in case of emergency, the Developer shall complete the same as soon as the situation requires), remedy or cause to be remedied those defects, shrinkages or other faults specified in any Snagging List which are in breach of the appointments of the Professional Team or the relevant Trade Contracts. The Developer shall use all commercially prudent and reasonable endeavours to procure that as little disturbance, damage and interference to the Tenant’s Works and/or the Tenant’s use and occupation of the Premises, is caused by the remedying of such defects, shrinkages or other faults and the Developer shall remedy any damage caused to the Premises, the Tenant’s Works and/or the Tenant’s belongings to the reasonable satisfaction of the Tenant.

12.2	Subsequent Defects

The Tenant shall be entitled from time to time during the period commencing on the date on which a Defects Period commences and ending 10 Working Days prior to the expiry of the relevant Defects Period to notify the Landlord of any defects, shrinkages or other faults which have appeared in the Developer’s Works.

12.3	Preparation of schedule of Defects

Without prejudice to clause 12.1 the Developer shall procure that the Construction Manager prepares a schedule in accordance with the Construction Management Agreement listing any defects, shrinkages or other faults (including any properly notified under clause 12.2 which have not been remedied) appearing in the Developer’s Works or any part thereof and supply a copy thereof to the Tenant and the Tenant’s Surveyors not later than 20 Working Days before the expiry of the Defects Period and the Tenant shall procure that not later than ten Working Days after the receipt of such schedule from the Construction Manager (as to which time shall be of the essence) the Tenant’s Surveyors shall notify to the Construction Manager any other defects, shrinkages or faults which they have observed and (provided that the Construction Manager’s discretion is not fettered) the Developer shall procure that the Construction Manager shall have due regard to such list and add them to the schedule to be delivered to the Construction Manager for the purposes of procuring to be made good pursuant to and in accordance with the terms of the Construction Management Agreement.

12.4	Making good Defects
12.4.1

The Developer shall within a reasonable time procure that all defects, shrinkages or other faults properly notified in accordance with clause 12.2 or properly specified in any schedule delivered to the Construction Manager in accordance with clause 12.3 are caused to be remedied by the Trade Contractors in accordance with the terms of the Trade Contracts, subject to the Tenant complying with clause 12.5.

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12.4.2

If the Trade Contractors have not carried out the remedial works required by and in accordance with clause 12.4.1 the Developer shall carry out such works or arrange for them to be carried out at no cost to the Tenant within a reasonable period of time.

12.5	Access by Landlord to make good Defects
12.5.1

If the Tenant is in occupation of the Premises or the relevant part of them the Tenant shall permit the Landlord, the Developer, the Construction Manager, the Trade Contractors and all persons authorised by them and on having been given prior reasonable written notice to have access to such parts of the Premises as are necessary in order to allow the Landlord and the Developer to comply with the obligations under this clause 12 and the Tenant shall (at the Developer’s expense where reasonably and properly incurred by the Tenant) remove any trade fittings, wall finishes, carpets, property, stock and effects and other items necessary to expose areas of the Developer’s Works to enable the execution of remedial works but the Landlord shall procure that each such person so entering shall:

(A)

use all reasonable and commercially prudent endeavours to cause the minimum amount of interference and disruption as is reasonably practicable to the carrying out of the Tenant’s Works or any other works by the Tenant in the Premises and to the Tenant’s business;

(B)	comply with any reasonable directions and security precautions required by the Tenant so long as these shall not prevent the carrying out of the relevant works or inspection;
(C)	be accompanied at all times by a representative of the Tenant (so long as the Tenant provides one); and
(D)

make good as soon as reasonably practicable to the reasonable satisfaction of the Tenant any loss, damage or injury thereby caused to the Premises or the Tenant’s Works or the Tenant’s stock and chattels.

12.5.2

For so long as the Construction Manager, all persons authorised by him (and the Trade Contractors) shall require access to the Premises to make good defects during the execution of the Tenant’s Works the Landlord shall co-ordinate the remedying of defects with the execution of the Tenant’s Works and the Landlord and the Tenant shall procure that there shall be full liaison between each other’s respective contractors and workmen so as to minimise the length of any delays and the possibility of interference with each other’s works.

12.6	Limitation of Landlord’s and the Developer’s liability
12.6.1

Subject to clause 12.6.3 the Landlord and the Developer shall cease to be liable to the Tenant in respect of its obligations in clauses 5 to 10 (inclusive) and this clause 12 in respect of each Section after the expiry of two years from the Date of Sectional Completion save in respect of any claims for breach of such obligations notified by the Tenant to the Landlord and the Developer prior to the expiry of such period, provided such claims are not trivial or vexatious.

12.6.2

To the extent permitted by law and subject to clause 12.6.3 the Landlord and the Developer shall have no obligations or liability to the Tenant and the Tenant shall have no remedies in respect of the Developer’s Works other than those expressly set out in this agreement or the Leases.

12.6.3	Clause 12.6.2 shall not exclude or limit the Landlord’s and the Developer’s liability for death or personal injury caused by its negligence.

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13.	PROFESSIONAL TEAM APPOINTMENTS, CONSTRUCTION MANAGEMENT AGREEMENT, TRADE CONTRACTS AND THIRD PARTY RIGHTS
13.1	Professional Team appointments

The Developer has prior to the date of this agreement entered into the Construction Management Agreement and Professional Team Appointments (save for the Verification Engineer’s appointment) annexed at Annexure T.

13.2	Alterations to Professional Team appointments and the Construction Management Agreement

The Developer shall not without the Tenant's approval (such approval not to be unreasonably withheld or delayed) alter the terms and conditions of:

13.2.1	any Professional Team Appointment; or
13.2.2	the Construction Management Agreement,

in each case to the extent any such alteration adversely affects the Tenant's rights under its Third Party Rights against the relevant Professional Team member or the Construction Manager (as the case may be) or the Landlord and/or the Developer's obligations under clause 12.

13.3	Trade Contracts

The Developer shall:

13.3.1	enter into the Trade Contracts with the Trade Contractors prior to the date of issue of the Certificate of Sectional Completion of Section One.
13.3.2

not agree any amendments to the form of each final form Trade Contract which would adversely affect the Tenant's Third Party Rights in relation to such Trade Contract save where such adverse effect would be negligible.

13.4	Third Party Rights
13.4.1

The Developer shall at its own expense procure the vesting in the Tenant of Third Party Rights from the Construction Manager, each member of the Design Team, the Cost Consultant and the Trade Contractors prior to the date of issue of the Certificate of Sectional Completion of Section One.

13.4.2

Notwithstanding the preceding provisions of this clause 13.4, the Developer shall be relieved of its obligation to procure the vesting of Third Party Rights in the case of any proposed party which has become insolvent prior to the due date for vesting of the relevant Third Party Right.

13.5	Substitute appointment of Construction Manager, Professional Team and Trade Contractor
13.5.1	If and to the extent that it is necessary to appoint a substitute to:
(A)	the Construction Manager;
(B)	any member of the Professional Team;
(C)	any Trade Contractor,

then the Developer shall give the Tenant not less than 10 Working Days' notice of the identity of such substitute.

13.5.2

The Developer shall procure that any substitute Construction Manager or member of the Professional Team or (where the Trade Contract requires the Trade Contractor to maintain professional indemnity insurance) Trade Contractor appointed maintains professional indemnity insurance in an amount not less than an amount which the Construction Manager or member of the Professional Team or Trade Contractor which is being replaced was required to maintain pursuant to the Construction Management Agreement or relevant Professional Team Appointment or Trade Contract.

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13.5.3

If a substitute Construction Manager or Professional Team member or Trade Contractor is appointed pursuant to clause 13.5.1 then the Developer shall at its own cost procure the vesting in the Tenant of a substitute Third Party Right from the substitute Construction Manager or Professional Team member or Trade Contractor in terms no less onerous than the third party right granted to the Tenant by the Construction Manager or Professional Team member or Trade Contractor (as the case may be) which is being replaced as soon as reasonably practicable after the date of the substitution and in any event before the date of completion of the Leases.

13.6	Waiver of rights

The Developer shall not without the Tenant’s approval (such approval not to be unreasonably withheld or delayed) waive or compromise any claim or any of its rights arising under the terms of the Construction Management Agreement or the Professional Team Appointment of any member of the Professional Team which would materially adversely affect the Tenant’s rights under the relevant Third Party Right.

14.	TENANT'S WORKS
14.1	Approval of detailed works and Method Statement
14.1.1

The Tenant shall as soon as available submit in writing to the Landlord for its approval (such approval not to be unreasonably withheld or delayed) designs to RIBA Stage 3 or equivalent of its proposals for the Tenant's Works and a draft of the Method Statement (and in considering whether or not to grant its approval the Landlord shall not be deemed to be unreasonably withholding its approval if the Tenant's Works comprise alterations which the Landlord would be entitled to refuse to approve under the terms of a Lease).

14.1.2	The Method Statement shall contain the following information:
(A)	details of contact names for the consultants and contractors proposed for the design and carrying out of the Tenant's Works;
(B)	proposals for the regular liaison, co-ordination and co-operation between the Construction Manager and the Tenant's contractor and Tenant's Professional Team;
(C)

details of the order and timing proposed for the carrying out of each part of the Tenant's Works including proposals for deliveries to the Premises of materials and equipment for incorporation or use in the Tenant's Works.

14.1.3

Notwithstanding approval of the Method Statement if it transpires that the method of carrying out the Tenant’s Works is having an adverse effect on the completion of any of the Developer's Works the Landlord may require such amendments or variation to the Method Statement as are reasonably necessary to mitigate such effect.

14.2	Access

The Tenant shall be permitted access to the Premises, the Office Common Parts and other parts of the Building permitted by the Fit-Out Guide to carry out the Tenant's Works after the later of the Date of Permitted Entry and the date on which the Landlord approves both the Tenant’s Works and the Method Statement.

14.3	Carrying out of Tenant's Works

If the Tenant shall carry out any Tenant's Works, the Tenant shall forthwith following the Date of Permitted Entry procure that such Tenant's Works shall be commenced, carried out and completed in accordance with the Licence for Alterations as if it had been granted as at the date the Tenant's Works are carried out.

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14.4	Signage

The Landlord shall:

14.4.1	from the date of this agreement and whilst the Landlord has retained hoarding around the Building, permit the Tenant to erect and maintain signage on such hoarding; and
14.4.2	during the period of the Tenant's Works, permit the Tenant to erect and maintain signage on the interior of the windows of the Premises to be visible from the exterior of the Building,

announcing the Tenant's new London headquarters at the Premises, subject to the Tenant first obtaining (i) all permissions, consents, approvals, licences, orders, certificates and agreements required from any competent authority (or proper and valid waivers made by the relevant competent authority) necessary to erect and retain such signage and (ii) the Landlord's approval of the size, location and nature of the signage (such approval not to be unreasonably withheld or delayed).

14.5	Co-ordination with Developer’s Works

The Tenant shall during the carrying out of the Tenant's Works:

14.5.1

take such precautions at all times and at its own cost as the Landlord, the Developer and their insurers or any of them may reasonably require for the protection of the Premises and the Developer's Works from the effect of the Tenant's Works;

14.5.2

use only the contractors' entrances, lifts, stairways, routes, exits and other areas within the Building as shall be reasonably designated from time to time by or on behalf of the Landlord who shall be obliged to make or procure such designations;

14.5.3	insure at the Tenant's own cost the public liability of its fitting-out contractors;
14.5.4

use reasonable endeavours not to cause any delay to or interference with the Developer's Works nor give any instruction to the contractors engaged on them and shall make good all or any damage to the Building caused by the carrying out of the Tenant's Works;

14.5.5	comply with the construction phase health and safety plan as produced and managed by the Construction Manager and as notified to the Tenant.
14.6	Co-ordination with Tenant's Works

The Developer shall during the carrying out of the Developer's Works where there is any overlap with the Tenant's Works:

14.6.1

take such reasonable precautions at all times and at its own cost as the Tenant, and the Tenant’s Professional Team, their insurers or any of them may reasonably require for the protection of the Premises and the Tenant’s Works from the effect of the Developer's Works; and

14.6.2

use reasonable endeavours not to cause any delay to or interference with the Tenant's Works nor give any instruction to the contractors engaged on them (save in the case of an emergency) and shall make good all or any damage to the Tenant's property and the Premises caused by the carrying out of the Developer's Works.

14.7	CDM Regulations

In respect of the Tenant's Works, the Tenant agrees to:

14.7.1	be the only client for the purposes of the CDM Regulations;
14.7.2	comply with its obligations as a client for the purposes of the CDM Regulations; and

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14.7.3

appoint a principal designer and a principal contractor in respect of the Tenant's Works and take all reasonable steps to ensure that each is provided with the relevant information to enable them to perform their duties under the CDM Regulations.

14.8	Health and Safety File
14.8.1

As soon as reasonably practicable after practical completion of the Tenant's Works and in any event within two months of practical completion of the Tenant's Works, the Tenant shall at its own cost supply the Landlord with a complete set of “as-built” scale drawings and the Health and Safety File for the Tenant's Works.

14.8.2

The Tenant shall use reasonable endeavours to ensure that there shall be granted to the Landlord a royalty-free and irrevocable non-exclusive licence to use and copy any information and documents or other materials comprised In the Health and Safety File for the Tenant's Works for any purpose connected with the Premises.

14.9	Fitting-Out Contribution
14.9.1

On completion of the Leases the Landlord shall pay to the Tenant the Fitting-Out Contribution, receipt of which the Tenant shall acknowledge in writing, as an inducement for the Tenant to execute and enter into the Leases.

14.9.2	The Fitting-Out Contribution shall comprise:
(A)	£25 per square metre (exclusive of VAT) of net internal area of the Premises in respect of carpet allowances; and
(B)	£75 per 10 square metres (exclusive of VAT) of net internal area of the Premises in respect of floor boxes; and
(C)	£100,000 (exclusive of VAT) in respect of an internal staircase between the 3rd, 4th and, if the Tenant so requires, the 5th floors of the Premises.
14.9.3

The Landlord and the Tenant consider that payment of the Fitting-Out Contribution is exempt from the application of the CIS under regulation 20 of the CIS Regulations but if and to the extent that payment of the Fitting-Out Contribution is not so exempt or the CIS applies to any other sum payable by the Landlord under this agreement, the Landlord and the Tenant agree to operate the CIS in accordance with the CIS Regulations. In particular the Landlord shall be entitled to make the required statutory deduction from any payment to the Tenant (including for the avoidance of doubt, any sum payable under this clause and clauses 4.2 and 18.11) in accordance with the CIS Regulations provided that the Landlord shall prior to the making of any such payment notify the Tenant in writing if the Landlord considers that the CIS will apply to the relevant payment or sum in which case the Landlord shall delay such payment (at the Tenant's request) for such time as is reasonable for the Tenant to obtain a CIS registration such that the relevant payment or sum is subject to a nil or reduced statutory deduction under the CIS Regulations.

14.10	Licence for Alterations

As soon as reasonably practicable (and in any event within two months of practical completion of the Tenant's Works) the Landlord, the Tenant and the Tenant's Guarantor shall execute and enter into the Licence for Alterations. The Landlord shall procure that its solicitors prepare the engrossments of such licence and the Tenant shall at its cost supply three complete sets of plans, specifications and other requisite information to the Landlord’s solicitors for such purpose.

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14.11	Tenant’s Professional Team
14.11.1

The Tenant as soon as practicable after the date of this agreement shall engage the Tenant’s Professional Team in relation to the Tenant’s Works on appointments and/or construction contracts providing for Warranties in favour of the Landlord. The appointments and/or construction contracts including the Warranties shall be in market standard form. The Tenant shall only be obliged to seek the Landlord’s approval (not to be unreasonably withheld or delayed) of the final form of such appointment and/or construction contracts and/or Warranties where such appointment and/or construction contracts and/or Warranties include any limitation or exclusion of the liability of the relevant member of the Tenant's Professional Team. The Tenant will provide the Landlord with a certified copy of the construction contracts and the appointments in relation to the Tenant's Works within ten days of their execution.

14.11.2

The Tenant shall procure that any member of the Tenant's Professional Team engaged by it to provide services and/or undertake works in connection with the Tenant's Works shall provide the Warranties properly executed in favour of the Landlord within ten days of their engagement.

14.11.3

If the Tenant engages any additional new or substituted member of the Tenant’s Professional Team in relation to the Tenant’s Works the terms of clause 14.11.1 shall apply to the appointments and/or construction contracts.

14.11.4

The Tenant shall not without the prior written consent of the Landlord (not to be unreasonably withheld or delayed) agree to vary any provision of any of the construction contracts and/or any of the appointments of the Tenant's Professional Team which would adversely affect the Landlord's rights in relation to the Warranty granted in relation to such construction contract and/or appointment.

15.	OCCUPATION

With effect from the Date of Permitted Entry and until the grant of the Leases:

15.1

this agreement shall not operate at law or in equity as a demise of the Premises and (whether or not it is in occupation of any part of the Premises) the Tenant shall pay the Landlord immediately after and with effect from the Date of Permitted Entry a licence fee equivalent in all respects (relating to amount and the timing, manner, method and apportionment of payment) to the several rents expressed to be payable from time to time in the Leases together with VAT thereon as if the Lease(s) relevant to a particular part of the Premises had actually been granted for a term commencing on the Date of Permitted Entry but the Tenant shall not be obliged to pay a licence fee equivalent to the Principal Rent for any period prior to the Rent Commencement Date and on the grant of the relevant Lease any licence fees paid by the Tenant in respect of any period following its grant shall be treated by the Landlord as a discharge of the relevant rents reserved by and due under such Lease in respect of the same period;

15.2	the Tenant shall be responsible for all rates and outgoings in respect of the Premises;
15.3

the parties shall perform and observe all the covenants and conditions on their respective parts to be contained in the Leases so far as the same may be applicable to a relationship of licensor and licensee;

15.4	this agreement shall not operate as a demise nor confer any proprietary right in the Premises (other than one to occupy as a licensee) on the Tenant.
16.	MEASUREMENT
16.1	Measured Area
16.1.1

As soon as reasonably possible after the Developer's Works have reached such a stage of construction as to make possible the measurement of the Premises the Landlord shall instruct the Independent Measurement Surveyor to measure the Measured Area of the Premises and the Landlord shall give at least 10 Working Days' notice to the Tenant of the date of such measurement inspection.

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16.1.2

The Landlord will procure that the Tenant and its advisors shall be entitled to accompany the Landlord and the Independent Measurement Surveyor on any inspection of the Premises carried out by the Independent Measurement Surveyor and both the Landlord and the Tenant shall be permitted to make reasonable representations (at the time or as soon as reasonably practicable after such inspection) to the Independent Measurement Surveyor (and at the same time as the representations are being made a copy shall be supplied to the other party) in connection with the measurement of the Premises but the Independent Measurement Surveyor shall not be bound by the same.

16.1.3

The Landlord shall procure the delivery to the Tenant within ten Working Days of such inspection of a report from the Independent Measurement Surveyor addressed to the Tenant confirming the Measured Area of the Premises.

16.1.4	The Independent Measurement Surveyor's determination of the Measured Area of the Premises shall be final and binding on the parties (save in the case of manifest error).
16.2	Duty of care

The Landlord shall procure that the Independent Measurement Surveyor provides the Duty of Care Letter addressed to the Tenant and the Guarantor prior to the date of completion of the Leases.

16.3	Adjustment of Principal Rent following measurement of Premises

If following measurement of each of the Premises pursuant to clause 16.1 the Measured Area shall be higher than or lower than that shown on the Measurement Plans (or such other target Measured Area as a result of a variation of the Developer's Works pursuant to clause 8 or otherwise agreed between the Landlord and the Tenant) the Principal Rent shall be increased to or decreased to (as the case may be) a sum equal to, in respect of the Third Floor Premises, the Fourth Floor Premises and (subject to clause 17 and Schedule 1) the Fifth Floor Premises or Part Fifth Floor Premises, the sum of £56.50 per square foot multiplied by the Measured Area but the Principal Rent shall not in any event exceed 103% of the amount that would be produced by multiplying £56.50 by the area in square feet shown on the Measurement Plans (or such other target Measured Area as a result of a variation of the Developer's Works pursuant to clause 8 or otherwise agreed between the Landlord and the Tenant) in respect of the applicable Premises.

16.4	Option to terminate

If the total Measured Area of the Premises calculated pursuant to clause 16.1 is less than 95% of the total target area shown on the Measurement Plans (or such other target Measured Area as agreed pursuant to a variation of the Developer's Works, a Tenant's Variation or otherwise agreed between the Landlord and the Tenant), the Tenant may serve notice upon the Landlord to terminate this Agreement within one month of the date of the provision of the measurement report pursuant to clause 16.1.3 and this Agreement shall terminate upon the expiry of such notice save for any antecedent breach by either party of the terms of this Agreement.

17	OPTIONS

The Landlord and the Tenant shall each comply with their respective obligations under Schedule 1.

18.	LEASE GRANT
18.1	Engrossment of Leases

The Landlord's solicitors shall prepare the engrossment of each Lease and counterparts of them.

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18.2	Completion of Leases

The Tenant and (in consideration of the Landlord having entered into this agreement at the Tenant's Guarantor's request) the Tenant's Guarantor shall execute and deliver the counterparts and the Landlord shall execute and grant the Leases on the tenth Working Day next after the Date of Sectional Completion of Section One.

18.3	Legal opinions

On the date of completion of the Leases the Landlord shall provide the Tenant with a signed and dated copy of the Landlord Legal Opinion and the Tenant's Guarantor shall provide the Landlord with a signed and dated copy of the Tenant's Guarantor Legal Opinion.

18.4	Engrossment of side letters

The Landlord's solicitors shall prepare the engrossments of the Reception Desk Side Letter and Terrace Side Letter and counterparts of them.

18.5	Completion of side letters

The Tenant and (in consideration of the Landlord having entered into this agreement at the Tenant's Guarantor’s request) the Tenant's Guarantor shall execute and deliver counterparts and the Landlord shall execute and deliver the Reception Desk Side Letter and the Terrace Side Letter on the tenth Working Day next after the Date of Sectional Completion of Section One.

18.6	Terms of Leases

The following provisions shall apply for the purposes of and in relation to the grant of the Leases:

18.6.1	the Contractual Term shall be computed from the Term Commencement Date;
18.6.2	the first Review Date shall be the fifth anniversary of the Term Commencement Date and subsequent review dates shall be at each fifth anniversary of that date;
18.6.3	the Principal Rent shall be due and commence to be payable on the Rent Commencement Date; and
18.6.4	the rent secondly reserved in each Lease and the Service Charge shall be due and commence to be payable on the date of grant of the relevant Lease.
18.7	Reception Desk Side Letter
18.7.1	If required by the Tenant, the Landlord will provide a receptionist for the Reception Desk on terms agreed by the Landlord and the Tenant (acting reasonably).
18.7.2

If the Landlord and the Tenant agree that the Tenant will staff the Reception Desk with its own employee(s), the Reception Desk Side Letter will be amended accordingly to give effect to such arrangement.

18.7.3

Following the decision by the Tenant of its desired location of the Reception Desk (or in default of the Landlord's choice of location) pursuant to clause 5.2 the relevant plan(s) shall be appended to the Reception Desk Side Letter.

18.8	Tenant's plant

The Landlord and the Tenant agree that the Tenant shall be entitled to a pro-rata allocation of the red and blue Roof Plant Areas along with tenant riser space within the Building, taking into account the intended location of the Tenant's services and use of the Premises. The final locations of the allocated Roof Plant Areas shall be agreed by the end of March 2018 and Schedule 1 Part 1 of the Leases shall be updated accordingly.

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18.9	Registration of Leases

Where the Leases when granted are registrable at the Land Registry pursuant to sections 4 or 28 of the Land Registration Act 2002 (as appropriate) the Tenant will:-

18.9.1	subject to receipt by the Tenant of the Leases executed by the Landlord, apply to register the Leases as soon as reasonably practicable but in any event within six weeks of grant; and
18.9.2

within 10 Working Days of completion of the registrations give notice thereof together with a copy of the official copies and title plans of the entries in all registered titles affected by such registration to the Landlord's solicitors.

18.10	Cancellation of Land Registry notice

Following completion of the Leases the Tenant shall promptly cancel or procure the cancellation of any notice or other entry registered at the Land Registry relating to this agreement and provide evidence to the Landlord of such cancellation.

18.11	Rent free contribution

On completion of the Leases the Landlord shall pay to the Tenant a sum equivalent to 12 months Principal Rent payable in respect of the Premises (exclusive of VAT (if any)), receipt of which the Tenant shall acknowledge in writing, as an inducement for the Tenant to execute and enter into the Leases.

18.12	Restrictions on title

Prior to completion of the Leases, the Landlord shall provide to the Tenant:

18.12.1	a written consent from a party who at the time of the grant of the Leases has a restriction on Land Registry title number NGL770398 for which consent is needed to register the Leases; and
18.12.2

a written certificate from the solicitor acting for the Landlord at the time of completion of the Leases certifying (where required) that the provisions of each clause from each document referred to In the restrictions registered (now or in the future) on title number NGL770398 have been complied with or that they do not apply to the grant of the Leases, such certificate(s) to be in a form complying with the terms of the relevant restriction, and the Landlord shall use all reasonable endeavours to assist the Tenant in dealing with any Land Registry requisitions relating to the Tenant's registration of the Leases arising from the Landlord's title.

19.	SECOND FLOOR OPTION
19.1	Engrossment of Call Option Deed

The Landlord's solicitors shall prepare the engrossment of the Call Option Deed and counterpart of it.

19.2	Completion of Call Option Deed

The Tenant and (in consideration of the Landlord having entered into this agreement at the Tenant's Guarantor's request) the Tenant's Guarantor shall execute and deliver the counterpart and the Landlord shall execute and deliver the Call Option Deed on the tenth Working Day next after the Date of Sectional Completion of Section One.

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20.	LOCAL LAND CHARGES ETC.
20.1	The Leases will be granted subject to:
20.1.1	all local land charges whether registered or not before or after the date of this agreement and all matters capable of registration as local land charges whether or not actually so registered;
20.1.2	all notices, orders, resolutions, restrictions, agreements, directions and proposals therefor made by any local or other competent authority before or after the date of this agreement;

20.1.3

(A)	any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002; and
(B)	such unregistered interests as may affect the Premises to the extent and so long as they are preserved by the transitional provisions of Schedule 12 of the Land Registration Act 2002; and
20.1.4

any matters contained or referred to in the entries or records made in the registers of title number NGL770398 maintained by Land Registry as at 6 October 2017 timed at 12:10:07 except the registered charge noted under entry 9 of the charges register of that title number;

20.1.5	all matters contained in or referred to in the fourth schedule to each Lease.
21.	CIL INDEMNITY

The Landlord shall be liable for any CIL Requirement and shall keep the Tenant indemnified against all liabilities, proceedings, costs, claims, demands and expenses incurred or arising out of any CIL Requirement save in respect of any CIL Requirement Which relates to development (other than the Tenant's Works) carried out by or within the control of the Tenant.

22.	TITLE

The Landlord's title to grant the Leases having been deduced the Tenant shall not raise any objection to that title and the Landlord shall not be required to reply to any requisitions on that title, other than in respect of new encumbrances revealed by the Tenant's pre-completion searches and save that the Landlord shall comply with clause 18.12.

23.	GROUND FLOOR RETAIL AND LEISURE
23.1	Restriction on letting of retail units

The Landlord agrees not to let or enter into an agreement for lease or permit any right of occupancy or permit any change of use of the Retail Units where the use is a Prohibited Use and to include within any lease or licence of a Retail Unit an express prohibition on a Prohibited Use.

23.2	Ground and basement area
23.2.1

The Landlord shall market the Cinema Unit with the intention of letting such area to a boutique cinema operator. The Landlord shall use reasonable endeavours to conclude a letting to such an operator but shall not be obliged to conclude a letting on terms which are materially off market (at the Landlord's reasonable discretion) nor shall the Landlord be obliged to let the Cinema Unit to an operator of mainstream multiplex cinemas.

23.2.2	The Landlord shall, at the Tenant’s request, facilitate an introduction between the Tenant and the eventual lessee of the Cinema Unit.

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23.2.3

The Landlord shall use all reasonable endeavours to ensure that the Cinema Unit is fitted out with proper sound-proofing and acoustic works to ensure that no actionable nuisance is caused to the Tenant's Premises by reason of noise penetration.

23.2.4	The obligations in this clause 23.2 shall only apply in relation to the first letting of the Cinema Unit.
24.	ADJACENT OFFICE SPACE

The Landlord shall keep the Tenant informed of leasing progress in respect of any adjacent or immediately contiguous office space to the Premises in the Building. In the event of a bona fide offer being made over such space by a prospective tenant, the Landlord shall afford the Tenant, in good faith, the opportunity to negotiate with the Landlord in respect of the space on market terms proposed by the Landlord.

25.	TERMINATION
25.1	Prior notice to Tenant

The Landlord and/or the Developer may in addition to any other rights and remedies it may have determine this agreement by written notice to the Tenant to that effect if:

25.1.1

there is any breach of the Tenant's obligations under this agreement and such breach (if capable of remedy) shall continue for and not be remedied to the reasonable satisfaction of the Landlord and the Developer within 20 Working Days after service of a notice on the Tenant by the Landlord in conjunction with the Developer specifying the breach; or

25.1.2	any guarantee of the Tenant’s obligations in this agreement becomes wholly or partly unenforceable for any reason; or
25.1.3

the Tenant or subject to clause 25.2 the Tenant's Guarantor is the subject of any event set out in paragraphs 5.1(c) to (f) inclusive of a Lease or is dissolved or otherwise struck off the register of companies in its place of incorporation or any other place where it is registered or located (or is the subject of any analogous procedure or step taken in any jurisdiction), and following service of such notice the Landlord shall (subject to clauses 25.2 and 25.6) if the Tenant has taken occupation of the Premises or any part of them) re-enter upon and take possession of the Premises and this agreement shall then cease and all buildings, erections, fixtures, plant, equipment and materials on or adjoining the Premises shall become the property of the Landlord (except for any Tenant's fixtures and fittings and belongings which shall remain the property of the Tenant).

25.2	Replacement guarantor

The Landlord may not re-enter and take possession of the Premises in reliance upon clause 25.1.2 or on any event referable to the Tenant's Guarantor within clause 25.1.3 if within one month after the date when the right to re-enter first arose the Tenant has procured a replacement guarantee by a person who is reasonably acceptable to the Landlord and on terms which are the same as those set out in clause 34.

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25.3	Prior notice to Landlord

The Tenant may in addition to any other rights and remedies it may have determine this agreement by notice to the Landlord to that effect if the Developer's Guarantor is the subject of any event set out in paragraphs 5.1 (c) to (f) inclusive of a Lease or is dissolved or otherwise struck off the register of companies in its place of incorporation or any other place where it is registered or located (or is the subject of any analogous procedure or step taken in any jurisdiction) and following service of such notice this agreement shall terminate.

25.4	Non-completion of Developer's Works

In addition to any other rights and remedies the Landlord or Tenant may have, if the Developer's Works have not been completed by 4 February 2021 subject to extensions for Tenant Delay as is certified in writing by the Construction Manager then the Tenant and (save where the Developer is in breach of clause 6.3 of this Agreement) the Landlord shall have the right at any time thereafter to determine this agreement on giving not less than 10 Working Days' notice to the other but neither party may determine this agreement after the Date of Sectional Completion of Section One.

25.5	Repayment of costs

If this Agreement is terminated pursuant to clause 25.4, the Landlord shall reimburse the Tenant the Tenant's reasonable and properly incurred professional and legal fees incurred in relation to the Premises.

25.6	Saving clause

The determination of this agreement shall be without prejudice to any other rights or remedies of one party against another for the breach, non-observance or non-performance of any of such other party's obligations under this agreement.

25.7	Cancellation of Land Registry notice

If this agreement is determined the Tenant shall promptly cancel or procure the cancellation of any notice or other entry registered at the Land Registry relating to this agreement and provide evidence to the Landlord of such cancellation.

26.	ALIENATION
26.1	Dealings with agreement
26.1.1

The Tenant shall not assign or otherwise deal with the benefit of this agreement in whole or in part nor prior to the grant of the Leases make any disposition of the Premises save by way of charge permitted by clause 26.1.2.

26.1.2	The Tenant may with the consent of the Landlord charge this agreement to secure building finance in respect of the Tenant’s Works.
26.1.3	The Tenant shall supply a certified copy of the charge permitted pursuant to clause 26.1.2 to the Landlord within 10 Working Days of its completion.
26.1.4

The Tenant shall not allow any party to occupy the Premises after the Date of Permitted Entry prior to the grant of the Leases save for its contractor, employees, agents or any member of the Tenant's Professional Team.

27.	INSURANCE
27.1	Insurance of Developer's Works
27.1.1

From the commencement of the Developer's Works until the Date of Sectional Completion of the final Section the Developer shall take out All Risks Insurance (subject to such exclusions or limitations of cover as are set out in the policy or required by the

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insurers from time to time) with insurers of good repute in respect of the Developer's Works in their full reinstatement value but such obligation shall cease in respect of any Section in respect of which a Certificate of Sectional Completion has been issued.

27.1.2

From the Date of Sectional Completion the Landlord shall effect and maintain property owners' liability insurance in respect of the part of the Premises comprising such Section in such amounts as the Landlord may from time to time reasonably require having regard to the nature of the Developer's Works.

27.2	Insurance of the Building

From the date of this agreement, the Landlord shall insure the Building in accordance with its insurance obligations in the Leases.

27.3	Insurance of Tenant's Works by Landlord

From the Date of Permitted Entry until completion of the Tenant’s Works the Landlord shall, if requested by the Tenant and subject to reimbursement by the Tenant of the costs of the same:

27.3.1	add the Tenant's Works to the cover provided by the policy referred to in clause 27.1.1;
27.3.2

effect and maintain property owners' liability insurance in respect of the Tenant's Works in such amounts as the Tenant may from time to time reasonably require having regard to the nature of the Tenant's Works: and

27.3.3	procure that the Tenant is included as a composite co-insured party in respect of the Tenant's Works on the policy effected under clause 27.3.1.
27.4	Waiver of subrogation rights and basic terms of insurance

The Landlord and the Developer shall in relation to the policy of insurance to be effected by pursuant to clauses 27.1 and 27.2 use all reasonable endeavours to procure that the insurers shall waive all rights of subrogation against the Tenant provided that the Tenant shall ensure that full rights of recovery are maintained at all times against the Tenant’s contractor, sub-contractors and agents.

27.5	Insurance from Date of Sectional Completion

With effect from the Date of Sectional Completion in respect of a Section the Developer's insurance obligations in relation to All Risks Insurance pursuant to clause 27.1.1 shall cease but the Landlord as landlord under the Leases shall continue to comply with its insurance covenants contained in the Leases.

27.6	Production and inspection of policies

The Landlord, the Developer and the Tenant shall on demand each produce to the other for inspection the policy or policies of insurance maintained in accordance with the requirements of this clause 27 and the receipt for the last premium due or other sufficient evidence of payment thereof.

27.7	Destruction of Developer's Works

The Developer shall notify the Tenant promptly upon the occurrence of any material damage to or destruction of the Building and / or the Developer's Works (whether or not caused by any of the risks insured against) occurring before the Date of Sectional Completion in respect of a Section and in any case of damage or destruction by an Insured Risk (subject to receipt of all necessary Requisite Permissions and compliance with this agreement) shall rebuild, repair and otherwise reinstate the Building and / or the Developer’s Works as soon as practicable (subject to agreed extensions of time in accordance with the provisions of this agreement).

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27.8	No rendering policy of insurance void

The Landlord, the Developer and the Tenant mutually agree not knowingly to permit anything to be done which may render any insurance policy effected by the other void or voidable.

27.9	Damage after Sectional Completion

The Tenant shall not be entitled to refuse to complete or to delay completion of the grant of a Lease due to any event occurring after the Date of Sectional Completion for each Section that results in:

27.9.1	any damage to the part of Premises comprising the relevant Section or any part of them; or
27.9.2	any damage to the means of access to and egress from the part of Premises comprising the relevant Section; or
27.9.3	any deterioration in the condition of the Premises comprising the relevant Section,

and the provisions of the Leases shall apply to any such event. Where the Leases have not been completed the provisions of the Leases shall also apply to any such event as if they had been completed as at the date of such event.

28.	CONFIDENTIALITY
28.1

Subject to clause 28.2 and clause 29, the terms of this agreement and all information received or obtained as a result of entering into or performing this agreement are confidential to the parties both before and after completion of the Leases and no party may make or permit or suffer the making of any announcement or publication of the information concerning any of those terms nor any comment or statement relating to them without the consent of the others, as to the form and content of any such announcement, publication, comment or statement.

28.2	Disclosure may be made by a party without the consent of the others if and to the extent:
28.2.1	necessary for the proper performance or enforcement of any obligations under this agreement (including to the relevant contractors and professional teams and as provided for in clause 28.2.6);
28.2.2	required by law (including legislation relating to the Land Registry) or by the rules of any stock exchange or regulatory body to whose regulation the party is subject;
28.2.3	required by or appropriate to its accountancy or audit procedures;
28.2.4	required to be included in its directors' report;
28.2.5	required by a court of competent jurisdiction, or HM Revenue and Customs;
28.2.6

necessary for disclosure to any employee or professional adviser of a party to this agreement or to any person providing finance to a party to this agreement (or such person's employees or professional advisers);

28.2.7	required by either party to an intending purchaser, assignee or mortgagee of that party's interest or to such person's employees or professional advisers;
28.2.8	required by either party’s valuers.
28.3

Each party shall use all reasonable endeavours to ensure that any person to whom this agreement is disclosed (except under clause 28.2.2 and 28.2.5) is bound by an equivalent obligation to that in this clause 28.

28.4	The undertakings in this clause 28 shall continue notwithstanding termination of this agreement.
28.5

The Tenant shall not be entitled to note this agreement against the Landlord's registered title other than by a unilateral notice and shall not without the consent of the Landlord send this agreement or a copy of it to the Land Registry.

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28.6

Notwithstanding the provisions of this clause 28 the parties agree to the issue of a press release in respect of the Tenant’s intended occupation of the Premises, in a form to be agreed between the Landlord and the Tenant (both parties acting reasonably).

29.	DISPUTES
29.1	Dispute resolution
29.1.1	If a dispute arises between the parties, the parties shall first consult in good faith and attempt to resolve such dispute.
29.1.2

If the parties fail to resolve the dispute through such consultation within 10 Working Days (or such longer period as the parties agree) either party may refer the matter to the Executives by giving written notice to the other, as the case may be. The Executives shall consult in good faith and attempt to resolve the dispute.

29.2	Selection and appointment of Adjudicator

Save as provided for under clause 29.7, if the Executives fail to resolve the dispute through consultation within 10 Working Days (or such longer period as the parties agree) either party may refer the matter to an independent person (the “Adjudicator”) with appropriate expertise and standing in the subject matter of the dispute and agreed between the parties and in the absence of agreement within 10 Working Days of the initial nomination of an appropriate person by the parties (as the case may be) will be appointed on the application of either party (having regard to the nature of the dispute or difference in question) by:

29.2.1	the Chairman for the time being of the Bar Council;
29.2.2	the President for the time being of the Royal Institute of British Architects;
29.2.3	the President for the time being of the Royal Institution of Chartered Surveyors;
29.2.4	the President for the time being of the Institute of Chartered Accountants; and/or
29.2.5	the President for the time being of the Institution of Civil Engineers,

or (in each such case) the duly appointed deputy of such Chairman or President or any other person authorised by him to make appointments on his behalf.

29.3	Reappointment

If the Adjudicator resigns, or is unable to act the parties shall appoint a replacement Adjudicator by agreement; If the parties have not agreed a replacement Adjudicator within five Working Days of the original Adjudicator resigning or becoming unable to act either party may request the appointment of a replacement Adjudicator with the intention that the replacement Adjudicator shall be nominated within five Working Days of such request and the parties shall accept such nomination. The dispute shall be referred to the replacement Adjudicator promptly and in any event within five Working Days of the date of agreement on his appointment or his nomination as the case may be, The replacement Adjudicator shall have power to settle any dispute that had been referred to his predecessor but had not been decided at the time when his predecessor resigned or became unable to act. The date of the replacement Adjudicator's appointment shall be the date of referral of the said dispute to him as Adjudicator.

29.4	Procedure for Adjudication
29.4.1

The Adjudicator shall settle the dispute by notifying the parties of his decision in accordance with the applicable law in relation to this agreement together with his reasons within 20 Working Days of referral of the dispute (or such longer period as the parties may agree).

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29.4.2	The party submitting the dispute to the Adjudicator shall within five Working Days of the appointment of the Adjudicator provide his written submission in respect of the dispute to the Adjudicator.
29.4.3

Any submission from another party to be considered by the Adjudicator shall be provided in writing within five Working Days from the first submission or such further period of up to five Working Days as the Adjudicator may allow.

29.4.4	If either party so requests, the Adjudicator shall call a hearing in order to resolve the dispute.
29.4.5	The parties shall comply with any decision of the Adjudicator in relation to the dispute and the Adjudicator's decision shall be final and binding unless and until revised pursuant to clause 29.7.
29.4.6

The Adjudicator shall be deemed not to be an arbitrator but shall render his decision as an expert and the provisions of the Arbitration Act 1996 and the law relating to arbitration shall not apply to the Adjudicator or his determination or the procedure by which he reached his determination.

29.4.7

The Adjudicator shall act impartially and may take the initiative in ascertaining the facts. The Adjudicator shall have the power to open up, review and revise any opinion, certificate, instruction, determination or decision of whatever nature given or made under this agreement insofar as it relates to the subject matter of the dispute.

29.4.8	Any communication between a party and the Adjudicator shall be communicated contemporaneously also to the other parties.
29.5	Legal costs and Adjudicator's fees and expenses

The Adjudicator shall be entitled to make an award of costs in respect of the reference to adjudication. If the Adjudicator does not make an award of costs in respect of such reference each party shall bear its own respective costs of any reference to adjudication and in such circumstances the costs of the Adjudicator (including the fees and expenses of any person consulted by him) shall be shared equally between the parties.

29.6	Adjudicator's exemption from liability

The Adjudicator shall not be liable for anything done or omitted in the discharge or purported discharge of his functions as Adjudicator unless the act or omission is in bad faith and any employee or agent of the Adjudicator shall be similarly protected from liability.

29.7	Disputes in relation to construction contracts

Where any dispute arises in relation to the Construction Management Agreement, a Trade Contract or a Professional Team Appointment, such dispute shall be resolved in accordance with the dispute resolution mechanism contained within the relevant Construction Management Agreement, Trade Contract or Professional Team Appointment.

29.8	Litigation

If either party wishes to challenge the Adjudicator’s decision then either party may, within 20 Working Days after receiving notice of the Adjudicator's decision, notify the other of its intention to issue proceedings in court in respect of the dispute.

30.	CAPITAL ALLOWANCES
30.1	All and any capital allowances in respect of the Fitting-Out Contribution referred to in clause 14.9 and the Developer's Works shall be for the benefit of the Landlord.

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30.2

The Tenant shall at the cost of the Landlord, as soon as reasonably practicable after the completion of the Tenant's Works, prepare a schedule identifying (in so far as is reasonably practicable) expenditure Incurred by the Tenant on every item of plant and machinery comprising those works in respect of which a claim for capital allowances could be made (the "Plant and Machinery Schedule") and supply a copy to the Landlord.

30.3	The Tenant shall apply the Fitting-Out Contribution as a contribution to expenditure upon items listed in the Plant and Machinery Schedule in the following order of priority:
30.3.1

as a contribution towards expenditure incurred by the Tenant in respect of the Tenant's Works, being expenditure on the provision of plant, machinery or any other assets which may qualify for capital allowances under the Capital Allowances Act 2001 ("CAA 2001") other than “special rate expenditure” as defined in section 104A of the CAA 2001;

30.3.2

to the extent that the Fitting-Out Contribution exceeds the sum referred to in clause 30.3.1, as a contribution towards expenditure incurred by the Tenant in respect of the Tenant's Works being expenditure on the provision of plant or machinery or any other assets which may qualify for capital allowances under the CAA 2001 where such expenditure constitutes special rate expenditure as defined in section 104A of the CAA 2001;

30.3.3

to the extent that the Fitting-Out Contribution exceeds the sums referred to in clauses 30.3.1 and 30.3.2 as a contribution towards expenditure incurred by the Tenant in respect of the remainder of the Tenant's Works; and

30.3.4

to the extent that the Fitting-Out Contribution exceeds the sums referred to in clauses 30.3.1 to 30.3.3 (inclusive), as a contribution towards expenditure incurred by the Tenant in respect of the remainder of the Tenant's Works.

30.4

The Tenant’s claim to capital allowances on each item listed in the Plant and Machinery Schedule shall be limited to the excess (if any) of the actual expenditure incurred by the Tenant in providing that element over the amount of the Fitting-Out Contribution towards that expenditure for which the Landlord is entitled to claim capital allowances in accordance with this clause 30, and the Landlord shall use reasonable endeavours at the request and cost of the Tenant to assist the Tenant in obtaining the benefit of any such allowances and at the request and cost of the Tenant the Landlord will execute any election which may be required to enable the Tenant to claim and receive the benefit of such capital allowances.

31	VALUE ADDED TAX
31.1	All sums payable under this agreement:
31.1.1	by the Tenant to the Landlord (or any beneficial owner of the Premises or any VAT group of which wither is a member) or the Developer, or
31.1.2	by the Landlord (or any beneficial owner of the Premises or any VAT group of which either is a member) or the Developer to the Tenant,

shall be deemed to be exclusive of VAT.

31.2

Where pursuant to the terms of this agreement the Landlord (or any beneficial owner of the Premises or any VAT group of which either is a member) or the Developer makes a supply to the Tenant or vice versa (including for the avoidance of doubt each supply in respect of which an instalment is paid under clause 10.11.1) and VAT is chargeable in respect of such supply the party receiving such supply shall pay to the party making the supply subject to delivery of a valid VAT invoice in respect thereof a sum equal to the amount of VAT so chargeable and shall make such payment:

31.2.1	on the date of such supply; or
31.2.2	if later, on the date on which a valid VAT invoice in respect of the relevant amount addressed to the receiving party is issued to that party.

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31.3

Where the party receiving the supply fails to pay any such amount in full on the relevant date specified in clause 31.2 that receiving party shall also pay to the party making the supply interest on such amount at the Prescribed Rate from the date on which the supplier was liable to account to HM Revenue & Customs for the VAT in respect of such supply until the date payment is made by the recipient of the supply to the person making the supply but where the due date for payment by either party of any amount in respect of VAT is determined by reference to the issue of a VAT invoice as mentioned in clause 31.2, that party shall not be liable to make any payment under this clause 31.3 provided that any amount in respect of VAT payable by it is paid within 20 Working Days after the issue of such invoice.

31.4

Where a party is required by the terms of this agreement to reimburse or indemnify any other party for any cost, expense or other liability (including for the avoidance of doubt the requirement under clause 10.11.1), the payer shall reimburse or indemnify the payee for the full amount of such cost, expense or liability, including such part thereof as represents VAT, save to the extent that the other party is entitled to credit or repayment in respect of such VAT from HM Revenue & Customs.

31.5

The Tenant warrants and separately undertakes to the Landlord that, to the extent the Tenant (or any person connected with the Tenant within the meaning given by paragraph 34 Schedule 10 Value Added Tax Act 1994) occupies the whole or any part of the Premises, the Tenant (or that person or persons) will do so wholly, or substantially wholly, for eligible purposes within the meaning of paragraph 15 Schedule 10 Value Added Tax Act 1994.

32.	NOTICES
32.1	Any notice under this agreement:
32.1.1	must be in writing, addressed to the relevant party at a correct address; and
32.1.2	save as provided in clause 32.5 may be served by;
(A)	post or personal delivery (but not by facsimile, e-mail other electronic means of transmission, any document exchange or by any other means);
(B)	an agent of the serving party, but not on an agent of the party to be served.
32.2	Save as provided In clause 32.5 an addressee’s correct address is any of:
32.2.1	the registered office of a corporate addressee;
32.2.2

the Tenant's Guarantor's address as stated in the relevant guarantee document or (to the exclusion of that address) any other address in the United Kingdom subsequently notified to the Landlord, if the addressee is a Tenant’s Guarantor; and

32.2.3	an address for service within the United Kingdom as last notified by a foreign party to the serving party, if the addressee is a foreign party.
32.3	For the purpose of calculating any notice period associated with the service of a notice, the period begins on the date the notice is given to the party to be served.
32.4	Save as provided in clause 32.5 a notice is given:
32.4.1	by post, on the date of the second (or, if earlier receipt is proved, the first) day after the date when the notice is posted; and
32.4.2	by personal delivery, on the date when the notice is delivered, to a correct address of the party to be served.
32.5

Notices served pursuant to clauses 8.11.3 and 12.5.1 may be given by email to the email address notified from time to time by any party to any other party, and unless the actual time of receipt is proved, a notice served by email is treated as having been received before 4pm on the first Working Day after the date of its despatch (unless an automated response is received that the intended recipient is out of the office in which case it shall be deemed to have been received before 4pm on the day the intended recipient is shown by such response as returning to the office).

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32.6	In this agreement any reference to giving notice is synonymous with notifying and vice versa; and "give", "send", "serve" and "deliver" are synonymous.
32.7	A foreign party agrees to maintain and keep each other party notified of a correct address for the purposes of clause 32.2.3 at all times.
32.8	If the Tenant or the Tenant's Guarantor comprises more than one person it shall be sufficient service on the Tenant or the Tenant’s Guarantor if notice is served on one of them.
32.9

The Landlord need not serve on the Tenant's Guarantor a notice which is duly served on the Tenant and the Tenant's Guarantor shall not be relieved of any obligation or liability under this agreement because it has not received any such notice.

33.	NON-MERGER

This agreement shall continue in full force and effect notwithstanding the grant of the Leases to the extent that any provisions are still to be observed and performed.

34.	GUARANTEE OF TENANTS OBLIGATIONS

In consideration of the Landlord and the Developer having entered into this agreement at the Tenant's Guarantor’s request the Tenant's Guarantor as primary obligor guarantees and agrees with the Landlord and the Developer that:

34.1	the Tenant will perform its obligations in this agreement; and
34.2	it will make good to and indemnify the Landlord and the Developer against all losses, damages, costs and expenses caused by any default by the Tenant; and
34.3	its obligations under this clause 34 are not affected by:
34.3.1	any indulgence, compromise or neglect by the Landlord or the Developer in enforcing the Tenant's obligations in this agreement;
34.3.2	any legal limitation, immunity, incapacity, insolvency or the winding up of the Tenant or by the fact that the Tenant otherwise ceases to exist;
34.3.3	any other act or omission which, but for this provision, would have released the guarantor from liability,

or any combination of such matters and the Tenant's Guarantor's obligations are not to be released by, but shall be construed so as to require compliance with, the terms of every variation or waiver of any of the Tenant's obligations in this agreement;

34.4	it will execute the counterpart Leases as Tenant's Guarantor for the Tenant in accordance with this agreement: and
34.5

if at any time before the completion of the Leases the Tenant is the subject of any event specified in clause 5.1(c) to (f) inclusive of the Leases then the Landlord may at any time before completion of the Leases invoke the provisions of clause 34.6 by notice served on the Tenant unless it has previously served notice pursuant to clause 25 in respect of that or any other event; and

34.6

immediately on service of a notice pursuant to clause 34.5 but without prejudice to any pre-existing right of action of any party in respect of any breach by any other party of its obligations under this agreement the rights of the Tenant under this agreement shall cease and determine and this agreement shall have effect from the date of the notice as if the obligation to accept the Leases and the other obligations of the Tenant contained in this agreement were the primary obligations of the Tenant's Guarantor and the Tenant's Guarantor will when requisite execute and deliver counterparts of the Leases in lieu of the Tenant on the terms of this agreement and will take up the Leases on their grant; and

34.7	it abandons and waives any right it may have at any time under the existing or future laws of Jersey (by virtue of the droit de discussion or division) to require that:

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34.7.1

the Landlord or the Developer, before enforcing this agreement or any right, interest or obligation under this agreement, takes any action, exercises any recourse or seeks a declaration of bankruptcy against the Tenant or any other person, makes any claim in a bankruptcy, liquidation, administration or insolvency of the Tenant or any other person or enforces or seeks to enforce any other right, claim, remedy or recourse against the Tenant or any other person;

34.7.2

the Landlord or the Developer, in order to preserve any of its rights against the Guarantor joins the Guarantor as a party to any proceedings against the Tenant or any other person or the Tenant or any other person as a party to any proceedings against the Guarantor or takes any other procedural steps or observes any other formalities; or

34.7.3	the Landlord or the Developer divides or apportions the liability of the Guarantor under this agreement with any other person or such liability is reduced in any manner.
35.	GUARANTEE OF DEVELOPER'S OBLIGATIONS

In consideration of the Tenant and the Tenant's Guarantor having entered into this agreement at the Developer's Guarantor’s request the Developer’s Guarantor as primary obligor guarantees and agrees with the Tenant and the Tenant's Guarantor that:

35.1	the Developer will perform its obligations in this agreement; and
35.2	it will make good to and indemnify the Tenant and the Tenant's Guarantor against all losses, damages, costs and expenses caused by any default by the Developer; and
35.3	its obligations under this clause 35 are not affected by:
35.3.1	any indulgence, compromise or neglect by the Tenant or the Tenant's Guarantor in enforcing the Developer's obligations in this agreement;
35.3.2	any legal limitation, immunity, incapacity, insolvency or the winding up of the Developer or by the fact that the Developer otherwise ceases to exist;
35.3.3	any other act or omission which, but for this provision, would have released the guarantor from liability,

or any combination of such matters and the Developer's Guarantor's obligations are not to be released by, but shall be construed so as to require compliance with, the terms of every variation or waiver of any of the Developer's in this agreement.

36.	INDEMNITIES

The Landlord and the Developer shall, in relation to the indemnities given by the Tenant in clauses 9.5.3, 34.2 and 35.2 of this agreement:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim against the Landlord or the Developer from a third party;
(b)	consider and pay due account to written representations made by the Tenant relating to any such claim;
(c)	not settle or compromise any such claim unless the Landlord or the Developer is required to do so by its insurers;
(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to them as a result of such claim.

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37	INTEREST

If any sums payable by any party to any other party under this agreement are not paid on the due date the payor shall in addition pay on demand to the payee interest on such sums at 3% above the Prescribed Rate from the date on which such sum fell due for payment to the date of actual payment (as well after as before any judgment obtained).

38.	LAW AND JURISDICTION
38.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall subject to clause 28.6 be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

38.2

Each party irrevocably agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 32.2.

39.	EXCLUSION OF THIRD PARTY RIGHTS

The parties confirm that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

40.	ENTIRE AGREEMENT, REPRESENTATIONS AND DECLARATIONS
40.1	This agreement constitutes the entire agreement between the parties to the exclusion of every other antecedent statement and agreement.
40.2

The Tenant and the Tenant's Guarantor severally acknowledge that they have not entered into this agreement in reliance upon any statement or other agreement (other than those which have been given by the Landlord's and/or the Developer's solicitors in a written reply to enquiries made by, or provided to, the Tenant's Solicitors before the exchange of this agreement).

40.3	The Tenant acknowledges that it has formed its own view as to the suitability of the Premises for the Tenant’s purposes.
40.4

The Landlord shall not be liable for, and the Tenant hereby waives, all rights (if any) in respect of any claims for loss of profits, loss of business or indirect losses or consequential damages of any kind arising from any breach by the Landlord of any of its obligations contained in this agreement

40.5

The Developer shall not be liable for, and the Tenant hereby waives, all rights (if any) in respect of any claims for loss of profits, loss of business or indirect losses or consequential damages of any kind arising from any breach by the Developer of any of its obligations contained in this agreement.

40.6

The Landlord shall not be liable to the Tenant, the Tenant’s Guarantor or any other person in respect of any loss of rights or interests granted to the Tenant by this agreement or the Leases due to failure on the part of the Tenant (or of HM Land Registry) properly to perfect or protect such rights and interests by registration.

40.7	The Tenant acknowledges that it has made all searches, enquiries and inspections which a prudent tenant would make and takes subject to any matters which are or would be revealed.
41.	SEVERANCE

If any provision of this agreement is held to be invalid or unenforceable, it shall be deemed to be deleted (so far as invalid or unenforceable) and the remaining provisions of this agreement shall continue in force.

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

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SCHEDULE 1

TENANT OPTION

1.	DEFINITIONS

In this Schedule, the following definitions shall have the following meanings:

"Contraction Option Period" means the period commencing on this date of this agreement and ending on the earlier of:

(a)	30 June 2018:
(b)	the date of service by the Tenant of a Fifth Floor Waiver Notice; and
(c)	the date of termination of this agreement in accordance with its terms;

“Fifth Floor Contraction Notice” means a notice served in accordance with and pursuant to paragraph 3.2.1(A);

"Fifth Floor Waiver Notice" means a notice served in accordance with and pursuant to paragraph 3.4.1;

"Non-Waived Part Fifth Floor Premises" means, on service by the Tenant of its first Part Fifth Floor Waiver Notice, the Part Fifth Floor Premises which are not the Waived Part Fifth Floor Premises;

"Other Part Fifth Floor Premises" means, on service by the Tenant of its first Part Fifth Floor Contraction Notice, the Part Fifth Floor Premises which are not the Rejected Part Fifth Floor Premises;

“Part Fifth Floor Contraction Notice" means a notice served in accordance with and pursuant to paragraph 3.2.1(B);

"Part Fifth Floor Lease” means a lease of the relevant Part Fifth Floor Premises in the Agreed Form of the Fifth Floor Lease at Annexure F with the following amendments:

(a)

the number of bicycle spaces referred to at paragraph 7 of Part I of the Second Schedule shall be reduced to an allocation calculated on a pro-rated basis of spaces available at the time of lease grant;

(b)	the number of lockers referred to at paragraph 7 of Part I of the Second Schedule shall be reduced to an allocation calculated on a pro-rated basis of spaces available at the time of lease grant;
(c)	the maximum number of occupiers of the Part Fifth Floor Premises for the purpose of clause 3.70(c) of the Part Fifth Floor Lease shall be two; and
(d)	such other amendments as are reasonably necessary to demise the Part Fifth Floor Premises as distinct from the Fifth Floor Premises;

"Part Fifth Floor Premises" means either part A or part B of the Fifth Floor Premises as elected pursuant to paragraph 3.2.1(B) as each such part is shown for identification purposes only edged red on the relevant Floor Plans and which is capable of separate occupation in accordance with good estate management practice and the performance of services within the Fifth Floor Premises, excluding all circulation areas, plant and equipment which are common to the Fifth Floor Premises as a whole;

44

"Part Fifth Floor Waiver Notice" means a notice served in accordance with and pursuant to paragraph 3.4.2;

"Rejected Part Fifth Floor Premises” means the Part Fifth Floor Premises which the Tenant does not require, as specified in the relevant Part Fifth Floor Contraction Notice;

"Waived Part Fifth Floor Premises" means the Part Fifth Floor Premises which the Tenant requires as specified in the relevant Part Fifth Floor Waiver Notice.

2.	RECITALS
2.1	As at the date of this agreement the Tenant intends to take the Third Floor Lease, the Fourth Floor Lease and the Fifth Floor Lease.
2.2

The Landlord has agreed that, during the time period set out in this Schedule 1, the Tenant will have the option to either contract its space requirements by either a whole or a half floor (by contracting in respect of the whole Fifth Floor Premises or a Part Fifth Floor Premises pursuant to paragraph 3).

3.	FIFTH FLOOR CONTRACTION OPTIONS
3.1	Applicability
3.1.1

Subject to paragraph 3.4, this paragraph 3 applies during the Contraction Option Period and ceases to have effect on (and the Tenant may not exercise its option to contract under this paragraph 3 after) the expiry of the Contraction Option Period.

3.2	Exercise of options
3.2.1	If the Tenant does not require:
(A)

the Fifth Floor Premises, it must give to the Landlord notice of such intention (the "Fifth Floor Contraction Notice") on or before the expiry of the Contraction Option Period and, following the date of service of the Fifth Floor Contraction Notice, paragraph 3.3.1 shall apply; or

(B)

a Part Fifth Floor Premises, it must give to the Landlord notice of such intention (a "Part Fifth Floor Contraction Notice"), specifying the Rejected Part Fifth Floor Premises, on or before the expiry of the Contraction Option Period and, following the date of service of a Part Fifth Floor Contraction Notice, paragraph 3.3.2 shall apply in relation to the Rejected Part Fifth Floor Premises, but shall not (for the avoidance of doubt) apply in relation to the Other Part Fifth Floor Premises.

3.2.2

The Tenant's right to serve a Part Fifth Floor Contraction Notice ceases upon service of a Fifth Floor Contraction Notice and the Tenant's right to serve a Fifth Floor Contraction Notice or a further Part Fifth Floor Contraction Notice ceases upon service of a Part Fifth Floor Contraction Notice, such that the intention is that the Tenant may only make one election as to its occupation of the fifth floor specifying whether it wishes to retain all or part of the fifth floor and may make no further election thereafter.

3.3	Deeming provisions
3.3.1

From and including the date of service of a Fifth Floor Contraction Notice on the Landlord pursuant to paragraph 3.2.1 (A), the definition of "Premises” shall be deemed to exclude the Fifth Floor Premises and Part Fifth Floor Premises and the definition of "Leases" shall be deemed to exclude the Fifth Floor Lease and Part Fifth Floor Lease and the provisions of this agreement shall have effect accordingly.

45

3.3.2

From and including the date of service of a Part Fifth Floor Contraction Notice on the Landlord pursuant to paragraph 3.2.1(B), the definition of "Premises" shall be deemed to exclude the Rejected Part Fifth Floor Premises and Fifth Floor Premises and the definition of "Leases" shall be deemed to exclude the Part Fifth Floor Lease so far as it relates to the Rejected Part Fifth Floor Premises only and the Fifth Floor Lease and the provisions of this agreement shall have effect accordingly.

3.4	Waiver of options
3.4.1

In the event that the Tenant wishes to give up its option to contract pursuant to paragraph 3.2.1 on or before the expiry of the Contraction Option Period, it shall give to the Landlord notice of such intention (the "Fifth Floor Waiver Notice"), specifying that the Tenant requires the Fifth Floor Premises and wishes to give up its option to contract pursuant to paragraph 3.2.1(A), In which case, following the date of service of the Fifth Floor Waiver Notice, this paragraph 3 shall cease to apply.

3.4.2

In the event that the Tenant wishes to give up an option to contract pursuant to paragraph 3.2.1(B) on or before the expiry of the Contraction Option Period, it shall give to the Landlord notice of such intention (a "Part Fifth Floor Waiver Notice”), specifying the Waived Part Fifth Floor Premises and that it wishes to give up its option to contract pursuant to paragraph 3.2.1(B) in relation to the Waived Part Fifth Floor Premises, in which case, following the date of service of the Part Fifth Floor Wavier Notice, this paragraph 3 shall cease to apply in relation to the Waived Part Fifth Floor Premises, but shall continue to apply in relation to the Non-Waived Part Fifth Floor Premises.

46

Signed as a deed on behalf of BLCT (PHC 15A))
LIMITED, a company incorporated in Jersey,			)
by	[Illegible]	, being a	)
person who, in accordance with the laws of that			)
territory, is acting under the authority of the company

Signature(s):	[Illegible]

Authorised Signatory		[Illegible]

EXECUTED as a DEED by BLUEBUTTON	[Illegible]
DEVELOPER COMPANY (2012) LIMITED	(Signature of director)
acting by two directors /a director and
its company secretary	[Illegible]
(Signature of director / secretary)

EXECUTED as a DEED by BLUEBUTTON	[Illegible]
PROPERTIES UK LIMITED acting by two	(Signature of director)
directors /a director and its
company secretary	[Illegible]
(Signature of director / secretary)

EXECUTED as a DEED by MIMECAST	/s/ P. Bauer
SERVICES LIMITED acting by two	(Signature of director)
directors /a director and its
company secretary	/s/ Peter Campbell
(Signature of director / secretary)

Signed as a deed on behalf of MIMECAST	)
LIMITED, a company incorporated in Jersey,	)
by P. Bauer , being a person who, in accordance with the laws of that ))
territory, is acting under the authority of the company	)

Signature(s):	/s/ P. Bauer

Authorised Signatory

Annexures D, E, F, K, L, and S included

Annexures A — C; G — J; M — R; and T — X intentionally omitted

ANNEXURE D: THIRD FLOOR LEASE IN AGREED FORM

This is Annexure D to the agreement for lease dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited	[Illegible]

Bluebutton Developer Company (2012) Limited	[Illegible]

Bluebutton Properties UK Limited	[Illegible]

Mimecast Services Limited	/s/ Peter Bauer

Mimecast Limited	/s/ Peter Bauer

AGREED FORM

................................201*

B.L.C.T. (PHC 15A) LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

1 FINSBURY AVENUE, LONDON EC2

LEASE OF 3rd FLOOR

Herbert Smith Freehills LLP

1	INTERPRETATION	2
2	DEMISE HABENDUM AND REDDENDUM	10
3	TENANT’S COVENANTS	11
	Rent	11
	Outgoings	11
	Water gas and electricity charges and equipment	12
	Repair	12
	Decoration and maintenance	13
	Yield up	13
	Landlord’s rights of entry	13
	Compliance with notices to remedy	13
	Improvements and alterations	14
	Notices of a competent authority	16
	To comply with enactments	17
	To comply with town planning legislation etc	17
	User permitted	17
	User prohibited	18
	Alienation absolutely prohibited	19
	Assignment permitted	19
	Underletting permitted	20
	Registration	23
	Not to display advertisements	23
	Insurance	23
	Notice of damage	23
	Landlord’s costs	24
	VAT	24
	Regulations affecting the Premises	25
	Obstructions and encroachments	25
	Covenants and provisions affecting the Landlord’s title	25
	Operation of plant and equipment	26
	Obligations relating to entry and services	26
	Registration	26
	Energy performance certificates	26
	Bicycle Spaces	27
4	LANDLORD’S COVENANTS	27
	Quiet enjoyment	27
	Insurance	27
	Landlord’s obligations in relation to insurance	28
	Reinstatement	28
	Obligations relating to Services for the Tenant	29
	Building Defects	30
	Head Lease rents	30
	Retail Units	30
5	PROVISOS	30
	Re-entry	30
	Suspension of rent	32
	Damage before Rent Commencement Date	32
	Determination if damage or destruction	33
	Roof Terrace	34

	Warranty as to use	34
	Service of notices	34
	Apportionment	35
	Exclusions of Landlord’s liability	35
	Removal of property	36
	VAT	36
	Sharing of information	36
6	SURETY	37
7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	37
8	DETERMINATION	37
9	RIGHT TO RENEW	38
10	GOVERNING LAW AND JURISDICTION	39
FIRST SCHEDULE - The Premises		40
SECOND SCHEDULE		41
	Part I Rights granted	41
	Part II Rights excepted and reserved	44
THIRD SCHEDULE - Review of Principal Rent		46
FOURTH SCHEDULE - Matters to which the demise is subject		49
FIFTH SCHEDULE - The Service Charge		50
SIXTH SCHEDULE		55
	Part I Building Services	55
	Part II Estate Services	56
	Part III Incidental costs and expenses to be included in the Service Cost	58
SEVENTH SCHEDULE - Surety’s Covenant		62
EIGHTH SCHEDULE		64

Appendices:

Appendix A: Plans

Appendix B: Base Building Definition

Appendix C: Occupier Fit-Out Guide

Appendix D: Specification

Appendix E: Reception Side Letter

Appendix F: Western Terrace Side Letter

LAND REGISTRY PARTICULARS

LR1.	Date of Lease
LR2.	Title number(s):
LR2.1	Landlord’s title number(s)	NGL770398
LR2.2	Other title numbers
LR3.	Parties to this Lease	Landlord

B.L.C.T. (PHC 15A) LIMITED (company registration number 76075 (Jersey)) whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD c/o York House, 45 Seymour Street, London W1H 7LX (the “Landlord”).

Tenant
MIMECAST SERVICES LIMITED (company registration number 04901524) whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the “Tenant”).
Other parties

MIMECAST LIMITED (company registration number 119119 (Jersey)) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the “Surety”).

LR4.	Property

In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The property defined as “Premises” in Part 1 of the Particulars to this Lease.

LR5.	Prescribed statements etc:
LR5.1

Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003

None.
LR5.2	This lease is made under, or by reference to, provisions of:	Not applicable.
LR6.	Term for which the Property is leased	The term as specified in Part 1 of the Particulars to this Lease.
LR7.	Premium	None.
LR8.	Prohibitions or restrictions on disposing of this Lease	This lease contains a provision that prohibits or restricts dispositions.
LR9.	Rights of acquisition etc:

LR9.1	Tenant’s contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	The right set out in clause 9 of this Lease.
LR9.2	Tenant’s covenant to (or offer to) surrender this Lease	None.
LR9.3	Landlord’s contractual rights to acquire this Lease	None.
LR10.	Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	The covenants set out in clauses 4.13 and 4.14 of this Lease.
LR11.	Easements:
LR11.1	Easements granted by this Lease for the benefit of the Property	The easements set out in Part I of the Second Schedule to this Lease.
LR11.2	Easements granted or reserved by this Lease over the Property for the benefit of other property	The easements set out in Part II of the Second Schedule to this Lease.
LR12.	Estate rent charge burdening the Property	None.
LR13.	Application for standard form of restriction	None.
LR14.	Declaration of trust where there is more than one person comprising the Tenant	None.

PARTICULARS

PART 1

“Premises”	The third floor of the Building being the premises described in the First Schedule together with all alterations, additions and improvements thereto other than Tenant’s or trade fixtures and fittings
“Term Commencement Date”	means [the date determined by the Agreement for Lease]
“Contractual Term”	Fifteen years from and including the Term Commencement Date
“Principal Rent”	£[to be determined in accordance with the Agreement for Lease] per annum (subject to review in accordance with the provisions of the Third Schedule)
“Rent Commencement Date”	[the date determined pursuant to the terms of the Agreement for Lease]
“Review Dates”	20[ ] and every fifth anniversary of that date during the Contractual Term and any date stipulated under paragraph 8 of the Third Schedule
“Permitted Use”

High class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3)

PART 2

Term Expiry Date	[insert date of expiry of 15 years from TCD]
Landlord’s option to break	None
Tenant’s option to break	[insert date of 10th anniversary of TCD]
Landlord and Tenant Act 1954	Not excluded
Interest on late payments	2% above base rate
Interest on shortfall of rent review	0% above base rate

UNDERLEASE (referred to throughout as “this Lease”)

DATED                                                                                         201[    ]

BETWEEN

1

(1)	B.L.C.T. (PHC 15A) LIMITED (the “Landlord”)

(2)	MIMECAST SERVICES LIMITED (the “Tenant”)

(3)	MIMECAST LIMITED (the “Surety”)

WITNESSETH as follows:

1	INTERPRETATION

In this Lease:

1.1	The following expressions shall have the following meanings:

	Act	means any Act of Parliament now or hereafter to be passed and includes any instrument, order or regulation or other subordinate legislation deriving validity from any Act of Parliament

	Agreement for Lease	means the agreement for lease dated [ ] made between (1) Bluebutton Developer Company (2012) Limited (2) the Landlord (3) Bluebutton Properties UK Limited (4) the Tenant and (5) the Surety

	approved and authorised	mean approved or authorised in writing by the Landlord

Associated Entity

means independent contractors employed by the Tenant in connection with the services the contractors are providing to the Tenant in relation to the Premises and other bodies, professional advisers and entities and which facilitate the operation of the Tenant’s business at the Premises

	Base Building Definition	means the base building definition applying to the Building attached at Appendix B

	Building	means the land and buildings known as 1 Finsbury Avenue, London EC2 shown edged red on Plan 1 and includes (without limitation) the Foundations and Services

Building Services

means the services and amenities to be provided by the Landlord for the benefit of the Building (or some part or parts thereof) (but being for the benefit of the tenants of the Building as a whole) as are set out in Part I of the Sixth Schedule and such other services and amenities as are consistent with the management of a high class office building which the Landlord may from time to time reasonably require should be provided or carried out for the benefit of the tenants of the Building as a whole

CIL

means community infrastructure levy under the Planning Acts and any charge, levy, tax or imposition substituted for it and including related interest, penalties, surcharges, liabilities and costs of compliance

2

Common Facilities

means each and every part or parts of the Building (other than Landlord’s Services Equipment) which are from time to time provided by the Landlord (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Building, their employees, agents, servants, licensees and customers and all others authorised by the Landlord including (but without limiting the generality of the foregoing) entrance lobbies, lift lobbies, goods lifts, loading bays, lifts, escalators, staircases, corridors, passageways, accessways, communal plant rooms and lavatories, showers and locker rooms and water closet accommodation

company	means a body corporate wheresoever incorporated

consent of the Landlord	means a consent in writing signed by the Landlord

Design Standards

means the level of services (including electricity supply) which the Landlord’s Services Equipment are designed to supply to the Premises (brief details of which are set out in the Specification) and as the same may be increased from time to time with, if the increase is to increase a cost to the Tenant, the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

Electricity Cost

means the actual cost of the provision of electricity to the Premises for consumption by the Tenant in accordance with the Landlord’s covenant contained at clause 4.6 being the measured proportion as reasonably determined by the Landlord of the actual or total cost of the provision of electricity to the areas of the Building let or intended to be let from time to time which proportion shall be based upon readings taken in such manner and at such times as the Landlord shall from time to time determine (acting reasonably) of the check meters relating to the Premises and other parts of the Building from time to time installed and where estimated shall be subject to annual reconciliation

Energy Costs

means any taxes, levies, charges (except for sums payable to utilities suppliers) or assessments (whether parliamentary, parochial, local or of any other description) properly and reasonably paid by the Landlord or by a Group Company of the Landlord and/or any credits, allowances or permits properly and reasonably purchased by the Landlord or by a Group Company of the Landlord in each case relating to the consumption of energy or emission of greenhouse gases by or from or supply of energy to the properties of the Landlord and/or any Group Company of the Landlord from time to time and including but without limitation all proper and reasonable costs and payments properly and reasonably incurred pursuant to or in connection with the Scheme

3

Energy Levy

means a fair and reasonable proportion of the Energy Costs that are directly incurred under the Scheme in respect of any Scheme Year wholly in connection with or in relation to the supply of energy to the Building or any part of the Building and such proportion of the Energy Costs shall be made on the following assumptions:

(a)        the Landlord is a participant in the Scheme; and

(b)        the Landlord is supplied with energy only at the Building and makes no carbon emissions other than those made from the Building and consumes no energy other than within the Building

(and such proportion shall be based upon a comparison of the supply of energy to the Building with the total energy supplied to all the buildings included in the Energy Costs provided that it is agreed by the Landlord that the Energy Levy shall not include any costs incurred in the administration and coordination of compliance with the Scheme by the Landlord or any Group Company of the Landlord within the Scheme nor any fees or expenses of legal advisers, surveyors or other professional advisers engaged by the Landlord or any Group Company of the Landlord in connection with the Scheme)

Energy Levy Rent

means a fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Premises which proportion shall be based:

(a)        (in the case of energy supplies the use or consumption of which at the Premises is not separately metered) a fair and reasonable proportion of the energy supplied to the Building; and

(b)        (in the case of energy supplies the use or consumption of which at the Premises is separately metered) on the energy supplied to the Premises as evidenced by the meters or other measuring devices serving the Premises

Energy Performance Certificate	means an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012

Estate	means the Broadgate Estate from time to time, as shown at the date of this Lease edged red on Plan 2

Estate Common Parts

means each and every open part or parts of the Estate (other than any building or structure) which are from time to time provided by the Landlord or its Group Companies (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Estate, their employees, agents, servants, licensees and customers and all others authorised by the Landlord or its Group Companies

4

Estate Services

means the services and amenities to be provided by the Landlord for the benefit of the Estate (or some part or parts thereof as are set out in Part II of the Sixth Schedule) and such other services and amenities as are consistent with the management of a high class estate which the Landlord may in its discretion from time to time reasonably decide should be provided or carried out for the benefit of the tenants and occupiers of the Estate or some part or parts thereof (and which in all cases benefit the tenants and occupiers of the Estate as a whole)

Fire Safety Order	means the Regulatory Reform (Fire Safety) Order 2005

Foundations and Services

means:

(a)        the foundations, piles, footings, columns, beams and other load bearing structures (including transfer structures as necessary) steelwork, bracings, access and inspection pits, escalator pits, lift pits and other structures and fire proofing; and

(b)        the drains, sewers, pipes, wires, ducts, cables and other conduits; and

(c)        the meter rooms; and

(d)        the steps

serving the Building as exist from time to time

Group Company

a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions “holding company” and “subsidiary” have the meanings given in Section 1159 and Schedule 6 of the Companies Act 2006

Head Lease	means the lease dated 17 February 1999 and made between (1) B.L.C.T (17810) Limited and (2) Broadgate (PHC 15a) Limited

Historic Contamination

means the presence under the Building and/or the Estate of any natural or artificial substances or materials (whether solid, liquid, gas or otherwise and whether alone or in combination with any substance or material) capable of causing harm to human health and/or the environment, including, for the avoidance of doubt, radiation, heat, vibration, waste, carbon dioxide and/or any other greenhouse gases which were caused or were present prior to the date of this Lease

5

Insured Risks

means loss or damage, whether total or partial, caused by the following risks to the extent that insurance cover is available for the same in the London insurance market at reasonable cost namely fire, storm, earthquake, tempest, flood, lightning, explosion, aircraft and other aerial devices or articles dropped therefrom, riot or civil commotion, malicious damage, impact, bursting and overflowing of pipes or water tanks, acts of terrorism, subsidence, groundslip and heave, breakdown and sudden and unforeseen damage to engineering plant and equipment and such other risks (in respect of which cover is available as aforesaid) as the Landlord (acting as a prudent Landlord) shall from time to time reasonably and properly determine having regard to the interests of the tenants of the Building

Landlord	includes where the context so admits the estate owner for the time being of the reversion immediately expectant on the Termination of the Tenancy

Landlord’s Services Equipment

means all the plant, machinery and equipment (with associated Service Conduits and Appliances) within or serving the Building from time to time comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

(a)        the whole of the sprinkler system within the Building (including sprinkler heads);

(b)        the whole of the fire detection and fire alarm systems;

(c)        the whole of the permanent firefighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building);

(d)        the whole of the chilled water system;

(e)        the whole of the perimeter heating system and underfloor heating system at the base of any atria (if any);

(f)        the whole of the building management system installed by the Landlord;

(g)        the central electrical supply system from the mains supply to the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord;

(h)        the air handling system limited at each level which is let or intended to be let by the Landlord to the air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units in each case up to the point where such ducts enter the office accommodation

Landlord’s Surveyor	means the surveyor for the time being of the Landlord being a MRICS or FRICS member (or equivalent from time to time) of the Royal Institution of Chartered Surveyors

Level	means the floors of the building so identified on the Plans

6

Normal Business Hours

means 7 am to 7 pm Monday to Fridays (including Bank Holidays) or such longer hours as the Landlord may in its reasonable discretion determine from time to time and notify in writing with reasonable advance notice to the Tenant

notice	means notice in writing

Managed Spectrum	means any licensed or unlicensed radio spectrum which can be utilised for the purposes of providing Wireless Data Services or analogous services

Net Internal Area	means the net internal area of the Premises calculated in accordance with the RICS Code of Measuring Practice, 6th edition (2007)

Occupier Fit Out Guide

means the tenant guide headed “1 Finsbury Avenue – Office Occupier’s Fit-out Guide – Broadgate Estates Limited” attached at Appendix C together with such reasonable amendments or updates as may be made from time to time by the Landlord

Option	means an option to tax the Building by the Landlord pursuant to Schedule 10 VATA

Outside Normal Business Hours Charge

means (where such Services are provided for the benefit of the Tenant alone) the whole of the cost of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including (without prejudice to the generality of the foregoing) costs and expenses in the nature of those set out in Part lll of the Sixth Schedule) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair and reasonable proportion thereof as determined by the Landlord (acting reasonably)

Particulars	means the particulars set out at the beginning of this Lease and so titled

Plan	means the plans annexed hereto and numbered accordingly

Planning Acts	means the Act or Acts for the time being in force relating to town and country planning

Prescribed Rate

means either the base rate of National Westminster Bank PLC or if no such base rate can be ascertained then the rate at the relevant time which such Bank shall utilise for equivalent purposes or if such alternative rate cannot be ascertained then such other rate as the Landlord shall reasonably select as being equivalent thereto

President	means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy

Principal Rent	means the rent first reserved in clause 2

7

Prohibited Uses

means any of the following uses:

(a)        turf accountant or betting office;

(b)        staff or employment agency;

(c)        amusement arcade;

(d)        sex shop;

(e)        sauna or massage parlour (professional physiotherapy or sports massage therapy uses will be permitted);

(f)        pet shop;

(g)        launderette or dry cleaners (save where premises to be let are let for the purpose of collection for dry cleaning off the premises);

(h)        any Government Agency or Department at which the general public are permitted to call without appointment;

(i)        night club; or

(j)        traditional high street charity shop

Reinstatement Certificate	means the certificate properly issued by or on behalf of the Landlord certifying that the works to be undertaken by the Landlord in accordance with clause 4.4 have been practically completed

Renewal Lease	means the lease of the Premises to be granted pursuant and on the terms set out in clause 9

Rents	means all the rents reserved in clause 2

Retail Units	means those lettable parts of the ground and basement floors of the Building

Roof Terrace	means the roof terrace at Level 8 on the eastern side of the Building shown coloured pink and marked “East Terrace” on Plan 3

Scheme

means the mandatory UK cap and trade scheme known as the Carbon Reduction Commitment Energy Efficiency Scheme or the CRC Energy Efficiency Scheme as implemented under the Climate Change Act 2008 and the CRC Energy Efficiency Scheme Order 2010 the CRC Energy Efficiency Scheme Order 2013 (and any modification, amendment, re-enactment or replacement from time to time) and any other similar scheme amending or replacing it (and any other trading scheme relating to greenhouse gas emissions introduced pursuant to Section 44 of the Climate Change Act 2008)

Scheme Year	means 1 April to 31 March in each year or such other annual period designated under the Scheme

Service Conduits and Appliances

means gas, water, drainage, electricity, telephone, telex, signal and telecommunications, heating, cooling, ventilation and other pipes, drains, sewers, mains, cables, wires, supply lines and ducts and other channels through which the same pass and all ancillary appliances apparatus and services

Services	means the Building Services and the Estate Services

8

Specification	means the specification relating to the Premises and office common parts annexed hereto at Appendix D

Spectrum Management Policy

means any policy issued by the Landlord from time to time for effectively managing the utilisation of the Managed Spectrum in relation to the Building provided that any such policy is not materially adverse to the operation of the Tenant’s business from the Premises

Stadium Seating	has the meaning given to it in clause 3.68

Standby Generators	means the standby generators and associated switch gear cabling and controls in the Building for the use of the Premises in case of emergency

Tenant	includes where the context admits the successors in title and permitted assigns of the Tenant

Termination of the Tenancy	means the determination of this Lease whether by effluxion of time, re-entry, notice, surrender (whether by operation of law or otherwise) or by any other means whatsoever

underlease	includes an agreement for underlease other than one which is conditional on obtaining the Landlord’s consent

Uninsured Risk

means a risk which would be an Insured Risk but for the fact that insurance is not available (or is available but only at rates which are not commercially acceptable and which the Landlord is not prepared to accept) in the London insurance market at the date of destruction or damage save to the extent that such Insured Risk is not fully insured or is subject to limitation, excess or exclusion due to any breach, non-observance or non-performance of any of the Tenant’s covenants contained in this Lease

VAT	means value added tax as defined in VATA and any future tax of a like nature

VATA	means the Value Added Tax Act 1994 as amended from time to time or any re-enactment thereof

VAT Group	means two or more bodies corporate registered as a group for the purposes of Section 43 of VATA

VAT Regulations	means the Value Added Tax Regulations 1995 (SI 1995/2518) as amended from time to time or any re-enactment thereof)

Western Roof Terrace	means the roof terrace at Level 8 on the western side of the Building shown coloured green and marked “West Terrace (Dedicated)” on Plan 4

Wireless Data Services

means the provision of wireless data, voice or video connectivity or wireless services either permitting or offering access to the internet or any wireless network mobile network or which involves a wireless or mobile device.

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1.2	Where the context requires:
(a)	words importing the singular include the plural and vice versa;
(b)	words importing the masculine include the feminine and neuter;
(c)	where a party consists of more than one person, covenants and obligations of that party shall take effect as joint and several covenants and obligations.
1.3

Except where the context otherwise requires references to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order, instrument, regulation or bye-law made or issued thereunder.

1.4	The clause headings shall not in any way affect the construction of this Lease.
1.5	References to a clause or Schedule shall mean a clause or Schedule of this Lease.
1.6

The powers, rights, matters and discretions reserved to or exercisable by the Landlord hereunder shall also be reserved to or exercisable by their (or any superior landlord’s) properly authorised servants, managers, agents, appointees or workmen (the identity of which have been notified to the Tenant in advance where exercise of such rights or reservations requires access to the Premises) but in all cases subject to the same obligations as the Landlord under this Lease.

1.7

Wherever in this Lease the consent or approval of the Landlord is required the relevant provision shall be construed as also requiring the consent or approval of any superior landlord where the same shall be required pursuant to the Head Lease which the Landlord shall use all reasonable endeavours to obtain as expeditiously as possible and the Tenant shall bear the cost of obtaining such consents together with all surveyors’ professional or other fees and disbursements in connection therewith unless such consent is unreasonably withheld or delayed in circumstances where it is unlawful to do so.

1.8	Any covenant on the part of either party not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing.
1.9

If any provision of this Lease or its application to any person or circumstance or for any period is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Lease and the application of that provision to other persons or circumstances or for other periods shall remain in full force and effect and shall not in any way be impaired. If any provision of this Lease is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

2	DEMISE HABENDUM AND REDDENDUM

The Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the Second Schedule but EXCEPTING AND RESERVING to the Landlord and all others authorised by the Landlord the rights set out in Part II of the Second Schedule TO HOLD the same for the Contractual Term (determinable as herein provided) SUBJECT to (and so far as applicable with the benefit of) the exceptions and reservations, rights, covenants, conditions, agreements or other matters contained or referred to in the Head Lease and the deeds and documents referred to in the Fourth Schedule so far as the same relate to or affect the Premises reserving as rent:

FIRST:

(a)	in respect of the period from the Term Commencement Date to and including the day before the Rent Commencement Date a rent of one peppercorn on demand;
(b)

in respect of the period from and including the Rent Commencement Date until and including [insert day before first Review Date] 20[ ] the yearly rent of [to be calculated pursuant to the Agreement for Lease] Pounds (£[ ]);

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(c)	thereafter the yearly rent determined in accordance with the provisions of the Third Schedule,

such rent to be paid by four equal quarterly payments in advance on the usual quarter days the first payment to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and expiring on but including the day immediately preceding the next following quarter day; and

SECONDLY a yearly rent equal to a fair and reasonable proportion to be determined by the Landlord (acting reasonably) of the sum or sums paid by the Landlord in performance of the Landlord’s covenant for insurance in clause 4.2 (and including the costs properly incurred by the Landlord in connection with the revaluations of the Building for insurance purposes not more than once in every three years and annual desk top updatings of such valuations) such yearly rent to be paid within 21 days of written demand; and

THIRDLY a yearly rent equal to whichever shall be the greater of the Service Charge or the Interim Sum (each as defined in the Fifth Schedule such yearly rent to be paid at the times and in the manner provided in the Fifth Schedule and the first instalment of the Interim Sum shall become due on the date hereof and shall relate to the period commencing on [date of issue of Certificate of Sectional Completion of Section One] and ending on and including [insert date that is day before quarter day after date of this Lease]; and

FOURTHLY by way of additional rent to be paid within 21 days of receipt of written demand an amount equal to interest calculated on a daily basis at an annual rate equivalent to two percentage points above the Prescribed Rate on any instalment (or part thereof) of the Rents or any other sum of money of whatsoever nature due from the Tenant to the Landlord under the provisions of this Lease not received by the Landlord on the due date for payment and all such interest to be in addition and without prejudice to the right of re-entry or to any other remedy herein contained or by-law vested in the Landlord; and

FIFTHLY by way of additional rent any VAT payable pursuant to clauses 3.87 to 3.91.

3	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

Rent

3.1	To pay the Rents at the times and in manner aforesaid without any deduction or set-off (whether legal or equitable) save as may be required by-law.

Outgoings

3.2

To pay or reimburse the Landlord for (or in the absence of direct assessment on the Premises to pay to the Landlord or reimburse the Landlord against a fair and reasonable proportion to be determined by the Landlord’s Surveyor acting properly and reasonably of) all existing and future rates, duties, taxes, assessments, impositions, charges and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non–recurring nature or of a wholly novel character) which are now or at any time during the Term charged, levied, assessed, imposed upon, payable in respect of or attributable to the Premises or in respect of any part thereof or upon or by any owner, landlord, tenant or occupier of them or any Group Company of an owner, landlord, tenant or occupier thereof other than:

(a)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; or
(b)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder (save for VAT); or

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(c)	any future property ownership tax payable or assessment in respect of any reversionary interest in the Premises (except to the extent specifically herein provided to be paid by the Tenant); or
(d)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3.3

Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without notifying the Landlord of the Tenant’s intention to do so and giving the Landlord a reasonable opportunity to make reasonable representations and having regard to such reasonable representations in relation to such valuation.

3.4

Upon making any proposal to alter the rating list so far as the list relates to the Premises or lodging an appeal in respect thereof to supply to the Landlord promptly copies of all relevant correspondence and documentation.

3.5

Without prejudice to clause 3.3 within 14 days of receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list that will or may affect the Premises.

Water, gas and electricity charges and equipment/Outside Normal Business Hours Charges/Electricity Cost

3.6

To the extent that the same are not included in the Service Charge (as defined in the Fifth Schedule), the Outside Normal Business Hours Charges or the Electricity Cost to pay to the suppliers thereof all charges for water and electricity (including meter rents) consumed in the Premises (or in the absence of direct assessment on the Premises to pay the Landlord a fair and reasonable proportion thereof to be determined by the Landlord’s Surveyor acting reasonably).

3.7	To comply with the requirements and regulations of the respective supply authorities with regard to the water and electrical installations and equipment in the Premises.
3.8	To pay the Outside Normal Business Hours Charges monthly in arrears within 21 days of receipt of written demand.
3.9

To pay the Electricity Cost either annually or by no more than four instalments on the usual quarter days) subject to receipt of a written demand in respect of the Electricity Cost at least 14 days prior to the relevant payment day.

Repair

3.10

At all times to keep the Premises in good and substantial repair and condition and maintained cleansed and amended in every respect (fair wear and tear excepted) and as often as may be necessary to reinstate, renew (for the purposes of repair) or replace (for the purposes of repair) the Premises and each and every part thereof (damage by any of the Insured Risks and the Uninsured Risk excepted save in the case of an Insured Risk to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or any sub-tenant or their respective servants, agents, licensees or invitees).

3.11

In the event that the Building and/or the Premises shall be destroyed or damaged and this Lease shall not have been determined under clause 5.4 the Tenant shall, if so reasonably required by the Landlord, join with the Landlord (at the Landlord’s cost) in making application for planning or other permission necessary for rebuilding or reinstating the Premises including (without limitation) entering into any agreement necessary to obtain the same (but without taking on any liability on any such planning or other permission save for a consent to the creation of the planning agreement) and in pursuing any claim against the insurers of the Building and/or the Premises provided that the Landlord reimburses the Tenant in respect of any liabilities or costs reasonably and properly incurred in relation to any such claim.

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Decoration and maintenance

3.12

As often as may be reasonably necessary to clean the internal surfaces of the windows and other glazing in or forming part of the Premises including the internal surfaces of any glazing between the Premises and any atria.

Yield up

3.13

Subject to clause 3.15, at the Termination of the Tenancy quietly to yield up unto the Landlord in a clean and tidy and broom swept condition (the Tenant having no other dilapidations liability save to the extent that the condition of the Premises are in a worse condition than the condition they are required to in pursuant to clause 3.10 above, having removed the Tenant’s furniture and effects and, if any alterations have been made which shall have resulted in the Net Internal Area of the Premises being reduced below that specified in the Specification by the Tenant or any person deriving title under the Tenant whether before or after the date hereof, to remove or reinstate such alterations only to the extent necessary so that the Net Internal Area is no less than the Net Internal Area existing at the date of grant of this Lease and in such respect of such removal to restore those parts of the Premises so affected to such state and condition described in the section of the Specification entitled “Category A Specification” (or in the case of such other parts of the Building to their former state and condition) the Tenant making good any damage caused to the Premises or such other parts of the Building to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant supply authorities.

3.14

Upon removal of any tenant’s fixtures or fittings (if required by the Tenant at its discretion) then in respect of such fixtures and fittings as are connected to or take supplies from any of the Service Conduits and Appliances to remove and seal off such Service Conduits and Appliances as the Landlord shall reasonably require, such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Service Conduits and Appliances.

3.15

If the Termination of the Tenancy occurs other than by way of effluxion of time (e.g. by virtue of the exercise of rights of re-entry by the Landlord, a surrender of this Lease or as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8) then the Tenant shall be obliged to yield up the Premises in good and substantial repair and condition, clean and decorated in a good and workmanlike manner and in a colour scheme and with materials reasonably approved by the Landlord, such decoration having been carried out no longer than a year prior to such termination.

3.16

If the Termination of the Tenancy occurs as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8, whilst clause 3.13 will apply at the date of determination the Landlord shall be entitled to recover from the Tenant dilapidations subsequent to the determination of the Lease pursuant to exercise of clause 8 on the basis that the Tenant had a repairing obligation at the termination of the Lease in the Lease in the terms of clause 3.15 above.

Landlord’s rights of entry

3.17

To permit the Landlord, its agents and all persons authorised by the Landlord at all reasonable times on not less than 24 hours’ prior notice (except in the case of emergency) to enter and remain upon the Premises for the purposes of the exercise of all or any of the rights set out in paragraph 2 of Part II of the Second Schedule subject to the conditions set out in such paragraph.

Compliance with notices to remedy

3.18

To commence as soon as reasonably practicable in the circumstances and thereafter diligently to proceed with any works to the Premises which are necessary to comply with any notice properly given by the Landlord requiring the Tenant to remedy any breach of the Tenant’s covenants relating to the state and condition of the Premises found upon any such inspection but the Landlord agrees that it will not be entitled to serve any such notice during the last five years of the Contractual Term.

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3.19

If the Tenant shall not within a reasonable period have commenced and be diligently proceeding to comply with any such notice to permit the Landlord and any authorised person to enter the Premises on not less than 24 hours’ prior written notice to remedy any such breach and at times so far as possible reasonably convenient to the Tenant.

3.20

To pay to the Landlord within 21 days of receipt of written demand the reasonable and proper costs and expenses properly and reasonably incurred by the Landlord under the provisions of clause 3.17 which sums shall be recoverable as rent in arrears.

Improvements and alterations

3.21

Subject to the provisions of clauses 3.22 to 3.35 the Tenant shall not erect or permit or suffer to be erected any other building, structure, pipe, wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration therein or addition thereto nor to commit or permit or suffer any destruction in or upon the Premises nor to cut, injure or remove or suffer to be cut, injured or removed any of the roof, walls (whether outside or inside), floor, joists, timbers, wires, pipes, drains, appurtenances or fixtures thereof.

3.22

Not to make any structural alterations or additions to the Premises save that the Tenant may make minor structural alterations which when taken alone or in the aggregate would not adversely affect the structural stability of the Building or affect the external appearance of the Building or materially adversely affect the Landlord’s Services Equipment with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and carried out in accordance with drawings and (if appropriate) specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.23

Not to make any alterations, additions or adjustments to the Premises or the Landlord’s Services Equipment within the Premises or any other plant, machinery or equipment within the Premises that would whether alone or in aggregate:

(a)	have a materially adverse effect on the operation or efficiency of the Landlord’s Services Equipment whether within the Premises or in any other part of the Building;
(b)	result in any increase in the level of services to be provided to the Premises by the Landlord’s Services Equipment in excess of the Design Standards; or
(c)

adversely affect the Energy Performance Certificate of the Premises or the Building (were such Energy Performance Certificate to be re-assessed following completion of the proposed alterations, additions or adjustments).

3.24

Not to make any other alterations, additions or adjustments to the Landlord’s Services Equipment within the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld or delayed) or otherwise than in accordance in all respects with drawings and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.25

Not to make any alterations or additions to the electrical wiring and installations within the Premises that would result in a loading on such wiring or installations beyond that which they are designed to bear but for the avoidance of doubt save as mentioned in this clause 3.25 the Tenant will not require the consent of the Landlord to the carrying out of any such works.

3.26

Not to make any other alterations or additions to the electrical wiring and installations within the Premises to the extent that the same are comprised within the Landlord’s Services Equipment or Service Conduits and Appliances otherwise than in accordance with conditions laid down by the Institution of Electrical Engineers and/or other regulations of the relevant statutory undertaker.

3.27

Not to install or maintain within the Premises any equipment or systems providing Wireless Data Services in such a manner as shall have a material adverse effect on other tenants’ equipment or systems within the Building or the Landlord’s Services Equipment it being agreed that the installation of any equipment or systems providing Wireless Data Services which are not likely to have any such a material adverse effect shall not require the consent of the Landlord.

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3.28

To take all reasonably necessary steps to alter (and if alteration is not possible to remove) any such equipment or systems providing Wireless Data Services as soon as reasonably possible following notice from the Landlord requiring the Tenant to do so if such equipment or systems can be shown by the Landlord to have a material adverse effect on other tenants’ equipment or systems within the Building or the Landlord’s Services Equipment.

3.29

Non-structural alterations including the erection and alteration of any partitions, light switches, floor boxes, lights, air conditioning grilles and associated cabling, ductwork and fixings within the Premises are permitted without the consent of the Landlord provided that they are made:

(a)

in such a manner as not to affect in an adverse manner (save temporarily until they have been rebalanced) the operation or efficiency of the Landlord’s Services Equipment or to impact on the Building’s health and safety systems and provided further that the Tenant shall remove any such works that can be reasonably shown by the Landlord to affect in an adverse manner the operation or efficiency of the Landlord’s Services Equipment or to impact on the Building’s health and safety systems as soon as reasonably possible upon notice from the Landlord requiring it to do so (the Landlord acknowledging that in respect of the Tenant’s Works being carried out pursuant to the Agreement for Lease it shall have no right to require that the Tenant’s Works are removed or altered pursuant to clauses 3.29 to 3.30); and

(b)

in such a manner (provided the Landlord has to the Tenant given full details (where details have not already been provided prior to the date of this Lease) of the relevant trade contract and/or relevant appointment of the member of the professional team) as not to affect adversely the Landlord’s ability to pursue a trade contractor or member of the professional team in respect of a breach of contract appointment or warranty in connection with the carrying out of the works to construct the Building; and

(c)	in accordance with the Occupier Fit Out Guide.
3.30

Not to cause any dedicated access points to any Service Conduits or Appliances which now are under or in or pass through the Premises to be or become materially more difficult to access than is the same now.

3.31

Not to puncture or pierce the internal finishes of the curtain wall surrounding the Premises or any mullions or other parts of the exterior of the Premises and not to affix anything to any of the same save that the Tenant may attach internal partitioning to mullions and make minor bore holes in the structure of the Building without the consent of the Landlord in order to fix and accommodate the other alterations permitted without consent by clauses 3.21 to 3.28,

PROVIDED ALWAYS that:

(a)	any consent of the Landlord required under the provisions of clauses 3.21 to 3.31 may only be given by way of deed;
(b)

any such deed shall contain covenants by the Tenant with the Landlord in regard to the execution of the works to the Premises and other conditions and restrictions in such form as the Landlord may reasonably require;

(c)

where the works affect the Landlord’s Services Equipment, the Service Conduits and Appliances or the structural stability of the Building the Landlord shall be entitled to require to approve the identity of the contractors, builders or other professionals or persons appointed in respect of the works for which consent is given (which approval will not be unreasonably withheld or delayed) and may if reasonable depending on the nature of the works require the Tenant to procure appropriate collateral warranties or third party rights in the Landlord’s favour from the Tenant’s relevant contractors and professionals in a form reasonably required by the Landlord; and

(d)	the Tenant shall pay the reasonable and proper legal and surveyors’ costs and expenses reasonably and properly incurred by the Landlord in relation to the granting of any such consent.

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3.32

To provide the Landlord with plans and (if appropriate) specifications within 30 days of the practical completion of any relevant works showing any alterations for which consent is not required under the preceding provisions of clauses 3.21 to 3.29.

3.33

In the event that the Tenant shall carry out works to the Premises in breach of the provisions of clauses 3.18 to 3.29 the Landlord may give to the Tenant notice of any such breach and if the Tenant shall not have remedied such breach within 21 days of the giving of any such notice (or earlier in case of emergency) the Landlord will be entitled having given not less than five days’ notice (or earlier in case of emergency) to enter the Premises and remove such works or any part thereof and reinstate the Premises provided always that the proper costs thereby incurred including interest calculated at four per cent above the Prescribed Rate shall be paid by the Tenant within seven days of demand and shall be recoverable by the Landlord as rent in arrears.

Connectivity and Spectrum Management

3.34

Subject to obtaining the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any equipment or systems which permit any visitor to, or customer of, the Tenant access to Wireless Data Services within the Premises.

3.35

Subject to obtaining the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any mobile or wireless telephony system, network base station, wireless access point, gateway or any analogous wireless or mobile transmitter providing Wireless Data Services in the Managed Spectrum.

3.36

The Landlord and Tenant hereby acknowledge that, taking account of their respective, rights, duties and obligations in this Lease and the Landlord’s overriding obligation to ensure that the tenants of individual demises within the Building have the quiet enjoyment of their respective demises, the provisions of clauses 3.34 and 3.35 together with the application of the Spectrum Management Policy represent a fair and reasonable arrangement, in relation to the Premises and are:

(a)

reasonably necessary in order to ensure the efficient and effective use of the radio spectrum in accordance with regulatory objectives and best practice relating to the management of such radio spectrum in the United Kingdom; and

(b)

reasonably necessary in order to ensure compliance with applicable statutory and nonstatutory health and safety rules, regulations and best practice in relation to exposure to electromagnetic radio waves promulgated by the International Committee on Non-lonizing Radiation Protection and the National Radiological Protection Board, the European Council and The Health & Safety Executive.

3.37

The Landlord and Tenant hereby acknowledge that during the Contractual Term there are likely to be technological innovations and legislative changes which will require the parties to co-operate and agree variations to the provisions of clauses 3.34 to 3.37 inclusive in order to achieve the intent and effect of such provisions and the Landlord and Tenant hereby agree to co-operate fully in order to agree promptly and implement promptly any such variations but with the intention of allowing the Tenant to retain Wireless Data Services which are consistent with its business objectives and policies at the relevant time.

Notices of a competent authority

3.38

Within 14 days (or sooner if requisite) of the receipt by the Tenant of any notice, order, requisition, direction or plan given, made or issued to or by a competent authority relating to the Premises or the Building or involving any liability or alleged liability on the part of the Landlord or any superior landlord to supply a copy thereof to the Landlord and at the request and cost of the Landlord to make or join in making such objections or representations against the same or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection as represented is against the bona fide business interests of the Tenant.

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To comply with enactments

3.39

At all times to observe and comply with the provisions and requirements of any and every Act so far as they relate to the Premises or the user thereof and without derogating from the generality of the foregoing to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed, provided or maintained upon or in respect of the Premises in respect of any such user thereof and to reimburse the Landlord at all times against all proper fees, costs, charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid.

3.40

Not knowingly at any time to do or omit to be done in on or about the Building and/or the Premises any act or thing by reason of which the Landlord may under any Act incur or have imposed upon it or become liable to pay any penalty, damage, compensation, fees, costs, charges or expenses.

3.41	To notify the Landlord in writing as soon as reasonably practicable after the Tenant becomes aware of any physical defect in the Building and/or the Premises.
3.42

Upon the Tenant becoming aware of the happening of any occurrence or receipt of any notice order direction or other thing from a competent authority affecting the Building and/or the Premises whether the same shall be served directly upon the Tenant or the original or a copy thereof be received from any underlessee or other person whatsoever to as soon as reasonably practicable deliver a copy thereof to the Landlord and at the cost of the Landlord to make or join in making such objection or representations against or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection or representation is against the bona fide business interests of the Tenant.

3.43

At the Landlord’s request and cost provide the Landlord with a copy of any fire risk assessment carried out by or on behalf of the Tenant and details of all measures taken by or on behalf of the Tenant to comply with the Fire Safety Order (including the names of all competent persons appointed by the Tenant pursuant to Article 18) and any other information properly requested by the Landlord to assist the Landlord in complying with its own obligations under the Fire Safety Order in relation to the Premises.

To comply with town planning legislation etc

3.44

To comply with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose.

3.45	Not to make any application for planning permission in respect of the Premises without the previous written consent of the Landlord, which shall not be unreasonably withheld or delayed.
3.46

Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance to the Premises by the Tenant, any Group Company of the Tenant, any subtenant or their respective agents, servants, licensees or invitees of any operations which may constitute development or the institution of any such operations or the institution or continuance of any use which may constitute development.

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3.47

Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out any development in or to the Premises (whether by alteration or addition or change of use thereto) before all necessary notices under the Planning Acts in respect thereof have been served and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as satisfactory to it (such acknowledgement of satisfaction by the Landlord not to be unreasonably withheld or delayed) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Landlord’s Surveyor be or be likely to be materially prejudicial to its interest in the Building or any adjoining property whether during the subsistence of this Lease or following the determination or expiration thereof.

3.48	Unless the Landlord shall otherwise direct, to carry out and complete before the Termination of the Tenancy:
(a)

any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Tenant for any development begun before such expiration or sooner determination; and

(b)	any works begun by the Tenant, any Group Company of the Tenant or any subtenant or their respective agents, servants, licensees or invitees upon the Premises.

PROVIDED ALWAYS that the Tenant shall have the option of removing such works and reinstating the Premises to such condition as they were in before the relevant works were commenced.

3.49

If and when called upon so to do to produce to the Landlord or the Landlord’s Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects.

User permitted

3.50

To use and occupy the Premises only as high class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3) but for the avoidance of doubt the Landlord agrees that the following ancillary uses are permitted in connection with the use of the Premises by the Tenant for so long as they remain ancillary in nature only:

(a)	kitchen and dining facilities; and
(b)	auditorium for meetings.

User prohibited

3.51

Not to store or bring upon the Premises any materials or Iiquid of a specially combustible, inflammable, dangerous or offensive nature (other than those properly required in connection with the use of the Premises and then only in appropriate containers).

3.52

Not to do on the Premises or any part thereof or on the Roof Terrace any act or thing whatsoever which may be either (i) a legal nuisance to the Landlord or any other tenant or occupier of the Building or the owners or occupiers of any adjoining or neighbouring property or (ii) a breach of the Planning Acts.

3.53	Not to use the Premises or any part thereof for any illegal purpose.
3.54

Not to bring into or upon the Premises or do anything which puts on the Premises or any part thereof any load or weight in excess of that which the Premises or any part thereof are designed or constructed to bear nor knowingly to cause any undue vibration to the Premises or any part thereof by machinery or otherwise.

3.55

Not to obstruct or permit to be obstructed whether by loading or unloading goods or any other means any part of the Building or to do anything which is a source of danger to persons using the same and to load and unload goods only in accordance with the rights granted to the Tenant in Part I of the Second Schedule.

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3.56

Not to hold any sales by auction, exhibitions, public meetings or public entertainments (other than for the benefit of the Tenant’s or a Group Company’s members of staff) at the Premises nor to permit any vocal or instrumental music to be performed therein which can be heard from outside the Premises provided that this sub-clause shall not prevent the Tenant or any permitted undertenant or occupier of the Premises from holding meetings of clients and their shareholders or members within the Premises.

3.57	Not to permit any person to reside in the Premises.
3.58	Not to obstruct, hinder or otherwise interfere with the proper exercise by the Landlord and authorised persons of the rights reserved in Part II of the Second Schedule hereto.
3.59	To use reasonable endeavours not to cause the drains to be obstructed by oil, grease or other deleterious matter.
3.60	Not to load or use the lifts in the Building in any manner that will or may cause strain or damage to the lifts in the Building beyond their design capabilities.
3.61	Not to permit any person to smoke anywhere on the Premises.

Alienation absolutely prohibited

3.62	Not to charge or assign part only of the Premises.
3.63	Not to part with possession or share occupation of or declare any trust in respect of the Premises or any part thereof other than by way of:
(a)	an assignment permitted under clause 3.65; or
(b)	an underlease permitted under clauses 3.69 to 3.73,

PROVIDED THAT occupation of the Premises or any part or parts thereof by a Group Company of the Tenant and/or an Associated Entity shall not be in breach of this covenant provided further that:

(c)	no legal estate or other right of tenancy shall be created;
(d)

the Tenant shall as soon as reasonably practicable upon being requested in writing to do so by the Landlord give the identity of such Group Company or Associated Entity, the relationship of the Group Company or Associated Entity to the Tenant and the area occupied; and

(e)

the Tenant shall procure (and hereby covenants to this effect) that any such Group Company and/or Associated Entity shall vacate the Premises forthwith upon whichever is the earlier of the date of expiration or sooner determination of this Lease and the date on which such company or entity ceases to be a Group Company of the Tenant or Associated Entity (as the case may be).

3.64

Not by assignment, underletting or otherwise to permit the occupation of the Premises or any part thereof by or the vesting of any interest or estate therein in any person, firm, company or other body or entity which:

(a)	has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease; or
(b)	is a provider of serviced offices or co-working workspace,

PROVIDED ALWAYS that nothing in this clause 3.64 and shall prevent the Tenant from underletting to a sub-tenant where the Tenant agrees to provide managed services of any nature to such sub-lessee.

Assignment permitted

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3.65

Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed). The Landlord and Tenant agree for the purposes of section 19(1A) Landlord and Tenant Act 1927 that the Landlord may impose all or any of the following conditions as a condition of its consent:

(a)	save in the case of an assignment to a Group Company the Tenant has first given written notice to the Landlord pursuant to the provisions of clause 3.75;
(b)

the proposed assignee is reasonably acceptable to the Landlord assessed on the basis of the cumulative total of the rents that such proposed assignee will be contracting to pay within the Building (in respect of this and any other leases) against usual prudent institutional standards applied in the market place at the date of application for consent;

(c)

if the Landlord so reasonably requires, on or before completion of the assignment the Tenant enters into a deed of guarantee in the form attached in the Eighth Schedule (with such amendments as the parties may reasonably agree) with the Landlord in relation to the proposed assignment (and any guarantor of the Tenant if the Landlord reasonably considers that the guarantee of the Tenant is not sufficient) guarantees in such form as the Landlord reasonably requires the Tenant’s obligations under such authorised guarantee agreement;

(d)

the consent pursuant to clause 3.65 shall be by deed containing covenants by the intended assignee directly with the Landlord to pay the rents hereby reserved and to perform and observe the Tenant’s covenants herein contained including this covenant from the date of the assignment until the first subsequent assignment which is not an excluded assignment (as the expression is defined in the Landlord and Tenant (Covenants) Act 1995);

(e)

if the Landlord so reasonably requires on or before completion of the assignment the assignee shall provide a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally) with the Landlord in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law).

3.66

The conditions set out in clause 3.65 shall not operate to limit the Landlord’s right to impose any other reasonable conditions on the grant of such consent or to refuse consent on any other ground or grounds where such refusal would be reasonable.

3.67

Where an assignment would result in a proposed assignee taking a Level or Levels that are connected to other premises demised to the Tenant by an internal staircase and that assignee does not also simultaneously take an assignment of the relevant lease(s) relating to all such Levels, the Tenant shall remove such staircase(s) and reinstate the Premises so affected by such removal to reflect the condition set out in the section of the Specification marked “Category A Specification” and make good any physical damage caused by such reinstatement prior to the completion of the assignment PROVIDED ALWAYS that such reinstatement obligation will not apply if the assignee is a Group Company of the Tenant and the Tenant shall ensure that any transfer to a Group Company contains a provision stating that such Group Company shall comply with the reinstatement provisions of this clause 3.67 immediately upon such assignee and the Tenant ceasing to be Group Companies.

3.68

Where there is to be an assignment of either the Premises or the fourth floor premises demised by a lease of even date and made between the Landlord (1) the Tenant (2) and the Surety (3) and such assignment is to be to an entity which is not a Group Company of the Tenant, prior to completion of such assignment the Tenant will remove the stadium seating (“Stadium Seating”) installed within the atrium pursuant to a Licence for Alterations of even date made between the Landlord (1) the Tenant (2) and the Surety (3) and make good any damage caused to the relevant premises or the Building to the reasonable satisfaction of the Landlord.

Underletting permitted

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3.69

Not to underlet the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) which may only be given by way of deed provided that:

(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease.

3.70	Not to underlet part only of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that:
(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease; and

(c)

at no time shall the number of occupiers of any floor of the Premises exceed four, any occupation by the Tenant being taking into account for this purpose (and any occupation by a Group Company of the Tenant ranking as occupation by the Tenant for this purpose); and

(d)

the Tenant shall have regard (inter alia) to the position of the cores in the Building and means of escape from the underlet premises and ensure such demise is capable of separate and independent occupation.

3.71	To incorporate or procure the incorporation in every permitted mediate or immediate underlease of the Premises or any part thereof:
(a)

such provisions as are necessary to ensure that the rent thereunder is reviewed at the same frequency (but not necessarily on the same dates provided that where any underlease rent review would fall within six months either side of the rent review under this Lease then it is to coincide with the rent reviews provided for in this Lease) and upon substantially the same terms as for the review of rent under this Lease provided that if it is common market practice at the relevant time for the review of rents to be undertaken on an alternative basis the Tenant shall be entitled to underlet in accordance with then market practice and provided further that any underlease for a term of five years or less will not be required to provide for the rent thereunder to be reviewed; and

(b)	a covenant that the undertenant shall not assign, charge or (in case of an underlease of part of the Premises) underlet part only of the premises thereby demised; and
(c)

a covenant that the undertenant shall not assign the whole of the premises thereby demised unless on or before completion of the assignment the undertenant if reasonably required enters into an authorised guarantee agreement with the Tenant in such form as the Landlord reasonably requires in relation to the proposed assignment; and

(d)

a covenant that the undertenant shall not assign the whole of the premises thereby demised without the consent of both the Landlord and the Tenant under this Lease which (in the case of the Landlord) shall not be unreasonably withheld or delayed; and

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(e)

a covenant that the undertenant shall not part with or share possession or occupation of or declare a trust in respect of the premises thereby demised save by way of an assignment, underletting or charge pursuant to the provisions hereinbefore referred to (save for parting with or sharing occupation or possession with a Group Company or an Associated Entity of the undertenant upon like terms to those referred to in the proviso to clause 3.60); and

(f)

a covenant by the undertenant prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease; and

(g)	a condition for re-entry in the form or substantially in the form referred to in clause 5.1.
3.72

Upon any permitted underlease to procure that the undertenant shall give a direct covenant by deed in favour of the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of the rents hereby reserved) insofar as the same relate to the premises underlet and if the Landlord reasonably so requires it to procure that such guarantor or guarantors for the underlessee as may be reasonably acceptable to the Landlord guarantee such covenants in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require).

3.73	In connection with any underlease the Tenant shall:
(a)	not consent to or participate in any variation to any such underlease (or any of the terms thereof) without the prior consent of the Landlord which shall not be unreasonably withheld or delayed;
(b)	enforce all the covenants and obligations of the underlessee thereunder and not expressly or knowingly by implication waive any breach of the same;
(c)

duly and efficiently operate and effect all reviews of rent pursuant to the terms of any such underlease and prior to agreeing any such review to give reasonable notice to the Landlord of the proposed level of rent and to have regard to (but without being bound by) any reasonable representations made by the Landlord in relation to such level of rent.

3.74	Within one month after any reasonable written request by the Landlord (but not more than once in any period of 12 months) to notify the Landlord in writing;
(a)	whether the Tenant occupies the Premises wholly or in part;
(b)

whether the Tenant has granted an underlease of the whole or any part of the Premises and if so to advise the Landlord of the rent reserved by any underlease and the full name and address of any underlessee; and

(c)	whether there are any other occupiers of the Premises and if so the identity of those occupiers their relationship with the Tenant and the principal terms on which they occupy.

Charging permitted

Not to charge the whole of the Premises (save by way of floating charge to a reputable institution in respect of substantially the whole of the Tenant’s business where consent shall not be required) without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

Intention to market

3.75

The Tenant shall notify the Landlord in writing of the bona fide terms on which it intends to market the Premises for disposal by way of assignment. The Tenant shall provide the Landlord with these details as soon as reasonably practicable after they become available and in any event prior to marketing the Premises and no less than 4 weeks prior to the date on which the Tenant applies for consent from the Landlord in accordance with clause 3.62.

3.76

The Tenant shall thereafter keep the Landlord informed of progress and of expressions of interest from potential assignees and shall afford the Landlord a reasonable opportunity to negotiate with the Tenant with regards to a potential surrender of the Lease.

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Registration

3.77

Within one month after any assignment, underlease, assignment of underlease, mortgage, charge, transfer, disposition or devolution of the Premises or any part thereof or any devolution of the estate of the Tenant therein or of this Lease to give notice thereof in duplicate to the Landlord’s solicitors and to supply them with a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) for retention by the Landlord.

Not to display advertisements

3.78

Save as expressly permitted by paragraph 6 of Part I of the Second Schedule not to erect, paint, affix, attach or display any placard, poster, notice, advertisement, name or sign or anything whatever in the nature of an advertisement by display or lights or otherwise in or upon the Premises and/or the Building or any part thereof (including the windows).

Insurance

3.79

Not to knowingly do anything whereby any policy of insurance relating to the Building and/or the Premises may become void or voidable or whereby the rate of premium thereon may be increased where the Tenant has been notified in writing of the relevant terms of the policy and to take such precautions against fire as may be deemed necessary by the Landlord (acting reasonably) or its insurers or required by-law and (in each case) notified to the Tenant.

3.80	Not to effect or maintain any insurance in respect of the Building and/or the Premises (except as to the Tenant’s fixtures and contents).
3.81	To reimburse to the Landlord a fair and reasonable proportion of any sum payable in respect of excess payable on any insurance policy relating to the Building.

Notice of damage

3.82

As soon as reasonably practicable following the Tenant becoming aware of any material damage to or destruction of the Premises to give notice thereof to the Landlord stating (if possible) the cause of such destruction or damage.

3.83

In the event of the whole or any part of the Building being damaged or destroyed by any of the Insured Risks and the insurance money under the policy or policies of insurance effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any Group Company of the Tenant or any undertenant or their respective servants, agents, licensees or invitees then the Tenant will within 21 days of written demand pay to the Landlord the whole or as the case may be a fair proportion of the amount so irrecoverable.

3.84

In the event of the whole or any part of the Premises being damaged or destroyed by any of the Insured Risks and the amount of the insurance monies received in respect of the reinstatement of any additions, alterations or other works carried out to the Premises by the Tenant or any person claiming title under the Tenant whether before or after the date of this Lease which the Landlord is obliged to insure pursuant to the provisions of clause 4.2 being less than the reinstatement cost thereof as a result of the Tenant failing to notify the Landlord of the full reinstatement values thereof pursuant to this Lease then in the event that the Landlord reinstates any additions, alterations or other works carried out to the Premises by the Tenant or by any person claiming title under the Tenant to pay to the Landlord the amount by which the actual reinstatement cost exceeds the amount of the insurance monies actually received subject to the Landlord demonstrating that the reinstatement cost will exceed the amount of the insurance monies already received.

Indemnity

3.85

To indemnify the Landlord against and to pay within 21 days of written demand all costs and expenses including professional fees incurred by the Landlord in connection with all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of the covenants by and conditions on the part of the Tenant set out herein or implied

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PROVIDED that such indemnity shall extend to and cover all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may reasonably take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach any such sum arising hereunder to be recoverable by action or at the option of the Landlord as rent in arrear PROVIDED FURTHER THAT the Landlord shall in relation to all indemnities given by the Tenant in this Lease:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim against the Landlord from a third party;
(b)	consider and pay due account to written representations made by the Tenant relating to any such claim;
(c)	not settle or compromise any such claim unless the Landlord is required to do so by its insurers;
(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim.

Landlord’s costs

3.86

By way of further or additional rent to pay within 21 days of written demand all costs, expenses, charges, damages and losses (including but without prejudice to the generality of the foregoing solicitors’ costs, counsel’s, architects’ and surveyors’ and other professional fees and commissions payable to a bailiff) properly incurred by the Landlord of or incidental to:

(a)

the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 or 147 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court);

(b)	the recovery of any rent in arear or other payments due hereunder;
(c)	the enforcement of the covenants given by the Tenant in this Lease including the remedying of any breaches;
(d)

in connection with every application for any consent made under this Lease whether such consent shall be granted or not or the application withdrawn except where such consent shall be unreasonably withheld or delayed by the Landlord or granted on terms which are unreasonable in either case in circumstances where it is not entitled to do so;

(e)

any schedule relating to wants of repair to the Premises whether served during or within three months after the termination of this Lease, provided that in the case of paragraphs (d) and (e) above such costs are to have been reasonably incurred by the Landlord.

VAT

3.87

To pay all VAT on any sums of money chargeable thereto which shall be due from the Tenant under or by virtue of the provisions of this Lease upon production of a valid VAT invoice addressed to the Tenant.

3.88

For the purposes of paragraphs 12 to 17 Schedule 10 to the VATA neither the Tenant nor any person connected with the Tenant is a development financier as defined in paragraph 14 of Schedule 10 to the VATA in relation to the Landlord’s development of any part of the land and buildings of which the Building forms a part for use other than for eligible purposes with the intention or expectation that the Building would become or continue to be exempt land.

3.89	The Tenant is not intending to use and will not use all or any part of the Building for a relevant charitable purpose (within the meaning of Schedule 8, Group 5 (Note 6) VAT Act 1994).

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3.90

If the covenant in clause 3.89 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Building after the making of an Option are not taxable supplies the Tenant shall indemnify the Landlord against:

(a)	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord’s supplies not being taxable;
(b)	any amount in respect of any VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regulations,
(c)	any consequential penalties, interest and/or default surcharge; and
(d)	any additional liability to corporation tax on any payment made to the Landlord under this clause.
3.91

For the avoidance of doubt references in clauses 3.87 to 3.90 to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate and references to the Landlord shall include references to a “beneficiary” of the Landlord as such term is defined under paragraph 40 Schedule 10 VATA.

Regulations affecting the Premises

3.92

To comply in all respects with the reasonable and proper regulations for the time being made by the Landlord for the use, operation, security and/or maintenance of the amenity and good order of the Building where made in the interests of good estate management and previously notified in writing to the Tenant PROVIDED ALWAYS THAT if there shall be any inconsistency between the terms of this Lease and any of the said regulation then the terms of this Lease shall prevail and PROVIDED FURTHER THAT such reasonable and proper regulations shall not materially adversely affect the Tenant and its permitted undertenants and occupiers of the Premises and their respective visitors gaining access to and egress from the Building at all times (save in the case of an emergency).

Obstructions and encroachments

3.93

Not to stop up, darken or obstruct any of the windows, lights or ventilators belonging to the Premises and/or the Building (but the Tenant may place moveable, non-permanent items used in the course of its business or by its members of staff such as boxes, TVs on wheels, files or hat stands by or in front of the windows) nor to Knowingly permit any new window, light, ventilator, passage, drainage or other encroachment or easement to be made or acquired into against upon or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord within 14 days of the same coming to the knowledge of the Tenant and at the request and cost of the Landlord do all such things as may be proper for preventing any such encroachment or such easement being made or acquired.

3.94

Nothing in clause 3.93 above shall prevent the Tenant from installing window blinds in any of the external or internal windows surrounding the Premises as are agreed between the Tenant and the Landlord (each acting reasonably) and in accordance with the Occupier Fit Out Guide and closing and opening such blinds on such occasions and in such a manner as the Tenant shall determine.

Covenants and provisions affecting the Landlord’s title

3.95

By way of indemnity only to observe and perform the covenants and provisions (other than any obligation to pay any monies) affecting the title of the Landlord specified in the deeds and documents set out in the Fourth Schedule insofar as they relate to the Premises and are still subsisting.

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Operation of plant and equipment

3.96

To operate and use all such plant, machinery and equipment as is installed in the Premises from time to time and connected to the Landlord’s Services Equipment in accordance with the manufacturers’ recommended method of operation and not to use such plant, machinery and equipment in such manner as to affect in a materially adverse manner the operation of the Landlord’s Services Equipment.

Obligations relating to entry and services

3.97	At all times when exercising any right granted to the Tenant for entry to any other part of the Building:
(a)

to cause (and procure that all those exercising the said rights on its behalf cause) as little damage and interference as is reasonably practicable to the remainder of the Building and the business of the tenants and occupiers thereof carried on thereat and to make good any physical damage caused to such areas to the reasonable satisfaction of the Landlord and the tenants and occupiers thereof;

(b)

to comply with the reasonable security requirements of the Landlord and the tenants and occupiers of the remainder of the Building and where requisite the Tenant or such other person exercising the said rights shall only exercise such rights while accompanied by a representative of the Landlord or the tenant or occupier of the relevant part of the remainder of the Building.

Surety

3.98

In the event that any person firm or body corporate which has or shall have guaranteed the Tenant’s obligations contained in this Lease shall die or an event shall occur in relation to such person a firm or body corporate of the type referred to in clauses 5.1(c) to 5.1(f) then without delay to give notice thereof to the Landlord and if so required by the Landlord (acting reasonably and having regard to the financial covenant strength of the Tenant) at the expense of the Tenant within 30 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Registration

3.99	To apply for first registration of this Lease at the Land Registry as soon as reasonably practicable after this Lease is granted.
3.100	To provide to the Landlord as soon as each is available:
(a)	a note of the title number allocated to this Lease; and
(b)	an official copy of the registered title to this Lease showing the Tenant as registered proprietor.
3.101

On determination of this Lease (whether by effluxion of time or otherwise) to apply to the Land Registry for closure of the Tenant’s registered title to this Lease and for removal of all notices relating to this Lease from the Landlord’s title.

Energy Performance Certificates

3.102

Before instructing an energy assessor to prepare any Energy Performance Certificate in respect of the Premises the Tenant shall first give notice to the Landlord informing the Landlord of the area to which the proposed Energy Performance Certificate will relate and the identity of the energy assessor must be reputable and suitably qualified.

3.103	At the Landlord’s request the Tenant shall supply the energy assessor with any drawings specifications data or other information that the Landlord (acting reasonably) provides to the Tenant.

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3.104	The Tenant shall provide to the Landlord a copy of any Energy Performance Certificate that the Tenant obtains in respect of the Premises.
3.105

The Tenant shall within 72 hours of receipt of written request permit any energy assessor instructed by or on behalf of the Landlord to enter on and inspect the Premises (in the company of an employee of the Tenant if required by the Tenant) at reasonable times and the Tenant shall provide to such energy assessor such information as the Landlord may reasonably request at the cost of the Landlord.

Bicycle Spaces

3.106

Not to permit any of the bicycle spaces referred to in paragraph 7 of Part I of the Second Schedule to be used other than by an occupier of the Premises which is permitted pursuant to the terms of this Lease.

3.107

Not to do anything in or about the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule or the service roads or accessways leading thereto which would or could constitute a nuisance, annoyance, obstruction, disturbance or cause damage to the Landlord or the tenants or other occupiers of the Building.

3.108

To comply and ensure that the Tenant’s visitors comply with such reasonable and proper regulations as the Landlord may make for the regulation of the traffic to and from and use of the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule and previously notified in writing to the Tenant.

Compliance with Head Lease provisions

3.109

To observe and perform the covenants, obligations, provisions and conditions on the part of the tenant under the Head Lease so far as the same relate to or otherwise affect the Premises except for the payment of the rents reserved thereunder and, so far as the obligation to insure falls on the Landlord under this lease, to insure.

3.110	Not to do or omit anything thing which would or might cause the Landlord to be in breach of the Head Lease.
4	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant:

Quiet enjoyment

4.1	That the Tenant may peaceably hold and enjoy the Premises without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount.

Insurance

4.2	To insure:
(a)

the Building and keep the same insured with a reputable insurer in the name of the Landlord subject to such exclusions, excesses and limitations as may be imposed by the insurers and as are common in the London insurance market from time to time against:

(i)

the Insured Risks in such a sum as shall be determined from time to time by the Landlord or the Landlord’s Surveyor acting reasonably as being the full cost of rebuilding and reinstatement of the Building (and for these purposes “Building’’ means the Building constructed in accordance with the Base Building Definition including such works to prepare the Premises to generally no lesser standard than that described in the section of the Specification entitled “Category A Specification”) and the Landlord covenants to have due regard to any reasonable request by the Tenant to increase such sums in respect of the Building together with architects’, surveyors’, consultants’ legal and other fees in relation to the repair, rebuilding or reinstatement of the Building (including any cost or increased cost resulting from the requirements of local or other authorities, statutes, bye-

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laws, regulations or orders as to the method of or design of or materials to be used in such repairing, rebuilding or reinstatement) and making due allowance for the effects of inflation and escalation of building costs and any fees and the cost of site clearance, demolition and debris removal and VAT on all such sums including any VAT resulting from any deemed self-supply as a result of such rebuilding or reinstatement;

(ii)

loss of the Principal Rent and the rent thirdly reserved for such period (being not less than five years and not more than seven years) as the Landlord may from time to time reasonably deem necessary which may be calculated having regard to any relevant reviews or increases of rent and to the likely period required for obtaining planning permission and reinstating the Building;

(iii)

(to the extent to which the same is not covered by clause 4.2(a)(i)) where applicable engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection;

(iv)	property owner’s liability and such other insurances as the Landlord may from time to time (acting reasonably) deem necessary to effect;
(b)

subject to request by the Tenant in writing and notification in writing by the Tenant of the full reinstatement cost of such items, any installations, fixtures, fittings, and equipment resulting from the completion of the Tenant’s Works (as defined in the Agreement for Lease) or any other completed works carried out by the Tenant and any sub-tenant in accordance with the provisions of this Lease.

Landlord’s obligations in relation to insurance

4.3	In relation to the policy or policies of insurance effected by the Landlord pursuant to its obligations contained in this Lease:
(a)

to produce not more than once in any 12 month period (and one further time in such 12 month period if requested by the Tenant) at the cost of the Tenant and as soon as reasonably practicable following demand either a complete copy or full details of the policy or policies of insurance with full details of any additions or amendments made thereto and either a copy of the last premium, renewal, receipt or reasonable evidence of the fact that the last insurance premium has been paid;

(b)

to procure (unless having used all reasonable endeavours it is unable to procure such a policy at commercial rates) that the interest of the Tenant and any mortgagee of the Tenant (or a general interests clause) is noted or endorsed on the policy or policies of insurance;

(c)

to use all reasonable endeavours to procure that the insurance policy contains terms whereby the insurers will not pursue subrogation rights against the Tenant and its lawful undertenants, licensees and agents (other than where the loss has been occasioned or contributed to by the fraudulent or criminal or malicious act of the Tenant or its undertenants, licensees or agents);

(d)	to use all reasonable endeavours to procure that the insurance policy contains a non-invalidation clause.

Reinstatement

4.4

If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be destroyed or damaged by any of the Insured Risks and subject to the provisions of clause 5.4 and to the payment by the Tenant of any amounts due pursuant to clauses 3.83 to 3.84 (and without prejudice to the liability of the Tenant to make any such payments or any amounts due pursuant to clause 3.81) and subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Premises and to the necessary labour and materials being and remaining available the Landlord shall apply all monies received by the Landlord by virtue of such insurance and

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referable to the works required to reinstate the Premises (other than money received for loss of the Principal Rent and the rent thirdly reserved which shall automatically be payable to the Landlord) in rebuilding reinstating and making good the means of access to the Premises and/or (as the case may be) the Premises to generally no lesser standard than Specification and separately the Building (which may include aesthetic and specification improvements) permitted with all reasonable speed and making good any shortfall in the insurance proceeds from the Landlord’s own resources (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time.

4.5

It is agreed that all monies claimed or received by the Landlord pursuant to clause 4.2(b) belong to the Tenant and shall be held on trust for the Tenant pending application in reinstatement and the Landlord shall keep the Tenant fully informed regarding any claim in respect of insurance monies pursuant to clause 4.2(b) and act in accordance with the Tenant’s reasonable instructions at the Tenant’s cost.

Obligations relating to Services for the Tenant

4.6	To provide or procure the provision of:
(a)	the Services during Normal Business Hours (and Normal Business Hours shall in the case of security and reception facilities for the Building be on a 24/7 basis); and
(b)	outside Normal Business Hours such of the Services as the Landlord shall in its reasonable discretion deem appropriate; and
(c)	such other of the Services outside the Normal Business Hours as the Tenant shall previously request,

(having regard to the Design Standards and subject to the provisions of clause 5.14) Provided that the Landlord shall be entitled to employ such reputable managing agents, professional advisers, contractors and other persons as may reasonably be required from time to time in the interests of good estate management for the purpose of the performance of the Services.

Building Services and Estate Services

4.7

The Landlord covenants that any item of Service Cost will be allocated properly to either the Building Services or the Estate Services and that no item of Service Cost will be charged to the Tenant more than once.

4.8

To provide or procure the provision of electricity to the Premises and the Building (subject to the provisions of clause 5.16) and (in each case) each and every part thereof designed to receive such to the extent necessary to meet the reasonable requirements of the Tenant and to use reasonable endeavours to procure that the same shall not be less than the Design Standards having regard to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the relevant statutory undertaker.

4.9

As soon as reasonably practicable following any request made in writing by the Tenant the Landlord shall supply to the Tenant full details in writing of (and any supporting evidence reasonably requested by the Tenant):

(a)	the total Energy Costs and the method of calculation of the proportion of the Energy Costs included in the Energy Levy; and
(b)	the method of calculation of the proportion of the Energy Levy which comprises the Energy Levy Rent.

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4.10

In so far as such rights are not held by the Landlord, to procure for the benefit of the Tenant and all persons authorised by the Tenant the rights over the Estate Common Parts as are set out in the Second Schedule, it being agreed that if the Tenant is prevented from exercising such rights in breach of this clause the Estate Services Costs payable by the Tenant shall be adjusted accordingly.

Building Defects

4.11

Where the Building suffers a defect the Landlord shall, where the Landlord reasonably believes there is a reasonable chance of success and reasonably believes that there is an economic and commercial benefit of pursuing such party, use all reasonable endeavours to recover the cost of remedying any such defect from any professional or contractor employed by the Landlord or its predecessors in title in relation to any building works leading to the occurrence of such defect and shall credit any sums received against the Service Charge to the extent the Landlord has legitimately already recovered any of the costs of remedying any such defect through the Service Charge.

Head Lease rents

4.12

To pay the rents reserved by the Head Lease at the times and in the manner provided in the Head Lease and to perform and observe all the covenants on the part of the tenant contained in the Head Lease insofar as they relate to any part of the premises thereby demised and which are not to be observed and performed by the Tenant pursuant to clause 3.109.

Retail Units

4.13

The Landlord agrees not to let or enter into an agreement for lease or permit any right of occupancy or permit any change of use of the Retail Units where the use is a Prohibited Use and to include within any lease or licence of a Retail Unit an express prohibition on a Prohibited Use.

4.14	The Landlord shall procure that any lease or licence of a Retail Unit shall include:
(a)

a covenant on the part of the tenant not to cause any legal nuisance to be suffered by the Tenant or its lawful occupiers of the Premises and the Landlord shall at the request and cost of the Tenant enforce such covenant where reasonably requested to do so;

(b)

only rights granting access to the Premises that are on the same terms as the rights reserved to the Landlord under this Lease including the obligation to comply with the Tenant’s reasonable requirements and regimes as regards access as provided for in the provision to paragraph 2 of Part II of the Second Schedule.

Restriction on naming

4.15

So long as the tenant of this Lease is Mimecast Services Limited (company number 04901524) or a Group Company thereof and such entities are together in occupation of at least 70,000 square feet of office space within the Building, the Landlord covenants not to name the Building after any other tenant of the Building.

4.16

If clause 4.15 ceases to apply, the Landlord shall only grant naming rights in relation to the Building to an entity that occupies the majority of the office space within the Building and only for the duration such entity occupies the majority of the office space within the Building.

5	PROVISOS

IT IS HEREBY AGREED AND DECLARED as follows:

Re-entry

5.1	If:
(a)	the Rents or any part thereof shall be in arrear for 21 days next after becoming payable (whether in the case of the Principal Rent, the rent has been demanded or not); or

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(b)	there shall be any material breach, non-performance or non-observance of any of the Tenant’s covenants; or
(c)

the Tenant shall enter into any arrangement or composition for the benefit of the Tenant’s creditors or convene a meeting of the Tenant’s creditors (or a nominee calls such a meeting on its behalf); or

(d)	the Tenant or the Surety (being one or more individuals):
(i)	is the subject of an interim order under Part VIII of the Insolvency Act 1986 or makes application to the Court for such an order or makes a voluntary arrangement under such Part; or
(ii)	has a bankruptcy order made against him; or
(iii)	a receiver is appointed in respect of all or any of the assets or undertaking of the Tenant or such surety; or
(e)	the Tenant or the Surety (being a company or partnership):
(i)	makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986; or
(ii)	makes an application to the Court under Section 425 of the Companies Act 1985 or resolves to make such an application; or
(iii)

is the subject of an administration order (whether an interim order or otherwise) made under Part II of the Insolvency Act 1986 or is subject to a resolution passed by the directors or shareholders for the presentation of an application for such an order or is the subject of a notice of intention to appoint an administrator or files a notice of appointment of an administrator with the court or passes a resolution by its directors or shareholders for the filing of such a notice; or

(iv)

is the subject of a resolution for voluntary winding up (otherwise than for the purpose of an amalgamation or reconstruction which has been approved by the Landlord) or a meeting of creditors is called to consider a resolution for winding up; or

(v)	has an interim order or winding up order made against it; or
(vi)	has an administrative receiver or receiver appointed in respect of all or any of its assets; or
(vii)	ceases to exist; or
(viii)	becomes “Bankrupt” within the meaning of the Interpretation (Jersey) Law 1954; or
(f)

where the Tenant is a company or partnership incorporated outside the United Kingdom analogous proceedings or events to those referred to in clause 5.1(e) shall be instituted or occur in the country of incorporation, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant against the other in respect of any antecedent breach by the Landlord or the Tenant (as the case may be) of any of the covenants herein provided that in the event that the Tenant comprises more than one person then the Landlord will be entitled to re-enter the Premises and this Lease shall thereupon absolutely determine upon the happening of any of the events referred to in clauses 5.1(c) to 5.1(f) hereof in relation to any one of them.

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Replacement of surety

5.2

In the event of the occurrence of any of the events referred to in clauses 5.1(d) or 5.1(e) in respect of the Surety, the Landlord shall not exercise its right pursuant to clause 5.1 without first allowing the Tenant a period of 30 working days to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Payment of rent not waiver

5.3

No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence PROVIDED that this clause shall only have effect in relation to a demand receipt or acceptance made or given during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach commenced upon the Landlord becoming aware of such breach.

Suspension of rent

5.4	If the Premises or the Building or the means of access to the Premises shall at any time be so damaged or destroyed:
(a)

by any of the Insured Risks as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that the insurance monies shall be irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any sub-tenant or their respective servants, agents, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended immediately from the date of such damage or destruction until the earlier of:

(i)	the date of issue of the Reinstatement Certificate; and
(ii)	the expiration of the period in respect of which the Landlord has covenanted to insure for loss of the Principal Rent and the Rent thirdly reserved pursuant to clause 4.2(a)(ii),

and any dispute with reference to this clause 5.3(a) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996;

(b)

by an Uninsured Risk as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that damage or destruction results from the default of the Tenant, or Group Company of the Tenant or any sub-tenant or their respective agents, servants, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date 12 months after the date of such damage or destruction until the date of issue of the Reinstatement Certificate and any dispute with reference to this proviso shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996.

Damage before Rent Commencement Date

5.5

If clause 5.4 applies before the Rent Commencement Date the number of days between the date of the damage or destruction and the Rent Commencement Date (or where only a proportion of the Principal Rent is or would have been suspended, an equivalent proportion of those days) will be added to the date the period of rent suspension ends and the resulting date will become the Rent Commencement Date.

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Determination if damage or destruction

5.6

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect not to carry out and complete the rebuilding and reinstatement of the Premises pursuant to clause 5.7 by serving notice to such effect on the Tenant and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other. If the Landlord shall not have served a notice on the Tenant pursuant to this clause 5.6 by a date prior to the date 12 months after such damage or destruction then either party shall be entitled at any time thereafter by notice in writing to the other party to determine this Lease and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other in respect of any antecedent breach of any covenant or provision herein contained.

5.7

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect at any time prior to the date 12 months after the date of damage to destruction to carry out and complete the rebuilding and reinstatement of the Premises by serving written notice to that effect on the Tenant whereupon the Landlord shall, subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Building, the Premises and the means of access to the Premises and to the necessary labour and materials being and remaining available, be obliged to rebuild reinstate and make good (as the case may be) the Building, to generally no less a standard than that set out in the Base Building Definition and the Premises and the means of access to the Premises to generally no lesser standard than that described in the section of the Specification entitled “Category A Specification”) (which may include aesthetic and specification improvements) with all reasonable speed (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time provided always that such rebuilding or reinstating shall be at the cost of the Landlord and the costs of or in any way relating to rebuilding or reinstating the Premises following damage or destruction of the Premises or the Building or any part thereof by an Uninsured Risk shall not be recoverable from the Tenant via the Service Charge provisions in the Fifth Schedule.

5.8	If:
(a)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord has not commenced the works of reinstatement referred to in clause 4.4 within two and a half years of the date of damage or destruction; or

(b)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 4.4 prior to the expiration of a period of five years following the date of such damage or destruction; or

(c)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use and the Landlord has not commenced the works of reinstatement referred to in clause 5.7 within two and a half years of the date of damage or destruction; or

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(d)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 5.7 within five years of the date of damage or destruction, then the Landlord or (subject to clause 5.9) the Tenant may in the circumstances referred to in clauses 5.8(a) and 5.8(c) by giving to the other not less than three months’ notice in writing or (subject to clause 5.9) the Tenant may in any the circumstances referred to in clauses 5.8(b) and 5.8(d) by giving to the Landlord not less than one month’s notice in writing to that effect determine this Lease and upon the expiry of such notice this Lease shall (unless before the expiry of such notice the Landlord has in the circumstances of clause 5.8(a) or clause 5.8(c) commenced such works of reinstatement or in the circumstances of clause 5.8(b) or clause 5.8(d) completed such works of reinstatement by the expiry of such notice in which case the notice shall be of no effect) determine and this Lease shall cease to be of effect but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach by the other of any of the terms of this Lease.

5.9	The Tenant shall not be entitled to serve notice on the Landlord pursuant to clause 5.8 if:
(a)

in the case of clauses 5.8(a) or 5.8(b) the insurance monies are irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective servants, agents, licensees or invitees unless the Tenant has complied with its obligations in clause 3.81; or

(b)

in the case of clauses 5.8(c) or (d) the damage or destruction results from the default of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective agents, servants, licensees or invitees.

5.10

If this Lease is determined under clauses 5.6 to 5.7 the Landlord shall be entitled to retain the insurance monies payable in respect of the Building but will hold on trust for the Tenant (and pay to the Tenant such monies within ten working days of receipt) any monies due to it in respect of works insured by it under clause 4.2 and use all reasonable endeavours to obtain such monies for the benefit of the Tenant whether received by the Landlord or by the Tenant.

Roof Terrace

5.11

If at any time during the term of this Lease the Western Roof Terrace shall cease to be designated for exclusive use by Mimecast Services Limited (or a Group Company of it if such Group Company takes an assignment of this Lease); the definition of “Roof Terrace” in clause 1.1 of this Lease shall, at the Landlord’s option (which, if exercised, the Landlord shall notify the Tenant of in writing) be amended such that it shall also refer to the Western Roof Terrace and all references in this Lease to “Roof Terrace” shall be construed accordingly.

Warranty as to use

5.12

Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are under the Planning Acts or any other relevant laws or regulations now or from time to time in force authorised for use for any specific purpose.

Service of notices

5.13

Any notices required to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 and (in the case of notices to be served on the Tenant) by sending the same to the Tenant at the Premises.

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Disputes between tenants/occupiers

5.14

That in case any dispute or controversy shall at any time or times arise between the Tenant and the tenants and occupiers of the Building and/or any neighbouring, adjoining or contiguous property belonging to the Landlord relating to Service Conduits and Appliances serving the Building and/or the Premises or any such adjoining or contiguous property or any easements or privileges whatsoever affecting or relating to the Building and/or the Premises or such neighbouring, adjoining or contiguous property the same shall from time to time be settled and determined by the Landlord’s Surveyor or agent (in either case acting reasonably) to which determination the Tenant shall submit (save in the case of manifest error).

Apportionment

5.15

Where any question as to the amount or method of apportionment of any sum falls to be determined under the provisions of this Lease (other than any amount or apportionment to be determined pursuant to the provisions of the Fifth Schedule) the same shall be referred (upon application to be made by either party) to and conclusively (save in case of manifest error) determined by the Landlord’s Surveyor (acting reasonably) in accordance with the principles of good estate management and whose reasonable and proper fees for so acting shall be added to and deemed for all purposes to form part of the sum to be so apportioned and shall be borne accordingly.

Exclusions of Landlord’s liability

5.16

Notwithstanding anything in any other provision herein contained (save where such event arises due to a breach of the covenants and conditions on the part of the Landlord set out herein) the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any temporary interruption in any of the Services or the supply of electricity to the Premises caused by factors outside the Landlord’s reasonable control; or
(b)

temporary closure or diversion of any of the Common Facilities or Service Conduits and Appliances by reason of inspection, repair, maintenance or replacement thereof or any part thereof or of any plant, machinery, equipment. installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk); or

(c)

by reason of electrical, mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel, materials, supplies or labour or whole or partial failure or stoppage of any mains supply outside the reasonable control of the Landlord,

SUBJECT TO the Landlord using reasonable endeavours to minimise the adverse effects of any of the above events or circumstances and using reasonable endeavours to reinstate and remedy such event or circumstance as expeditiously as reasonably possible AND PROVIDED ALWAYS that the Landlord shall (if reasonably practicable) have previously given reasonable notice of any intended interruption or closure of the nature mentioned above.

Development of adjoining property

5.17

That subject to compliance with the Landlord’s covenants in clause 4.1 the Landlord or any superior landlord may at any time or times without obtaining any consent from or making any arrangement with the Tenant carry out any development or works (or permit the same) or whatsoever nature to the Building (other than the Premises) and/or the Estate and/or any neighbouring, adjoining or contiguous land or premises whether or not the light or air now or at any time or times enjoyed by the Tenant may be diminished PROVIDED THAT proper means of access to and egress from the Premises is afforded at all times and the rights hereby granted expressly to the Tenant are not prejudiced.

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5.18

Any access of light and air now or at any time during the Contractual Term enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that neither the enjoyment thereof nor this Lease shall prevent any such development or works referred to in clause 5.16 and the Tenant shall permit such development or works without interference or objection.

Removal of property

5.19

If at such time as the Tenant has vacated the Premises after the determination of this Lease any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within 28 days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may (in addition to any other remedies available to it) as the agent of the Tenant (and the Landlord is hereby irrevocably appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal, storage and sale reasonably and properly incurred by it on trust for and to the order of the Tenant PROVIDED THAT the Tenant will reimburse the Landlord against any liability properly incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

VAT

5.20	Any rent or other sum payable by any party hereunder is exclusive of VAT that is or may be payable thereon and shall be paid upon receipt of a valid VAT invoice.
5.21

Where under this Lease any party (the “Indemnified Party”) is entitled to recover from another party (the “Paying Party”) the cost of any goods or services supplied to the Indemnified Party, the Paying Party will indemnify the Indemnified Party against so much of the input tax on the cost for which the Indemnified Party is not entitled to credit allowance under Section 24-26 of VATA.

5.22

If VAT is chargeable in respect of any supplies of goods and/or services by any party to the other party under this Lease the recipient of such supplies shall pay such VAT in addition to the amounts (if any) provided for under this Lease and in respect of the supplies made to it under this Lease subject to receipt of a valid VAT invoice.

Exclusion of easements

5.23

Nothing herein contained other than those rights expressly granted to the Tenant in Part I of the Second Schedule shall by implication of law or otherwise operate to confer on the Tenant any easement, right or privilege whatever over or against any neighbouring, adjoining, contiguous or other property which might restrict or prejudicially affect the future rebuilding, alteration or development of such neighbouring, adjoining, contiguous or other property.

Sharing of information

5.24	The Landlord and the Tenant agree that they will:
(a)

share the data they hold in respect of energy and water use and waste production/ recycling and other environmental matters as are applicable to the use of the Premises between themselves and with any other third party who the parties agree needs to receive such data;

(b)

keep the data disclosed under this clause 5.24 confidential and will only use such data for the purposes of ensuring that the Building is run in a sustainable way that minimises its environmental impact, provided always that this shall not prevent the Landlord from publishing information giving all details as to how central building energy costs are apportioned across the Building nor the general energy performance of the Building.

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5.25

The Landlord and the Tenant agree that the Tenant’s covenant contained in clause 3.1 of this Lease to pay the Energy Levy Rent shall survive the Termination of the Tenancy, but only until the Tenant has paid the Energy Levy Rent in full to the Landlord.

6	SURETY

The Surety in consideration of this Lease having been granted as its request covenants with the Landlord in the terms contained in the Seventh Schedule.

7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated to the contrary nothing in this Lease confers on anyone other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999.

8	DETERMINATION
8.1	The Tenant may terminate this Lease as at the tenth anniversary of the Term Commencement Date (the “relevant date”) by serving not less than twelve calendar months’ notice on the Landlord.
8.2	This Lease shall not terminate as a result of any notice served by the Tenant if on the relevant date:
(a)	the Tenant has not paid in cleared funds any part of the Principal Rent (or any VAT in respect of it), which was due to have been paid up to and including the relevant date; or
(b)	the Tenant or any third party remains in occupation of any part of the Premises; or
(c)

the Tenant and/or a Group Company of the Tenant (and assuming for these purposes that they are one entity) is not, or on the date immediately following the relevant date it will not be, in occupation of one vertically contiguous space within the Building;

except to the extent if at all the Landlord in its absolute discretion expressly and in writing waives compliance with one or more of the pre-conditions specified in this sub-clause.

8.3

Termination of this Lease under this clause 8 does not affect any obligation on the Tenant that applies on or at the expiry of this Lease or any right, accrued by the expiry of this Lease, which either the Landlord or the Tenant then has against the other or against any third party.

8.4	Waiver of a pre-condition under 8.2 shall not affect any right which the Landlord may have against the Tenant or against any third party in respect of a breach of the Tenant’s obligations.
8.5	Time is of the essence of all dates and periods referred to in this clause 8.
8.6

If notice is not served by the Tenant to terminate this Lease on the relevant date pursuant to clause 8.1 the Landlord and Tenant agree that the Principal Rent shall be reduced to a peppercorn for the period of 9 months from and including the relevant date.

8.7

The parties agree that to the extent the Tenant has paid any Rent or Service Charge to a date which is beyond the relevant date the Landlord shall refund to the Tenant within 14 days of the relevant date all such sums to the extent they have been paid for a period beyond the relevant date.

8.8

The parties agree by way of explanation and example in order to clarify the meaning of “one vertically contiguous space” in clause 8.2(c) above that if the Tenant was the tenant of each of the third floor, fourth floor and fifth floor prior to the date of service of a determination notice by the Tenant and each lease contained in a clause in the terms of this clause 8, the Tenant would be entitled to validly determine any one or more of the following leases by exercising its rights in this clause 8:

(a)	the Third Floor alone;
(b)	the Fifth Floor alone;

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(c)	the Third and Fourth Floor together;
(d)	the Fourth and Fifth Floor together; or
(e)	the Third Floor, Fourth Floor and the Fifth Floor together.
9	RIGHT TO RENEW
9.1	The Tenant may exercise its option to take the Renewal Lease by serving written notice on the Landlord not less than twelve calendar months’ prior to the Term Expiry Date.
9.2	The Tenant’s option under clause 9.1 shall be of no effect if:
(a)	on the Term Expiry Date:
(i)

the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) shall not be in occupation of at least 70,000 square feet of contiguous office space within the Building; and

(ii)	this Lease is not subsisting, and
(b)

on the date following the Term Expiry Date the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) will not be in occupation of at least 70,000 square feet of contiguous office space within the Building.

9.3

For the purposes of clause 9.2 above it is agreed the contiguous office space means space let to the Tenant and/or a Group Company of the Tenant on sequential floors of the Building (with no lettable area between any such floors which is not let to the Tenant or a Group Company of the Tenant (as the case may be)).

9.4	The Renewal Lease shall be made on the same terms as this lease save that:
(a)	the Term Commencement Date shall be the date immediately following the day of expiry of this Lease;
(b)	the Term shall be five (5) years;
(c)	the Principal Rent shall be ascertained in accordance with clause 9.5;
(d)	the “Review Dates” shall be the term commencement date and the term expiry date of the Renewal Lease;
(e)	the Tenant’s option to break in clause 8 and all references to it shall be omitted; and
(f)	the term “Renewal Lease”, this clause 9 and all references to them shall be omitted.
9.5

The Principal Rent payable on and from the term commencement date of the Renewal Lease shall be the higher of the Principal Rent passing on the last day of this lease (ignoring any suspension or abatement) and the Open Market Rent calculated in accordance with the provisions of the Third Schedule of this Lease. The provisions of paragraph 7 of the Third Schedule will apply if the Principal Rent payable under the Renewal Lease has not been agreed or assessed by the term commencement date of the Renewal Lease.

9.6

If at the Term Expiry Date the Rents are suspended whether in whole or in part due to the occurrence of damage or destruction by an Insured Risk or an Uninsured Risk then the parties agree that for the purposes of the Renewal Lease it shall be assumed that such damage or destruction is an event which applies to the Renewal Lease so that such suspension continues and the time periods referred to in clauses 5.5 and 5.6 shall be reduced so as to take into account any part of these time periods that have occurred during the term of this Lease.

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9.7

Any guarantor who is guaranteeing the obligations of the Tenant at the expiry of the Contractual Term shall be obliged to guarantee the Tenant’s obligations under the Renewal Lease on the same terms (but shall not be obliged to do so if during the 12 month period prior to the Term Expiry Date the Tenant itself would have been able to satisfy the condition in clause 3.64(b) if at any time during such period the Tenant had wished to take an assignment of the Lease).

9.8	Subject to clause 9.2, if the Tenant exercises its option pursuant to clause 9.1, the Landlord shall grant and the Tenant shall accept the Renewal Lease on the date specified in clause 9.4(a).
9.9	Time is of the essence of the dates and periods referred to in this clause 9.
10	GOVERNING LAW AND JURISDICTION
10.1

This Lease and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

10.2

Each party agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 5.13.

10.3	If any provision of this Lease is void or prohibited under any Act due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Lease shall continue in force.

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

39

FIRST SCHEDULE

The Premises

ALL THAT accommodation on Level 3 of the Building as the same is shown edged red and shaded blue on Plan 5 and which shall include:

(a)	one half severed medially of the non-structural and non-load bearing walls which divide the Premises from the remainder of the Building;
(b)	the entirety of all other non-structural or non-load bearing walls and columns;
(c)	the internal plaster surfaces and other finishes of load bearing walls and columns;
(d)	the ceiling finishes and the whole of any false ceilings and voids between the ceilings (including light fittings) and false ceilings;
(e)	void between the floor screed (but not the floor screed itself nor any of the floor joists or supporting structure) and any raised floors, all raised floors, the carpet or other covering or material;
(f)	the Landlord’s fixtures and fittings;
(g)	the Landlord’s Services Equipment within and exclusively serving the Premises;
(h)	the whole of any internal windows and the doors, partitions, equipment, fitments and lights of the Premises;
(i)	all Service Conduits and Appliances exclusively serving and within the Premises, but there are excluded from the demise;
(j)

any structural parts, load bearing walls, columns, roofs, Foundations and Services, external walls, cladding, window frames and glass in the external facades of the Building and joists in and around the Premises;

(k)	any atria in the Building (including any glass therein);
(I)	such of the Landlord’s Services Equipment and such of the Service Conduits and Appliances as are used in common with other parts of the Building.

40

SECOND SCHEDULE

Part I

Rights granted

1	The right for the Tenant and all persons authorised by the Tenant at all times:
(a)

to pass and repass on foot only over and along the pedestrian accessways access ways within the Building from time to time designated by the Landlord and to pass and repass on foot only through and over the Common Facilities and the Estate Common Parts and any part or parts thereof to gain access to and from the Premises and generally to use the Common Facilities and the Estate Common Parts for all purposes in connection with the use and enjoyment of the Premises;

(b)

to pass and repass with or without vehicles over and along the roads and accessways within the Building and the Estate Common Parts from time to time reasonably designated by the Landlord on the Building for the purpose of gaining access to and egress from the bicycle parking spaces referred to in paragraph 7 of this Part I of the Second Schedule and access to and egress from the loading bay in the Building;

(c)	to use the loading bays in the Building in such locations from time to time designated by the Landlord acting reasonably;
(d)	to use any compactor in the loading bay in the Building from time to time in such location as shall from time to time designated by the Landlord (acting reasonably);
(e)

to use such emergency escape routes from the Premises through the building building and the Estate Common Parts as comply from time to time with statutory requirements and any requirements from time to time of the local authority or local fire authority

(f)	otherwise to use the Common Facilities and the Estate Common Parts for the purpose for which they are intended,

(subject in each case to such regulations in relation thereto as may be imposed from time to time pursuant to clause 3.92 and/or clauses 3.106 to 3.108) in each case such rights being exercised in common with others entitled thereto.

2

The right of passage and use of all such Service Conduits and Appliances which now or may hereafter during the Contractual Term pass or run into, through, along, under or over the Building and the Estate in each case such rights being exercised in common with others entitled thereto.

3	Subject to clauses 3.19 to 3.31:
(a)

the right at all times to connect into and use (subject to the regulations of any appropriate authority) the Service Conduits and Appliances for the supply of services and for drainage and to connect into and use such other Service Conduits and Appliances as may from time to time be available for connection to the Premises;

(b)	the right at all times to connect into and use such of the Landlord’s Services Equipment as may from time to time be available for connection to the Premises,

provided that such connection and use does not materially adversely affect the supply of services to other premises within the Building having regard to the Specification and on the basis that any residual capacity in such Service Conduits and Appliances and the Landlord’s Services Equipment over and above that set out in the Specification shall be available and allocated to all occupiers of the Building on a fair and reasonable basis.

41

4	The right of support shelter and protection from the remainder of the Building.
5

The right at all reasonable times and upon reasonable prior notice (except in the case of emergency) to enter other parts of the Building for the purposes of carrying out any works required to comply with the covenants and conditions of the Tenant herein contained and where such works cannot otherwise conveniently be carried out without such entry the Tenant in the exercise of such right causing as little inconvenience and interference as is reasonably practicable in the circumstances to the Landlord or other occupier of the part of the Building so entered and its trade or business carried on therein and making good to the reasonable satisfaction of the Landlord or the other occupier (as the case may be) any physical damage thereby caused.

6

The right for the Tenant and any other lawful occupier of the Premises to display its name (in the Landlord’s house style) on the sign board provided by the Landlord for that purpose in the main reception area of the Building subject to the Landlord’s prior approval (such approval not to be unreasonably withheld or delayed) as to the size and design of the signage concerned and its location).

7

The exclusive right for the Tenant and any lawful occupier of the Premises only at all times to use 65 bicycle parking spaces in the area shown shaded red on Plan 6 and 65 lockers in the area shown shaded red on Plan 6 (the Landlord having the right at any time and from time to time on not less than 14 days’ notice to nominate an alternative space or spaces within the Building provided such nomination is agreed by the Tenant (such agreement not to be unreasonably withheld or delayed)) provided that the Landlord shall be entitled to temporarily suspend all or any such rights after prior consultation with the Tenant as to timing and duration of the proposed works (save in the case of an emergency) and having proper regard to the Tenant’s representations in relation thereto for the purpose of carrying out works of repair and maintenance to the parts of the Building in which the relevant spaces are located where it would not be practical to carry out the relevant works without such suspension and the Landlord shall use reasonable endeavours to keep any such period of suspension to the minimum reasonably practicable.

8	The right in common with other occupiers of the Building to use the showers in Level -1 of the Building as are from time to time provided.
9

Subject to the Landlord’s entitlement to access and remain on the Roof Terrace in connection with any of the purposes listed in paragraph 2 of Part II of the Second Schedule the right for the Tenant in common with other occupiers of the Building to access onto the Roof Terrace for uses ancillary to the Tenant’s use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord’s prior approval to any furniture or other item to be placed on the Roof Terrace (such approval not to be unreasonably withheld or delayed).

10

The right in common with other occupiers of the Building to install in part or parts of the areas shown coloured red and blue on Plan 7 (being tenant roof plant space) from time to time (subject to obtaining consent from the Landlord (such consent not to be unreasonably withheld or delayed) by deed and containing covenants of the type referred to in the provisos at the end of clause 3.31 to such installation and subject to the Tenant obtaining all necessary consents and approvals) plant, machinery, satellite dishes aerials and equipment (including air conditioning equipment) together with the right to install and lay associated cabling and other service media (with any ancillary plant and equipment) in under over and through the Building for connection to the Premises and to use the same provided that the Landlord will manage the allocation of the tenant roof plant space with due regard to the requirements of all tenants in the Building and taking the following into account:

42

(a)

where reasonably possible plant areas will be separate for each tenant and will take into account the riser allocation strategy (being the proviso to paragraph 11 below) and the location of the tenant’s facilities requiring connection to those plant areas;

(b)	the tenant plant space available for allocation will exclude the plant space set aside for tenant’s generators;
(c)

the Landlord reserves the right to run cables/pipes and other service media over under or along such areas provided that these shall not materially adversely affect the Tenant’s use of the same and that the Landlord obtains the Tenant’s prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media;

(d)	the proportion that the Net Internal Area of the Premises bears to the Net Internal Area of all of the offices within the Building let or intended to be let.
11

The right to use a fair and reasonable proportion of the riser space and telecoms intake room or rooms allocated to tenants for their use within the Building based on are the proportion that the Net Internal Area of the Premises bears to the total Net internal Area of all offices within the Building for the purpose of running Service Conduits and Appliances exclusively serving the Premises provided that the installation of such cabling shall be subject to the Landlord’s prior written consent such consent not to be unreasonably withheld or delayed and provisos (a) to (d) at the end of clause 3.31 shall apply to such installation and consent Provided that the Landlord will manage the allocation of the riser space for the purposes of the use of and connections to the Service Conduits and Appliances the Landlord’s Services Equipment and such telecoms intake room or rooms on the following basis:

(a)

space shall be allocated between each of the tenants (and undertenants shall be not be taken into account for these purposes) in the same proportion as the Net Internal Area they occupy bears to the total Net Internal Area of the Building;

(b)	where reasonably possible separate risers will be allocated to each tenant and will take into account the location of the premises demised to the tenant;
(c)

where reasonably possible the allocation of riser space to be used for IT purposes shall be on the basis of separate cages within the risers provided that the Tenant will reimburse the Landlord for the reasonable cost of such cages;

(d)

the Landlord reserves the right to run cables/pipes and other service media through such risers provided that these shall not materially adversely affect the Tenant’s use of the same and that the Landlord obtains the Tenant’s prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media.

Wayleaves

12

The Landlord acknowledges that the Tenant may wish to enter into wayleaves for cabling from external third parties for connection through the Estate and the Building into the Premises and confirms that:

(a)	it will consent to any such wayleave without payment of a premium for such wayleaves;
(b)	it will not unreasonably withhold or delay its consent to the entering into of any such wayleave in a form reasonably approved by the Landlord.

Staircase Rights

13

For such duration as the internal staircases connecting the third and fourth floors exist the right to pass and repass through the airspace of the slabs separating the third and fourth floors for the purposes of utilising such connecting staircase.

Stadium Seating

14	The right to construct, retain, modify, amend and use the Stadium Seating within the atrium forming part of the Premises.

43

Part II

Rights excepted and reserved

1

The passage and use of all such Service Conduits and Appliances (if any) as now pass or run into through along under or over the Premises and which are designed to be used for the benefit of the remainder of the Building.

2

The right for the Landlord and all authorised persons at all reasonable times upon not less than 24 hours’ prior notice (except in case of emergency) to enter the Premises and to enter and remain on the Roof Terrace for the purposes of carrying out the Services for all or any of the following purposes:

(a)	inspecting the Premises and the state and condition thereof;
(b)	survey measurement or valuation of the Premises;
(c)	reading electricity, water and other check meters or sub-meters installed within the Premises;
(d)	preparation of a schedule of fixtures and fittings in or about the Premises;
(e)	remedying any breach of covenant by the Tenant after failure by the Tenant so to do in accordance with the provisions of clause 3.18;
(f)	access to or egress from any of the plant rooms or Service Conduits and Appliances included within the Premises or accessed from the Premises;
(g)

to comply with obligations owed by the Landlord (or any developer) to third parties or with the covenants on the part of the Landlord (or any developer) contained in this Lease or contained in the Agreement for Lease;

(h)	maintaining, amending, renewing, cleaning, repairing or rebuilding any adjoining premises in so far as such works cannot be carried out without entering upon the Premises;
(i)	to prepare any Energy Performance Certificate for the Premises or the Building;
(j)	in connection with the provision of Services,

PROVIDED ALWAYS THAT the Landlord or other person exercising such rights shall cause as little interference and inconvenience as reasonably practicable to the Tenant or other occupier of the Premises and its or their trade or business carried on therein and as soon as reasonably practicable make good to the reasonable satisfaction of the Tenant any damage thereby caused to the Premises and the Tenant’s fixtures and fittings and stock and PROVIDED FURTHER THAT the Landlord or other person exercising such rights complies with the reasonable security requirements of the Tenant or other occupier and where requisite the Landlord or other person exercising such rights shall only exercise such rights while accompanied by a representative of the Tenant or occupier of the relevant part of the Premises PROVIDED THAT such a representative shall be made available at reasonable times on reasonable request by the Landlord and if such a representative is not made available after a reasonable period after such request (or in the case of emergency) entry may be made without such a representative.

3

All rights of light air and other easements and rights (but without prejudice to any expressly granted to the Tenant by this Lease (if any)) now or hereafter belonging to or enjoyed by the premises from or over any adjoining neighbouring or contiguous land or building.

44

4

The right to build or rebuild or alter or carry our any development or works to any adjoining neighbouring or contiguous land or building in any manner whatsoever (and to authorise any adjoining owner or occupier to do the same) and to let or authorise the letting of the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any such case thereby diminished or any other liberty, easement, right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and so that any access of light and air now or at any time enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that the enjoyment thereof shall not prevent such building, rebuilding, alteration, development, works, letting or dealing as aforesaid and the Tenant shall permit such matters without interference or objection PROVIDED THAT the rights reserved by this paragraph 4 shall not be exercised so as to prejudice the rights expressly granted to the Tenant under this Lease.

5

The right to support and shelter and all other easements and rights now and hereafter belonging to or enjoyed by all adjoining, neighbouring or contiguous land or buildings an interest wherein possession or reversion is at any time vested in the Landlord.

6

The right to build on or into any boundary or party wall of the Premises provided always that the Landlord or the person exercising this right shall make good any damage thereby caused to the Premises and the Tenant’s fixtures fittings and stock to the reasonable satisfaction of the Tenant.

45

THIRD SCHEDULE

Review of Principal Rent

1	In this Schedule:
	relevant Review Date	means [insert date which is the date which is five years from the Term Commencement Date] and each fifth anniversary thereafter and any other date that becomes a Review Date pursuant to paragraph 8
Completed Premises

means the Premises on the assumption that:

(a)    the Landlord has completed the Premises at its own cost to the specification and standard described in the section of the Specification entitled “Category A Specification” and in compliance with every applicable Act;

(b)    the Tenant has removed all fitting out works carried out by the Tenant or any permitted occupier and made good all damage so caused by such removal so that the Premises are at the relevant Review Date in the same specification as in (a) above and in compliance with statutory requirements;

(c)    if the Premises or the means of access thereto have been destroyed or damaged they have been completely rebuilt or reinstated and fully restored

Open Market Rent

means the yearly rent which would reasonably be expected to become payable in respect of the Completed Premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a willing lessee for the time required for fitting out the Completed Premises on the assumption that such rent free period has expired prior to the relevant Review Date upon a letting of the Completed Premises as a whole by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term of 10 years commencing on the relevant Review Date in every case with rent reviews on each fifth anniversary of term commencement and with vacant possession without a fine or premium and for the use or uses permitted under this Lease but otherwise upon the terms of this Lease (other than (i) the length of the Contractual Term and (ii) the amount of the rent hereby reserved (but including the provisions for review of the Principal Rent)) and where at the relevant Review Date the Tenant has in fact the benefit of the Reception Side Letter and the Western Terrace Side Letter, the hypothetical tenant of this Lease shall be assumed also to have the benefit of the Reception Side Letter and the Western Terrace Side Letter, such benefit to be assumed to be shared on the same basis the benefit is in fact shared with other occupiers by the Tenant on the relevant Review Date, assuming whether or not it be the case:

(a)    that all the Landlord’s and Tenant’s covenants and obligations in this Lease have been fully complied with (provided that in the case of the Landlord the Landlord is at the relevant Review Date using all reasonable endeavours to remedy any subsisting breach which the  Tenant notified the Landlord in writing as subsisting a reasonable period before the relevant Review Date); and

(b) that the Completed Premises are available and suitable for immediate occupation and use for fitting out as offices;
but disregarding:

46

(c) any goodwill attached to the Premises by reason of the carrying on thereat by the Tenant or by any person deriving title or any right to occupy through or under the Tenant of any business;

(d)    any effect on rent of any alteration or improvement to the Premises made by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title before or after the grant of this Lease other than an alteration or improvement carried out to the Completed Premises pursuant to an obligation to the Landlord which shall include any alteration or improvement carried out as a consequence of a statutory obligation;

(e)    any effect on rent of the fact that the Tenant or any person deriving title or any right to occupy through or under the Tenant or their  respective predecessors in title may have been in occupation of the Premises or other premises in the Building or on the Estate, but so that it will be assumed that such other premises in the Building are fully let at the relevant Review Date;

(f)    any effect on rent of any works to or alterations to the Premises carried out by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title which reduce their rental value; and

(g) the provisions of clause 8
Reception Side Letter

means the side letter granting Mimecast Services Limited exclusive use of a reception desk or reception point in the Building on the terms set out therein, the form of which is attached at Appendix E to this Lease

Surveyor

means an independent chartered surveyor agreed upon by the Landlord and the Tenant (both acting reasonably) or in default of agreement appointed by the President in accordance with paragraph 3 of this Schedule

Western Terrace Side Letter	means the side letter granting Mimecast Services Limited exclusive use of the Western Roof Terrace on the terms set out therein, the form of which is attached at Appendix F to this Lease
agree or agreed	means agree or agreed in writing between the Landlord and the Tenant.
2

From each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:

(a)	the Open Market Rent; and
(b)	the Principal Rent contractually payable immediately before that Review Date (ignoring any rent abatement under clause 5.3).
3

If by a date three months before the relevant Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Open Market Rent but in default of such agreement then either the Landlord or the Tenant may at any time make application to the President to appoint a surveyor to determine the Open Market Rent and every application shall request that the Surveyor to be appointed shall if practicable be a specialist experienced in the letting or rental valuation of office premises in the area in which the Premises are situate.

47

4	Unless the Landlord and the Tenant otherwise agree the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.
5

If the Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor.

6

If the Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he shall stipulate a proposal for the Open Market Rent supported (if so desired by either of the parties) by any or all of:

(a)	a statement of reasons:
(b)	a professional rental valuation or report; and
(c)	submissions in respect of each others’ statement of reasons,

but notwithstanding the foregoing the Surveyor shall determine the Open Market Rent in accordance with his own judgement but shall issue the determination with a statement of reasons.

7

If by a Review Date the Principal Rent payable from the Review Date has not been ascertained pursuant to this Third Schedule the Tenant shall continue to pay the Principal Rent at the rate payable hereunder immediately before that Review Date and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Review Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (calculated by reference to such difference or the relevant parts thereof from the date or the respective dates on which the same would have become due had the Principal Rent payable from the relevant Review Date been ascertained by such Review Date).

8

If at any Review Date there is by virtue of any Act a restriction which operates to restrict the Landlord’s right to review the Principal Rent or if at any time there is by virtue of any Act a restriction which operates to restrict the right of the Landlord to recover an increase in the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time within three months thereafter give to the Tenant not less than one month’s notice requiring an alternative rent review upon the succeeding quarter day which quarter day shall for the purposes of this Schedule be a Review Date.

9

A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be endorsed on this Lease and the counterpart thereof by way of evidence only and signed by or on behalf of the Tenant and the Landlord respectively.

10	In this Schedule time shall not be of the essence in agreeing or determining the Open Market Rent nor appointing the Surveyor.

48

FOURTH SCHEDULE

Matters to which the demise is subject

The entries on the registers of title number NGL770398 dated 6 October 2017 and timed at 12:10:07.

49

FIFTH SCHEDULE

The Service Charge

1	In this Schedule:
	Accounting Period	means 1 April in each year to (and including) 31 March in the following year or such other period being a whole year as shall be notified by the Landlord to the Tenant in writing
Base Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months preceding the commencement of the Accounting Period in the year of grant of this Lease

	Base Service Charge Cap	means the sum of [calculate £12 p.s.f.] pounds (£[ ]) (exclusive of VAT)
Building Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Building Services for an Accounting Period and on all related costs specified in Part 1 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Capped Element

means 3 proportion of the Building Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises (from which, for the purposes of this definition only, Utility Costs, Energy Levy and Services specifically requested by the Tenant shall be excluded)

	Capped Period	means the term of this Lease
Estate Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Estate Services for an Accounting Period and on all related costs specified in Part 2 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

	Incidental Services	means the reasonable costs and expenses reasonably and properly incurred by the Landlord or with the Landlord’s authority in connection with the Services as set out in Part III of the Sixth Schedule
	Incidental Service Costs	means all proper expenditure incurred by or on behalf of the Landlord on the provision of Incidental Services
Index Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months prior to the expiry of the Accounting Period in respect of which the calculation is being made

Interim Sum

means a yearly sum assessed by the Landlord or the Landlord’s Surveyor (acting reasonably) on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

50

RPI	means the Retail Prices Index (all items) published monthly in the United Kingdom by the Office for National Statistics or any official publication substituted for it

Service Charge	means for any Accounting Period:

	(a)	the Capped Element

	(b)	a fair and reasonable proportion of the Estate Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises

	(c)	a fair and reasonable proportion of the Utility Costs for that Accounting Period as reasonably determined by the Landlord

	(d)	a proportion of the Incidental Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises

	(e)	(to the extent the Tenant does not pay it directly to the relevant supplier) the total cost of all utilities separately metered and exclusively supplied to the Premises

PROVIDED ALWAYS THAT all interest earned on all Interim Sums and any other service charge monies held by the Landlord whether in anticipation of future expenditure or otherwise shall be credited against Service Costs

Service Charge Cap	means the following amounts (exclusive of VAT):

	(a)	in relation to the first Service Period, or proportionately for the relevant part of the first Accounting Period, the Base Service Charge Cap;

(b)

in relation to the second and all subsequent Accounting Periods the higher of:

i.           the Service Charge Cap for the preceding Accounting Period; and

ii.          an amount calculated in accordance with the following formula:

SRC x		Index Figure; Base Figure

where SRC is the amount of the Service Charge Cap for the preceding Service Period; and

Service Charge Certificate	means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 8 of this Schedule

Service Charge Code	The RICS Service Charges in Commercial Property - a Code of Practice -- 3rd Edition - which is effective from 4 February 2014 but not as updated or replaced from time to time thereafter

51

Service Cost	means the total sum calculated in accordance with paragraph 2 of this Schedule.

Utility Costs	means together the cost of the supply of electricity and gas:
	(a)	for the provision of the Services; and

	(b)	to the whole or any part of the Common Facilities.
2

The Service Cost shall be the total of the aggregate of the reasonable and proper costs reasonably and properly incurred by the Landlord in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the Incidental Services but excluding for the avoidance of doubt any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant or any other tenant or tenants of the Building.

3	The Capped Element of the Service Charge shall not exceed the Service Charge Cap for the Capped Period.
4

If at any time and from time to time the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Charge in relation to any item of the Services shall change and in the reasonable opinion of the Landlord or the Landlord’s Surveyor such alteration or change shall require alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in each and every such case the Landlord shall have the right to vary and amend the Service Charge and to make appropriate adjustments thereto.

5	The Tenant shall pay to the Landlord the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days.
6

Before the commencement of every Accounting Period the Landlord shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 11 and 12 of this Schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by paragraph 5 of this Schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period.

7

In the event that the Landlord shall not have served written notice of the interim Sum for any Accounting Period before any quarterly instalments of the Interim Sum becomes due the Tenant shall within 21 days of the service of such notice pay to the Landlord an amount equal to the difference between instalments of the Interim Sum due on the date of service of such notice and the amount paid by the Tenant on account of the interim Sum pursuant to paragraph 6 of this Schedule.

8

As soon as practicable after the expiry of every Accounting Period (are in any event no later than the expiry of three months after the expiry of the relevant Accounting Period) the Landlord shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period.

9

A Service Charge Certificate shall contain a detailed summary of the Service Cost in respect of the Accounting Period to which it relates together with the relevant calculations showing the Service Charge which shall be binding upon the Landlord and the Tenant (save in the case of manifest error).

52

10

The Tenant may request the Landlord to provide or at the Landlord’s option make available for inspection further details of the breakdown of the expenditure under a Service Charge Certificate or any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Landlord within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Landlord shall furnish to the Tenant or at the Landlord’s option make available for inspection and afford to the Tenant all reasonable facilities to enable the Tenant to make copies of full details of such expenditure and other service charge information and documentation as may be reasonably required as soon as reasonably practicable and in any event within 28 days of each and every request PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time.

11

Within 21 days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Landlord notwithstanding that the Contractual Term may have expired or been determined before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

12

If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Accounting Period and following the last year of this Lease howsoever determined any excess shall be repaid to the Tenant within 28 days of the date of service on the Tenant of the Service Charge Certificate for such Accounting Period.

13

The Landlord and Tenant agree that should the Termination of the Tenancy occur during any Accounting Period then the Tenant’s liability in respect of the Service Charge shall be apportioned on a daily basis up to the date of Termination of the Tenancy but that the Tenant shall have no liability in respect of the Service Charge for any period after the Termination of the Tenancy but this paragraph shall be without prejudice to any balancing payments to be made pursuant to paragraphs 11 or 12 of this Schedule.

14	The Landlord will in the provision and management of the Services have due and proper regard to and shall use reasonable endeavours to comply with the Service Charge Code.
15	The Landlord shall not be entitled to require any payment from the Tenant towards the establishment or maintenance of any sinking or reserve fund in respect of the Service Cost.
16	CHANGES TO THE RPI
16.1

In the event of any change after the date of this Lease in the reference base used to compile the RPI the all items index figure taken to be shown in the RPI after the change shall (where possible) be the all items index figure which would have been shown in the RPI if the reference base current at the date of this lease had been retained.

16.2

If the Landlord reasonably believes that any change referred to in paragraph 16.1 above would fundamentally alter the calculation of the Service Charge Cap or in the event of it becoming impossible or impracticable, by reason of any change after the date of this lease in the methods used to compile the RPI or for any other reason whatsoever, to calculate the Service Charge Cap there shall be substituted such other provisions for calculating the Service Charge Cap as shall be agreed between the Landlord and the Tenant or, in default of agreement, as may be determined pursuant to paragraph 17 below.

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17	DISPUTES
17.1

If any dispute or question arises between the Landlord and the Tenant as to the calculation of the Service Charge Cap or as to the interpretation, application or effect of any of the provisions of paragraph 16 then the matter in question may (without prejudicing the parties’ ability to agree it at any time) be referred for determination by an independent person (the “Expert”) who is to be appointed (in default of agreement) on the application of either party by the President for the time being of either (taking into account the nature of the matter in dispute) the Royal Institution of Chartered Surveyors or the Institute of Actuaries and in respect of any Expert appointed to act under this paragraph 17:

17.2	he shall:
(a)	act as an expert and not as an arbitrator;
(b)	allow the Landlord and the Tenant to make written representations and cross-representations concerning the Service Charge Cap (or other matter in dispute) within such time limits as he may prescribe;
(c)	seek appropriate professional advice on any relevant matter beyond his professional expertise; and
(d)	make a reasoned determination which shall be final and binding between the parties unless it contains a manifest error;
17.3

he shall have full power to determine the dispute or matter in question including (without limitation) substituting an alternative index for the RPI that most closely resembles it (but having regard to paragraph 16;

17.4	his fees and the cost of his nomination shall be paid as he may determine or, otherwise, equally by the Landlord and the Tenant; and
17.5	if he refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply for the appointment of another Expert.

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SIXTH SCHEDULE

Part I

Building Services

1

The maintenance, repair, decoration and inspection and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of the Building and each and every part thereof (including the glass in the outside walls of the Building in any atria in the Building and in the Common Facilities) excepting;

(a)	the Premises; and
(b)	other premises within the Building as are from time to time let or intended to be let.
2

The operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of any roof terrace and the Common Facilities including (without prejudice to the generality of the foregoing) the lifts and escalators within and forming part of the Building, the Service Conduits and Appliances, water treatment systems, sanitary apparatus, pneumatics, vehicle turntables, electrically/mechanically oparated barrier gates, computer monitoring system, closed circuit television, surveillance system, control security system and indicator installation, refuse compactors and all other mechanical and electrical systems and all plant, machinery and equipment associated therewith (except Landlord’s Services Equipment) within the Building.

3	The:
(a)

operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal and replacement of the Standby Generators and the Landlord’s Services Equipment (excluding such parts as are within the Premises or any other parts of the Building let or intended to be let by the Landlord and respectively serve the Premises or such other parts of the Building let or intended to be let by the Landlord exclusively) and provision of heating, cooling and ventilation to all parts of the Building;

(b)	external cleaning of the Building; and
(c)	external and internal cleaning of the Common Facilities,

in all such cases as often as in the Landlord’s reasonable opinion may be requisite and such maintenance shall include the preparation, cleaning, decoration, repointing, painting, graining, varnishing, papering, polishing and other treatment or replacement of finishes (walls, floors and ceilings) with good quality materials of their several kinds and in a suitable manner for maintenance in good condition as may be appropriate for the particular external or internal finishes.

4

The provision (but not the initial capital cost of the provision of equipment) and maintenance of security services (including (without prejudice to the generality of the foregoing) 24 hour security guards in respect of the Common Facilities and electronic surveillance systems as the Landlord shall reasonably deem necessary).

5	The lighting (including the maintenance, repair and for the purposes of repair the proper replacement of the lighting equipment and fittings) of any atria in the Building and the Common Facilities.
6	The disposal of refuse from the Building including the collection and compaction thereof and the provision of receptacles and plant and equipment in connection therewith.

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7

The cleaning of the outside of all exterior windows of the Building and all atria glazing (other than such as is the responsibility of any tenant of the Building) and glazing in the Common Facilities as often as may be requisite and the maintenance cleansing, repair, inspection and (where in the reasonable opinion of the Landlord the item is beyond economic repair), renewal of all window cleaning cradles, carriages and runways.

8

The provision (but not the initial capital cost of providing the same), cultivation, maintenance and replacement of plants and other decorative landscaping on the exterior of the Building in the Common Facilities and in any atria in the Building.

9	The continuous provision of hot water (in compliance with statutory requirements as to minimum temperatures) and cold water to each level of the Building.
10

The provision of a caretaker, engineers, building technicians, receptionist and such other staff as the Landlord may deem reasonably and properly necessary for the good management and security of the Building in accordance with principles of good estate management with on-site security and reception services for the Building to be provided on a 24/7 basis.

11

The reasonable cost of making good any damage occasioned to the Premises or any other premises in the Building let to tenants of the Building as an unavoidable result of carrying out any of the Services.

12

The expenses reasonably and properly incurred by the Landlord in respect of any repairing, rebuilding and re-cleansing any party walls, fences, sewers, drains, channels, sanitary apparatus, pipes, wires, passageways, stairways, entrance ways, roads, pavements and other things the use of which is or is capable of being common to the Building and any other property.

13	The installation and (where appropriate) replacement or updating of separate sub-metering of utilities used in the Common Facilities and the Premises.
14

The provision of all such other services and facilities for the benefit of the Building and the tenants and occupiers of the Building generally as the Landlord shall from time to time reasonably consider to be necessary or expedient in accordance with good principles of estate management prevailing from time to time.

Part II

Estate Services

1

The provision of security services, personnel, plant and equipment (including security gates and barriers) and traffic control systems for the purpose of monitoring, supervising and controlling the Estate and persons present on the Estate (whether with or without vehicles).

2

The maintenance, repair, renewal, replacement, resurfacing, cleansing and keeping open and free from obstructions and detritus all accessways, areas, surfaces and paving (including roadways, footways, ramps, turntables, car parking areas and loading bays) laid out on the Estate from time to time and available for passage, access and parking.

3	The taking of all appropriate steps to clean and maintain on a regular basis the Estate.
4	The provision and operation of means of collection, storage, compaction and disposal of refuse and rubbish (including litter and pest control) arising or occurring on the Estate.
5

The provision of suitable landscaping and planting and to keep such parts of the Estate as are laid out with landscaping and planting from time to time in good order and condition and properly tended, maintained, cultivated and planted including where appropriate or necessary replanting.

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6

The maintenance and keeping in good repair and working condition efficient fire and smoke detection, fire preventative and firefighting equipment for the Estate (including sprinklers, hydrants, hosereels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape) all in compliance with statutory requirements the requirements of the Chief Fire Officer and any other competent statutory or other authorities underwriters and insurers.

7	The effecting, maintaining and renewing of:
(a)

such insurance on such terms and in such amount as shall be reasonably determined by the Landlord against any liabilities which the Landlord or any of the owners of other buildings on the Estate may incur to third parties on account of the condition of the Estate or any part thereof; and

(b)	such other insurance in connection with the Estate as the Landlord may reasonably determine.
8

The provision of any water, fuel, oil, gas, electricity and other energy supplies as may be required for use in running or operating any of the Services to the Estate except such as are for the exclusive use of a particular tenant or tenants including (if the Landlord reasonably considers it necessary or appropriate) standby power generators and plant.

9	The inspection and maintenance of the Estate.
10

The lighting to an adequate and sufficient standard throughout such periods of the day and night as may be requisite all parts of the Estate to which access is available in fact or by right and the heating, cooling and ventilation as necessary of the underground parts of the Estate.

11

As often as may be necessary the erection, placing, renewal and replacement in suitable locations on the Estate such direction signs, notices, artwork, sculptures, seats/benches, public toilets and other fixtures, fittings and chattels as are in the interests of good estate management appropriate for the enjoyment or better enjoyment of those parts of the Estate to which the public have access in common with the owners of the buildings on the Estate or persons authorised by them provided that no addition will be made which would result in a material adverse change to the nature or quality of the Estate.

12

The maintenance, repair and renewal of such special highway finishes on land immediately adjacent to the Estate or any part thereof as exist at the date hereof until such time as such land and finishes are dedicated to the relevant highway authority and the highway authority assumes responsibility for the maintenance of the same.

13	The installation, cleaning maintenance, repair, insurance, reinstatement and renewal of any canopies that may exist from time to time over any part of the Estate.
14

The provision of other services and benefits which the Landlord properly considers to be in the interest of good estate management generally for the Estate as a whole including without prejudice to the generality of the foregoing holding private functions and entertainments and/or events for general or public benefit.

15

Making (and as appropriate from time to time replacing) and enforcing reasonable regulations for the management operation and control of the Estate as a whole and entering into agreements deeds or other arrangements with tenants or users of the Estate or any part or parts thereof and adjoining or neighbouring owners for the purpose of performing any of the Services.

Any reference in Part II of this Schedule to renewal includes renewal, in accordance with the principles of good estate management, of the relevant part of the Estate which is beyond its natural life or deemed by the Landlord (acting reasonably) to be of insufficient quality to maintain standards in keeping with the remainder of the Estate, even though such item is not malfunctioning or in a state of disrepair.

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Part III

Incidental costs and expenses to be included in the Service Cost

1	The proper cost of fuel, oil, gas and electricity or other energy supplies or power sources from time to time used in running or operating any of the Services.
2

All existing and future rates, taxes, assessments, charges and outgoings of whatsoever nature payable in respect of the Building or any part thereof (including general and water rates and in respect of the Common Facilities and Communal Areas) other than:

(a)	rates and other outgoings payable in respect of:
(i)	the Premises; and/or
(ii)	other premises within the Building as are from time to time let or intended to be let but not then let;
(b)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; and/or
(c)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder; and/or
(d)	any future property ownership tax or assessment in respect of any reversionary interest in the Premises; and/or
(e)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3	All reasonable and proper costs, fees, expenses and other outgoings incurred in connection with:
(a)

the employment or engagement of such independent contractors, agents, consultants, professional advisers or other personnel as are reasonably necessary in connection with the provision or carrying out of the Services;

(b)

the salaries, wages, pensions and pension contributions and other emoluments and statutory employer’s contributions or levies of all persons properly employed in connection with the provision or carrying out of the Services;

(c)

the provision of any necessary uniforms, protective or specialist clothing, tools, appliances, plant, equipment and materials as may be necessary or desirable for use in connection with the provision or carrying out of the Services.

4

The reasonable and proper fees and disbursements of managing agents engaged by the Landlord in connection with the provision or carrying out of the Services which shall be in line with market rates for a central London office building,

5

All reasonable fees and costs properly incurred in respect of keeping full and proper records and accounts of the Services and Service Cost and the preparation of all necessary accounts statements and certificates in relation to the recovery of the Service Cost from tenants of the Building.

6

Reasonable bank charges and interest on overdrawings for discharging items of Service Cost and the collection of the Service Charges after giving credit for any interest earned thereon in respect of the same Accounting Period.

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7

Rent rates and all other outgoings in respect of accommodation properly incurred for use or occupation by the Landlord its agents, servants, employees, workmen or other persons employed directly in connection with the provisions and carrying out of the Services PROVIDED THAT:

(a)

where such accommodation is within the Building or on other premises owned by the Landlord and no rent is paid to the Landlord the Landlord shall be entitled to include in the Service Cost an amount equal to market rent of such accommodation as properly and reasonably determined annually by the Landlord’s Surveyor; and

(b)	where such accommodation is not used exclusively for the provision and carrying out of the Services a fair and reasonable proportion of such rent or deemed rent shall be allocated to the Service Cost.
8

All proper and reasonable legal and other professional fees and disbursements properly incurred by the Landlord in connection with the enforcement of any contract or agreement entered into by or on behalf of the Landlord with any third party in connection with the provision or carrying out of the Services.

9	The reasonable and proper cost of any maintenance or service agreements or insurance contracts in respect of any of the plant, equipment, services or facilities used in connection with the Services.
10	The supply of requisites to the lavatories comprised in the Common Facilities and such other facilities in the Common Facilities.
11	The reasonable and proper cost of taking steps to comply with or making representations concerning the requirements of any statutes, by-laws and other regulations affecting the Building.
12	The payment of all VAT properly payable on any item of expenditure in connection with the provision or carrying out of the Services to the extent that it is not otherwise recoverable by the Landlord.
13	The cost of making up any amount properly deducted by the insurers pursuant to any excess provisions contained in any insurance policy of the Building.
14

Any other proper and reasonable expense properly incurred by the Landlord or its managing agents or other provider of the Services attributable to the provision supervision and management of the Services or the improvement from time to time of the standard thereof as shall be reasonably considered advisable or necessary not otherwise specifically mentioned in the Schedule.

15

A fair and reasonable proportion of the Energy Levy which, is attributable on a fair and reasonable basis to the Common Facilities which proportion shall be based on a comparison of the energy supplied to the Common Facilities with the energy supplied to the Building

PROVIDED ALWAYS that:

(a)

where in this Schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it;

(b)

the Landlord may temporarily withdraw any item of service matter or thing specified in this Schedule if such withdrawal is in the interest of good estate management provided that the use and enjoyment of the Premises is not thereby impaired in any material respect;

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(c)

the Landlord shall have the right (provided that the occupation and use of the Premises is not materially adversely affected) to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this Schedule if the Landlord in its reasonable discretion shall deem it desirable or expedient to do so but in reaching such decision the Landlord is to have regard to the principles of good estate management and the interests of the tenants in the Building;

(d)

any parts of the Building occupied by the Landlord for any purpose otherwise than in connection with or incidental to the provision of the Services shall be seemed to be premises “let or intended to be let” for one purposes of this Schedule;

(e)

the Landlord shall credit to the Service Cost any cost or expense to the extent to which the Landlord is paid or reimbursed by any person in connection with the maintenance and repair of the Building including but not necessarily limited to the cost of any item for which the Landlord is paid or reimbursed by insurance proceeds warranties service contracts or otherwise;

(f)	the Service Cost and the Service Charge shall not include:
(i)

costs and expenses attributable to any part or parts of the Building or the Estate let or intended to be let to any other tenant or occupier (other than management accommodation which for the avoidance of doubt shall not include marketing suites temporarily located in parts of the Building or the Estate intended to be let) which are not so let or occupied nor the costs in respect of collection of rents and Service Charge or arrears and Service Charge or review of principal yearly rents in respect  of such parts of the Building and such costs and expenses shall be borne and be payable by the Landlord;

(ii)

any costs and expenses attributable in any way whatsoever to the initial construction of the Building (including landscaping and the Foundations and Services) and Services) and the Estate, the Base Building Definition and the initial installation of the Landlord’s Services Equipment and the Services Conduits and Appliances;

(iii)	any fees, costs and commissions of whatsoever nature incurred in procuring or attempting to procure other tenants for the Building;
(iv)	the costs of remedying any disrepair, damage or destruction caused by any of the Insured Risks or by an Uninsured Risk to the Building or the Estate;
(v)	any costs in connection with enforcing covenants in any other lease of any part of the Building on the Estate;
(vi)	any sums payable by the Landlord in relation to any of its charges or indebtedness or financing;
(vii)

the costs of commissions and charges in respect of collecting of principal rents, service charges and electricity cost and Outside Normal Business Hours charge and of reviewing rents payable by other tenants of the Building;

(viii)	costs of CIL and any costs associated with ClL;
(ix)	costs associated with Historic Contamination;
(x)	costs attributed to the Developer’s Works (as defined in the Agreement for Lease);
(xi)	costs which would otherwise form part of the Service Costs but which are directly recoverable in full from any third party occupier in the Estate;
(xii)	costs incurred in connection with applications to assign, sublet or alter in respect of any lease or other occupational document relating to the Building other than in relation to the Premises;
(xiii)	costs in respect of any voids or vacant area in the Building which are available to let and/or intended for letting;

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(xiv)	future redevelopment costs;
(xv)	costs associated with any breach of the Landlord of its obligations to repair and maintain the Estate and the Building in accordance with its obligations in this Lease; and
(xvi)

any amounts recovered from a third party contractor or professional employed by the Landlord or its predecessors in title in relation to the construction, modification or improvement of the Building on the Estate (less reasonable and proper costs incurred by the Landlord in making such recovery);

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SEVENTH SCHEDULE

Surety’s Covenant

1	The Surety hereby covenants with the Landlord as a primary obligation that:
(a)

the Tenant will pay the rents reserved by this Lease on the days and in manner aforesaid and will duly perform and observe all the Tenant’s covenants contained in this Lease and that in case of default the Surety will pay and make good to the Landlord on demand all loss, damages, costs and expenses thereby arising or incurred by the Landlord;

(b)

the Surety will (to the extent properly required by the Landlord in accordance with the terms of this Lease) enter into any further lease granted by the Landlord to the Tenant whether pursuant to the Landlord and Tenant Act 194 or otherwise to guarantee the obligations of the Tenant under such lease such guarantee to be in terms identical (mutatis mutandis) to the terms of this guarantee or in such other terms as may be required by the Landlord;

(c)

in the event that a liquidator or trustee in bankruptcy shall disclaim this Lease the Surety shall if the Landlord so requires by notice in writing given to the Surety within three months after such event take a new lease of the Premises for the residue of the term unexpired at the date of such event and at the rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and to pay to the Landlord the reasonable costs thereof;

(d)

in the event that the Landlord shall not require the Surety to take up a lease in accordance with the provisions of paragraph 1(b) hereof following the disclaimer of this Lease then the Surety shall pay to the Landlord a capital sum in the amount of the Rents that would have otherwise have been payable under this Lease for the period of 6 months from the date of such disclaimer;

(e)	for the purposes of paragraph (b):
(i)	the new lease shall:
(A)	be completed within 4 weeks after the date when the Landlord notifies the requirement to the Surety; and
(B)	take effect from the date of forfeiture, subject to any third party rights of vesting and possession; and
(ii)	the contractual term of the new lease shall expire when the Contractual Term would have expired but for the disclaimer.
2	PROVIDED ALWAYS THAT IT IS HEREBY AGREED THAT:
2.1	The Surety shall not be released or discharged in any way from its obligations under this Lease by:
(a)

any neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rents when the same become payable or to enforce performance or observance of the Tenant’s covenants herein and any time which may be given by the Landlord to the Tenant;

(b)	any variation of the terms of this Lease with the Surety’s consent;
(c)	the transfer of the Landlord’s reversionary interest immediately expectant on the determination of this Lease;
(d)	any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises;
(e)	any legal limitation and/or incapacity of the Tenant and/or any change in the constitution or powers of the Tenant the Surety or the Landlord;

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(f)	any liquidation, administration or bankruptcy of the Tenant or the Surety; or
(g)	any other act, omission, matter or thing whatsoever whereby but for this provision the Surety would be released (other than a release of the Surety by Deed entered into by the Landlord).
2.2

The Surety shall not be entitled to participate in or be subrogated to any security held by the Landlord in respect of the Tenant’s obligations or otherwise to stand in the place of the Landlord in respect of any such security.

2.3	The Surety hereby waives any right to require the Landlord to pursue against the Tenant any rights which may be available to the Landlord before proceeding against the Surety.
2.4	The Surety abandons and waives any right it may have at any time under the law whether existing or future (whether by virtue of the droit de discussion or division or otherwise) to require that:
(a)

the Landlord, before enforcing this Lease or any right, interest or obligation under this Lease, takes any action, exercises any recourse or seeks a declaration of bankruptcy against the Tenant or any other person, makes any claim in a bankruptcy, liquidation, administration or insolvency of the Tenant or any other person or enforces or seeks to enforce any other right, claim, remedy or recourse against the Tenant or any other person;

(b)

the Landlord, in order to preserve any of its rights against the Surety joins the Surety as a party to any proceedings against the Tenant or any other person or the Tenant or any other person as a party to any proceedings against the Surety or takes any other procedural steps or observes any other formalities; or

(c)	the Landlord divides or apportions the liability of the Surety under this Lease with any other person or such liability is reduced in any manner.

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EIGHTH SCHEDULE

Form of authorised guarantee agreement

AUTHORISED GUARANTEE AGREEMENT

DATE:

PARTIES

(1)  [     ] whose registered office is at/of [ ] [(Co. Regn. No. )] (the "Landlord'); and]’ [(Co. Regn.

(2)  [     ] whose registered office is at/of [ ]1 [(Co. Regn. No. ).] (the "Existing Tenant"); and

(3)  [[     ] whose registered office is at/of [ ]2 [(Co. Regn. No. )] (the "Existing Tenant's Guarantor"}]

BACKGROUND

(A)	This agreement is supplemental and collateral to the Lease.
(B)	The Landlord is entitled to the immediate reversion to the Lease.
(C)	The residue of the term granted by the Lease is vested in the Existing Tenant.
(D)	The Existing Tenant intends to assign the Lease and in accordance with the provisions of the Lease has agreed to enter into an authorised guarantee agreement with the Landlord.
(E)	[Under the Lease the Tenant’s obligations are guaranteed by the Existing Tenant’s Guarantor.]

IT IS AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

In this agreement:

1.1	the following expressions have the respective specified meanings:

“Assignee” the person or persons defined as assignee in the Licence to Assign;

“Assignment” means the assignment authorised by the Licence to Assign, which for the purposes of this agreement, occurs on the date of the transfer of the Lease to the Assignee whether or not the transfer requires to be completed by registration at HM Land Registry;

“Lease” a lease of [] floor of 1 Finsbury Avenue, London EC2 dated [date] and made between (1) B.L.C.T. (PHC 15A) Limited, (2) Mimecast Services Limited and (3) Mimecast Limited, and includes all documents collateral to it including this agreement;

“Licence to Assign” a licence to assign the Lease dated the date hereof and made between [parties];

“Tenant’s obligations” has the same meaning as is given by the 1995 Act to the expression ”tenant covenants” and applies in relation to the tenancy created by the Lease; and

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995;

1	If a foreign company, include an address for service in the UK and specify that it is such an address.
2	If a foreign company, include an address for service in the UK and specify that it is such an address.

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1.2	where a party comprises more than one person, that party’s obligations take effect jointly and severally; and
1.3	references to any clause are to the corresponding clause in this agreement and the headings do not affect the construction or interpretation of this agreement.
2	AUTHORISED GUARANTEE AGREEMENT

This authorised guarantee agreement is entered into by the Existing Tenant in consideration of the Landlord’s entering into the Licence to Assign and, accordingly, the Existing Tenant as a principal obligor agrees with the Landlord that:

2.1	Guarantee

The Existing Tenant’s obligations will be complied with by the Assignee and, to the extent they are not, the Existing Tenant will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

2.2	Preservation of the guarantee

The Existing Tenant’s obligations under this clause are not affected by:

2.2.1	any delay or other Indulgence, compromise or neglect in enforcing the Tenant’s obligations or any refusal by the Landlord to accept tendered rent;
2.2.2	any partial surrender of the Lease (and the Existing Tenant’s liability shall continue but only in respect of the continuing Tenant’s obligations);
2.2.3	without prejudice to clause 2.4, any disclaimer of the Assignee’s liability under the Lease;
2.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Assignee (or, if the Assignee is more than one person, of any such person) or by the Assignee (or any such person) otherwise ceasing to exist;

2.2.5

any act or omission in connection with any right or remedy against the Assignee or with any other security which the Landlord holds at any time for the Tenant’s obligations or in connection with re-letting the Premises;

2.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenants obligations are not released by, but shall be construed so as to require compliance with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant’s obligations and the Existing Tenant shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

2.3	Subrogation rights, etc.

The Existing Tenant:

2.3.1	may not participate in, or exercise any right of subrogation in respect of, any security which the Landlord holds at any time for the Tenant’s obligations;
2.3.2	will unconditionally waive any right of contribution by the Assignee towards the Existing Tenant’s liability under this clause, to the extent the waiver is requisite for preserving that liability;
2.3.3

acknowledges that the Existing Tenant’s obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant’s obligations and shall be complied with irrespective of any such other security;

65

2.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the Assignee’s insolvency; or
(B)

exercise any other right or remedy against the Assignee whether insolvent or not, in respect of any performance of the Existing Tenant’s obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

2.3.5

warrants that it has not taken and agrees that it will not take any security over the Assignee’s assets for any liability owed to the Existing Tenant (and, if, notwithstanding, the Existing Tenant does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant’s obligations under this clause are fully performed).

2.4	Disclaimer, etc.
2.4.1

If the Assignee’s liability under the Lease is disclaimed, the Landlord may require the Existing Tenant to accept (and, if so, the Existing Tenant will accept) a new lease of the Premises on and giving effect to the same terms, and containing the same agreements, as the Lease except this clause (and, where any such term applies as at a particular date or period, as at the same date or period), and as the terms had effect immediately before the disclaimer such that the obligations of the new lease are no more onerous than the Tenant’s obligations, subject as provided in clause 2.4.2.

2.4.2	For the purposes of clause 2.4.1:
(A)	the Landlord’s requirement must be notified to the Existing Tenant within six months after the date of the Landlord’s receipt of notice of the disclaimer;
(B)	the new lease shall:
(1)	be granted in all respects at the Existing Tenant’s cost;
(2)	be completed within four weeks after the date when the Landlord notifies the requirement to the Existing Tenant; and
(3)	take effect from the date of disclaimer, subject to any third party rights of vesting and possession; and
(C)	the contractual term of the new lease shall expire when the Term would have expired but for the disclaimer.
2.4.3

In the event that the Landlord shall not require the Existing Tenant to take up a new lease of the Premises following the disclaimer of the Lease then the Tenant will continue to pay to the Landlord the rents reserved by the Lease for a period of six months from the date of disclaimer or until the date the Premises are re-let, whichever first occurs.

3.	[AGA GUARANTEE

In consideration of the Landlord entering into the Licence to Assign, the Existing Tenant’s Guarantor as a principal obligor agrees with the Landlord, with effect from the Assignment, that:

3.1	Guarantee

Until the date when the Existing Tenant is released by the 1995 Act from the guarantee and supplementary provisions in clause 2 (referred to in this clause as the “Authorised Guarantee Agreement”) the Existing Tenant will comply with the Authorised Guarantee Agreement and, to the extent the Existing Tenant does not, the Existing Tenant’s Guarantor will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

66

3.2	Preservation of the guarantee

The Existing Tenant’s Guarantor’s obligations under this clause are not affected by:

3.2.1	any delay or other indulgence, compromise or neglect in enforcing the Authorised Guarantee Agreement;
3.2.2	any partial surrender of the Lease (and the Existing Tenant’s Guarantor’s liability shall continue but only in respect of the continuing Authorised Guarantee Agreement);
3.2.3	without prejudice to clause 3.4, any disclaimer of the Authorised Guarantee Agreement;
3.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Existing Tenant (or, if the Existing Tenant is more than one person, of any such person) or by the Existing Tenant (or any such person) otherwise ceasing to exist;

3.2.5

any act or omission in connection with any right or remedy against the Existing Tenant or with any security which the Landlord holds at any time for the Tenant’s obligations or in connection with re-letting the Premises;

3.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant’s Guarantor from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant’s Guarantor’s obligations in connection with the Authorised Guarantee Agreement are not released by, but shall be construed so as to require compliance (through the Authorised Guarantee Agreement) with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant’s obligations and the Existing Tenant’s Guarantor shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

3.3	Subrogation rights, etc.

The Existing Tenant’s Guarantor:

3.3.1	may not participate in, or exercise any right of subrogation in respect of any security which the Landlord holds at any time for the Tenant’s obligations;
3.3.2

will unconditionally waive any right of contribution by the Existing Tenant towards the Existing Tenant’s Guarantor’s liability under this clause, to the extent the waiver is requisite for preserving that liability;

3.3.3

acknowledges that the Existing Tenant’s Guarantor’s obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant’s obligations and shall be complied with irrespective of any such other security;

3.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the insolvency of any person who owes the Landlord liability for the Tenant’s obligations; or
(B)	exercise any other right or remedy against any such person whether insolvent or not,

in respect of any performance of the Existing Tenant’s Guarantor’s obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant’s Guarantor does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

67

3.3.5

warrants that it has not taken and agrees that it will not take any security over the Existing Tenant’s assets for any liability owed to the Existing Tenant’s Guarantor (and, if, notwithstanding, the Existing Tenant’s Guarantor does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant’s Guarantor’s obligations under this clause are fully performed).

3.4	Disclaimer, etc.
3.4.1

If a new lease is to be granted to the Existing Tenant pursuant to clause 2.4, the Existing Tenant’s Guarantor shall be a party to it in order to guarantee compliance with the Existing Tenant’s obligations under it and to accept a further lease following any disclaimer or forfeiture by or against the Existing Tenant as tenant of the new lease.

3.4.2

The Existing Tenant’s Guarantor’s obligations in clause 3.4.1 shall be on the same terms, subject to any necessary differences of fact, as applied to the obligations which the Existing Tenant’s Guarantor had under the Lease before the Assignment.

3.4.3	If the Existing Tenant fails to comply with clause 2.4.1, the Existing Tenant’s Guarantor will do so by taking the new lease in its own name.
4.	TRANSMISSION OF GUARANTEES

The benefit of every guarantee provided for in this agreement shall;

4.1	be annexed and incident to the whole, and to each and every part, of the immediate reversion to the Lease; and
4.2	pass on an assignment of the whole or any part of that reversion.
5.	SEVERANCE

If any provision of this agreement is void or prohibited under any statutory enactment due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this agreement shall continue in force.

6.	GOVERNING LAW AND JURISDICTION
6.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

6.2

Each party irrevocably agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at its address in the United Kingdom as stated in this document or as otherwise notified to [each] [the] other party and each party undertakes to notify the others in advance of any change from time to time of such address for service and to maintain an appropriate address at all times.

7.	EXCLUSION OF THIRD PARTY RIGHTS

The parties confirm that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it

68

.EXECUTED as a DEED by [INSERT NAME
OF COMPANY] acting by two directors /a	(Signature of director)
director and its company secretary

(Signature of director / secretary)

EXECUTED as a DEED by [INSERT NAME
OF COMPANY] acting by a director	(Signature of director)
in the presence of:

(Name of witness)

(Address of witness)

(Signature of witness)

69

Signed as a deed on behalf of BLCT (PHC 15A))
LIMITED, a company incorporated in Jersey,	)
by ,being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):

Authorised Signatory

EXECUTED as a DEED by MIMECAST
SERVICES LIMITED acting by two	(Signature of director)
directors /a director and its
company secretary
(Signature of director / secretary)

Signed as a deed on behalf of MIMECAST	)
LIMITED, a company incorporated in Jersey,	)
by , being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):

Authorised Signatory

70

Appendices Intentionally Omitted

ANNEXURE E: FOURTH FLOOR LEASE IN AGREED FORM

This is Annexure E to the agreement for lease dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited	[Illegible]

Bluebutton Developer Company (2012) Limited	[Illegible]

Bluebutton Properties UK Limited	[Illegible]

Mimecast Services Limited	/s/ Peter Bauer

Mimecast Limited	/s/ Peter Bauer

AGREED FORM

................................201*

B.L.C.T. (PRC 15A) LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

1 FINSBURY AVENUE, LONDON EC2

LEASE OF 4th FLOOR

Herbert Smith Freehills LLP

1	INTERPRETATION	1
2	DEMISE HABENDUM AND REDDENDUM	10
3	TENANT'S COVENANTS	10
	Rent	10
	Outgoings	11
	Water gas and electricity charges and equipment	11
	Repair	11
	Decoration and maintenance	12
	Yield up	12
	Landlord's rights of entry	13
	Compliance with notices to remedy	13
	Improvements and alterations	13
	Notices of a competent authority	16
	To comply with enactments	16
	To comply with town planning legislation etc	16
	User permitted	17
	User prohibited	17
	Alienation absolutely prohibited	18
	Assignment permitted	19
	Underletting permitted	20
	Registration	22
	Not to display advertisements	22
	Insurance	22
	Notice of damage	22
	Landlord's costs	23
	VAT	23
	Regulations affecting the Premises	24
	Obstructions and encroachments	24
	Covenants and provisions affecting the Landlord's title	25
	Operation of plant and equipment	25
	Obligations relating to entry and services	25
	Registration	25
	Energy performance certificates	26
	Bicycle Spaces	26
4	LANDLORD'S CONVENANTS	26
	Quiet enjoyment	26
	Insurance	27
	Landlord's obligations in relation to insurance	27
	Reinstatement	28
	Obligations relating to Services for the Tenant	28
	Building Defects	29
	Head Lease rents	29
	Retail Units	29
5	PROVISOS	30
	Re-entry	30

	Suspension of rent	31
	Damage before Rent Commencement Date	32
	Determination if damage or destruction	32
	Roof Terrace	34
	Warranty as to use	34
	Service of notices	34
	Apportionment	34
	Exclusions of Landlord's liability	34
	Removal of property	35
	VAT	35
	Sharing of information	36
6	SURETY	36
7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	36
8	DETERMINATION	36
9	RIGHT TO RENEW	37
10	GOVERNING LAW AND JURISDICTION	40
FIRST SCHEDULE - The Premises		41
SECOND SCHEDULE		42
	Part I Rights granted	42
	Part Il Rights excepted and resetved	45
THIRD SCHEDULE - Review of Principal Rent		47
FOURTH SCHEDULE - Matters to which the demise is subject		50
FIFTH SCHEDULE - The Service Charge		51
SIXTH SCHEDULE		56
	Part I Building Services	56
	Part Il Estate Services	57
	Part Ill Incidental costs and expenses to be included in the Service Cost	59
SEVENTH SCHEDULE - Surety's Covenant		63
EIGHTH SCHEDULE - Form of Authorised Guarantee Agreement		65

Appendices:

Appendix A: Plans

Appendix B: Base Building Definition

Appendix C: Occupier Fit-Out Guide

Appendix D: Specification

Appendix E. Reception Side Letter

Appendix F: Western Terrace Side Letter

[Appendix G: Agreement to Surrender in agreed form]1

1 Drafting note: Only to be included if this is the highest floor lease being taken by the tenant at the time of grant (i.e. the tenant has exercised its option to contract over the whole of level 5).

LAND REGISTRY PARTICULARS

LR1.	Date of Lease
LR2.	Title number(s):
LR2.1	Landlord's title number(s)	NGL770398
LR2.2	Other title numbers
LR3.	Parties to this Lease	Landlord

B.L.C.T. (PHC 15A) LIMITED (company registration number 76075 (Jersey)) whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD c/o York House, 45 Seymour Street, London W1H 7LX (the “Landlord”)

Tenant
MIMECAST SERVICES LIMITED (company registration number 04901524) whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the “Tenant")
Other parties

MIMECAST LIMITED (company registration number 119119 (Jersey)) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the “Surety”).

LR4.	Property

In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The property defined as “Premises” in Part 1 of the Particulars to this Lease.

LR5.	Prescribed statements etc:
LR5.1

Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003

None.
LR5.2	This lease is made under, or by reference to, provisions of;	Not applicable.
LR6.	Term for which the Property is leased	The term as specified in Part 1 of the Particulars to this Lease
LR7.	Premium	None.
LR8.	Prohibitions or restrictions on disposing of this Lease	This lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc:
LR9.1	Tenant's contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	The right set out in clause 9 of this Lease.
LR9.2	Tenant's covenant to (or offer to) surrender this Lease	None.
LR9.3	Landlord's contractual rights to acquire this Lease	None.
LR10.	Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	The covenants set out in clauses 4.13 and 4.14 of this Lease.
LR11.	Easements:
LR11.1	Easements granted by this Lease for the benefit of the Property	The easements set out in Part I of the Second Schedule to this Lease.
LR11.2	Easements granted or reserved by this Lease over the Property for the benefit of other property	The easements set out in Part Il of the Second Schedule to this Lease.
LR12.	Estate rent charge burdening the Property	None.
LR13.	Application for standard form of restriction	None.
LR14.	Declaration of trust where there is more than one person comprising the Tenant	None.

PARTICULARS

PART 1

"Premises"	The fourth floor of the Building being the premises described in the First Schedule together with all alterations, additions and improvements thereto other than Tenant's or trade fixtures and fittings
"Term Commencement Date"	means [the date determined by the Agreement for Lease]
"Contractual Term"	Fifteen years from and including the Term Commencement Date
"Principal Rent"	£[to be determined in accordance with the Agreement for Lease] per annum (subject to review in accordance with the provisions of the Third Schedule)
"Rent Commencement Date"	[the date determined pursuant to the terms of the Agreement for Lease]
"Review Dates"	20[ ] and every fifth anniversary of that date during the Contractual Term and any date stipulated under paragraph 8 of the Third Schedule
"Permitted Use"

High class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3)

PART 2

Term Expiry Date	[insert date of expiry of 15 years from TCD]
Landlord's option to break	None
Tenant's options to break	[insert date of 10th anniversary of TCD]
Landlord and Tenant Act 1954	Not excluded
Interest on late payments	2% above base rate
Interest on shortfall of rent review	0% above base rate

UNDERLEASE (referred to throughout as "this Lease")

DATED	201[ ]

BETWEEN

(1)	B.L.C.T. (PHC 15A) LIMITED (the "Landlord")
(2)	MIMECAST SERVICES LIMITED (the "Tenant")
(3)	MIMECAST LIMITED (the "Surety")

WITNESSETH as follows:

1	INTERPRETATION

In this Lease:

1.1	The following expressions shall have the following meanings:
Act	means any Act of Parliament now or hereafter to be passed and includes any instrument. order or regulation or other subordinate legislation deriving validity from any Act of Parliament
Agreement for Lease	means the agreement for lease dated [ ] made between (1) Bluebutton Developer Company (2012) Limited (2) the Landlord (3) Bluebutton Properties UK Limited (4) the Tenant and (5) the Surety
approved and authorised	mean approved or authorised in writing by the Landlord
Associated Entity

means independent contractors employed by the Tenant in connection with the services the contractors are providing to the Tenant in relation to the Premises and other bodies, professional advisers and entities and which facilitate the operation of the Tenant's business at the Premises

Base Building Definition	means the base building definition applying to the Building attached at Appendix B
Building	means the land and buildings known as 1 Finsbury Avenue, London EC2 shown edged red on Plan 1 and includes (without limitation) the Foundations and Services
Building Services

means the services and amenities to be provided by the Landlord for the benefit of the Building (or some part or parts thereof) (but being for the benefit of the tenants of the Building as a whole) as are set out in Part I of the Sixth Schedule and such other services and amenities as are consistent with the management of a high class office building which the Landlord may from time to time reasonably require should be provided or carried out for the benefit of the tenants of the Building as a whole

CIL

means community infrastructure levy under the Planning Acts and any charge, levy, tax or imposition substituted for it and including related interest, penalties, surcharges, liabilities and costs of compliance

Common Facilities

means each and every part or parts of the Building (other than Landlord's Services Equipment) which are from time to time provided by the Landlord (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Building, their employees, agents, servants, licensees and customers and all others authorised by the Landlord including (but without limiting the generality of the foregoing) entrance lobbies, lift lobbies, goods lifts, loading bays, lifts, escalators, staircases, corridors, passageways. accessways, communal plant rooms and lavatories. showers and locker rooms and water closet accommodation

company	means a body corporate wheresoever incorporated
consent of the Landlord	means a consent in writing signed by the Landlord
Design Standards

means the level of services (including electricity supply) which the Landlord's Services Equipment are designed to supply to the Premises (brief details of which are set out in the Specification) and as the same may be increased from time to time with. if the increase is to increase a cost to the Tenant, the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

Electricity Cost

means the actual cost of the provision of electricity to the Premises for consumption by the Tenant in accordance with the Landlord's covenant contained at clause 4.6 being the measured proportion as reasonably determined by the Landlord of the actual or total cost of the provision of electricity to the areas of the Building let or intended to be let from time to time which proportion shall be based upon readings taken in such manner and at such times as the Landlord shall from time to time determine (acting reasonably) of the check meters relating to the Premises and other parts of the Building from time to time installed and where estimated shall be subject to annual reconciliation

Energy Costs

means any taxes, levies, charges (except for sums payable to utilities suppliers) or assessments (whether parliamentary, parochial, local or of any other description) properly and reasonably paid by the Landlord or by a Group Company of the Landlord and/or any credits, allowances or permits property and reasonably purchased by the Landlord or by a Group Company of the Landlord in each case relating to the consumption of energy or emission of greenhouse gases by or from or supply of energy to the properties of the Landlord and/or any Group Company of the Landlord from time to time and including but without limitation all proper and reasonable costs and payments properly and reasonably incurred pursuant to or in connection with the Scheme

Energy Levy

means a fair and reasonable proportion of the Energy Costs that are directly incurred under the Scheme in respect of any Scheme Year wholly in connection with or in relation to the supply of energy to the Building or any part of the Building and such proportion of the Energy Costs shall be made on the following assumptions:

(a)	the Landlord is a participant in the Scheme; and
(b)	the Landlord is supplied with energy only at the Building and makes no carbon emissions other than those made from the Building and consumes no energy other than within the Building

(and such proportion shall be based upon a comparison of the supply of energy to the Building with the total energy supplied to all the buildings included in the Energy Costs provided that it is agreed by the Landlord that the Energy Levy shall not include any costs incurred in the administration and coordination of compliance with the Scheme by the Landlord or any Group Company of the Landlord within the Scheme nor any fees or expenses of legal advisers, surveyors or other professional advisers engaged by the Landlord or any Group Company of the Landlord in connection with the Scheme)

Energy Levy Rent	means a fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Premises which proportion shall be based:
(a)	(in the case of energy supplies the use or consumption of which at the Premises is not separately metered) a fair and reasonable proportion of the energy supplied to the Building; and
(b)

(in the case of energy supplies the use or consumption of which at the Premises is separately metered) on the energy supplied to the Premises as evidenced by the meters or other measuring devices serving the Premises

Energy Performance Certificate	means an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012
Estate	means the Broadgate Estate from time to time, as shown at the date of this Lease edged red on Plan 2
Estate Common Parts

means each and every open part or parts of the Estate (other than any building or structure) which are from time to time provided by the Landlord or its Group Companies (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Estate, their employees, agents, servants, licensees and customers and all others authorised by the Landlord or its Group Companies

Estate Services

means the services and amenities to be provided by the Landlord for the benefit of the Estate (or some part or parts thereof as are set out in Part Il of the Sixth Schedule) and such other services and amenities as are consistent with the management of a high class estate which the Landlord may in its discretion from time to time reasonably decide should be provided or carried out for the benefit of the tenants and occupiers of the Estate or some part or parts thereof (and which in all cases benefit the tenants and occupiers of the Estate as a whole)

Fire Safety Order	means the Regulatory Reform (Fire Safety) Order 2005
Foundations and Services	means:
(a)

the foundations, piles, footings, columns, beams and other load bearing structures (including transfer structures as necessary) steelwork, bracings, access and inspection pits, escalator pits, lift pits and other structures and fire proofing; and

(b)	the drains, sewers, pipes, wires, ducts, cables and other conduits; and (c) the meter rooms; and
(c)	The meter rooms; and
(d)	the steps

serving the Building as exist from time to time

Fourth Floor Terraces	means the external terraces shown edged green on Plan 3
Group Company

a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions "holding company" and “subsidiary” have the meanings given in Section 1159 and Schedule 6 of the Companies Act 2006

Head Lease	means the lease dated 17 February 1999 and made between (1) B.L.C.T (17810) Limited and (2) Broadgate (PHC 15a) Limited
Historic Contamination

means the presence under the Building and/or the Estate of any natural or artificial substances or materials (whether solid, liquid, gas or otherwise and whether alone or in combination with any substance or material) capable of causing harm to human health and/or the environment, including, for the avoidance of doubt, radiation, heat, vibration, waste, carbon dioxide and/or any other greenhouse gases which were caused or were present prior to the date of this Lease

Insured Risks

means loss or damage, whether total or partial, caused by the following risks to the extent that insurance cover is available for the same in the London insurance market at reasonable cost namely fire, storm, earthquake. tempest, flood, lightning, explosion, aircraft and other aerial devices or articles dropped therefrom, riot or civil commotion, malicious damage. impact, bursting and overflowing of pipes or water tanks, acts of terrorism, subsidence, groundslip and heave, breakdown and sudden and unforeseen damage to engineering plant and equipment and such other risks (in respect of which cover is available as aforesaid) as the Landlord (acting as a prudent Landlord) shall from time to time reasonably and properly determine having regard to the interests of the tenants of the Building

Landlord	includes where the context so admits the estate owner for the time being of the reversion immediately expectant on the Termination of the Tenancy
Landlord's Services Equipment

means all the plant, machinery and equipment (with associated Service Conduits and Appliances) within or serving the Building from time to time comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

(a)	the whole of the sprinkler system within the Building (including sprinkler heads);
(b)	the whole of the fire detection and fire alarm systems;
(c)	the whole of the permanent firefighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building);
(d)	the whole of the chilled water system;
(e)	the whole of the perimeter heating system and underfloor heating system at the base of any atria (if any);
(f)	the whole of the building management system installed by the Landlord;
(g)

the central electrical supply system from the mains supply to the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord;

(h)

the air handling system limited at each level which is let or intended to be let by the Landlord to the air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units in each case up to the point where such ducts enter the office accommodation

Landlord's Surveyor	means the surveyor for the time being of the Landlord being a MRICS or FRICS member (or equivalent from time to time) of the Royal Institution of Chartered Surveyors
Level	means the floors of the building so identified on the Plans
Normal Business Hours

means 7 am to 7 pm Monday to Fridays (including Bank Holidays) or such longer hours as the Landlord may in its reasonable discretion determine from time to time and notify in writing with reasonable advance notice to the Tenant

notice	means notice in writing
Managed Spectrum	means any licensed or unlicensed radio spectrum which can be utilised for the purposes of providing Wireless Data Services or analogous services
Net Internal Area	means the net internal area of the Premises calculated in accordance with the RICS Code of Measuring Practice, 6th edition (2007)
Occupier Fit Out Guide

means the tenant guide headed "1 Finsbury Avenue — Office Occupier's Fit-out Guide — Broadgate Estates Limited" attached at Appendix C together with such reasonable amendments or updates as may be made from time to time by the Landlord

Option	means an option to tax the Building by the Landlord pursuant to Schedule 10 VATA
Outside Normal Business Hours Charge

means (where such Services are provided for the benefit of the Tenant alone) the whole of the cost of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including (without prejudice to the generality of the foregoing) costs and expenses in the nature of those set out in Part Ill of the Sixth Schedule) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair and reasonable proportion thereof as determined by the Landlord (acting reasonably)

Particulars	means the particulars set out at the beginning of this Lease and so titled
Plan	means the plans annexed hereto and numbered accordingly
Planning Acts	means the Act or Acts for the time being in force relating to town and country planning
Prescribed Rate

means either the base rate of National Westminster Bank PLC or if no such base rate can be ascertained then the rate at the relevant time which such Bank shall utilise for equivalent purposes or if such alternative rate cannot be ascertained then such other rate as the Landlord shall reasonably select as being equivalent thereto

President	means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy
Principal Rent	means the rent first reserved in clause 2
Prohibited Uses	means any of the following uses:
(a)	turf accountant or betting office;
(b)	staff or employment agency;
(c)	amusement arcade;
(d)	sex shop;
(e)	sauna or massage parlour (professional physiotherapy or sports massage therapy uses will be permitted);
(f)	pet shop;
(g)	launderette or dry cleaners (save where premises to be let are let for the purpose of collection for dry cleaning off the premises);
(h)	any Government Agency or Department at which the general public are permitted to call without appointment;
(i)	night club; or
(j)	traditional high street charity shop
Reinstatement Certificate	means the certificate property issued by or on behalf of the Landlord certifying that the works to be undertaken by the Landlord in accordance with clause 4.4 have been practically completed
Renewal Lease	means the lease of the Premises to be granted pursuant and on the terms set out in clause 9
Rents	means all the rents reserved in clause 2
Retail Units	means those lettable parts of the ground and basement floors of the Building
Roof Terrace	means the roof terrace at Level 8 on the eastern side of the Building shown coloured pink and marked "East Terrace" on Plan 4
Scheme

means the mandatory UK cap and trade scheme known as the Carbon Reduction Commitment Energy Efficiency Scheme or the CRC Energy Efficiency Scheme as implemented under the Climate Change Act 2008 and the CRC Energy Efficiency Scheme Order 2010 the CRC Energy Efficiency Scheme Order 2013 (and any modification, amendment, re-enactment or replacement from time to time) and any other similar scheme amending or replacing it (and any other trading scheme relating to greenhouse gas emissions introduced pursuant to Section 44 of the Climate Change Act 2008)

Scheme Year	means 1 April to 31 March in each year or such other annual period designated under the Scheme

Service Conduits and Appliances

means gas, water, drainage, electricity, telephone, telex. signal and telecommunications, heating, cooling, ventilation and other pipes, drains, sewers, mains, cables, wires, supply lines and ducts and other channels through which the same pass and all ancillary appliances apparatus and services

Services	means the Building Services and the Estate Services
Specification	means the specification relating to the Premises and office common parts annexed hereto at Appendix D
Spectrum Management Policy

means any policy issued by the Landlord from time to time for effectively managing the utilisation of the Managed Spectrum in relation to the Building provided that any such policy is not materially adverse to the operation of the Tenant's business from the Premises

Stadium Seating	has the meaning given to it in clause 3.68
Standby Generators	means the standby generators and associated switch gear cabling and controls in the Building for the use of the Premises in case of emergency
Tenant	includes where the context admits the successors in title and permitted assigns of the Tenant
Termination of the Tenancy	means the determination of this Lease whether by effluxion of time, re-entry, notice. surrender (whether by operation of law or otherwise) or by any other means whatsoever
underlease	includes an agreement for underlease other than one which is conditional on obtaining the Landlord's consent
Uninsured Risk

means a risk which would be an Insured Risk but for the fact that insurance is not available (or is available but only at rates which are not commercially acceptable and which the Landlord is not prepared to accept) in the London insurance market at the date of destruction or damage save to the extent that such Insured Risk is not fully insured or is subject to limitation, excess or exclusion due to any breach. non-observance or non-performance of any of the Tenant's covenants contained in this Lease

VAT	means value added tax as defined in VATA and any future tax of a like nature
VATA	means the Value Added Tax Act 1994 as amended from time to time or any re-enactment thereof
VAT Group	means two or more bodies corporate registered as a group for the purposes of Section 43 of VATA
VAT Regulations	means the Value Added Tax Regulations 1995 (Sl 1995/2518) as amended from time to time or any re-enactment thereof)
Western Roof Terrace	means the roof terrace at Level 8 on the western side of the Building shown coloured green and marked "West Terrace (Dedicated)" on Plan 5

Wireless Data Services

means the provision of wireless data. voice or video connectivity or wireless services either permitting or offering access to the internet or any wireless network mobile network or which involves a wireless or mobile device.

1.2	Where the context requires:
(a)	words importing the singular include the plural and vice versa;
(b)	words importing the masculine include the feminine and neuter;
(c)	where a party consists of more than one person, covenants and obligations of that party shall take effect as joint and several covenants and obligations.
1.3

Except where the context otherwise requires references to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order, instrument, regulation or bye-law made or issued thereunder.

1.4	The clause headings shall not in any way affect the construction of this Lease.
1.5	References to a clause or Schedule shall mean a clause or Schedule of this Lease.
1.6

The powers, rights. matters and discretions reserved to or exercisable by the Landlord hereunder shall also be reserved to or exercisable by their (or any superior landlord's) properly authorised servants, managers, agents, appointees or workmen (the identity of which have been notified to the Tenant in advance where exercise of such rights or reservations requires access to the Premises) but in all cases subject to the same obligations as the Landlord under this Lease.

1.7

Wherever in this Lease the consent or approval of the Landlord is required the relevant provision shall be construed as also requiring the consent or approval of any superior landlord where the same shall be required pursuant to the Head Lease which the Landlord shall use all reasonable endeavours to obtain as expeditiously as possible and the Tenant shall bear the cost of obtaining such consents together with all surveyors' professional or other fees and disbursements in connection therewith unless such consent is unreasonably withheld or delayed in circumstances where it is unlawful to do so.

1.8	Any covenant on the part of either party not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing.
1.9

If any provision of this Lease or its application to any person or circumstance or for any period is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Lease and the application of that provision to other persons or circumstances or for other periods shall remain in full force and effect and shall not in any way be impaired. If any provision of this Lease is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

2	DEMISE HABENDUM AND REDDENDUM

The Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the Second Schedule but EXCEPTING AND RESERVING to the Landlord and all others authorised by the Landlord the rights set out in Part Il of the Second Schedule TO HOLD the same for the Contractual Term (determinable as herein provided) SUBJECT to (and so far as applicable with the benefit of) the exceptions and reservations, rights, covenants, conditions, agreements or other matters contained or referred to in the Head Lease and the deeds and documents referred to in the Fourth Schedule so far as the same relate to or affect the Premises reserving as rent:

FIRST:

(a)	in respect of the period from the Term Commencement Date to and including the day before the Rent Commencement Date a rent of one peppercorn on demand;
(b)

in respect of the period from and including the Rent Commencement Date until and including [insert day before first Review Date] 20[  ] the yearly rent of [to be calculated pursuant to the Agreement for Lease] Pounds (£[         ]);

(c)	thereafter the yearly rent determined in accordance with the provisions of the Third Schedule,

such rent to be paid by four equal quarterly payments in advance on the usual quarter days the first payment to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and expiring on but including the day immediately preceding the next following quarter day; and

SECONDLY a yearly rent equal to a fair and reasonable proportion to be determined by the Landlord (acting reasonably) of the sum or sums paid by the Landlord in performance of the Landlord's covenant for insurance in clause 4.2 (and including the costs properly incurred by the Landlord in connection with the revaluations of the Building for insurance purposes not more than once in every three years and annual desk top updatings of such valuations) such yearly rent to be paid within 21 days of written demand; and

THIRDLY a yearly rent equal to whichever shall be the greater of the Service Charge or the Interim Sum (each as defined in the Fifth Schedule such yearly rent to be paid at the times and in the manner provided in the Fifth Schedule and the first instalment of the Interim Sum shall become due on the date hereof and shall relate to the period commencing on [date of issue of Certificate of Sectional Completion of Section One] and ending on and including [insert date that is day before quarter day after date of this Lease]; and

FOURTHLY by way of additional rent to be paid within 21 days of receipt of written demand an amount equal to interest calculated on a daily basis at an annual rate equivalent to two percentage points above the Prescribed Rate on any instalment (or part thereof) of the Rents or any other sum of money of whatsoever nature due from the Tenant to the Landlord under the provisions of this Lease not received by the Landlord on the due date for payment and all such interest to be in addition and without prejudice to the right of re-entry or to any other remedy herein contained or by-law vested in the Landlord; and

FIFTHLY by way of additional rent any VAT payable pursuant to clauses 3.87 to 3.91.

3	TENANT'S COVENANTS

The Tenant covenants with the Landlord:

Rent

3.1	To pay the Rents at the times and in manner aforesaid without any deduction or set-off (whether legal or equitable) save as may be required by-law.

Outgoings

3.2

To pay or reimburse the Landlord for (or in the absence of direct assessment on the Premises to pay to the Landlord or reimburse the Landlord against a fair and reasonable proportion to be determined by the Landlord's Surveyor acting properly and reasonably of) all existing and future rates. duties. taxes, assessments, impositions, charges and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) which are now or at any time during the Term charged, levied, assessed, imposed upon, payable in respect of or attributable to the Premises or in respect of any part thereof or upon or by any owner, landlord, tenant or occupier of them or any Group Company of an owner, landlord, tenant or occupier thereof other than:

(a)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; or
(b)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder (save for VAT); or
(c)	any future property ownership tax payable or assessment in respect of any reversionary interest in the Premises (except to the extent specifically herein provided to be paid by the Tenant); or
(d)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3.3

Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without notifying the Landlord of the Tenant's intention to do so and giving the Landlord a reasonable opportunity to make reasonable representations and having regard to such reasonable representations in relation to such valuation.

3.4

Upon making any proposal to after the rating list so far as the list relates to the Premises or lodging an appeal in respect thereof to supply to the Landlord promptly copies of all relevant correspondence and documentation.

3.5

Without prejudice to clause 3.3 within 14 days of receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list that will or may affect the Premises.

Water, gas and electricity charges and equipment/Outside Normal Business Hours Charges/Electricity Cost

3.6

To the extent that the same are not included in the Service Charge (as defined in the Fifth Schedule), the Outside Normal Business Hours Charges or the Electricity Cost to pay to the suppliers thereof all charges for water and electricity (including meter rents) consumed in the Premises (or in the absence of direct assessment on the Premises to pay the Landlord a fair and reasonable proportion thereof to be determined by the Landlord's Surveyor acting reasonably).

3.7	To comply with the requirements and regulations of the respective supply authorities with regard to the water and electrical installations and equipment in the Premises.
3.8	To pay the Outside Normal Business Hours Charges monthly in arrears within 21 days of receipt of written demand.
3.9

To pay the Electricity Cost either annually or by no more than four instalments on the usual quarter days) subject to receipt of a written demand in respect of the Electricity Cost at least 14 days prior to the relevant payment day.

Repair

3.10

At all times to keep the Premises in good and substantial repair and condition and maintained cleansed and amended in every respect (fair wear and tear excepted) and as often as may be necessary to reinstate, renew (for the purposes of repair) or replace (for the purposes of repair) the Premises and each and every part thereof (damage by any of the Insured Risks and the

Uninsured Risk excepted save in the case of an Insured Risk to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or any sub-tenant or their respective servants, agents, licensees or invitees).

3.11

In the event that the Building and/or the Premises shall be destroyed or damaged and this Lease shall not have been determined under clause 5.6 the Tenant shall, if so reasonably required by the Landlord, join with the Landlord (at the Landlord's cost) in making application for planning or other permission necessary for rebuilding or reinstating the Premises including (without limitation) entering into any agreement necessary to obtain the same (but without taking on any liability on any such planning or other permission save for a consent to the creation of the planning agreement) and in pursuing any claim against the insurers of the Building and/or the Premises provided that the Landlord reimburses the Tenant in respect of any liabilities or costs reasonably and properly incurred in relation to any such claim.

Decoration and maintenance

3.12

As often as may be reasonably necessary to clean the internal surfaces of the windows and other glazing in or forming part of the Premises including the internal surfaces of any glazing between the Premises and any atria.

Yield up

3.13

Subject to clause 3.15, at the Termination of the Tenancy quietly to yield up unto the Landlord in a clean and tidy and broom swept condition (the Tenant having no other dilapidations liability save to the extent that the condition of the Premises are in a worse condition than the condition they are required to in pursuant to clause 3.10 above, having removed the Tenant's furniture and effects and, if any alterations have been made which shall have resulted in the Net Internal Area of the Premises being reduced below that specified in the Specification by the Tenant or any person deriving title under the Tenant whether before or after the date hereof, to remove or reinstate such alterations only to the extent necessary so that the Net Internal Area is no less than the Net internal Area existing at the date of grant of this Lease and in such respect of such removal to restore those parts of the Premises so affected to such state and condition described in the section of the Specification entitled "Category A Specification" (or in the case of such other parts of the Building to their former state and condition) the Tenant making good any damage caused to the Premises or such other parts of the Building to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant supply authorities.

3.14

Upon removal of any tenant's fixtures or fittings (if required by the Tenant at its discretion) then in respect of such fixtures and fittings as are connected to or take supplies from any of the Service Conduits and Appliances to remove and seal off such Service Conduits and Appliances as the Landlord shall reasonably require, such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Service Conduits and Appliances.

3.15

If the Termination of the Tenancy occurs other than by way of effluxion of time (e.g. by virtue of the exercise of rights of re-entry by the Landlord, a surrender of this Lease or as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8) then the Tenant shall be obliged to yield up the Premises in good and substantial repair and condition, clean and decorated in a good and workmanlike manner and in a colour scheme and. with materials reasonably approved by the Landlord, such decoration having been carried out no longer than a year prior to such termination.

3.16

If the Termination of the Tenancy occurs as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8, whilst clause 3.13 will apply at the date of determination the Landlord shall be entitled to recover from the Tenant dilapidations subsequent to the determination of the Lease pursuant to exercise of clause 8 on the basis that the Tenant had a repairing obligation at the termination of the Lease in the Lease in the terms of clause 3.15 above.

Landlord's rights of entry

3.17

To permit the Landlord, its agents and all persons authorised by the Landlord at all reasonable times on not less than 24 hours' prior notice (except in the case of emergency) to enter and remain upon the Premises for the purposes of the exercise of ail or any of the rights set out in paragraph 2 of Part Il of the Second Schedule subject to the conditions set out in such paragraph.

Compliance with notices to remedy

3.18

To commence as soon as reasonably practicable in the circumstances and thereafter diligently to proceed with any works to the Premises which are necessary to comply with any notice properly given by the Landlord requiring the Tenant to remedy any breach of the Tenant's covenants relating to the state and condition of the Premises found upon any such inspection but the Landlord agrees that it will not be entitled to serve any such notice during the last five years of the Contractual Term.

3.19

If the Tenant shall not within a reasonable period have commenced and be diligently proceeding to comply with any such notice to permit the Landlord and any authorised person to enter the Premises on not less than 24 hours' prior written notice to remedy any such breach and at times so far as possible reasonably convenient to the Tenant.

3.20

To pay to the Landlord within 21 days of receipt of written demand the reasonable and proper costs and expenses properly and reasonably incurred by the Landlord under the provisions of clause 3.17 which sums shall be recoverable as rent in arrears.

Improvements and alterations

3.21

Subject to the provisions of clauses 3.22 to 3.35 the Tenant shall not erect or permit or suffer to be erected any other building, structure, pipe, wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration therein or addition thereto nor to commit or permit or suffer any destruction in or upon the Premises nor to cut, injure or remove or suffer to be cut, injured or removed any of the roof, walls (whether outside or inside), floor, joists, timbers, wires, pipes, drains, appurtenances or fixtures thereof.

3.22

Not to make any structural alterations or additions to the Premises save that the Tenant may make minor structural alterations which when taken alone or in the aggregate would not adversely affect the structural stability of the Building or affect the external appearance of the Building or materially adversely affect the Landlord's Services Equipment with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and carried out in accordance with drawings and (if appropriate) specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.23

Not to make any alterations, additions or adjustments to the Premises or the Landlord's Services Equipment within the Premises or any other plant, machinery or equipment within the Premises that would whether alone or in aggregate:

(a)	have a materially adverse effect on the operation or efficiency of the Landlord’s Services Equipment whether within the Premises or in any other part of the Building;
(b)	result in any increase in the level of services to be provided to the Premises by the Landlord’s Services Equipment in excess of the Design Standards; or
(c)

adversely affect the Energy Performance Certificate of the Premises or the Building (were such Energy Performance Certificate to be re-assessed following completion of the proposed alterations, additions or adjustments).

3.24

Not to make any other alterations, additions or adjustments to the Landlord's Services Equipment within the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld or delayed) or otherwise than in accordance in all respects with drawings and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.25

Not to make any alterations or additions to the electrical wiring and installations within the Premises that would result in a loading on such wiring or installations beyond that which they are designed to bear but for the avoidance of doubt save as mentioned in this clause 3.25 the Tenant will not require the consent of the Landlord to the carrying out of any such works.

3.26

Not to make any other alterations or additions to the electrical wiring and installations within the Premises to the extent that the same are comprised within the Landlord's Services Equipment or Service Conduits and Appliances otherwise than in accordance with conditions laid down by the Institution of Electrical Engineers and/or other regulations of the relevant statutory undertaker.

3.27

Not to install or maintain within the Premises any equipment or systems providing Wireless Data Services in such a manner as shall have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment it being agreed that the installation of any equipment or systems providing Wireless Data Services which are not likely to have any such a material adverse effect shall not require the consent of the Landlord.

3.28

To take all reasonably necessary steps to alter (and if alteration is not possible to remove) any such equipment or systems providing Wireless Data Services as soon as reasonably possible following notice from the Landlord requiring the Tenant to do so if such equipment or systems can be shown by the Landlord to have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment

3.29

Non-structural alterations including the erection and alteration of any partitions, light switches, floor boxes, lights, air conditioning grilles and associated cabling, ductwork and fixings within the Premises are permitted without the consent of the Landlord provided that they are made:

(a)

in such a manner as not to affect in an adverse manner (save temporarily until they have been rebalanced) the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems and provided further that the Tenant shall remove any such works that can be reasonably shown by the Landlord to affect in an adverse manner the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems as soon as reasonably possible upon notice from the Landlord requiring it to do so (the Landlord acknowledging that in respect of the Tenant's Works being carried out pursuant to the Agreement for Lease it shall have no right to require that the Tenant's Works ate removed or altered pursuant to clauses 3.29 to 3.30); and

(b)

in such a manner (provided the Landlord has to the Tenant given full details (where details have not already been provided prior to the date of this Lease) of the relevant trade contract and/or relevant appointment of the member of the professional team) as not to affect adversely the Landlord's ability to pursue a trade contractor or member of the professional team in respect of a breach of contract appointment or warranty in connection with the carrying out of the works to construct the Building; and

(c)	in accordance with the Occupier Fit Out Guide.
3.30

Not to cause any dedicated access points to any Service Conduits or Appliances which now are under or in or pass through the Premises to be or become materially more difficult to access than is the same now.

3.31

Not to puncture or pierce the internal finishes of the curtain wail surrounding the Premises or any mullions or other parts of the exterior of the Premises and not to affix anything to any of the same save that the Tenant may attach internal partitioning to mullions and make minor bore holes in the structure of the Building without the consent of the Landlord in order to fix and accommodate the other alterations permitted without consent by clauses 3.21 to 3.30,

PROVIDED ALWAYS that:

(a)	any consent of the Landlord required under the provisions of clauses 3.21 to 3.31 may only be given by way of deed;

(b)

any such deed shall contain covenants by the Tenant with the Landlord in regard to the execution of the works to the Premises and other conditions and restrictions such form as the Landlord may reasonably require;

(c)

where the works affect the Landlord's Services Equipment, the Service Conduits and Appliances or the structural stability of the Building the Landlord shall be entitled to require to approve the identity of the contractors, builders or other professionals or persons appointed in respect of the works for which consent is given (which approval will not be unreasonably withheld or delayed) and may if reasonable depending on the nature of the works require the Tenant to procure appropriate collateral warranties or third party rights in the Landlord's favour from the Tenant's relevant contractors and professionals in a form reasonably required by the Landlord; and

(d)	the Tenant shall pay the reasonable and proper legal and surveyors’ costs and expenses reasonably and properly incurred by the Landlord In relation to the granting of any such consent.
3.32

To provide the Landlord with plans and (if appropriate) specifications within 30 days of the practical completion of any relevant works showing any alterations for which consent is not required under the preceding provisions of clauses 3.21 to 3.29.

3.33

In the event that the Tenant shall carry out works to the Premises in breach of the provisions of clauses 3.18 to 3.29 the Landlord may give to the Tenant notice of any such breach and if the Tenant shall not have remedied such breach within 21 days of the giving of any such notice (or earlier in case of emergency) the Landlord will be entitled having given not less than five days’ notice (or earlier in case of emergency) to enter the Premises and remove such works or any part thereof and reinstate the Premises provided always that the proper costs thereby incurred including interest calculated at four per cent above the Prescribed Rate shall be paid by the Tenant within seven days of demand and shall be recoverable by the Landlord as rent in arrears.

Connectivity and Spectrum Management

3.34

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any equipment or systems which permit any visitor to, or customer of, the Tenant access to Wireless Data Services within the Premises.

3.35

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any mobile or wireless telephony system, network base station, wireless access point, gateway or any analogous wireless or mobile transmitter providing Wireless Data Services in the Managed Spectrum.

3.36

The Landlord and Tenant hereby acknowledge that, taking account of their respective, rights, duties and obligations in this Lease and the Landlord's overriding obligation to ensure that the tenants of individual demises within the Building have the quiet enjoyment of their respective demises, the provisions of clauses 3.34 and 3.35 together with the application of the Spectrum Management Policy represent a fair and reasonable arrangement, in relation to the Premises and are:

(a)

reasonably necessary in order to ensure the efficient and effective use of the radio spectrum in accordance with regulatory objectives and best practice relating to the management of such radio spectrum in the United Kingdom; and

(b)

reasonably necessary in order to ensure compliance with applicable statutory and non-statutory health and safety rules, regulations and best practice in relation to exposure to electromagnetic radio waves promulgated by the International Committee on Non-Ionizing Radiation Protection and the National Radiological Protection Board, the European Council and The Health & Safety Executive.

3.37

The Landlord and Tenant hereby acknowledge that during the Contractual Term there are likely to be technological innovations and legislative changes which will require the parties to co-operate and agree variations to the provisions of clauses 3.34 to 3.37 inclusive in order to achieve the intent and effect of such provisions and the Landlord and Tenant hereby agree to co-operate fully in order to agree promptly and implement promptly any such variations but with the intention of allowing the Tenant to retain Wireless Data Services which are consistent with its business objectives and policies at the relevant time.

Notices of a competent authority

3.38

Within 14 days (or sooner if requisite) of the receipt by the Tenant of any notice, order, requisition, direction or plan given, made or issued to or by a competent authority relating to the Premises or the Building or involving any liability or alleged liability on the part of the Landlord or any superior landlord to supply a copy thereof to the Landlord and at the request and cost of the Landlord to make or join in making such objections or representations against the same or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection as represented is against the bona fide business interests of the Tenant.

To comply with enactments

3.39

At all times to observe and comply with the provisions and requirements of any and every Act so far as they relate to the Premises or the user thereof and without derogating from the generality of the foregoing to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed, provided or maintained upon or in respect of the Premises in respect of any such user thereof and to reimburse the Landlord at all times against all proper fees, costs, charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid.

3.40

Not knowingly at any time to do or omit to be done in on or about the Building and/or the Premises any act or thing by reason of which the Landlord may under any Act incur or have imposed upon it or become liable to pay any penalty, damage, compensation, fees, costs; charges or expenses,

3.41	To notify the Landlord in writing as soon as reasonably practicable after the Tenant becomes aware of any physical defect in the Building and/or the Premises.
3.42

Upon the Tenant becoming aware of the happening of any occurrence or receipt of any notice order direction or other thing from a competent authority affecting the Building and/or the Premises whether the same shall be served directly upon the Tenant or the original or a copy thereof be received from any underlessee or other person whatsoever to as soon as reasonably practicable deliver a copy thereof to the Landlord and at the cost of the Landlord to make or join in making such objection or representations against or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection or representation is against the bona fide business interests of the Tenant.

3.43

At the Landlord's request and cost provide the Landlord with a copy of any fire risk assessment carried out by or on behalf of the Tenant and details of all measures taken by or on behalf of the Tenant to comply with the Fire Safety Order (including the names of all competent persons appointed by the Tenant pursuant to Article 18) and any other information properly requested by the Landlord to assist the Landlord in complying with its own obligations under the Fire Safety Order in relation to the Premises.

To comply with town planning legislation etc

3.44

To comply with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose.

3.45	Not to make any application for planning permission in respect of the Premises without the previous written consent of the Landlord, which shall not be unreasonably withheld or delayed.
3.46

Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance to the Premises by the Tenant, any Group Company of the Tenant, any subtenant or their respective agents, servants, licensees or invitees of any operations which may constitute development or the institution of any such operations or the institution or continuance of any use which may constitute development.

3.47

Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out any development in or to the Premises (whether by alteration or addition or change of use thereto) before all necessary notices under the Planning Acts in respect thereof have been served and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as satisfactory to it (such acknowledgement of satisfaction by the Landlord not to be unreasonably withheld or delayed) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Landlord's Surveyor be or be likely to be materially prejudicial to its interest in the Building or any adjoining property whether during the subsistence of this Lease or following the determination or expiration thereof.

3.48	Unless the Landlord shall otherwise direct, to carry out and complete before the Termination of the Tenancy:
(a)

any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Tenant for any development begun before such expiration or sooner determination; and

(b)	any works begun by the Tenant, any Group Company of the Tenant or any subtenant or their respective agents, servants, licensees or invitees upon the Premises,

PROVIDED ALWAYS that the Tenant shall have the option of removing such works and reinstating the Premises to such condition as they were in before the relevant works were commenced.

3.49

If and when called upon so to do to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects.

User permitted

3.50

To use and occupy the Premises only as high class offices and for ancillary purposes within paragraph (a) of Class Bl of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3.) but for the avoidance of doubt the Landlord agrees that the following ancillary uses are permitted in connection with the use of the Premises by the Tenant for so long as they remain ancillary in nature only:

(a)	kitchen and dining facilities; and
(b)	auditorium for meetings.

User prohibited

3.51

Not to store or bring upon the Premises any materials or liquid of a specially combustible, inflammable, dangerous or offensive nature (other than those properly required in connection with the use of the Premises and then only in appropriate containers).

3.52

Not to do on the Premises or any part thereof or on the Roof Terrace of Fourth Floor Terraces any act or thing whatsoever which may be either (i) a legal nuisance to the Landlord or any other tenant or occupier of the Building or the owners or occupiers of any adjoining or neighbouring property or (ii) a breach of the Planning Acts.

3.53	Not to use the Premises or any part thereof for any illegal purpose.
3.54

Not to bring into or upon the Premises or do anything which puts on the Premises or any part thereof any toad or weight in excess of that which the Premises or any part thereof are designed or constructed to bear nor knowingly to cause any undue vibration to the Premises or any part thereof by machinery or otherwise.

3.55

Not to obstruct or permit to be obstructed whether by loading or unloading goods or any other means any part of the Building or to do anything which is a source of danger to persons using the same and to load and unload goods only in accordance with the rights granted to the Tenant in Part I of the Second Schedule.

3.56

Not to hold any sales by auction, exhibitions, public meetings or public entertainments (other than for the benefit of the Tenant’s or a Group Company's members of staff) at the Premises nor to permit any vocal or instrumental music to be performed therein which can be heard from outside the Premises provided that this sub-clause shall not prevent the Tenant or any permitted undertenant or occupier of the Premises from holding meetings of clients and their shareholders or members within the Premises.

3.57	Not to permit any person to reside in the Premises.
3.58	Not to obstruct, hinder or otherwise interfere with the proper exercise by the Landlord and authorised persons of the rights reserved in Part II of the Second Schedule hereto.
3.59	To use reasonable endeavours not to cause the drains to be obstructed by oil, grease or other deleterious matter.
3.60	Not to load or use the lifts in the Building in any manner that will or may cause strain or damage to the lifts in the Budding beyond their design capabilities.
3.61	Not to permit any person to smoke anywhere on the Premises.

Alienation absolutely prohibited

3.62	Not to charge or assign part only of the Premises.
3.63	Not to part with possession or share occupation of or declare any trust in respect of the Premises or any part thereof other than by way of:
(a)	an assignment permitted under clause 3.65; or
(b)	an underlease permitted under clauses 3.69 to 3.73,

PROVIDED THAT occupation of the Premises or any part or parts thereof by a Group Company of the Tenant and/or an Associated Entity shall not be in breach of this covenant provided further that:

(c)	no legal estate or other right of tenancy shall be created;
(d)

the Tenant shall as soon as reasonably practicable upon being requested in writing to do so by the Landlord give the identity of such Group Company or Associated Entity. the relationship of the Group Company or Associated Entity to the Tenant and the area occupied; and

(e)

the Tenant shall procure (and hereby covenants to this effect) that any such Group Company and/or Associated Entity shall vacate the Premises forthwith upon whichever is the earlier of the date of expiration or sooner determination of this Lease and the date on which such company or entity ceases to be a Group Company of the Tenant or Associated Entity (as the case may be).

3.64

Not by assignment underletting or otherwise to permit the occupation of the Premises or any part thereof by or the vesting of any interest or estate therein in any person, firm, company or other body or entity which:

(a)	has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease; or
(b)	is a provider of serviced offices or co-working workspace.

PROVIDED ALWAYS that nothing in this clause 3.64 and shall prevent the Tenant from underletting to a sub-tenant where the Tenant agrees to provide managed services of any nature to such sub-lessee.

Assignment permitted

3.65

Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed). The Landlord and Tenant agree for the purposes of section 19(1A) Landlord and Tenant Act 1927 that the Landlord may impose all or any of the following conditions as a condition of its consent:

(a)	save in the case of an assignment to a Group Company the Tenant has first given written notice to the Landlord pursuant to the provisions of clause 3.75;
(b)

the proposed assignee is reasonably acceptable to the Landlord assessed on the basis of the cumulative total of the rents that such proposed assignee will be contracting to pay within the Building (in respect of this and any other leases) against usual prudent institutional standards applied in the market place at the date of application for consent;

(c)

if the Landlord so reasonably requires, on or before completion of the assignment the Tenant enters into a deed of guarantee in the form attached in the Eighth Schedule (with such amendments as the parties may reasonably agree) with the Landlord in relation to the proposed assignment (and any guarantor of the Tenant if the Landlord reasonably considers that the guarantee of the Tenant is not sufficient) guarantees in such form as the Landlord reasonably requires the Tenant's obligations under such authorised guarantee agreement;

(d)

the consent pursuant to clause 3.65 shall be by deed containing covenants by the intended assignee directly with the Landlord to pay the rents hereby reserved and to perform and observe the Tenant’s covenants herein contained including this covenant from the date of the assignment until the first subsequent assignment which is not an excluded assignment (as the expression is defined in the Landlord and Tenant (Covenants) Act 1995);

(e)

If the Landlord so reasonably requires on or before completion of the assignment the assignee shall provide a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally) with the Landlord in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law).

3.66

The conditions set out in clause 3.65 shall not operate to limit the Landlord's right to impose any other reasonable conditions on the grant of such consent or to refuse consent on any other ground or grounds where such refusal would be reasonable.

3.67

Where an assignment would result in a proposed assignee taking a Level or Levels that are connected to other premises demised to the Tenant by an internal staircase and that assignee does not also simultaneously take an assignment of the relevant lease(s) relating to all such Levels, the Tenant shall remove such staircase(s) and reinstate the Premises so affected by such removal to reflect the condition set out in the section of the Specification marked "Category A Specification" and make good any physical damage caused by such reinstatement prior to the completion of the assignment PROVIDED ALWAYS that such reinstatement obligation will not apply if the assignee is a Group Company of the Tenant and the Tenant shall ensure that any transfer to a Group Company contains a provision stating that such Group Company shall comply with the reinstatement provisions of this clause 3.67 immediately upon such assignee and the Tenant ceasing to be Group Companies.

3.68

Where there is to be an assignment of either the Premises or the third floor premises demised by a lease of even date and made between the Landlord (1) the Tenant (2) and the Surety (3) and such assignment is to be to an entity which is not a Group Company of the Tenant, prior to completion of such assignment the Tenant will remove the stadium seating ("Stadium Seating") installed within the atrium pursuant to a Licence for Alterations of even date made between the Landlord (1) the Tenant (2) and the Surety (3) and make good any damage caused to the relevant premises or the Building to the reasonable satisfaction of the Landlord.

Underletting permitted

3.69

Not to underlet the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) which may only be given by way of deed provided that:

(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that. underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease.

3.70	Not to underlet part only of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that:
(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease; and

(c)

at no time shall the number of occupiers of any floor of the Premises exceed four, any occupation by the Tenant being taking into account for this purpose (and any occupation by a Group Company of the Tenant ranking as occupation by the Tenant for this purpose); and

(d)

the Tenant shall have regard (inter alia) to the position of the cores in the Building and means of escape from the underlet premises and ensure such demise is capable of separate and independent occupation.

3.71	To incorporate or procure the incorporation in every permitted mediate or immediate underlease of the Premises or any part thereof:
(a)

such provisions as are necessary to ensure that the rent thereunder is reviewed at the same frequency (but not necessarily on the same dates provided that where any underlease rent review would fall within six months either side of the rent review under this Lease then it is to coincide with the rent reviews provided for in this Lease) and upon substantially the same terms as for the review of rent under this Lease provided that if it is common market practice at the relevant time for the review of rents to be undertaken on an alternative basis the Tenant shall be entitled to underlet in accordance with then market practice and provided further that any underlease for a term of five years or less wilt not be required to provide for the rent thereunder to be reviewed; and

(b)	a covenant that the undertenant shall not assign. charge or (in case of an underlease of part of the Premises) underlet part only of the premises thereby demised; and
(c)

a covenant that the undertenant shall not assign the whole of the premises thereby demised unless on or before completion of the assignment the undertenant if reasonably required enters into an authorised guarantee agreement with the Tenant in such form as the Landlord reasonably requires in relation to the proposed assignment; and

(d)

a covenant that the undertenant shall not assign the whole of the premises thereby demised without the consent of both the Landlord and the Tenant under this Lease which (in the case of the Landlord) shall not be unreasonably withheld or delayed; and

(e)

a covenant that the undertenant shall not pan with or share possession or occupation of or declare a trust in respect of the premises thereby demised save by way of an assignment, underletting or charge pursuant to the provisions hereinbefore referred to (save for parting with or sharing occupation or possession with a Group Company or an Associated Entity of the undertenant upon like terms to those referred to in the proviso to clause 3.60); and

(f)

a covenant by the undertenant prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease; and

(g)	a condition for re-entry in the form or substantially in the form referred to in clause 5.1.
3.72

Upon any permitted underlease to procure that the undertenant shall give a direct covenant by deed in favour of the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of the rents hereby reserved) insofar as the same relate to the premises underlet and if the Landlord reasonably so requires it to procure that such guarantor or guarantors for the underlessee as may be reasonably acceptable to the Landlord guarantee such covenants in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require).

3.73	In connection with any underlease the Tenant shall:
(a)	not consent to or participate in any variation to any such underlease (or any of the terms thereof) without the prior consent of the Landlord which shall not be unreasonably withheld or delayed;
(b)	enforce all the covenants and obligations of the underlessee thereunder and not expressly or knowingly by implication waive any breach of the same:
(c)

duly and efficiently operate and effect all reviews of rent pursuant to the terms of any such underlease and prior to agreeing any such review to give reasonable notice to the Landlord of the proposed level of rent and to have regard to (but without being bound by) any reasonable representations made by the Landlord in relation to such level of rent.

3.74	Within one month after any reasonable written request by the Landlord (but not more than once in any period of 12 months) to notify the Landlord in writing;
(a)	whether the Tenant occupies the Premises wholly or in part;
(b)

whether the Tenant has granted an underlease of the whole or any part of the Premises and if so to advise the Landlord of the rent reserved by any underlease and the full name and address of any underlessee; and

(c)	whether there are any other occupiers of the Premises and if so the identity of those occupiers their relationship with the Tenant and the principal terms on which they occupy.

Charging permitted

Not to charge the whole of the Premises (save by way of floating charge to a reputable institution in respect of substantially the whole of the Tenant's business where consent shall not be required) without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

Intention to market

3.75

The Tenant shall notify the Landlord in writing of the bona fide terms on which it intends to market the Premises for disposal by way of assignment. The Tenant shall provide the Landlord with these details as soon as reasonably practicable after they become available and in any event prior to marketing the Premises and no less than 4 weeks prior to the date on which the Tenant applies for consent from the Landlord in accordance with clause 3.63.

3.76

The Tenant shall thereafter keep the Landlord informed of progress and of expressions of interest from potential assignees and shall afford the Landlord a reasonable opportunity to negotiate with the Tenant with regards to a potential surrender of the Lease.

Registration

3.77

Within one month after any assignment, underlease, assignment of underlease, mortgage, charge, transfer, disposition or devolution of the Premises or any part thereof or any devolution of the estate of the Tenant therein or of this Lease to give notice thereof in duplicate to the Landlord’s solicitors and to supply them with a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) for retention by the Landlord.

Not to display advertisements

3.78

Save as expressly permitted by paragraph 6 of Part I of the Second Schedule not to erect, paint, affix, attach or display any placard, poster, notice, advertisement, name or sign or anything whatever in the nature of an advertisement by display or lights or otherwise in or upon the Premises and/or the Building or any part thereof (including the windows).

Insurance

3.79

Not to knowingly do anything whereby any policy of insurance relating to the Building and/or the Premises may become void or voidable or whereby the rate of premium thereon may be increased where the Tenant has been notified in writing of the relevant terms of the policy and to take such precautions against fire as may be deemed necessary by the Landlord (acting reasonably) or its insurers or required by-law and (in each case) notified to the Tenant

3.80	Not to effect or maintain any insurance in respect of the Building and/or the Premises (except as to the Tenant's fixtures and contents).
3.81	To reimburse to the Landlord a fair and reasonable proportion of any sum payable in respect of excess payable on any insurance policy relating to the Building.

Notice of damage

3.82

As soon as reasonably practicable following the Tenant becoming aware of any material damage to or destruction of the Premises to give notice thereof to the Landlord stating (if possible) the cause of such destruction or damage.

3.83

In the event of the whole or any part of the Building being damaged or destroyed by any of the insured Risks and the insurance money under the policy or policies of insurance effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any Group Company of the Tenant or any undertenant or their respective servants, agents, licensees or invitees then the Tenant will within 21 days of written demand pay to the Landlord the whole or as the case may be a fair proportion of the amount so irrecoverable.

3.84

In the event of the whole or any part of the Premises being damaged or destroyed by any of the Insured Risks and the amount of the insurance monies received in respect of the reinstatement of any additions, alterations or other works carried out to the Premises by the Tenant or any person claiming title under the Tenant whether before or after the date of this Lease which the Landlord is obliged to insure pursuant to the provisions of clause 4.2 being less than the reinstatement cost thereof as a result of the Tenant failing to notify the Landlord of the full reinstatement values thereof pursuant to this Lease then in the event that the Landlord reinstates any additions. alterations or other works carried out to the Premises by the Tenant or by any person claiming title under the Tenant to pay to the Landlord the amount by which the actual reinstatement cost exceeds the amount of the insurance monies actually received subject to the Landlord demonstrating that the reinstatement cost will exceed the amount of the insurance monies already received.

Indemnity

3.85

To indemnify the Landlord against and to pay within 21 days of written demand all costs and expenses including professional fees incurred by the Landlord in connection with all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of the covenants by and conditions on the part of the Tenant set out herein or implied PROVIDED that such indemnity shall extend to and cover all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may reasonably take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach any such sum arising hereunder to be recoverable by action or at the option of the Landlord as rent in arrear PROVIDED FURTHER THAT the Landlord shall in relation to all indemnities given by the Tenant in this Lease:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim against the Landlord from a third party;
(b)	consider and pay due account to written representations made by the Tenant relating to any such claim;
(c)	not settle or compromise any such claim unless the Landlord is required to do so by its insurers;
(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim.

Landlord's costs

3.86

By way of further or additional rent to pay within 21 days of written demand all costs, expenses, charges, damages and losses (including but without prejudice to the generality of the foregoing solicitors' costs, counsel's, architects' and surveyors’ and other professional fees and commissions payable to a bailiff) properly incurred by the Landlord of or incidental to:

(a)

the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 or 147 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court);

(b)	the recovery of any rent in arear or other payments due hereunder;
(c)	the enforcement of the covenants given by the Tenant in this Lease including the remedying of any breaches;
(d)

in connection with every application for any consent made under this Lease whether such consent shall be granted or not or the application withdrawn except where such consent shall be unreasonably withheld or delayed by the Landlord or granted on terms which are unreasonable in either case in circumstances where it is not entitled to do so;

(e)	any schedule relating to wants of repair to the Premises whether served during or within three months after the termination of this Lease,

provided that in the case of paragraphs (d) and (e) above such costs are to have been reasonably incurred by the Landlord.

VAT

3.87

To pay all VAT on any sums of money chargeable thereto which shall be due from the Tenant under or by virtue of the provisions of this Lease upon production of a valid VAT invoice addressed to the Tenant.

3.88

For the purposes of paragraphs 12 to 17 Schedule 10 to the VATA neither the Tenant nor any person connected with the Tenant is a development financier as defined in paragraph 14 of Schedule 10 to the VATA in relation to the Landlord's development of any part of the land and buildings of which the Building forms a part for use other than for eligible purposes with the intention or expectation that the Building would become or continue to be exempt land.

3.89	The Tenant is not intending to use and will not use all or any part of the Building for a relevant charitable purpose (within the meaning of Schedule 8, Group 5 (Note 6) VAT Act 1994).
3.90

If the covenant in clause 3.89 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Building after the making of an Option are not taxable supplies the Tenant shall indemnify the Landlord against:

(a)	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord's supplies not being taxable;
(b)	any amount in respect of any VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regulations;
(c)	any consequential penalties, interest and/or default surcharge; and
(d)	any additional liability to corporation tax on any payment made to the Landlord under this clause.
3.91

For the avoidance of doubt references in clauses 3.87 to 3.90 to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate and references to the Landlord shall include references to a "beneficiary" of the Landlord as such term is defined under paragraph 40 Schedule 10 VATA.

Regulations affecting the Premises

3.92

To comply in all respects with the reasonable and proper regulations for the time being made by the Landlord for the use, operation, security and/or maintenance of the amenity and good order of the Building where made in the interests of good estate management and previously notified in writing to the Tenant PROVIDED ALWAYS THAT if there shall be any inconsistency between the terms of this Lease and any of the said regulation then the terms of this Lease shall prevail and PROVIDED FURTHER THAT such reasonable and proper regulations shall not materially adversely affect the Tenant and its permitted undertenants and occupiers of the Premises and their respective visitors gaining access to and egress from the Building at all times (save in the case of an emergency).

Obstructions and encroachments

3.93

Not to stop up, darken or obstruct any of the windows, lights or ventilators belonging to the Premises and/or the Building (but the Tenant may place moveable, non-permanent items used in the course of its business or by its members of staff such as boxes, TVs on wheels. files or hat stands by or in front of the windows) nor to knowingly permit any new window, light, ventilator, passage, drainage or other encroachment or easement to be made or acquired into against upon or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord within 14 days of the same coming to the knowledge of the Tenant and at the request and cost of the Landlord do all such things as may be proper for preventing any such encroachment or such easement being made or acquired.

3.94

Nothing in clause 3.93 above shall prevent the Tenant from installing window blinds in any of the external or internal windows surrounding the Premises as are agreed between the Tenant and the Landlord (each acting reasonably) and in accordance with the Occupier Fit Out Guide and closing and opening such blinds on such occasions and in such a manner as the Tenant shall determine.

Covenants and provisions affecting the Landlord's title

3.95

By way of indemnity only to observe and perform the covenants and provisions (other than any obligation to pay any monies) affecting the title of the Landlord specified in the deeds and documents set out in the Fourth Schedule insofar as they relate to the Premises and are still subsisting.

Operation of plant and equipment

3.96

To operate and use all such plant, machinery and equipment as is installed in the Premises from time to time and connected to the Landlord's Services Equipment in accordance with the manufacturers' recommended method of operation and not to use such plant, machinery and equipment in such manner as to affect in a materially adverse manner the operation of the Landlord's Services Equipment.

Obligations relating to entry and services

3.97	At all times when exercising any right granted to the Tenant for entry to any other part of the Building:
(a)

to cause (and procure that all those exercising the said rights on its behalf cause) as little damage and interference as is reasonably practicable to the remainder of the Building and the business of the tenants and occupiers thereof carried on thereat and to make good any physical damage caused to such areas to the reasonable satisfaction of the Landlord and the tenants and occupiers thereof;

(b)

to comply with the reasonable security requirements of the Landlord and the tenants and occupiers of the remainder of the Building and where requisite the Tenant or such other person exercising the said rights shall only exercise such rights while accompanied by a representative of the Landlord or the tenant or occupier of the relevant part of the remainder of the Building.

Surety

3.98

In the event that any person firm or body corporate which has or shall have guaranteed the Tenant's obligations contained in this Lease shall die or an event shall occur in relation to such person a firm or body corporate of the type referred to in clauses 5.1(c) to 5.1(f) then without delay to give notice thereof to the Landlord and if so required by the Landlord (acting reasonably and having regard to the financial covenant strength of the Tenant) at the expense of the Tenant within 30 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Registration

3.99	To apply for first registration of this Lease at the Land Registry as soon as reasonably practicable after this Lease is granted.
3.100	To provide to the Landlord as soon as each is available:
(a)	a note of the title number allocated to this Lease; and
(b)	an official copy of the registered title to this Lease showing the Tenant as registered proprietor.
3.101

On determination of this Lease (whether by effluxion of time or otherwise) to apply to the Land Registry for closure of the Tenant's registered title to this Lease and for removal of all notices relating to this Lease from the Landlord's title.

Energy Performance Certificates

3.102

Before instructing an energy assessor to prepare any Energy Performance Certificate in respect of the Premises the Tenant shall first give notice to the Landlord informing the Landlord of the area to which the proposed Energy Performance Certificate will relate and the identity of the energy assessor must be reputable and suitably qualified.

3.103	At the Landlord's request the Tenant shall supply the energy assessor with any drawings specifications data or other information that the Landlord (acting reasonably) provides to the Tenant.
3.104	The Tenant shall provide to the Landlord a copy of any Energy Performance Certificate that the Tenant obtains in respect of the Premises.
3.105

The Tenant shall within 72 hours of receipt of written request permit any energy assessor instructed by or on behalf of the Landlord to enter on and inspect the Premises (in the company of an employee of the Tenant if required by the Tenant) at reasonable times and the Tenant shall provide to such energy assessor such information as the Landlord may reasonably request at the cost of the Landlord.

Bicycle Spaces

3.106

Not to permit any of the bicycle spaces referred to in paragraph 7 of Part I of the Second Schedule to be used other than by an occupier of the Premises which is permitted pursuant to the terms of this Lease.

3.107

Not to do anything in or about the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule or the service roads or accessways leading thereto which would or could constitute a nuisance, annoyance, obstruction, disturbance or cause damage to the Landlord or the tenants or other occupiers of the Building.

3.108

To comply and ensure that the Tenant's visitors comply with such reasonable and proper regulations as the Landlord may make for the regulation of the traffic to and from and use of the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule and previously notified in writing to the Tenant.

Compliance with Head Lease provisions

3.109

To observe and perform the covenants, obligations, provisions and conditions on the part of the tenant under the Head Lease so far as the same relate to or otherwise affect the Premises except for the payment of the rents reserved thereunder and, so far as the obligation to insure falls on the Landlord under this lease, to insure.

3.110	Not to do or omit anything thing which would or might cause the Landlord to be in breach of the Head Lease.
4	LANDLORD'S COVENANTS

The Landlord covenants with the Tenant:

Quiet enjoyment

4.1	That the Tenant may peaceably hold and enjoy the Premises without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount.

Insurance

4.2	To insure:
(a)

the Building and keep the same insured with a reputable insurer in the name of the Landlord subject to such exclusions, excesses and limitations as may be imposed by the insurers and as are common in the London insurance market from time to time against:

(i)

the Insured Risks in such a sum as shall be determined from time to time by the Landlord or the Landlord's Surveyor acting reasonably as being the full cost of rebuilding and reinstatement of the Building (and for these purposes "Building" means the Building constructed in accordance with the Base Building Definition including such works to prepare the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") and the Landlord covenants to have due regard to any reasonable request by the Tenant to increase such sums in respect of the Building together with architects', surveyors', consultants' legal and other fees in relation to the repair, rebuilding or reinstatement of the Building (including any cost or increased cost resulting from the requirements of local or other authorities, statutes, bye-laws, regulations or orders as to the method of or design of or materials to be used in such repairing, rebuilding or reinstatement) and making due allowance for the effects of inflation and escalation of building costs and any fees and the cost of site clearance, demolition and debris removal and VAT on all such sums including any VAT resulting from any deemed self-supply as a result of such rebuilding or reinstatement;

(ii)

loss of the Principal Rent and the rent thirdly reserved for such period (being not less than five years and not more than seven years) as the Landlord may from time to time reasonably deem necessary which may be calculated having regard to any relevant reviews or increases of rent and to the likely period required for obtaining planning permission and reinstating the Building;

(iii)

(to the extent to which the same is not covered by clause 4.2(a)(i)) where applicable engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection;

(iv)	property owner’s liability and such other insurances as the Landlord may from time to time (acting reasonably) deem necessary to effect;
(b)

subject to request by the Tenant in writing and notification in writing by the Tenant of the full reinstatement cost of such items, any installations, fixtures, fittings, and equipment resulting from the completion of the Tenant's Works (as defined in the Agreement for Lease) or any other completed works carried out by the Tenant and any sub-tenant in accordance with the provisions of this Lease.

Landlord's obligations in relation to insurance

4.3	In relation to the policy or policies of insurance effected by the Landlord pursuant to its obligations contained in this Lease:
(a)

to produce not more than once in any 12 month period (and one further time in such 12 month period if requested by the Tenant) at the cost of the Tenant and as soon as reasonably practicable following demand either a complete copy or full details of the policy or policies of insurance with full details of any additions or amendments made thereto and either a copy of the last premium, renewal, receipt or reasonable evidence of the fact that the last insurance premium has been paid;

(b)

to procure (unless having used all reasonable endeavours it is unable to procure such a policy at commercial rates) that the interest of the Tenant and any mortgagee of the Tenant (or a general interests clause) is noted or endorsed on the policy or policies of insurance;

(c)

to use all reasonable endeavours to procure that the insurance policy contains terms whereby the insurers will not pursue subrogation rights against the Tenant and its lawful undertenants, licensees and agents (other than where the loss has been occasioned or contributed to by the fraudulent or criminal or malicious act of the Tenant or its undertenants, licensees or agents);

(d)	to use all reasonable endeavours to procure that the insurance policy contains a non-invalidation clause.

Reinstatement

4.4

If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be destroyed or damaged by any of the Insured Risks and subject to the provisions of clause 5.4 and to the payment by the Tenant of any amounts due pursuant to clauses 3.83 to 3.84 (and without prejudice to the liability of the Tenant to make any such payments or any amounts due pursuant to clause 3.81) and subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Premises and to the necessary labour and materials being and remaining available the Landlord shall apply all monies received by the Landlord by virtue of such insurance and referable to the works required to reinstate the Premises (other than money received for loss of the Principal Rent and the rent thirdly reserved which shall automatically be payable to the Landlord) in rebuilding reinstating and making good the means of access to the Premises and/or (as the case may be) the Premises to generally no lesser standard than Specification and separately the Building (which may include aesthetic and specification improvements) permitted with all reasonable speed and making good any shortfall in the insurance proceeds from the Landlord's own resources (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences. consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time.

4.5

It is agreed that all monies claimed or received by the Landlord pursuant to clause 4.2(b) belong to the Tenant and shall be held on trust for the Tenant pending application in reinstatement and the Landlord shall keep the Tenant fully informed regarding any claim in respect of insurance monies pursuant to clause 4.2(b) and act in accordance with the Tenant's reasonable instructions at the Tenant's cost.

Obligations relating to Services for the Tenant

4.6	To provide or procure the provision of:
(a)	the Services during Normal Business Hours (and Normal Business Hours shall in the case of security and reception facilities for the Building be on a 24/7 basis); and
(b)	outside Normal Business Hours such of the Services as the Landlord shall in its reasonable discretion deem appropriate; and
(c)	such other of the Services outside the Normal Business Hours as the Tenant shall previously request,

(having regard to the Design Standards and subject to the provisions of clause 5.16) Provided that the Landlord shall be entitled to employ such reputable managing agents, professional advisers, contractors and other persons as may reasonably be required from time to time in the interests of good estate management for the purpose of the performance of the Services.

Building Services and Estate Services

4.7

The Landlord covenants that any item of Service Cost will be allocated properly to either the Building Services or the Estate Services and that no item of Service Cost will be charged to the Tenant more than once.

4.8

To provide or procure the provision of electricity to the Premises and the Building (subject to the provisions of clause 5.16) and (in each case) each and every part thereof designed to receive such to the extent necessary to meet the reasonable requirements of the Tenant and to use reasonable endeavours to procure that the same shall not be less than the Design Standards having regard to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the relevant statutory undertaker.

4.9

As soon as reasonably practicable following any request made in writing by the Tenant the Landlord shall supply to the Tenant full details in writing of (and any supporting evidence reasonably requested by the Tenant):

(a)	the total Energy Costs and the method of calculation of the proportion of the Energy Costs included in the Energy Levy; and
(b)	the method of calculation of the proportion of the Energy Levy which comprises the Energy Levy Rent.
4.10

In so far as such rights are not held by the Landlord, to procure for the benefit of the Tenant and all persons authorised by the Tenant the rights over the Estate Common Parts as are set out in the Second Schedule, it being agreed that if the Tenant is prevented from exercising such rights in breach of this clause the Estate Services Costs payable by the Tenant shall be adjusted accordingly.

Building Defects

4.11

Where the Building suffers a defect the Landlord shall, where the Landlord reasonably believes there is a reasonable chance of success and reasonably believes that there is an economic and commercial benefit of pursuing such party, use all reasonable endeavours to recover the cost of remedying any such defect from any professional or contractor employed by the Landlord or its predecessors in title in relation to any building works leading to the occurrence of such defect and shall credit any sums received against the Service Charge to the extent the Landlord has legitimately already recovered any of the costs of remedying any such defect through the Service Charge.

Head Lease rents

4.12

To pay the rents reserved by the Head Lease at the times and in the manner provided in the Head Lease and to perform and observe all the covenants on the part of the tenant contained in the Head Lease insofar as they relate to any part of the premises thereby demised and which are not to be observed and performed by the Tenant pursuant to clause 3.109.

Retail Units

4.13

The Landlord agrees not to let or enter into an agreement for lease or permit any right of occupancy or permit any change of use of the Retail Units where the use is a Prohibited Use and to include within any lease or licence of a Retail Unit an express prohibition on a Prohibited Use.

4.14	The Landlord shall procure that any lease or licence of a Retail Unit shall include:
(a)

a covenant on the part of the tenant not to cause any legal nuisance to be suffered by the Tenant or its lawful occupiers of the Premises and the Landlord shall at the request and cost of the Tenant enforce such covenant where reasonably requested to do so;

(b)

only rights granting access to the Premises that are on the same terms as the rights reserved to the Landlord under this Lease including the obligation to comply with the Tenant's reasonable requirements and regimes as regards access as provided for in the proviso to paragraph 2 of Part Il of the Second Schedule.

Restriction on naming

4.15

So long as the tenant of this Lease is Mimecast Services Limited (company number 04901524) or a Group Company thereof and such entities are together in occupation of at least 70.000 square feet of office space within the Building, the Landlord covenants not to name the Building after any other tenant of the Building.

4.16

If clause 4.15 ceases to apply, the Landlord shall only grant naming rights in relation to the Building to an entity that occupies the majority of the office space within the Building and only for the duration such entity occupies the majority of the office space within the Building.

5	PROVISOS

IT IS HEREBY AGREED AND DECLARED as follows:

Re-entry

5.1	If:
(a)	the Rents or any part thereof shall be in arrear for 21 days next after becoming payable (whether in the case of the Principal Rent, the rent has been demanded or not); or
(b)	there shall be any material breach, non-performance or non-observance of any of the Tenant's covenants; or
(c)

the Tenant shall enter into any arrangement or composition for the benefit of the Tenant's creditors or convene a meeting of the Tenant’s creditors (or a nominee calls such a meeting on its behalf); or

(d)	the Tenant or the Surety (being one or more individuals):
(i)	is the subject of an interim order under Part Vlll of the Insolvency Act 1986 or makes application to the Court for such an order or makes a voluntary arrangement under such Part; or
(ii)	has a bankruptcy order made against him; or
(iii)	a receiver is appointed in respect of all or any of the assets or undertaking of the Tenant or such surety; or
(e)	the Tenant or the Surety (being a company or partnership):
(i)	makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986; or
(ii)	makes an application to the Court under Section 425 of the Companies Act 1985 or resolves to make such an application; or
(iii)

is the subject of an administration order (whether an interim order or otherwise) made under Part Il of the Insolvency Act 1986 or is subject to a resolution passed by the directors or shareholders for the presentation of an application for such an order or is the subject of a notice of intention to appoint an administrator or files a notice of appointment of an administrator with the court or passes a resolution by its directors or shareholders for the filing of such a notice; or

(iv)

is the subject of a resolution for voluntary winding up (otherwise than for the purpose of an amalgamation or reconstruction which has been approved by the Landlord) or a meeting of creditors is called to consider a resolution for winding up; or

(v)	has an interim order or winding up order made against it: or
(vi)	has an administrative receiver or receiver appointed in respect of all or any of its assets; or

(vii)	ceases to exist; or
(viii)	becomes "Bankrupt" within the meaning of the Interpretation (Jersey) Law 1954; or
(f)

where the Tenant is a company or partnership incorporated outside the United Kingdom analogous proceedings or events to those referred to in clause 5.1(e) shall be instituted or occur in the country of incorporation, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant against the other in respect of any antecedent breach by the Landlord or the Tenant (as the case may be) of any of the covenants herein provided that in the event that the Tenant comprises more than one person then the Landlorrd will be entitled to re-enter the Premises and this Lease shall thereupon absolutely determine upon the happening of any of the events referred to in clauses 5.1(c) to 5.1(f) hereof in relation to any one of them.

Replacement of surety

5.2

In the event of the occurrence of any of the events referred to in clauses 5.1(d) or 5.1(e) in respect of the Surety, the Landlord shall not exercise its right pursuant to clause 5.1 without first allowing the Tenant a period of 30 working days to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Payment of rent not waiver

5.3

No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence PROVIDED that this clause shall only have effect in relation to a demand receipt or acceptance made or given during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach commenced upon the Landlord becoming aware of such breach.

Suspension of rent

5.4	If the Premises or the Building or the means of access to the Premises shall at any time be so damaged or destroyed:
(a)

by any of the Insured Risks as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that the insurance monies shall be irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any sub-tenant or their respective servants, agents, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended immediately from the date of such damage or destruction until the earlier of:

(i)	the date of issue of the Reinstatement Certificate; and
(ii)	the expiration of the period in respect of which the Landlord has covenanted to insure for loss of the Principal Rent and the Rent thirdly reserved pursuant to clause 4.2(a)(ii),

and any dispute with reference to this clause 5.3(a) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996:

(b)

by an Uninsured Risk as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that damage or destruction results from the default of the Tenant, or Group Company of the Tenant or any sub-tenant or their respective agents, servants, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date 12 months after the date of such damage or destruction until the date of issue of the Reinstatement Certificate and any dispute with reference to this proviso shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996.

Damage before Rent Commencement Date

5.5

If clause 5.4 applies before the Rent Commencement Date the number of days between the date of the damage or destruction and the Rent Commencement Date (or where only a proportion of the Principal Rent is or would have been suspended, an equivalent proportion of those days) will be added to the date the period of rent suspension ends and the resulting date will become the Rent Commencement Date.

Determination if damage or destruction

5.6

if the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect not to carry out and complete the rebuilding and reinstatement of the Premises pursuant to clause 5.7 by serving notice to such effect on the Tenant and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other. If the Landlord shall not have served a notice on the Tenant pursuant to this clause 5.6 by a date prior to the date 12 months after such damage or destruction then either party shall be entitled at any time thereafter by notice in writing to the other party to determine this Lease and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other in respect of any antecedent breach of any covenant or provision herein contained.

5.7

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect at any time prior to the date 12 months after the date of damage to destruction to carry out and complete the rebuilding and reinstatement of the Premises by serving written notice to that effect on the Tenant whereupon the Landlord shall, subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Building, the Premises and the means of access to the Premises and to the necessary labour and materials being and remaining available, be obliged to rebuild reinstate and make good (as the case may be) the Building. to generally no less a standard than that set out in the Base Building Definition and the Premises and the means of access to the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") (which may include aesthetic and specification improvements) with all reasonable speed (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time provided always that such rebuilding or reinstating shall be at the cost of the Landlord and the costs of or in any way relating to rebuilding or reinstating the Premises following damage or destruction of the Premises or the Building or any part thereof by an Uninsured Risk shall not be recoverable from the Tenant via the Service Charge provisions in the Fifth Schedule.

5.8	If:
(a)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord has not commenced the works of reinstatement referred to in clause 4.4 within two and a half years of the date of damage or destruction; or

(b)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 4.4 prior to the expiration of a period of five years following the date of such damage or destruction; or

(c)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use and the Landlord has not commenced the works of reinstatement referred to in clause 5 7 within two and a half years of the date of damage or destruction; or

(d)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 5.7 within five years of the date of damage or destruction, then the Landlord or (subject to clause 5.9) the Tenant may in the circumstances referred to in clauses 5.8(a) and 5.8(c) by giving to the other not less than three months’ notice in writing or (subject to clause 5.9) the Tenant may in any the circumstances referred to in clauses 5.8(b) and 5.8(d) by giving to the Landlord not less than one month's notice in writing to that effect determine this Lease and upon the expiry of such notice this Lease shall (unless before the expiry of such notice the Landlord has in the circumstances of clause 5.8(a) or clause 5.8(c) commenced such works of reinstatement or in the circumstances of clause 5.8(b) or clause 5.8(d) completed such works of reinstatement by the expiry of such notice in which case the notice shall be of no effect) determine and this Lease shall cease to be of effect but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach by the other of any of the terms of this Lease.

5.9	The Tenant shall not be entitled to serve notice on the Landlord pursuant to clause 5.8 if:
(a)

in the case of clauses 5.8(a) or 5.8(b) the insurance monies are irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective servants, agents, licensees or invitees unless the Tenant has complied with its obligations in clause 3.81; or

(b)

in the case of clauses 5.8(c) or (d) the damage or destruction results from the default of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective agents, servants, licensees or invitees.

5.10

If this Lease is determined under clauses 5.6 to 5.7 the Landlord shall be entitled to retain the insurance monies payable in respect of the Building but will hold on trust for the Tenant (and pay to the Tenant such monies within ten working days of receipt) any monies due to it in respect of works insured by it under clause 4.2 and use all reasonable endeavours to obtain such monies for the benefit of the Tenant whether received by the Landlord or by the Tenant.

Roof Terrace

5.11

If at any time during the term of this Lease the Western Roof Terrace shall cease to be designated for exclusive use by Mimecast Services Limited (or a Group Company of it if such Group Company takes an assignment of this Lease), the definition of "Roof Terrace" in clause 1.1 of this Lease shall, at the Landlord's option (which, if exercised, the Landlord shall notify the Tenant of in writing) be amended such that it shall also refer to the Western Roof Terrace and all references in this Lease to "Roof Terrace" shall be construed accordingly.

Warranty as to use

5.12

Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are under the Planning Acts or any other relevant laws or regulations now or from time to time in force authorised for use for any specific purpose.

Service of notices

5.13

Any notices required to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 and (in the case of notices to be served on the Tenant) by sending the same to the Tenant at the Premises.

Disputes between tenants/occupiers

5.14

That in case any dispute or controversy shall at any time or times arise between the Tenant and the tenants and occupiers of the Building and/or any neighbouring, adjoining or contiguous property belonging to the Landlord relating to Service Conduits and Appliances serving the Building and/or the Premises or any such adjoining or contiguous property or any easements or privileges whatsoever affecting or relating to the Building and/or the Premises or such neighbouring, adjoining or contiguous property the same shall from time to time be settled and determined by the Landlord's Surveyor or agent (in either case acting reasonably) to which determination the Tenant shall submit (save in the case of manifest error).

Apportionment

5.15

Where any question as to the amount or method of apportionment of any sum falls to be determined under the provisions of this Lease (other than any amount or apportionment to be determined pursuant to the provisions of the Fifth Schedule) the same shall be referred (upon application to be made by either party) to and conclusively (save in case of manifest error) determined by the Landlord's Surveyor (acting reasonably) in accordance with the principles of good estate management and whose reasonable and proper fees for so acting shall be added to and deemed for all purposes to form part of the sum to be so apportioned and shall be borne accordingly.

Exclusions of Landlord's liability

5.16

Notwithstanding anything in any other provision herein contained (save where such event arises due to a breach of the covenants and conditions on the part of the Landlord set out herein) the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any temporary interruption in any of the Services or the supply of electricity to the Premises caused by factors outside the Landlord's reasonable control; or

(b)

temporary closure or diversion of any of the Common Facilities or Service Conduits and Appliances by reason of inspection, repair, maintenance or replacement thereof or any part thereof or of any plant. machinery, equipment, installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk); or

(c)

by reason of electrical, mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials, supplies or labour or whole or partial failure or stoppage of any mains supply outside the reasonable control of the Landlord,

SUBJECT TO the Landlord using reasonable endeavours to minimise the adverse effects of any of the above events or circumstances and using reasonable endeavours to reinstate and remedy such event or circumstance as expeditiously as reasonably possible AND PROVIDED ALWAYS that the Landlord shall (if reasonably practicable) have previously given reasonable notice of any intended interruption or closure of the nature mentioned above.

Development of adjoining property

5.17

That subject to compliance with the Landlord's covenants in clause 4.1 the Landlord or any superior landlord may at any time or times without obtaining any consent from or making any arrangement with the Tenant carry out any development or works (or permit the same) or whatsoever nature to the Building (other than the Premises) and/or the Estate and/or any neighbouring, adjoining or contiguous land or premises whether or not the light or air now or at any time or times enjoyed by the Tenant may be diminished PROVIDED THAT proper means of access to and egress from the Premises is afforded at all times and the rights hereby granted expressly to the Tenant are not prejudiced.

5.18

Any access of light and air now or at any time during the Contractual Term enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that neither the enjoyment thereof nor this Lease shall prevent any such development or works referred to ill clause 5.16 and the Tenant shall permit such development or works without interference or objection.

Removal of property

5.19

If at such time as the Tenant has vacated the Premises after the determination of this Lease any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within 28 days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may (in addition to any other remedies available to it) as the agent of the Tenant (and the Landlord is hereby irrevocably appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal. storage and sale reasonably and properly incurred by it on trust for and to the order of the Tenant PROVIDED THAT the Tenant will reimburse the Landlord against any liability properly incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

VAT

5.20	Any rent or other sum payable by any party hereunder is exclusive of VAT that is or may be payable thereon and shall be paid upon receipt of a valid VAT invoice
5.21

Where under this Lease any party (the "Indemnified Party") is entitled to recover from another party (the "Paying Party") the cost of any goods or services supplied to the Indemnified Party, the Paying Party will indemnify the Indemnified Party against so much of the input tax on the cost for which the Indemnified Party is not entitled to credit allowance under Section 24-26 of VATA.

5.22

If VAT is chargeable in respect of any supplies of goods and/or services by any party to the other party under this Lease the recipient of such supplies shall pay such VAT in addition to the amounts (if any) provided for under this Lease and in respect of the supplies made to it under this Lease subject to receipt of a valid VAT invoice.

Exclusion of easements

5.23

Nothing herein contained other than those rights expressly granted to the Tenant in Part I of the Second Schedule shall by implication of law or otherwise operate to confer on the Tenant any easement, right or privilege whatever over or against any neighboring, adjoining, contiguous or other property which might restrict or prejudicially affect the future rebuilding, alteration or development of such neighboring. adjoining, contiguous or other property.

Sharing of information

5.24	The Landlord and the Tenant agree that they will:
(a)

share the data they hold in respect of energy and water use and waste production/ recycling and other environmental matters as are applicable to the use of the Premises between themselves and with any other third party who the parties agree needs to receive such data;

(b)

keep the data disclosed under this clause 5.24 confidential and will only use such data for the purposes of ensuring that the Building is run in a sustainable way that minimizes its environmental impact, provided always that this shall not prevent the Landlord from publishing information giving all details as to how central building energy costs are apportioned across the Building nor the general energy performance of the Building.

5.25

The Landlord and the Tenant agree that the Tenant’s covenant contained in clause 3.1 of this Lease to pay the Energy Levy Rent shall survive the Termination of the Tenancy, but only until the Tenant has paid the Energy Levy Rent in full to the Landlord.

6	SURETY

The Surety in consideration of this Lease having been granted at its request covenants with the Landlord in the terms contained in the Seventh Schedule.

7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated to the contrary nothing in this Lease confers on anyone other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999.

8	DETERMINATION
8.1	The Tenant may terminate this Lease as at the tenth anniversary of the Term Commencement Date (the "relevant date") by serving not less than twelve calendar months' notice on the Landlord.
8.2	This Lease shall not terminate as a result of any notice served by the Tenant if on the relevant date:
(a)	the Tenant has not paid in cleared funds any part of the Principal Rent (or any VAT in respect of it), which was due to have been paid up to and including the relevant date; or
(b)	the Tenant or any third party remains in occupation of any part of the Premises; or
(c)

the Tenant and/or a Group Company of the Tenant (and assuming for these purposes that they are one entity) is not. or on the date immediately following the relevant date it will not be. in occupation of one vertically contiguous space within the Building;

except to the extent if at all the Landlord in its absolute discretion expressly and in writing waives compliance with one or more of the pre-conditions specified in this sub-clause.

8.3

Termination of this Lease under this clause 8 does not affect any obligation on the Tenant that applies on or at the expiry of this Lease or any right. accrued by the expiry of this Lease, which either the Landlord or the Tenant then has against the other or against any third party.

8.4	Waiver of a pre-condition under 8.2 shall not affect any right which the Landlord may have against the Tenant or against any third party in respect of a breach of the Tenant’s obligations.
8.5	Time is of the essence of all dates and periods referred to in this clause 8.
8.6

If notice is not served by the Tenant to terminate this Lease on the relevant date pursuant to clause 8.1 the Landlord and Tenant agree that the Principal Rent shall be reduced to a peppercorn for the period of 9 months from and including the relevant date.

8.7

The parties agree that to the extent the Tenant has paid any Rents or Service Charge to a date which is beyond the relevant date the Landlord shall refund to the Tenant within 14 days of the relevant date all such sums to the extent they have been paid for a period beyond the relevant date.

8.8

The parties agree by way of explanation and example in order to clarify the meaning of "one vertically contiguous space" in clause 8.2(c) above that if the Tenant was the tenant of each of the third floor, fourth floor and fifth floor prior to the date of service of a determination notice by the Tenant and each lease contained in a clause in the terms of this clause the Tenant would be entitled to validly determine any one or more of the following leases by exercising its rights in this clause 8:

(a)	the Third Floor alone;
(b)	the Fifth Floor alone;
(c)	the Third and Fourth Floor together;
(d)	the Fourth and Fifth Floor together; or
(e)	the Third Floor, Fourth Floor and the Fifth Floor together
9	RIGHT TO RENEW
9.1	The Tenant may exercise its option to take the Renewal Lease by serving written notice on the Landlord not less than twelve calendar months' prior to the Term Expiry Date.
9.2	The Tenant's option under clause 9.1 shall be of no effect if:
(a)	On the Term Expiry Date:
(i)

the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) shall not be in occupation of at least 70,000 square feet of contiguous office space within the Building; and

(ii)	this Lease is not subsisting, and
(b)

on the date following the Term Expiry Date the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) will not be in occupation of at least 70,000 square feet of contiguous office space within the Building.

9.3

For the purposes of clause 9.2 above it is agreed the contiguous office space means space let to the Tenant and/or a Group Company of the Tenant on sequential floors of the Building (with no lettable area between any such floors which is not let to the Tenant or a Group Company of the Tenant (as the case may be)).

9.4	The Renewal Lease shall be made on the same terms as this lease save that:
(a)	the Term Commencement Date shall be the date immediately following the day of expiry of this Lease;
(b)	the Term shall be five (5) years;
(c)	the Principal Rent shall be ascertained in accordance with clause 9.5;
(d)	the "Review Dates" shall be the term commencement date and the term expiry date of the Renewal Lease;
(e)	the Tenant’s option to break in clause 8 and all references to it shall be omitted; and
(f)	the term "Renewal Lease", this clause 9 and all references to them shall be omitted.
9.5

The Principal Rent payable on and from the term commencement date of the Renewal Lease shall be the higher of the Principal Rent passing on the last day of this lease (ignoring any suspension or abatement) and the Open Market Rent calculated in accordance with the provisions of the Third Schedule of this Lease. The provisions of paragraph 7 of the Third Schedule will apply if the Principal Rent payable under the Renewal Lease has not been agreed or assessed by the term commencement date of the Renewal Lease.

9.6

If at the Term Expiry Date the Rents are suspended whether in whole or in part due to the occurrence of damage or destruction by an Insured Risk or an Uninsured Risk then the parties agree that for the purposes of the Renewal Lease it shall be assumed that such damage or destruction is an event which applies to the Renewal Lease so that such suspension continues and the time periods referred to in clauses 5.4 and 5.5 shall be reduced so as to take into account any part of these time periods that have occurred during the term of this Lease.

9.7

Any guarantor who is guaranteeing the obligations of the Tenant at the expiry of the Contractual Term shall be obliged to guarantee the Tenant's obligations under the Renewal Lease on the same terms (but shall not be obliged to do so if during the 12 month period prior to the Term Expiry Date the Tenant itself would have been able to satisfy the condition in clause 3.64(b) if at any time during such period the Tenant had wished to take an assignment of the Lease).

9.8	Subject to clause 9.2, if the Tenant exercises its option pursuant to clause 9.1, the Landlord shall grant and the Tenant shall accept the Renewal Lease on the date specified in clause 9.4(a).
9.9	Time is of the essence of the dates and periods referred to in this clause 9.
10	[OPTION TO SURRENDER
10.1	In this Clause the following terms shall have the following meanings:

"Act" means the Landlord and Tenant Act 1954;

"Agreement to Surrender" means the agreement to surrender in the form attached at Appendix G;

"Landlord Warning Notice" means (i) a warning notice served by the Landlord on the Tenant and (ii) a warning notice served by the Landlord on the Surety, each pursuant to section 38A(4) of the Act;

"Option Period" means the period commencing on the date of this Lease and ending on the fourth anniversary of the Term Commencement Date;

"Surrender Agreement Notice" means together:

(a)	a written request made by the Tenant to the Landlord requesting the grant of the Agreement to Surrender; and

(b)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Tenant and made before an independent solicitor or commissioner for oaths; and

(c)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Surety and made before an independent solicitor or commissioner for oaths; and

(d)	a copy of the Agreement to Surrender executed by the Tenant and the Surety; and
(e)	written confirmation that the executed Agreement to Surrender is irrevocably released to the Landlord for completion in accordance with clause 10.4 below;

"Warning Notice Request" means a written request made by the Tenant to the Landlord requesting a Landlord Warning Notice.

10.2	Warning Notice Option
(a)	Grant

In consideration of the entry by the Tenant into this Lease the Landlord grants to the Tenant an option to call for a Landlord Warning Notice within the Option Period on the terms of this clause 10.2.

(b)	Exercise of Warning notice option
(i)	If the Tenant wishes to call for a Landlord Warning Notice it shall serve a Warning Notice Request on the Landlord.
(ii)	The Landlord shall, within seven days of receipt of a Warning Notice Request, serve a Landlord Warning Notice on the Tenant in accordance with the terms of the Act.
10.3	Surrender Agreement Option
(a)	Grant

In consideration of the entry by the Tenant into this Lease the Landlord grants to the Tenant an option to call for the Agreement to Surrender on the terms of this clause 10.3.

(b)	Applicability

The Tenant may not exercise the option granted pursuant to clause 10.3(a) above prior to service by the Landlord of a Landlord Warning Notice.

(c)	Exercise of Surrender Agreement Option

If the Tenant wishes to call for the Agreement to Surrender it shall serve a Surrender Agreement Notice on the Landlord within seven days of receipt of the Landlord Warning Notice and, following the date of service of such Surrender Agreement Notice, clause 10.4 shall apply.

10.4	Agreement To Surrender

The Landlord shall execute and complete the Agreement to Surrender within seven days of receipt of the Surrender Agreement Notice and shall immediately thereafter send to the Tenant the original Agreement to Surrender executed by the Landlord duly completed.

10.5	Time is of the essence

Time is of the essence of all dates and periods referred to in clauses 10.2, 10.3 and 10.4.]2

11	GOVERNING LAW AND JURISDICTION
11.1

This Lease and any dispute or claim arising out of or in connection with it or its subject matter. existence. negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English raw and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

11.2

Each party agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 5.13.

11.3	If any provision of this Lease is void or prohibited under any Act due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Lease shall continue in force.

2 Drafting note: Only to be included if this is the highest floor lease being taken by the tenant at the time of grant (i.e. the tenant has exercised its option to contract over the whole of level 5).

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

FIRST SCHEDULE

The Premises

ALL THAT accommodation on Level 4 of the Building as the same is shown edged red and shaded blue on Plan 3 and which shall include:

(a)	one half severed medially of the non-structural and non-load bearing walls which divide the Premises from the remainder of the Building;
(b)	the entirety of all other non-structural or non-load bearing walls and columns;
(c)	the internal plaster surfaces and other finishes of load bearing walls and columns;
(d)	the ceiling finishes and the whole of any false ceilings and voids between the ceilings (including light fittings) and false ceilings;
(e)	void between the floor screed (but not the floor screed itself nor any of the floor joists or supporting structure) and any raised floors, all raised floors, the carpet or other covering or material;
(f)	the Landlord's fixtures and fittings;
(g)	the Landlord's Services Equipment within and exclusively serving the Premises;
(h)	the whole of any internal windows and the doors, partitions, equipment, fitments and lights of the Premises;
(i)	all Service Conduits and Appliances exclusively serving and within the Premises,

but there are excluded from the demise:

(j)

any structural parts, load bearing walls, columns, roofs, Foundations and Services, external walls, cladding, window frames and glass in the external facades of the Building and joists in and around the Premises;

(k)	any atria in the Building (including any glass therein);
(l)	such of the Landlord's Services Equipment and such of the Service Conduits and Appliances as are used in common with other parts of the Building.

SECOND SCHEDULE

Part I

Rights granted

1	The right for the Tenant and all persons authorised by the Tenant at all times•
(a)

to pass and repass on foot only over and along the pedestrian accessways within the Building from time to time designated by the Landlord and to pass and repass on foot only through and over the Common Facilities and the Estate Common Parts and any part or parts thereof to gain access to and from the Premises and generally to use the Common Facilities and the Estate Common Parts for all purposes in connection with the use and enjoyment of the Premises;

(b)

to pass and repass with or without vehicles over and along the roads and accessways within the Building and the Estate Common Parts from time to time reasonably designated by the Landlord on the Building for the purpose of gaining access to and egress from the bicycle parking spaces referred to in paragraph 7 of this Part I of the Second Schedule and access to and egress from the loading bay in the Building;

(c)	to use the loading bays in the Building in such locations from time to time designated by the Landlord acting reasonably;
(d)	to use any compactor in the loading bay in the Building from time to time in such location as shall from time to time designated by the Landlord (acting reasonably);
(e)

to use such emergency escape routes from the Premises through the Building and the Estate Common Parts as comply from time to time with statutory requirements and any requirements from time to time of the local authority or local fire authority;

(f)	otherwise to use the. Common Facilities and the Estate Common Parts for the purpose for which they are intended,

(subject in each case to such regulations in relation thereto as may be imposed from time to time pursuant to clause 3.92 and/or clauses 3.106 to 3.108) in each case such rights being exercised in common with others entitled thereto.

2

The right of passage and use of all such Service Conduits and Appliances which now or may hereafter during the Contractual Term pass or run into, through, along, under or over the Building and the Estate in each case such rights being exercised in common with others entitled thereto.

3	Subject to clauses 3.21 to 3.31:
(a)

the right at all times to connect into and use (subject to the regulations of any appropriate authority) the Service Conduits and Appliances for the supply of services and for drainage and to connect into and use such other Service Conduits and Appliances as may from time to time be available for connection to the Premises;

(b)	the right at all times to connect into and use such of the Landlord's Services Equipment as may from time to time be available for connection to the Premises,

provided that such connection and use does not materially adversely affect the supply of services to other premises within the Building having regard to the Specification and on the basis that any residual capacity in such Service Conduits and Appliances and the Landlord's Services Equipment over and above that set out in the Specification shall be available and allocated to all occupiers of the Building on a fair and reasonable basis.

4	The right of support shelter and protection from the remainder of the Building.

5

The right at all reasonable times and upon reasonable prior notice (except in the case of emergency) to enter other parts of the Building for the purposes of carrying out any works required to comply with the covenants and conditions of the Tenant herein contained and where such works cannot otherwise conveniently be carried out without such entry the Tenant in the exercise of such right causing as little inconvenience and interference as is reasonably practicable in the circumstances to the Landlord or other occupier of the part of the Building so entered and its trade or business carried on therein and making good to the reasonable satisfaction of the Landlord or the other occupier (as the case may be) any physical damage thereby caused.

6

The right for the Tenant and any other lawful occupier of the Premises to display its name (in the Landlord's house style) on the sign board provided by the Landlord for that purpose in the main reception area of the Building subject to the Landlord's prior approval (such approval not to be unreasonably withheld or delayed) as to the size and design of the signage concerned and its location).

7

The exclusive right for the Tenant and any lawful occupier of the Premises only at all times to use 60 bicycle parking spaces in the area shown shaded red on Plan 6 and 60 lockers in the area shown shaded red on Plan 6 (the Landlord having the right at any time and from time to time on not less than 14 days' notice to nominate an alternative space or spaces within the Building provided such nomination is agreed by the Tenant (such agreement not to be unreasonably withheld or delayed)) provided that the Landlord shall be entitled to temporarily suspend all or any such rights after prior consultation with the Tenant as to timing and duration of the proposed works (save in the case of an emergency) and having proper regard to the Tenant's representations in relation thereto for the purpose of carrying out works of repair and maintenance to the parts of the Building in which the relevant spaces are located where it would not be practical to carry out the relevant works without such suspension and the Landlord shall use reasonable endeavours to keep any such period of suspension to the minimum reasonably practicable.

8	The right in common with other occupiers of the Building to use the showers in Level -1 of the Building as are from time to time provided.
9

Subject to the Landlord's entitlement to access and remain on the Roof Terrace in connection with any of the purposes listed in paragraph 2 of Part Il of the Second Schedule the right for the Tenant in common with other occupiers of the Building to access onto the Roof Terrace for uses ancillary to the Tenant’s use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Roof Terrace (such approval not to be unreasonably withheld or delayed).

10

Subject to the Landlord's entitlement to access and remain on the Fourth Floor Terraces in connection with any of the purposes listed in paragraph 2 of Part Il of the Second Schedule the right for the Tenant to access onto the Fourth Floor Terraces for uses ancillary to the Tenant's use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Fourth Floor Terraces (such approval not to be unreasonably withheld or delayed).

11

The right in common with other occupiers of the Building to install in part or parts of the areas shown coloured red and blue on Plan 7 (being tenant roof plant space) from time to time (subject to obtaining consent from the Landlord (such consent not to be unreasonably withheld or delayed) by deed and containing covenants of the type referred to in the provisos at the end of clause 3.31 to such installation and subject to the Tenant obtaining all necessary consents and approvals) plant, machinery, satellite dishes aerials and equipment (including air conditioning equipment) together with the right to install and lay associated cabling and other service media (with any ancillary plant and equipment) in under over and through the Building for connection to the Premises and to use the same provided that the Landlord will manage the allocation of the tenant roof plant space with due regard to the requirements of all tenants in the Building and taking the following into account:

(a)

where reasonably possible plant areas will be separate for each tenant and will take into account the riser allocation strategy (being the proviso to paragraph 12 below) and the location of the tenant’s facilities requiring connection to those plant areas;

(b)	the tenant plant space available for allocation will exclude the plant space set aside for tenant's generators;
(c)

the Landlord reserves the right to run cables/pipes and other service media over under or along such areas provided that these shall not materially adversely affect the Tenant's use of the same and that the Landlord obtains the Tenant's prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media;

(d)	the proportion that the Net Internal Area of the Premises bears to the Net Internal Area of all of the offices within the Building let or intended to be let.
12

The right to use a fair and reasonable proportion of the riser space and telecoms intake room or rooms allocated to tenants for their use within the Building based on the proportion that the Net Internal Area of the Premises bears to the total Net Internal Area of all offices within the Building for the purpose of running Service Conduits and Appliances exclusively serving the Premises provided that the installation of such cabling shall be subject to the Landlord's prior written consent such consent not to be unreasonably withheld or delayed and provisos (a) to (d) at the end of clause 3.31 shall apply to such installation and consent Provided that the Landlord will manage the allocation of the riser space for the purposes of the use of and connections to the Service Conduits and Appliances the Landlord's Services Equipment and such telecoms intake room or rooms on the following basis:

(a)

space shall be allocated between each of the tenants (and undertenants shall be not be taken into account for these purposes) in the same proportion as the Net Internal Area they occupy bears to the total Net Internal Area of the Building:

(b)	where reasonably possible separate risers will be allocated to each tenant and will take into account the location of the premises demised to the tenant;
(c)

where reasonably possible the allocation of riser space to be used for IT purposes shall be on the basis of separate cages within the risers provided that the Tenant will reimburse the Landlord for the reasonable cost of such cages;

(d)

the Landlord reserves the right to run cables/pipes and other service media through such risers provided that these shall not materially adversely affect the Tenant's use of the same and that the Landlord obtains the Tenant's prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media.

Wayleaves

13

The Landlord acknowledges that the Tenant may wish to enter into wayleaves for cabling from external third parties for connection through the Estate and the Building into the Premises and confirms that:

(a)	it will consent to any such wayleave without payment of a premium for such wayleaves;
(b)	it will not unreasonably withhold or delay its consent to the entering into of any such wayleave in a form reasonably approved by the Landlord.

Staircase Rights

14

For such duration as the internal staircases connecting the third and fourth floors and fourth and fifth floors exist the right to pass and repass through the airspace of the slabs separating the third and fourth floors and fourth and fifth floors for the purposes of utilising such connecting staircase.

Stadium Seating

15	The right to construct, retain, modify, amend and use the Stadium Seating within the atrium forming part of the Premises.

Part Il

Rights excepted and reserved

1

The passage and use of all such Service Conduits and Appliances (if any) as now pass or run into through along under or over the Premises and which are designed to be used for the benefit of the remainder of the Building.

2

The right for the Landlord and all authorised persons at all reasonable times upon not less than 24 hours' prior notice (except in case of emergency) to enter the Premises and to enter and remain on the Roof Terrace and/or the Fourth Floor Terraces for the purposes of carrying out the Services and for all or any of the following purposes:

(a)	inspecting the Premises and the state and condition thereof;
(b)	survey measurement or valuation of the Premises;
(c)	reading electricity, water and other check meters or sub-meters installed within the Premises;
(d)	preparation of a schedule of fixtures and fittings in or about the Premises;
(e)	remedying any breach of covenant by the Tenant after failure by the Tenant so to do in accordance with the provisions of clause 3.18;
(f)	access to or egress from any of the plant rooms or Service Conduits and Appliances included within the Premises or accessed from the Premises;
(g)	access to or egress from the Fourth Floor Terraces;
(h)

to comply with obligations owed by the Landlord (or any developer) to third parties or with the covenants on the part of the Landlord (or any developer) contained in this Lease or contained in the Agreement for Lease;

(i)	maintaining, amending, renewing, cleaning, repairing or rebuilding any adjoining premises in so far as such works cannot be carried out without entering upon the Premises;
(j)	to prepare any Energy Performance Certificate for the Premises or the Building;
(k)	in connection with the provision of Services,

PROVIDED ALWAYS THAT the Landlord or other person exercising such rights shall cause as little interference and inconvenience as reasonably practicable to the Tenant or other occupier of the Premises and its or their trade or business carried on therein and as soon as reasonably practicable make good to the reasonable satisfaction of the Tenant any damage thereby caused to the Premises and the Tenant's fixtures and fittings and stock and PROVIDED FURTHER THAT the Landlord or other person exercising such rights complies with the reasonable security requirements of the Tenant or other occupier and where requisite the Landlord or other person exercising such rights shall only exercise such rights while accompanied by a representative of the Tenant or occupier of the relevant part of the Premises PROVIDED THAT such a representative shall be made available at reasonable times on reasonable request by the Landlord and if such a representative is not made available after a reasonable period after such request (or in the case of emergency) entry may be made without such a representative.

3

All rights of light air and other easements and rights (but without prejudice to any expressly granted to the Tenant by this Lease (if any)) now or hereafter belonging to or enjoyed by the premises from or over any adjoining neighbouring or contiguous land or building.

4

The right to build or rebuild or alter or carry our any development or works to any adjoining neighbouring or contiguous land or building in any manner whatsoever (and to authorise any adjoining owner or occupier to do the same) and to let or authorise the letting of the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any such case thereby diminished or any other liberty, easement, right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and so that any access of light and air now or at any time enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that the enjoyment thereof shall not prevent such building, rebuilding, alteration, development, works, letting or dealing as aforesaid and the Tenant shall permit such matters without interference or objection PROVIDED THAT the rights reserved by this paragraph 4 shall not be exercised so as to prejudice the rights expressly granted to the Tenant under this Lease.

5

The right to support and shelter and all other easements and rights now and hereafter belonging to or enjoyed by all adjoining, neighbouring or contiguous land or buildings an interest wherein possession or reversion is at any time vested in the Landlord.

6

The right to build on or into any boundary or party wall of the Premises provided always that the Landlord or the person exercising this right shall make good any damage thereby caused to the Premises and the Tenant's fixtures fittings and stock to the reasonable satisfaction of the Tenant.

THIRD SCHEDULE

Review of Principal Rent

1	In this Schedule:
relevant Review Date	means [insert date which is the date which is five years from the Term Commencement Date] and each fifth anniversary thereafter and any other date that becomes a Review Date pursuant to paragraph 8
Completed Premises	means the Premises on the assumption that:
(a)

the Landlord has completed the Premises at its own cost to the specification and standard described in the section of the Specification entitled "Category A Specification" and in compliance with every applicable Act;

(b)

the Tenant has removed all fitting out works carried out by the Tenant or any permitted occupier and made good all damage so caused by such removal so that the Premises are at the relevant Review Date in the same specification as in (a) above and in compliance with statutory requirements;

(c)	if the Premises or the means of access thereto have been destroyed or damaged they have been completely rebuilt or reinstated and fully restored
Open Market Rent

means the yearly rent which would reasonably be expected to become payable in respect of the Completed Premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a witling lessee for the time required for fitting out the Completed Premises on the assumption that such rent free period has expired prior to the relevant Review Date upon a letting of the Completed Premises as a whole by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term of 10 years commencing on the relevant Review Date in every case with rent reviews on each fifth anniversary of term commencement and with vacant possession without a fine or premium and for the use or uses permitted under this Lease but otherwise upon the terms of this Lease (other than (i) the length of the Contractual Term and (ii) the amount of the rent hereby reserved (but including the provisions for review of the Principal Rent)) and where at the relevant Review Date the Tenant has in fact the benefit of the Reception Side Letter and the Western Terrace Side Letter, the hypothetical tenant of this Lease shall be assumed also to have the benefit of the Reception Side Letter and the Western Terrace Side Letter, such benefit to be assumed to be shared on the same basis the benefit is in fact shared with other occupiers by the Tenant on the relevant Review Date, assuming whether or not it be the case:

(a)

that all the Landlord's and Tenant's covenants and obligations in this Lease have been fully complied with (provided that in the case of the Landlord the Landlord is at the relevant Review Date using all reasonable endeavours to remedy any subsisting breach which the Tenant notified the Landlord in writing as subsisting a reasonable period before the relevant Review Date); and

(b)	that the Completed Premises are available and suitable for immediate occupation and use for fitting out as offices,

but disregarding:

(c)	any goodwill attached to the Premises by reason of the carrying on thereat by the Tenant or by any person deriving title or any right to occupy through or under the Tenant of any business;
(d)

any effect on rent of any alteration or improvement to the Premises made by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title before or after the grant of this Lease other than an alteration or improvement carried out to the Completed Premises pursuant to an obligation to the Landlord which shall include any alteration or improvement carried out as a consequence of a statutory obligation;

(e)

any effect on rent of the fact that the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title may have been in occupation of the Premises or other premises in the Building or on the Estate, but so that it will be assumed that such other premises in the Building are fully let at the relevant Review Date;

(f)

any effect on rent of any works to or alterations to the Premises carried out by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title which reduce their rental value; and

(g)	the provisions of clause 8
Reception Side Letter

means the side letter granting Mimecast Services Limited exclusive use of a reception desk or reception point in the Building on the terms set out therein, the form of which is attached at Appendix E to this Lease

Surveyor

means an independent chartered surveyor agreed upon by the Landlord and the Tenant (both acting reasonably) or in default of agreement appointed by the President in accordance with paragraph 3 of this Schedule

Western Terrace Side Letter	means the side letter granting Mimecast Services Limited exclusive use of the Western Roof Terrace on the terms set out therein, the form of which is attached at Appendix F to this Lease
agree or agreed	means agree or agreed in writing between the Landlord and the Tenant.
2

From each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:

(a)	the Open Market Rent; and
(b)	the Principal Rent contractually payable immediately before that Review Date (ignoring any rent abatement under clause 5.4).

3

If by a date three months before the relevant Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Open Market Rent but in default Of such agreement then either the Landlord or the Tenant may at any time make application to the President to appoint a surveyor to determine the Open Market Rent and every application shall request that the Surveyor to be appointed shall if practicable be a specialist experienced in the letting or rental valuation of office premises in the area in which the Premises are situate.

4	Unless the Landlord and the Tenant otherwise agree the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.
5

If the Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor.

6

If the Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he shall stipulate a proposal for the Open Market Rent supported (if so desired by either of the parties) by any or all of:

(a)	a statement of reasons;
(b)	a professional rental valuation or report; and
(c)	submissions in respect of each others' statement of reasons,

but notwithstanding the foregoing the Surveyor shall determine the Open Market Rent in accordance with his own judgement but shall issue the determination with a statement of reasons.

7

If by a Review Date the Principal Rent payable from the Review Date has not been ascertained pursuant to this Third Schedule the Tenant shall continue to pay the Principal Rent at the rate payable hereunder immediately before that Review Date and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Review Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (calculated by reference to such difference or the relevant parts thereof from the date or the respective dates on which the same would have become due had the Principal Rent payable from the relevant Review Date been ascertained by such Review Date).

8

If at any Review Date there is by virtue of any Act a restriction which operates to restrict the Landlord's right to review the Principal Rent or if at any time there is by virtue of any Act a restriction which operates to restrict the right of the Landlord to recover an increase in the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time within three months thereafter give to the Tenant not less than one month's notice requiring an alternative rent review upon the succeeding quarter day which quarter day shall for the purposes of this Schedule be a Review Date.

9

A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be endorsed on this Lease and the counterpart thereof by way of evidence only and signed by or on behalf of the Tenant and the Landlord respectively.

10	In this Schedule time shall not be of the essence in agreeing or determining the Open Market Rent nor appointing the Surveyor.

FOURTH SCHEDULE

Matters to which the demise is subject

The entries on the registers of title number NGL770398 dated 6 October 2017 and timed at 12:10:07

FIFTH SCHEDULE

The Service Charge

1	In this Schedule:
Accounting Period	means 1 April in each year to (and including) 31 March in the following year or such other period being a whole year as shall be notified by the Landlord to the Tenant in writing
Base Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months preceding the commencement of the Accounting Period in the year of grant of this Lease

Base Service Charge Cap	means the sum of [calculate £12 p.s.f.] pounds (£[ ]) (exclusive of VAT)
Building Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Building Services for an Accounting Period and on all related costs specified in Part 1 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Capped Element

means a proportion of the Building Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises (from which, for the purposes of this definition only, Utility Costs, Energy Levy and Services specifically requested by the Tenant shall be excluded)

Capped Period	means the term of this Lease
Estate Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Estate Services for an Accounting Period and on all related costs specified in Part 2 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Incidental Services	means the reasonable costs and expenses reasonably and properly incurred by the Landlord or with the Landlord's authority in connection with the Services as set out in Part Ill of the Sixth Schedule
Incidental Service Costs	means all proper expenditure incurred by or on behalf of the Landlord on the provision of Incidental Services
Index Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months prior to the expiry of the Accounting Period in respect of which the calculation is being made

Interim Sum

means a yearly sum assessed by the Landlord or the Landlord's Surveyor (acting reasonably) on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

RPI	means the Retail Prices Index (all items) published monthly in the United Kingdom by the Office for National Statistics or any official publication substituted for it

Service Charge	means for any Accounting Period:
(a)	the Capped Element
(b)	a fair and reasonable proportion of the Estate Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises
(c)	a fair and reasonable proportion of the Utility Costs for that Accounting Period as reasonably determined by the Landlord
(d)	a proportion of the Incidental Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises
(e)	(to the extent the Tenant does not pay it directly to the relevant supplier) the total cost of all utilities separately metered and exclusively supplied to the Premises

PROVIDED ALWAYS THAT all interest earned on all Interim Sums and any other service charge monies held by the Landlord whether in anticipation of future expenditure or otherwise shall be credited against Service Costs

Service Charge Cap	means the following amounts (exclusive of VAT):
(a)	in relation to the first Service Period, or proportionately for the relevant part of the first Accounting Period, the Base Service Charge Cap;
(b)	in relation to the second and all subsequent Accounting Periods the higher of:
i.	the Service Charge Cap for the preceding Accounting Period; and
ii.	an amount calculated in accordance with the following formula:

SRC	x	Index Figure:

Base Figure

where SRC is the amount of the Service Charge Cap for the preceding Service Period; and

Service Charge Certificate	means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 8 of this Schedule
Service Charge Code	The RICS Service Charges in Commercial Property - a Code of Practice - 3rd Edition - which is effective from 4 February 2014 but not as updated or replaced from time to time thereafter
Service Cost	means the total sum calculated in accordance with paragraph 2 of this Schedule.

Utility Costs	means together the cost of the supply of electricity and gas:
(a)	for the provision of the Services; and
(b)	to the whole or any part of the Common Facilities.
2

The Service Cost shall be the total of the aggregate of the reasonable and proper costs reasonably and properly incurred by the Landlord in any Accounting Period in carrying out or procuring the carrying out of the Services end providing each item of the Services including (without prejudice to the generality of the foregoing) the Incidental Services but excluding for the avoidance of doubt any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant or any other tenant or tenants of the Building.

3	The Capped Element of the Service Charge shall not exceed the Service Charge Cap for the Capped Period.
4

If at any time and from time to time the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Charge in relation to any item of the Services shall change and in the reasonable opinion of the Landlord or the Landlord's Surveyor such alteration or change shall require alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in each and every such case the Landlord shall have the right to vary and amend the Service Charge and to make appropriate adjustments thereto.

5	The Tenant shall pay to the Landlord the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days
6

Before the commencement of every Accounting Period the Landlord shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 11 and 12 of this Schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by paragraph 5 of this Schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period.

7

In the event that the Landlord shall not have served written notice of the Interim Sum for any Accounting Period before any quarterly instalments of the Interim Sum becomes due the Tenant shall within 21 days of the service of such notice pay to Landlord an amount equal to the difference between instalments of the Interim Sum due on the date of service of such notice and the amount paid by the Tenant on account of the interim Sum pursuant to paragraph 6 of this Schedule.

8

As soon as practicable after the expiry of every Accounting Period (and in any event no later than the expiry of three months after the expiry of the relevant Accounting Period) the Landlord shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period.

9

A Service Charge Certificate shall contain a detailed summary of the Service Cost in respect of the Accounting Period to which it relates together with the relevant calculations showing the Service Charge which shall be binding upon the Landlord and the Tenant (save in the case of manifest error).

10

The Tenant may request the Landlord to provide or at the Landlord's option make available for inspection further details of the breakdown of the expenditure under a Service Charge Certificate or any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Landlord within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Landlord shall furnish to the

Tenant or at the Landlord's option make available for inspection and afford to the Tenant all reasonable facilities to enable the Tenant to make copies of full details of such expenditure and other service charge information and documentation as may be reasonably required as soon as reasonably practicable and in any event within 28 days of each and every request PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay ail Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time.

11

Within 21 days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Landlord notwithstanding that the Contractual Term may have expired or been determined before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

12

If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Accounting Period and following the last year of this Lease howsoever determined any excess shall be repaid to the Tenant within 28 days of the date of service on the Tenant of the Service Charge Certificate for such Accounting Period.

13

The Landlord and Tenant agree that should the Termination of the Tenancy occur during any Accounting Period then the Tenant's liability in respect of the Service Charge shall be apportioned on a daily basis up to the date of Termination of the Tenancy but that the Tenant shall have no liability in respect of the Service Charge for any period after the Termination of the Tenancy but this paragraph shall be without prejudice to any balancing payments to be made pursuant to paragraphs 11 or 12 of this Schedule.

14	The Landlord will in the provision and management of the Services have due and proper regard to and shall use reasonable endeavors to comply with the Service Charge Code.
15	The Landlord shall not be entitled to require any payment from the Tenant towards the establishment or maintenance of any sinking or reserve fund in respect of the Service Cost.
16	CHANGES TO THE RPI
16.1

In the event of any change after the date of this Lease in the reference base used to compile the RPI the all items index figure taken to be shown in the RPI after the change shall (where possible) be the all items index figure which would have been shown in the RPI if the reference base current at the date of this lease had been retained.

16.2

If the Landlord reasonably believes that any change referred to in paragraph 16.1 above would fundamentally alter the calculation of the Service Charge Cap or in the event of it becoming impossible or impracticable, by reason of any change after the date of this lease in the methods used to compile the RPI or for any other reason whatsoever. to calculate the Service Charge Cap there shall be substituted such other provisions for calculating the Service Charge Cap as shall be agreed between the Landlord and the Tenant or, in default of agreement, as may be determined pursuant to paragraph 17 below.

17	DISPUTES
17.1

If any dispute or question arises between the Landlord and the Tenant as to the calculation of the Service Charge Cap or as to the interpretation. application or effect of any of the provisions of paragraph 16 then the matter in question may (without prejudicing the parties' ability to agree it at any time) be referred for determination by an independent person (the "Expert') who is to be appointed (in default of agreement) on the application of either party by the President for the time being of either (taking into account the nature of the matter in dispute) the Royal institution of Chartered Surveyors or the Institute of Actuaries and in respect of any Expert appointed to act under this paragraph 17:

17.2	he shall:
(a)	act as an expert and not as an arbitrator;
(b)	allow the Landlord and the Tenant to make written representations and cross representations concerning the Service Charge Cap (or other matter in dispute) within such time limits as he may prescribe;
(c)	seek appropriate professional advice on any relevant matter beyond his professional expertise; and
(d)	make a reasoned determination which shall be final and binding between the parties unless it contains a manifest error;
17.3

he shall have full power to determine the dispute or matter in question including (without limitation) substituting an alternative index for the RPI that most closely resembles it (but having regard to paragraph 16;

17.4	his fees and the cost of his nomination shall be paid as he may determine or, otherwise, equally by the Landlord and the Tenant; and
17.5	if he refuses to act, or is or becomes incapable of acting or dies. the Landlord or the Tenant may apply for the appointment of another Expert

SIXTH SCHEDULE

Part I

Building Services

1

The maintenance, repair, decoration and inspection and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of the Building and each and every part thereof (including the glass in the outside walls of the Building in any atria in the Building and in the Common Facilities) excepting;

(a)	the Premises; and
(b)	other premises within the Building as are from time to time let or intended to be let.
2

The operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of any roof terrace and the Common Facilities including (without prejudice to the generality of the foregoing) the lifts and escalators within and forming part of the Building, the Service Conduits and Appliances, water treatment systems, sanitary apparatus, pneumatics, vehicle turntables, electrically/mechanically operated barrier gates, computer monitoring system, closed circuit television, surveillance system, control security system and indicator installation. refuse compactors and all other mechanical and electrical systems and all plant, machinery and equipment associated therewith (except Landlord's Services Equipment) within the Building.

3	The:
(a)

operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal and replacement of the Standby Generators and the Landlord's Services Equipment (excluding such parts as are within the Premises or any other parts of the Building let or intended to be let by the Landlord and respectively serve the Premises or such other parts of the Building let or intended to be let by the Landlord exclusively) and provision of heating, cooling and ventilation to all parts of the Building;

(b)	external cleaning of the Building; and
(c)	external and internal cleaning of the Common Facilities,

in all such cases as often as in the Landlord's reasonable opinion may be requisite and such maintenance shall include the preparation, cleaning, decoration, repointing, painting, graining. varnishing, papering, polishing and other treatment or replacement of finishes (walls, floors and ceilings) with good quality materials of their several kinds and in a suitable manner for maintenance in good condition as may be appropriate for the particular external or internal finishes.

4

The provision (but not the initial capital cost of the provision of equipment) and maintenance of security services (including (without prejudice to the generality of the foregoing) 24 hour security guards in respect of the Common Facilities and electronic surveillance systems as the Landlord shall reasonably deem necessary).

5	The lighting (including the maintenance, repair and for the purposes of repair the proper replacement of the lighting equipment and fittings) of any atria in the Building and the Common Facilities.
6	The disposal of refuse from the Building including the collection and compaction thereof and the provision of receptacles and plant and equipment in connection therewith.
7

The cleaning of the outside of all exterior windows of the Building and all atria glazing (other than such as is the responsibility of any tenant of the Building) and glazing in the Common Facilities as often as may be requisite and the maintenance cleansing, repair, inspection and (where in the reasonable opinion of the Landlord the item is beyond economic repair), renewal of all window cleaning cradles, carnages and runways.

8

The provision (but not the initial capital cost of providing the same), cultivation, maintenance and replacement of plants and other decorative landscaping on the exterior of the Building in the Common Facilities and in any atria in the Building.

9	The continuous provision of hot water (in compliance with statutory requirements as to minimum temperatures) and cold water to each level of the Building.
10

The provision of a caretaker, engineers, building technicians, receptionist and such other staff as the Landlord may deem reasonably and property necessary for the good management and security of the Building in accordance with principles of good estate management with on-site security and reception services for the Building to be provided on a 24/7 basis.

11

The reasonable cost of making good any damage occasioned to the Premises or any other premises in the Building let to tenants of the Building as an unavoidable result of carrying out any of the Services.

12

The expenses reasonably and properly incurred by the Landlord in respect of any repairing, rebuilding and re-cleansing any party walls, fences, sewers: drains, channels, sanitary apparatus, pipes, wires, passageways, stairways, entrance ways, roads, pavements and other things the use of which is or is capable of being common to the Building and any other property.

13	The installation and (where appropriate) replacement or updating of separate sub-metering of utilities used in the Common Facilities and the Premises.
14

The provision of all such other services and facilities for the benefit of the Building and the tenants and occupiers of the Building generally as the Landlord shall from time to time reasonably consider to be necessary or expedient in accordance with good principles of estate management prevailing from time to time.

Part Il

Estate Services

1

The provision of security services. personnel, plant and equipment (including security gates and barriers) and traffic control systems for the purpose of monitoring, supervising and controlling the Estate and persons present on the Estate (whether with or without vehicles).

2

The maintenance, repair, renewal replacement, resurfacing, cleansing and keeping open and free from obstructions and detritus all accessways, areas, surfaces and paving (including roadways, footways, ramps, turntables, car parking areas and loading bays) laid out on the Estate from time to time and available for passage, access and parking.

3	The taking of all appropriate steps to clean and maintain on a regular basis the Estate.
4	The provision and operation of means of collection, storage, compaction and disposal of refuse and rubbish (including litter and pest control) arising or occurring on the Estate.
5

The provision of suitable landscaping and planting and to keep such parts of the Estate as are laid out with landscaping and planting from time to time in good order and condition and properly tended, maintained, cultivated and painted including where appropriate or necessary replanting.

6

The maintenance and keeping in good repair and working condition efficient fire and smoke detection, fire preventative and firefighting equipment for the Estate (including sprinklers, hydrants, hose reels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape) all in compliance with statutory requirements the requirements of the Chief Fire Officer and any other competent statutory or other authorities underwriters and insurers.

7	The effecting, maintaining and renewing of:
(a)

such insurance on such terms and in such amount as shall be reasonably determined by the Landlord against any liabilities which the Landlord or any of the owners of other buildings on the Estate may incur to third parties on account of the condition of the Estate or any part thereof; and

(b)	such other insurance in connection with the Estate as the Landlord may reasonably determine.
8

The provision of any water, fuel, oil, gas, electricity and other energy supplies as may be required for use in running or operating any of the Services to the Estate except such as are for the exclusive use of a particular tenant or tenants including (if the Landlord reasonably considers it necessary or appropriate) standby power generators and plant.

9	The inspection and maintenance of the Estate.
10

The lighting to an adequate and sufficient standard throughout such periods of the day and night as may be requisite all parts of the Estate to which access is available in fact or by right and the heating, cooling and ventilation as necessary of the underground parts of the Estate.

11

As often as may be necessary the erection, placing, renewal and replacement in suitable locations on the Estate such direction signs notices, artwork, sculptures, seats/benches, public toilets and other fixtures, fittings and chattels as are in the interests of good estate management appropriate for the enjoyment or better enjoyment of those parts of the Estate to which the public have access in common with the owners of the buildings on the Estate or persons authorised by them provided that no addition will be made which would result in a material adverse change to the nature or quality of the Estate.

12

The maintenance, repair and renewal of such special highway finishes on land immediately adjacent to the Estate or any part thereof as exist at the date hereof until such time as such land and finishes are dedicated to the relevant highway authority and the highway authority assumes responsibility for the maintenance of the same.

13	The installation, cleaning maintenance, repair, insurance, reinstatement and renewal of any canopies that may exist from time to time over any part of the Estate.
14

The provision of other services and benefits which the Landlord properly considers to be in the interest of good estate management generally for the Estate as a whole including without prejudice to the generality of the foregoing holding private functions and entertainments and/or events for general or public benefit.

15

Making (and as appropriate from time to time replacing) and enforcing reasonable regulations for the management operation and control of the Estate as a whole and entering into agreements deeds or other arrangements with tenants or users of the Estate or any part or parts thereof and adjoining or neighbouring owners for the purpose of performing any of the Services.

Any reference in Part Il of this Schedule to renewal includes renewal, in accordance with the principles of good estate management, of the relevant part of the Estate which is beyond its natural life or deemed by the Landlord (acting reasonably) to be of insufficient quality to maintain standards in keeping with the remainder of the Estate, even though such item is not malfunctioning or in a state of disrepair.

Part Ill

Incidental costs and expenses to be included in the Service Cost

1	The proper cost of fuel, oil: gas and electricity or other energy supplies or power sources from time to time used in running or operating any of the Services.
2

All existing and future rates, taxes, assessments, charges and outgoings of whatsoever nature payable in respect of the Building or any part thereof (including general and water rates and in respect of the Common Facilities and Communal Areas) other than:

(a)	rates and other outgoings payable in respect of:
(i)	the Premises; and/or
(ii)	other premises within the Building as are from time to time let or intended to be let but not then let;
(b)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; and/or
(c)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder; and/or
(d)	any future property ownership tax or assessment in respect of any reversionary interest in the Premises; and/or
(e)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3	All reasonable and proper costs, fees, expenses and other outgoings incurred in connection with:
(a)

the employment or engagement of such independent contractors, agents, consultants, professional advisers or other personnel as are reasonably necessary in connection with the provision or carrying out of the Services;

(b)

the salaries, wages, pensions and pension contributions and other emoluments and statutory employer's contributions or levies of all persons properly employed in connection with the provision or carrying out of the Services;

(c)

the provision of any necessary uniforms, protective or specialist clothing, tools, appliances, plant, equipment and materials as may be necessary or desirable for use in connection with the provision or carrying out of the Services.

4

The reasonable and proper fees and disbursements of managing agents engaged by the Landlord in connection with the provision or carrying out of the Services which shall be in line with market rates for a central London office building.

5

All reasonable fees and costs properly incurred in respect of keeping full and proper records and accounts of the Services and Service Cost and the preparation of all necessary accounts statements and certificates in relation to the recovery of the Service Cost from tenants of the Building.

6

Reasonable bank charges and interest on overdrawings for discharging items of Service Cost and the collection of the Service Charges after giving credit for any interest earned thereon in respect of the same Accounting Period.

7

Rent rates and all other outgoings in respect of accommodation properly incurred for use or occupation by the Landlord its agents, servants, employees, workmen or other persons employed directly in connection with the provisions and carrying out of the Services PROVIDED THAT:

(a)

where such accommodation is within the Building or on other premises owned by the Landlord and no rent is paid to the Landlord the Landlord shall be entitled to include in the Service Cost an amount equal to market rent of such accommodation as properly and reasonably determined annually by the Landlord's Surveyor; and

(b)	where such accommodation is not used exclusively for the provision and carrying out of the Services a fair and reasonable proportion of such rent or deemed rent shall be allocated to the Service Cost.
8

All proper and reasonable legal and other professional fees and disbursements properly incurred by the Landlord in connection with the enforcement of any contract or agreement entered into by or on behalf of the Landlord with any third party in connection with the provision or carrying out of the Services.

9	The reasonable and proper cost of any maintenance or service agreements or insurance contracts in respect of any of the plant, equipment, services or facilities used in connection with the Services.
10	The supply of requisites to the lavatories comprised in the Common Facilities and such other facilities in the Common Facilities.
11	The reasonable and proper cost of taking steps to comply with or making representations concerning the requirements of any statutes, by-laws and other regulations affecting the Building.
12	The payment of all VAT properly payable on any item of expenditure in connection with the provision or carrying out of the Services to the extent that it is not otherwise recoverable by the Landlord.
13	The cost of making up any amount properly deducted by the insurers pursuant to any excess provisions contained in any insurance policy of the Building.
14

Any other proper and reasonable expense properly incurred by the Landlord or its managing agents or other provider of the Services attributable to the provision supervision and management of the Services or the improvement from time to time of the standard thereof as shall be reasonably considered advisable or necessary not otherwise specifically mentioned in the Schedule.

15

A fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Common Facilities which proportion shall be based on a comparison of the energy supplied to the Common Facilities with the energy supplied to the Building

PROVIDED ALWAYS that:

(a)

where in this Schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it;

(b)

the Landlord may temporarily withdraw any item of service matter or thing specified in this Schedule if such withdrawal is in the Interest of good estate management provided that the use and enjoyment of the Premises is not thereby impaired in any material respect;

(c)

the Landlord shall have the right (provided that the occupation and use of the Premises is not materially adversely affected) to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this Schedule if the Landlord in its reasonable discretion shall deem it desirable or expedient to do so but in reaching such decision the Landlord is to have regard to the principles of good estate management and the interests of the tenants in the Building;

(d)

any parts of the Building occupied by the Landlord for any purpose otherwise than in connection with or incidental to the provision of the Services shall be deemed to be premises "let or intended to be let" for the purposes of this Schedule;

(e)

the Landlord shall credit to the Service Cost any cost or expense to the extent to which the Landlord is paid or reimbursed by any person in connection with the maintenance and repair of the Building including but not necessarily limited to the cost of any item for which the Landlord is paid or reimbursed by insurance proceeds warranties service contracts or otherwise;

(f)	the Service Cost and the Service Charge shall not include:
(i)

costs and expenses attributable to any part or parts of the Building or the Estate let or intended to be let to any other tenant or occupier (other than management accommodation which for the avoidance of doubt shall not include marketing suites temporarily located in parts of the Building or the Estate intended to be let) which are not so let or occupied nor the costs in respect of collection of rents and Service Charge or arrears and Service Charge or review of principal yearly rents in respect of such parts of the Building and such costs and expenses shall be borne and be payable by the Landlord;

(ii)

any costs and expenses attributable in any way whatsoever to the initial construction of the Building (including landscaping and the Foundations and Services) and the Estate, the Base Building Definition and the initial installation of the Landlord's Services Equipment and the Services Conduits and Appliances;

(iii)	any fees, costs and commissions of whatsoever nature incurred in procuring or attempting to procure other tenants for the Building;
(iv)	the costs of remedying any disrepair, damage or destruction caused by any of the Insured Risks or by an Uninsured Risk to the Building or the Estate;
(v)	any costs in connection with enforcing covenants in any other lease of any part of the Building on the Estate;
(vi)	any sums payable by the Landlord in relation to any of its charges or indebtedness or financing;
(vii)

the costs of commissions and charges in respect of collecting of principal rents, service charges and electricity cost and Outside Normal Business Hours charge and of reviewing rents payable by other tenants of the Building;

(viii)	costs of CIL and any costs associated with CIL;
(ix)	costs associated with Historic Contamination;
(x)	costs attributed to the Developer’s Works (as defined in the Agreement for Lease);
(xi)	costs which would otherwise form part of the Service Costs but which are directly recoverable in full from any third party occupier in the Estate;
(xii)	costs incurred in connection with applications to assign, sublet or alter in respect of any (ease or other occupational document relating to the Building other than in relation to the Premises;
(xiii)	costs in respect of any voids or vacant area in the Building which are available to let and/or intended for letting;
(xiv)	future redevelopment costs;

(xv)	costs associated with any breach of the Landlord of its obligations to repair and maintain the Estate and the Building in accordance with its obligations in this Lease; and
(xvi)

any amounts recovered from a third party contractor or professional employed by the Landlord or its predecessors in title in relation to the construction, modification or improvement of the Building on the Estate (less reasonable and proper costs incurred by the Landlord in making such recovery);

SEVENTH SCHEDULE

Surety's Covenant

1.	The Surety hereby covenants with the Landlord as a primary obligation that:
(a)

the Tenant will pay the rents reserved by this Lease on the days and in manner aforesaid and will duly perform and observe all the Tenant’s covenants contained in this Lease and that in case of default the Surety will pay and make good to the Landlord on demand all loss, damages, costs and expenses thereby arising or incurred by the Landlord;

(b)

the Surety will (to the extent property required by the Landlord in accordance with the terms of this Lease) enter into any further lease granted by the Landlord to the Tenant whether pursuant to the Landlord and Tenant Act 194 or otherwise to guarantee the obligations of the Tenant under such lease such guarantee to be in terms identical (mutatis mutandis) to the terms of this guarantee or in such other terms as may be required by the Landlord;

(c)

in the event that a liquidator or trustee in bankruptcy shall disclaim this Lease the Surety shall if the Landlord so requires by notice in writing given to the Surety within three months after such event take a new lease of the Premises for the residue of the term unexpired at the date of such event and at the rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and to pay to the Landlord the reasonable costs thereof;

(d)

in the event that the Landlord shall not require the Surety to take up a lease in accordance with the provisions of paragraph 1(b) hereof following the disclaimer of this Lease then the Surety shall pay to the Landlord a capital sum in the amount of the Rents that would have otherwise have been payable under this Lease for the period of 6 months from the date of such disclaimer;

(e)	for the purposes of paragraph (b):
(i)	the new lease shall:
(A)	be completed within 4 weeks after the date when the Landlord notifies the requirement to the Surety; and
(B)	take effect from the date of forfeiture, subject to any third party rights of vesting and possession; and
(ii)	the contractual term of the new lease shall expire when the Contractual Term would have expired but for the disclaimer.
2	PROVIDED ALWAYS THAT IT IS HEREBY AGREED THAT:
2.1	The Surety shall not be released or discharged in any way from its obligations under this Lease by:
(a)

any neglect or forbearance of the Landlord in endeavoring to obtain payment of the Rents when the same become payable or to enforce performance or observance of the Tenant's covenants herein and any time which may be given by the Landlord to the Tenant;

(b)	any variation of the terms of this Lease with the Surety's consent;
(c)	the transfer of the Landlord's reversionary interest immediately expectant on the determination of this Lease;
(d)	any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises;
(e)	any legal limitation and/or incapacity of the Tenant and/or any change in the constitution or powers of the Tenant the Surety or the Landlord;

(f)	any liquidation, administration or bankruptcy of the Tenant or the Surety; or
(g)	any other act, omission, matter or thing whatsoever whereby but for this provision the Surety would be released (other than a release of the Surety by Deed entered into by the Landlord).
2.2

The Surety shall not be entitled to participate in or be subrogated to any security held by the Landlord in respect of the Tenant’s obligations or otherwise to stand in the place of the Landlord in respect of any such security.

2.3	The Surety hereby waives any right to require the Landlord to pursue against the Tenant any rights which may be available to the Landlord before proceeding against the Surety.
2.4	The Surety abandons and waives any right it may have at any time under the law whether existing or future (whether by virtue of the droit de discussion or division or otherwise) to require that:
(a)

the Landlord, before enforcing this Lease or any right, interest or obligation under this Lease, takes any action, exercises any recourse or seeks a declaration of bankruptcy against the Tenant or any other person, makes any claim in a bankruptcy, liquidation, administration or insolvency of the Tenant or any other person or enforces or seeks to enforce any other right, claim, remedy or recourse against the Tenant or any other person;

(b)

the Landlord, in order to preserve any of its rights against the Surety loins the Surety as a party to any proceedings against the Tenant or any other person or the Tenant or any other person as a party to any proceedings against the Surety or takes any other procedural steps or observes any other formalities; or

(c)	the Landlord divides or apportions the liability of the Surety under this Lease with any other person or such liability is reduced in any manner.

EIGHTH SCHEDULE

Form of authorized guarantee agreement

AUTHORISED GUARANTEE AGREEMENT

DATE: .....................................................

PARTIES

(1) [                  ] whose registered office is at/of [                               ] [(Co. Regn.

No.                       )] (the “Landlord”); and

(2) [                  ] whose registered office is at/of [                               ]3 [(Co. Regn.

No.                       )] (the “Existing Tenant”); and

(3) [                  ] whose registered office is at/of [                               ]4 [(Co. Regn.

No.                       )] (the “Existing Tenant Guarantor”)]

BACKGROUND

(A) This agreement is supplemental and collateral to the Lease.

(B) The Landlord is entitled to the immediate reversion to the Lease.

(C) The residue of the term granted by the Lease is vested in the Existing Tenant.

(D) The Existing Tenant intends to assign the Lease and in accordance with the provisions of the Lease has agreed to enter into an authorised guarantee agreement with the Landlord.

(E) [Under the Lease the Tenant's obligations are guaranteed by the Existing Tenant's Guarantor.]'

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

In this agreement:

1.1	the following expressions have the respective specified meanings;

"Assignee" the person or persons defined as assignee in the Licence to Assign;

"Assignment" means the assignment authorised by the Licence to Assign, which for the purposes of this agreement, occurs on the date of the transfer of the Lease to the Assignee whether or not the transfer requires to be completed by registration at HM Land Registry;

"Lease" a lease of [           ] floor of 1 Finsbury Avenue, London EC2 dated [date] and made between (1) B.L.C.T. (PHC 15A) Limited, (2) Mimecast Services Limited and (3) Mimecast Limited, and includes all documents collateral to it including this agreement;

"Licence to Assign" a licence to assign the Lease dated the date hereof and made between [parties];

"Tenant's obligations" has the same meaning as is given by the 1995 Act to the expression "tenant covenants" and applies in relation to the tenancy created by the Lease; and

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995;

[3]	If a foreign company, include an address for service in the UK and specify that it is such an address.
[4]	It a foreign company, include an address for service in the UK and specify that it is such an address.

1.2	where a party comprises more than one person, that party's obligations take effect jointly and severally; and
1.3	references to any clause are to the corresponding clause in this agreement and the headings do not affect the construction or interpretation of this agreement.
2.	AUTHORISED GUARANTEE AGREEMENT

This authorised guarantee agreement is entered into by the Existing Tenant in consideration of the Landlord's entering into the Licence to Assign and, accordingly, the Existing Tenant as a principal obligor agrees with the Landlord that:

2.1	Guarantee

The Existing Tenant's obligations ml be complied with by the Assignee and, to the extent they are not, the Existing Tenant wilt comply with them and wilt indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

2.2	Preservation of the guarantee

The Existing Tenant's obligations under this clause are not affected by:

2.2.1	any delay or other indulgence, compromise or neglect in enforcing the Tenant's obligations or any refusal by the Landlord to accept tendered rent;
2.2.2	any partial surrender of the Lease (and the Existing Tenant's liability shall continue but only in respect of the continuing Tenant's obligations);
2.23	without prejudice to clause 2.4, any disclaimer of the Assignee's liability under the Lease;
2.2.4

any legal limitation. immunity, incapacity, insolvency or the winding-up of the Assignee (or, if the Assignee is more than one person, of any such person) or by the Assignee (or any such person) otherwise ceasing to exist;

2.2.5

any act or omission in connection with any right or remedy against the Assignee or with any other security which the Landlord holds at any time for the Tenant's obligations or in connection with re-letting the Premises;

2.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant’s obligations are not released by, but shall be construed so as to require compliance with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

2.3	Subrogation rights, etc.

The Existing Tenant:

2.3.1	may not participate in, or exercise any right of subrogation in respect of, any security which the Landlord holds at any time for the Tenant's obligations;
2.3.2	will unconditionally waive any right of contribution by the Assignee towards the Existing Tenant's liability under this clause, to the extent the waiver is requisite for preserving that liability;
2.3.3

acknowledges that the Existing Tenant’s obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

2.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the Assignee's insolvency; or
(B)	exercise any other right or remedy against the Assignee whether insolvent or not,

in respect of any performance of the Existing Tenant's obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding. the Existing Tenant does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

2.3.5

warrants that it has not taken and agrees that it will not take any security over the Assignee's assets for any liability owed to the Existing Tenant (and, if, notwithstanding, the Existing Tenant does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant's obligations under this clause are fully performed).

2.4	Disclaimer, etc.
2.4.1

If the Assignee's liability under the Lease is disclaimed, the Landlord may require the Existing Tenant to accept (and, if so, the Existing Tenant will accept) a new lease of the Premises on and giving effect to the same terms, and containing the same agreements, as the Lease except this clause (and, where any such term applies as at a particular date or period, as at the same date or period), and as the terms had effect immediately before the disclaimer such that the obligations of the new lease are no more onerous than the Tenant's obligations, subject as provided in clause 2.4.2.

2.4.2	For the purposes of clause 2.4.1:
(A)	the Landlord's requirement must be notified to the Existing Tenant within six months after the date of the Landlord's receipt of notice of the disclaimer;
(B)	the new lease shall:
(1)	be granted in all respects at the Existing Tenant's cost;
(2)	be completed within four weeks after the date when the Landlord notifies the requirement to the Existing Tenant; and
(3)	take effect from the date of disclaimer, subject to any third party rights of vesting and possession; and
(C)	the contractual term of the new lease shall expire when the Term would have expired but for the disclaimer.
2.4.3

In the event that the Landlord shall not require the Existing Tenant to take up a new lease of the Premises following the disclaimer of the Lease then the Tenant will continue to pay to the Landlord the rents reserved by the Lease for a period of six months from the date of disclaimer or until the date the Premises are re-let, whichever first occurs.

3.	[AGA GUARANTEE

In consideration of the Landlord entering into the License to Assign, the Existing Tenant's Guarantor as a principal obligor agrees with the Landlord, with effect from the Assignment, that:

3.1	Guarantee

Until the date when the Existing Tenant is released by the 1995 Act from the guarantee and supplementary provisions in clause 2 (referred to in this clause as the "Authorised Guarantee Agreement") the Existing Tenant will comply with the Authorised Guarantee Agreement and, to the extent the Existing Tenant does not, the Existing Tenant's Guarantor will comply with them and will indemnify the Landlord against any toss it suffers as a result of any non-compliance, without deduction or set-off.

3.2	Preservation of the guarantee

The Existing Tenant's Guarantor's obligations under this clause are not affected by:

3.2.1	any delay or other indulgence, compromise or neglect in enforcing the Authorised Guarantee Agreement;
3.2.2	any partial surrender of the Lease (and the Existing Tenant's Guarantor's liability shall continue but only in respect of the continuing Authorised Guarantee Agreement);
3.2.3	without prejudice to clause 3.4, any disclaimer of the Authorised Guarantee Agreement;
3.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Existing Tenant (or, if the Existing Tenant is more than one person, of any such person) or by the Existing Tenant (or any such person) otherwise ceasing to exist;

3.2.5

any act or omission in connection with any right or remedy against the Existing Tenant or with any security which the Landlord holds at any time for the Tenant's obligations or in connection with re-letting the Premises;

3.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant’s Guarantor from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant's Guarantor's obligations in connection with the Authorised Guarantee Agreement are not released by, but shall be construed so as to require compliance (through the Authorised Guarantee Agreement) with the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant's Guarantor shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement

3.3	Subrogation rights, etc.

The Existing Tenant's Guarantor:

3.3.1	may not participate in, or exercise any right of subrogation in respect of any security which the Landlord holds at any time for the Tenant’s obligations;
3.3.2

will unconditionally waive any right of contribution by the Existing Tenant towards the Existing Tenant’s Guarantor’s liability under this clause, to the extent the waiver is requisite for preserving that liability;

3.3.3

acknowledges that the Existing Tenant's Guarantor’s obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

3.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the insolvency of any person who owes the Landlord liability for the Tenant's obligations; or
(B)	exercise any other right or remedy against any such person whether insolvent or not,

in respect of any performance of the Existing Tenant's Guarantor's obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

3.3.5

warrants that it has not taken and agrees that it will not take any security over the Existing Tenant's assets for any liability owed to the Existing Tenant's Guarantor (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant's Guarantor's obligations under this clause are fully performed).

3.4	Disclaimer, etc.
3.4.1

If a new lease is to be granted to the Existing Tenant pursuant to clause 2.4, the Existing Tenant's Guarantor shall be a party to it in order to guarantee compliance with the Existing Tenant's obligations under it and to accept a further lease following any disclaimer or forfeiture by or against the Existing Tenant as tenant of the new lease.

3.4.2

The Existing Tenant's Guarantor's obligations in clause 3.4.1 shall be on the same terms, subject to any necessary differences of fact, as applied to the obligations which the Existing Tenant’s Guarantor had under the Lease before the Assignment.

3.4.3	If the Existing Tenant fails to comply with clause 2.4.1, the Existing Tenant's Guarantor will do so by taking the new lease in its own name.
4.	TRANSMISSION OF GUARANTEES

The benefit of every guarantee provided for in this agreement shall:

4.1	be annexed and incident to the whole, and to each and every part, of the immediate reversion to the Lease; and
4.2	pass on an assignment of the whole or any part of that reversion.
5.	SEVERANCE

If any provision of this agreement is void or prohibited under any statutory enactment due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this agreement shall continue in force.

6.	GOVERNING LAW AND JURISDICTION
6.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

6.2

Each party irrevocably agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at its address in the United Kingdom as stated in this document or as otherwise notified to [each] [the] other party and each party undertakes to notify the others in advance of any change from time to time of such address for service and to maintain an appropriate address at all times.

7.	EXCLUSION OF THIRD PARTY RIGHTS

The parties confirm that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a DEED by [INSERT NAME
OF COMPANY] acting by two directors /a	(Signature of director)
director and its company secretary

(Signature of director / secretary)

EXECUTED as a DEED by [INSERT NAME
OF COMPANY] acting by a director	(Signature of director)
In the presence of:

(Name of witness)

(Address of witness)

(Signature of witness)

Signed as a deed on behalf of BLCT (PHC 15A))
LIMITED, a company incorporated in Jersey,	)
by _____________________________, being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):____________________________________

Authorised Signatory

EXECUTED as a DEED by MIMECAST
SERVICES LIMITED acting by two	(Signature of director)
directors /a director and its
company secretary

(Signature of director / secretary)

Signed as a deed on behalf of MIMECAST	)
LIMITED, a company incorporated in Jersey,	)
by _____________________________, being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):____________________________________

Authorised Signatory

Appendices Intentionally Omitted

ANNEXURE F: FIFTH FLOOR LEASE IN AGREED FORM

This is Annexure F to the agreement for leases dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited
Bluebutton Developer Company (2012) Limited
Bluebutton Properties UK Limited
Mimecast Services Limited
Mimecast Limited

ANNEXURE F: FIFTH FLOOR LEASE IN AGREED FORM

This is Annexure F to the agreement for lease dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited
Bluebutton Developer Company (2012) Limited
Bluebutton Properties UK Limited
Mimecast Services Limited
Mimecast Limited

AGREED FORM

.....................................201*

B.L.C.T (PHC 15A) LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

1 FINSBURY AVENUE, LONDON EC2

LEASE of 5th FLOOR

Herbert Smith Freehills LLP

1	INTERPRETATION	1
2	DEMISE HABENDUM AND REDDENDUM	9
3	TENANT’S COVENANTS	10
	Rent	10
	Outgoings	10
	Water gas and electricity charges and equipment	10
	Repair	11
	Decoration and maintenance	11
	Yield up	11
	Landlord's rights of entry	12
	Compliance with notices to remedy	12
	Improvements and alterations	12
	Notices of a competent authority	15
	To comply with enactments	15
	To comply with town planning legislation etc	16
	User permitted	16
	User prohibited	17
	Alienation absolutely prohibited	17
	Assignment permitted	18
	Underletting permitted	19
	Registration	21
	Not to display advertisements	21
	Insurance	21
	Notice of damage	22
	Landlord's costs	23
	VAT	23
	Regulations affecting the Premises	24
	Obstructions and encroachments	24
	Covenants and provisions affecting the Landlord's title	24
	Operation of plant and equipment	24
	Obligations relating to entry and services	24
	Registration	25
	Energy performance certificates	25
	Bicycle Spaces	25
4	LANDLORD'S COVENANTS	26
	Quiet enjoyment	26
	Insurance	26
	Landlord's obligations in relation to insurance	27
	Reinstatement	27
	Obligations relating to Services for the Tenant	28
	Building Defects	28
	Head Lease rents	29
	Retail Units	29
5	PROVISOS	29
	Re-entry	29
	Suspension of rent	31
	Damage before Rent Commencement Date	31
	Determination if damage or destruction	31
	Roof Terrace	33
	Warranty as to use	33
	Service of notices	33
	Apportionment	33
	Exclusions of Landlord's liability	34

	Removal of property	34
	VAT	34
	Sharing of information	35
6	SURETY	35
7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	35
8	DETERMINATION	35
9	RIGHT TO RENEW	36
10	GOVERNING LAW AND JURISDICTION	39
FIRST SCHEDULE - The Premises		40
SECOND SCHEDULE		41
	Part I Rights granted	41
	Part II Rights excepted and reserved	44
THIRD SCHEDULE - Review of Principal Rent		46
FOURTH SCHEDULE - Matters to which the demise is subject		49
FIFTH SCHEDULE - The Service Charge		50
SIXTH SCHEDULE		55
	Part I Building Services	55
	Part II Estate Services	56
	Part Ill Incidental costs and expenses to be included in the Service Cost	58
SEVENTH SCHEDULE - Surety's Covenant		62
EIGHTH SCHEDULE		64

Appendices:

Appendix A: Plans

Appendix B: Base Building Definition

Appendix C: Occupier Fit-Out Guide

Appendix D: Specification

Appendix E: Reception Side Letter

Appendix F: Western Terrace Side Letter

Appendix G: Agreement to Surrender in agreed form

LAND REGISTRY PARTICULARS

LR1.	Date of Lease
LR2.	Title number(s):
LR2.1	Landlord's title number(s)	NGL770398
LR2.2	Other title numbers
LR3.	Parties to this Lease	Landlord

B.L.C.T. (PHC 15A) LIMITED (company registration number 76075 (Jersey)) whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD c/o York House, 45 Seymour Street, London W1H 7LX (the "Landlord").

Tenant
MIMECAST SERVICES LIMITED (company registration number 04901524) whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the “Tenant”).
Other parties

MIMECAST LIMITED (company registration number 119119 (Jersey)) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street London EC2Y 9AW (the "Surety").

LR4.	Property

In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The property defined as "Premises" in Part 1 of the Particulars to this Lease.

LR5.	Prescribed statements etc:
LR5.1

Statements prescribed under rules 179 (dispositions in favour of a charity),180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003

None.
LR5.2	This lease is made under, or by reference to, provisions of:	Not applicable.
LR6.	Term for which the Property is leased	The term as specified in Part 1 of the Particulars to this Lease.
LR7.	Premium	None.

LR8.	Prohibitions or restrictions on disposing of this Lease	This lease contains a provision that prohibits or restricts dispositions.
LR9.	Rights of acquisition etc:
LR9.1	Tenant's contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	The right set out in clause 9 of this Lease.
LR9.2	Tenant's covenant to (or offer to) surrender this Lease	None.
LR9.3	Landlord's contractual rights to acquire this Lease	None.
LR10.	Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	The covenants set out in clauses 4.13 and 4.14 of this Lease.
LR11.	Easements:
LR11.1	Easements granted by this Lease for the benefit of the Property	The easements set out in Part I of the Second Schedule to this Lease.
LR11.2	Easements granted or reserved by this Lease over the Property for the benefit of other property	The easements set out in Part II of the Second Schedule to this Lease.
LR12.	Estate rent charge burdening the Property	None.
LR13.	Application for standard form of restriction	None.
LR14.	Declaration of trust where there is more than one person comprising the Tenant	None.

PARTICULARS

PART 1

"Premises"	The fifth floor of the Building being the premises described in the First Schedule together with all alterations, additions and improvements thereto other than Tenant’s or trade fixtures and fittings
"Term Commencement Date"	means [the date determined by the Agreement for Lease]
"Contractual Term"	Fifteen years from and including the Term Commencement Date
"Principal Rent"	£[to be determined in accordance with the Agreement for Lease] per annum (subject to review in accordance with the provisions of the Third Schedule)
"Rent Commencement Data"	[the date determined pursuant to the terms of the Agreement for Lease]
"Review Dates"	20[ ] and every fifth anniversary of that date during the Contractual Term and any date stipulated under paragraph 6 of the Third Schedule
"Permitted Use"

High class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3)

PART 2

Term Expiry Date	[insert date of expiry of 15 years from TCD]
Landlord's option to break	None
Tenant's option to break	[insert date of 10th anniversary of TCD]
Landlord and Tenant Act 1954	Not excluded
Interest on late payments	2% above base rate
Interest on shortfall of rent review	0% above base rate

UNDERLEASE (referred to throughout as "this Lease")

DATED	201[ ]

BETWEEN

(1)	B.L.C.T. (PHC 15A) LIMITED (the "Landlord")
(2)	MIMECAST SERVICES LIMITED (the "Tenant")
(3)	MIMECAST LIMITED (the "Surety'')

WITNESSETH as follows:

1	INTERPRETATION

In this Lease:

1.1	The following expressions shall have the following meanings:
Act	means any Act of Parliament now or hereafter to be passed and includes any instrument, order or regulation or other subordinate legislation deriving validity from any Act of Parliament
Agreement for Lease	means the agreement for lease dated [ ] made between (1) Bluebutton Developer Company (2012) Limited (2) the Landlord (3) Bluebutton Properties UK Limited (4) the Tenant and (5) the Surety
approved and authorised	mean approved or authorised in writing by the Landlord
Associated Entity

means independent contractors employed by the Tenant in connection with the services the contractors are providing to the Tenant in relation to the Premises and other bodies, professional advisers and entities and which facilitate the operation of the Tenant’s business at the Premises

Base Building Definition	means the base building definition applying to the Building attached at Appendix B
Building	means the land and buildings known as 1 Finsbury Avenue, London EC2 shown edged red on Plan 1 and includes (without limitation) the Foundations and Services
Building Services

means the services and amenities to be provided by the Landlord for the benefit of the Building (or some part or parts thereof) (but being for the benefit of the tenants of the Building as a whole) as are set out in Part I of the Sixth Schedule and such other services and amenities as are consistent with the management of a high class office building which the Landlord may from time to time reasonably require should be provided or carried out for the benefit of the tenants of the Building as a whole

CIL

means community infrastructure levy under the Planning Acts and any charge, levy, tax or imposition substituted for it and including related interest, penalties, surcharges, liabilities and costs of compliance

1

Common Facilities

means each and every part or parts of the Building (other than Landlord's Services Equipment) which are from time to time provided by the Landlord (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Building, their employees, agents, servants, licensees and customers and all others authorised by the Landlord including (but without limiting the generality of the foregoing) entrance lobbies, lift lobbies, goods lifts, loading bays, lifts, escalators, staircases, corridors, passageways, accessways, communal plant rooms and lavatories, showers and locker rooms and water closet accommodation

company	means a body corporate wheresoever incorporated
consent of the Landlord	means a consent in writing signed by the Landlord
Design Standards

means the level of services (including electricity supply) which the Landlord's Services Equipment are designed to supply to the Premises (brief details of which are set out in the Specification) and as the same may be increased from time to time with, if the increase is to increase a cost to the Tenant, the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

Electricity Cost

means the actual cost of the provision of electricity to the Premises for consumption by the Tenant in accordance with the Landlord's covenant contained at clause 4.6 being the measured proportion as reasonably determined by the Landlord of the actual or total cost of the provision of electricity to the areas of the Building let or intended to be let from time to time which proportion shall be based upon readings taken in such manner and at such times as the Landlord shall from time to time determine (acting reasonably) of the check meters relating to the Premises and other parts of the Building from time to time Installed and where estimated shall be subject to annual reconciliation

Energy Costs

means any taxes, levies, charges (except for sums payable to utilities suppliers) or assessments (whether parliamentary, parochial, local or of any other description) properly and reasonably paid by the Landlord or by a Group Company of the Landlord and/or any credits, allowances or permits properly and reasonably purchased by the Landlord or by a Group Company of the Landlord in each case relating to the consumption of energy or emission of greenhouse gases by or from or supply of energy to the properties of the Landlord and/or any Group Company of the Landlord from time to time and including but without limitation all proper and reasonable costs and payments properly and reasonably incurred pursuant to or in connection with the Scheme

2

Energy Levy

means a fair and reasonable proportion of the Energy Costs that are directly incurred under the Scheme in respect of any Scheme Year wholly in connection with or in relation to the supply of energy to the Building or any part of the Building and such proportion of the Energy Costs shall be made on the following assumptions:

(a)	the Landlord is a participant in the Scheme; and
(b)	the Landlord is supplied with energy only at the Building and makes no carbon emissions other than those made from the Building and consumes no energy other than within the Building

(and such proportion shall be based upon a comparison of the supply of energy to the Building with the total energy supplied to all the buildings included in the Energy Costs provided that it is agreed by the Landlord that the Energy Levy shall not include any costs incurred in the administration and coordination of compliance with the Scheme by the Landlord or any Group Company of the Landlord within the Scheme nor any fees or expenses of legal advisers,  surveyors or other professional advisers engaged by the Landlord or any Group Company of the Landlord in connection with the Scheme)

Energy Levy Rent	means a fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Premises which proportion shall be based:
(a)	(in the case of energy supplies the use or consumption of which at the Premises is not separately metered) a fair and reasonable proportion of the energy supplied to the Building; and
(b)

(in the case of energy supplies the use or consumption of which at the Premises is separately metered) on the energy supplied to the Premises as evidenced by the meters or other measuring devices serving the Premises

Energy Performance Certificate	means an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012
Estate	means the Broadgate Estate from time to time, as shown at the date of this Lease edged red on Plan 2
Estate Common Parts

means each and every open part or parts of the Estate (other than any building or structure) which are from time to time provided by the Landlord or its Group Companies (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Estate, their employees, agents, servants, licensees and customers and all others authorised by the Landlord or its Group Companies

3

Estate Services

means the services and amenities to be provided by the Landlord for the benefit of the Estate (or some part or parts thereof as are set out in Part II of the Sixth Schedule) and such other services and amenities as are consistent with the management of a high class estate which the Landlord may in its discretion from time to time reasonably decide should be provided or carried out for the benefit of the tenants and occupiers of the Estate or some part or parts thereof (and which in all cases benefit the tenants and occupiers of the Estate as a whole)

Fifth Floor Terraces	means the external terraces shown edged green on Plan 3
Fire Safety Order	means the Regulatory Reform (Fire Safety) Order 2005
Foundations and Services	means:
(a)

the foundations, piles, footings, columns, beams and other load bearing structures (including transfer structures as necessary) steelwork, bracings, access and inspection pits, escalator pits, lift pits and other structures and fire proofing; and

(b)	the drains, sewers, pipes, wires, ducts, cables and other conduits; and
(c)	the meter rooms, and
(d)	the steps

serving the Building as exist from time to time

Group Company

a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions "holding company" and "subsidiary" have the meanings given in Section 1159 and Schedule 6 of the Companies Act 2006

Head Lease	means the lease dated 17 February 1999 and made between (1) B.L.C.T (17810) Limited and (2) Broadgate (PHC 15a) Limited
Historic Contamination

means the presence under the Building and/or the Estate of any natural or artificial substances or materials (whether solid, liquid, gas or otherwise and whether alone or in combination with any substance or material) capable of causing harm to human health and/or the environment, including, for the avoidance of doubt, radiation, heat, vibration, waste, carbon dioxide and/or any other greenhouse gases which were caused or were present prior to the date of this Lease

Insured Risks

means loss or damage, whether total or partial, caused by the following risks to the extent that insurance cover is available for the same in the London insurance market at reasonable cost namely fire, storm, earthquake, tempest, flood, lightning, explosion, aircraft and other aerial devices or articles dropped therefrom, riot or civil commotion, malicious damage, impact, bursting and overflowing of pipes or water tanks, acts of terrorism, subsidence, groundslip and heave, breakdown and sudden and unforeseen damage to engineering plant and equipment and such other risks (in respect of which cover is

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available as aforesaid) as the Landlord (acting as a prudent Landlord) shall from time to time reasonably and properly determine having regard to the interests of the tenants of the Building
Landlord	includes where the context so admits the estate owner for the time being of the reversion immediately expectant on the Termination of the Tenancy
Landlord's Services Equipment

means all the plant, machinery and equipment (with associated Service Conduits and Appliances) within or serving the Building from time to time comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

(a)	the whole of the sprinkler system within the Building (including sprinkler heads);
(b)	the whole of the fire detection and fire alarm systems;
(c)	the whole of the permanent firefighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building);
(d)	the whole of the chilled water system;
(e)	the whole of the perimeter heating system and underfloor heating system at the base of any atria (if any);
(f)	the whole of the building management system installed by the Landlord;
(g)

the central electrical supply system from the mains supply to the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord;

(h)

the air handling system limited at each level which is let or intended to be let by the Landlord to the air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units in each case up to the point where such ducts enter the office accommodation

Landlord's Surveyor	means the surveyor for the time being of the Landlord being a MRlCS or FRlCS member (or equivalent from time to time) of the Royal Institution of Chartered Surveyors
Level	means the floors of the building so identified on the Plans
Normal Business Hours

means 7 am to 7 pm Monday to Fridays (including Bank Holidays) or such longer hours as the Landlord may in its reasonable discretion determine from time to time and notify in writing with reasonable advance notice to the Tenant

notice	means notice in writing
Managed Spectrum	means any licensed or unlicensed radio spectrum which can be utilised for the purposes of providing Wireless Data Services or analogous services

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Net Internal Area	means the net internal area of the Premises calculated in accordance with the RICS Code of Measuring Practice, 6th edition (2007)
Occupier Fit Out Guide

means the tenant guide headed "1 Finsbury Avenue - Office Occupier's Fit-out Guide - Broadgate Estates Limited" attached at Appendix C together with such reasonable amendments or updates as may be made from time to time by the Landlord

Option	means an option to tax the Building by the Landlord pursuant to Schedule 10 VATA
Outside Normal Business Hours Charge

means (where such Services are provided for the benefit of the Tenant alone) the whole of the cost of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including (without prejudice to the generality of the foregoing) costs and expenses in the nature of those set out in Part Ill of the Sixth Schedule) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair and reasonable proportion thereof as determined by the Landlord (acting reasonably)

Particulars	means the particulars set out at the beginning of this Lease and so titled
Plan	means the plans annexed hereto and numbered accordingly
Planning Acts	means the Act or Acts for the time being in force relating to town and country planning
Prescribed Rate

means either the base rate of National Westminster Bank PLC or if no such base rate can be ascertained then the rate at the relevant time which such Bank shall utilise for equivalent purposes or if such alternative rate cannot be ascertained then such other rate as the Landlord shall reasonably select as being equivalent thereto

President	means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy
Principal Rent	means the rent first reserved in clause 2
Prohibited Uses	means any of the following uses:
(a)	turf accountant or betting office;
(b)	staff or employment agency;
(c)	amusement arcade;
(d)	sex shop;
(e)	sauna or massage parlour (professional physiotherapy or sports massage therapy uses will be permitted);
(f)	pet shop;
(g)	launderette or dry cleaners (save where premises to be let are let for the purpose of collection for dry cleaning off the premises);
(h)	any Government Agency or Department at which the general public are permitted to call without appointment;

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(i)	night club; or
(j)	traditional high street charity shop
Reinstatement Certificate	means the certificate property issued by or on behalf of the Landlord certifying that the works to be undertaken by the Landlord in accordance with clause 4.4 have been practically completed
Renewal Lease	means the lease of the Premises to be granted pursuant and on the terms set out in clause 9
Rents	means all the rents reserved in clause 2
Retail Units	means those lettable parts of the ground and basement floors of the Building
Roof Terrace	means the roof terrace at Level 8 on the eastern side of the Building shown coloured pink and marked "East Terrace" on Plan 4
Scheme

means the mandatory UK cap and trade scheme known as the Carbon Reduction Commitment Energy Efficiency Scheme or  the  CRC Energy Efficiency Scheme as implemented under the Climate Change Act 2008 and the CRC Energy Efficiency Scheme Order 2010 the CRC Energy Efficiency Scheme Order 2013 (and any modification, amendment, re-enactment or replacement from time to time) and any other similar scheme amending or replacing it (and any other trading scheme relating to greenhouse gas emissions introduced pursuant to Section 44 of the Climate Change Act 2008)

Scheme Year	means 1 April to 31 March in each year or such other annual period designated under the Scheme
Service Conduits and Appliances

means gas, water, drainage, electricity, telephone, telex, signal and telecommunications, heating, cooling, ventilation and other pipes, drains, sewers, mains, cables, wires, supply lines and ducts and other channels through which the same pass and all ancillary appliances apparatus and services

Services	means the Building Services and the Estate Services
Specification	means the specification relating to the Premises and office common parts annexed hereto at Appendix D
Spectrum Management Policy

means any policy issued by the Landlord from time to time for effectively managing the utilisation of the Managed Spectrum in relation to the Building provided that any such policy is not materially adverse to the operation of the Tenant's business from the Premises

Standby Generators	means the standby generators and associated switch gear cabling and controls in the Building for the use of the Premises in case of emergency
Tenant	includes where the context admits the successors in title and permitted assigns of the Tenant
Termination of the Tenancy	means the determination of this Lease whether by effluxion of time, re-entry, notice, surrender (whether by operation of law or otherwise) or by any other means whatsoever

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underlease	includes an agreement for underlease other than one which is conditional on obtaining the Landlord's consent
Uninsured Risk

means a risk which would be an Insured Risk but for the fact that insurance is not available (or is available but only at rates which are not commercially acceptable and which the Landlord is not prepared to accept) in the London insurance market at the date of destruction or damage save to the extent that such Insured Risk is not fully insured or is subject to limitation, excess or exclusion due to any breach, non-observance or non-performance of any of the Tenant's covenants contained in this Lease

VAT	means value added tax as defined in VATA and any future tax of a like nature
VATA	means the Value Added Tax Act 1994 as amended from time to time or any re-enactment thereof
VAT Group	means two or more bodies corporate registered as a group for the purposes of Section 43 of VATA
VAT Regulations	means the Value Added Tax Regulations 1995 (SI 1995/2518) as amended from time to time or any re-enactment thereof)
Western Roof Terrace	means the roof terrace at Level 8 on the western side of the Building shown coloured green and marked 'West Terrace (Dedicated)" on Plan 5
Wireless Data Services

means the provision of wireless data, voice or video connectivity or wireless services either permitting or offering access to the internet or any wireless network mobile network or which involves a wireless or mobile device.

1.2	Where the context requires:
(a)	words importing the singular include the plural and vice versa;
(b)	words importing the masculine include the feminine and neuter;
(c)	where a party consists of more than one person, covenants and obligations of that party shall take effect as joint and several covenants and obligations.
1.3

Except where the context otherwise requires references to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order, instrument, regulation or bye-law made or issued thereunder.

1.4	The clause headings shall not in any way affect the construction of this Lease.
1.5	References to a clause or Schedule shall mean a clause or Schedule of this Lease.
1.6

The powers, rights, matters and discretions reserved to or exercisable by the Landlord hereunder shall also be reserved to or exercisable by their (or any superior landlord's) properly authorised servants, managers, agents, appointees or workmen (the identity of which have been notified to the Tenant in advance where exercise of such rights or reservations requires access to the Premises) but in all cases subject to the same obligations as the Landlord under this Lease.

1.7

Wherever in this Lease the consent or approval of the Landlord is required the relevant provision shall be construed as also requiring the consent or approval of any superior landlord where the same shall be required pursuant to the Head Lease which the Landlord shall use all reasonable endeavours to obtain as expeditiously as possible and the Tenant shall bear the cost of obtaining such consents together with all surveyors' professional or other fees and disbursements in connection therewith unless such consent is unreasonably withheld or delayed In circumstances where it is unlawful to do so.

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1.8	Any covenant on the part of either party not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing.
1.9

If any provision of this Lease or its application to any person or circumstance or for any period is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Lease and the application of that provision to other persons or circumstances or for other periods shall remain in full force and effect and shall not in any way be impaired. If any provision of this Lease is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

2	DEMISE HABENDUM AND REDDENDUM

The Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the Second Schedule but EXCEPTING AND RESERVING to the Landlord and all others authorised by the Landlord the rights set out in Part II of the Second Schedule TO HOLD the same for the Contractual Term (determinable as herein provided) SUBJECT to (and so far as applicable with the benefit of) the exceptions and reservations, rights, covenants, conditions, agreements or other matters contained or referred to in the Head Lease and the deeds and documents referred to in the Fourth Schedule so far as the same relate to or affect the Premises reserving as rent:

FIRST:

(a)	In respect of the period from the Term Commencement Date to and including the day before the Rent Commencement Date a rent of one peppercorn on demand;
(b)

in respect of the period from and including the Rent Commencement Date until and including [insert day before first Review Date] 20[   ] the yearly rent of [to be calculated pursuant to the Agreement for Lease] Pounds (£[           ]);

(c)	thereafter the yearly rent determined in accordance with the provisions of the Third Schedule,

such rent to be paid by four equal quarterly payments in advance on the usual quarter days the first payment to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and expiring on but including the day immediately preceding the next following quarter day; and

SECONDLY a yearly rent equal to a fair and reasonable proportion to be determined by the Landlord (acting reasonably) of the sum or sums paid by the Landlord in performance of the Landlord's covenant for insurance in clause 4.2 (and including the costs property incurred by the Landlord in connection with the revaluations of the Building for insurance purposes not more than once in every three years and annual desk top updatings of such valuations) such yearly rent to be paid within 21 days of written demand; and

THIRDLY a yearly rent equal to whichever shall be the greater of the Service Charge or the Interim Sum (each as defined in the Fifth Schedule such yearly rent to be paid at the times and in the manner provided in the Fifth Schedule and the first Instalment of the Interim Sum shall become due on the date hereof and shall relate to the period commencing on [date of issue of Certificate of Sectional Completion of Section One] and ending on and including [insert date that is day before quarter day after date of this Lease]; and

FOURTHLY by way of additional rent to be paid within 21 days of receipt of written demand an amount equal to interest calculated on a daily basis at an annual rate equivalent to two percentage points above the Prescribed Rate on any instalment (or part thereof) of the Rents or any other sum of money of whatsoever nature due from the Tenant to the Landlord under the provisions of this Lease not received by the Landlord on the due date for payment and all such interest to be in addition and without prejudice to the right of re-entry or to any other remedy herein contained or by-law vested in the Landlord; and

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FIFTHLY by way of additional rent any VAT payable pursuant to clauses 3.86 to 3.90.

3	TENANTS COVENANTS

The Tenant covenants with the Landlord:

Rent

3.1	To pay the Rents at the times and in manner aforesaid without any deduction or set-off (whether legal or equitable) save as may be required by-law.

Outgoings

3.2

To pay or reimburse the Landlord for (or in the absence of direct assessment on the Premises to pay to the Landlord or reimburse the Landlord against a fair and reasonable proportion to be determined by the Landlord's Surveyor acting properly and reasonably of) all existing and future rates, duties, taxes, assessments, impositions, charges and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or nonrecurring nature or of a wholly novel character) which are now or at any time during the Term charged, levied, assessed, imposed upon, payable in respect of or attributable to the Premises or in respect of any part thereof or upon or by any owner, landlord, tenant or occupier of them or any Group Company of an owner, landlord, tenant or occupier thereof other than:

(a)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; or
(b)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder (save for VAT); or
(c)	any future property ownership tax payable or assessment in respect of any reversionary interest in the Premises (except to the extent specifically herein provided to be paid by the Tenant); or
(d)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3.3

Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without notifying the Landlord of the Tenants intention to do so and giving the Landlord a reasonable opportunity to make reasonable representations and having regard to such reasonable representations in relation to such valuation.

3.4

Upon making any proposal to alter the rating list so far as the list relates to the Premises or lodging an appeal in respect thereof to supply to the Landlord promptly copies of all relevant correspondence and documentation.

3.5

Without prejudice to clause 3.3 within 14 days of receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list that will or may affect the Premises.

Water, gas and electricity charges and equipment/Outside Normal Business Hours Charges/Electricity Cost

3.6

To the extent that the same are not included in the Service Charge (as defined in the Fifth Schedule), the Outside Normal Business Hours Charges or the Electricity Cost to pay to the suppliers thereof all charges for water and electricity (including meter rents) consumed in the Premises (or in the absence of direct assessment on the Premises to pay the Landlord a fair and reasonable proportion thereof to be determined by the Landlord's Surveyor acting reasonably).

3.7	To comply with the requirements and regulations of the respective supply authorities with regard to the water and electrical installations and equipment in the Premises.
3.8	To pay the Outside Normal Business Hours Charges monthly in arrears within 21 days of receipt of written demand.

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3.9

To pay the Electricity Cost either annually or by no more than four instalments on the usual quarter days) subject to receipt of a written demand in respect of the Electricity Cost at least 14 days prior to the relevant payment day.

Repair

3.10

At all times to keep the Premises in good and substantial repair and condition and maintained cleansed and amended in every respect (fair wear and tear excepted) and as often as may be necessary to reinstate, renew (for the purposes of repair) or replace (for the purposes of repair) the Premises and each and every part thereof (damage by any of the Insured Risks and the Uninsured Risk excepted save in the case of an Insured Risk to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or any sub-tenant or their respective servants, agents, licensees or invitees).

3.11

In the event that the Building and/or the Premises shall be destroyed or damaged and this Lease shall not have been determined under clause 5.5 the Tenant shall, if so reasonably required by the Landlord, join with the Landlord (at the Landlord's cost) in making application for planning or other permission necessary for rebuilding or reinstating the Premises including (without limitation) entering into any agreement necessary to obtain the same (but without taking on any liability on any such planning or other permission save for a consent to the creation of the planning agreement) and in pursuing any claim against the insurers of the Building and/or the Premises provided that the Landlord reimburses the Tenant in respect of any liabilities or costs reasonably and properly incurred in relation to any such claim.

Decoration and maintenance

3.12

As often as may be reasonably necessary to clean the internal surfaces of the windows and other glazing in or forming part of the Premises including the internal surfaces of any glazing between the Premises and any atria.

Yield up

3.13

Subject to clause 3.15, at the Termination of the Tenancy quietly to yield up unto the Landlord in a clean and tidy and broom swept condition (the Tenant having no other dilapidations liability save to the extent that the condition of the Premises are in a worse condition than the condition they are required to in pursuant to clause 3.10 above, having removed the Tenants furniture and effects and, if any alterations have been made which shall have resulted in the Net Internal Area of the Premises being reduced below that specified in the Specification by the Tenant or any person deriving title under the Tenant whether before or after the date hereof, to remove or reinstate such alterations only to the extent necessary so that the Net Internal Area is no less than the Net Internal Area existing at the date of grant of this Lease and in such respect of such removal to restore those parts of the Premises so affected to such state and condition described in the section of the Specification entitled "Category A Specification" (or in the case of such other parts of the Building to their former state and condition) the Tenant making good any damage caused to the Premises or such other parts of the Building to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant supply authorities.

3.14

Upon removal of any tenant’s fixtures or fittings (if required by the Tenant at its discretion) then in respect of such fixtures and fittings as are connected to or take supplies from any of the Service Conduits and Appliances to remove and seal off such Service Conduits and Appliances as the Landlord shall reasonably require, such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Service Conduits and Appliances.

3.15

If the Termination of the Tenancy occurs other than by way of effluxion of time (e.g. by virtue of the exercise of rights of re-entry by the Landlord, a surrender of this Lease or as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8) then the Tenant shall be obliged to yield up the Premises In good and substantial repair and condition, clean and decorated in a good and workmanlike manner and in a colour scheme and with materials reasonably approved by the Landlord, such decoration having been carried out no longer than a year prior to such termination.

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3.16

If the Termination of the Tenancy occurs as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8, whilst clause 3.13 will apply at the date of determination the Landlord shall be entitled to recover from the Tenant dilapidations subsequent to the determination of the Lease pursuant to exercise of clause 8 on the basis that the Tenant had a repairing obligation at the termination of the Lease in the Lease in the terms of clause 3.15 above.

Landlord's rights of entry

3.17

To permit the Landlord, its agents and all persons authorised by the Landlord at all reasonable times on not less than 24 hours' prior notice (except in the case of emergency) to enter and remain upon the Premises for the purposes of the exercise of an or any of the rights set out in paragraph 2 of Part II of the Second Schedule subject to the conditions set out in such paragraph.

Compliance with notices to remedy

3.18

To commence as soon as reasonably practicable in the circumstances and thereafter diligently to proceed with any works to the Premises which are necessary to comply with any notice property given by the Landlord requiring the Tenant to remedy any breach of the Tenant's covenants relating to the state and condition of  the Premises found upon any such inspection but the Landlord agrees that it will not be entitled to serve any such notice during the last five years of the Contractual Term.

3.19

If the Tenant shall not within a reasonable period have commenced and be diligently proceeding to comply with any such notice to permit the Landlord and any authorised person to enter the Premises on not less than 24 hours' prior written notice to remedy any such breach and at times so far as possible reasonably convenient to the Tenant.

3.20

To pay to the Landlord within 21 days of receipt of written demand the reasonable and proper costs and expenses property and reasonably incurred by the Landlord under the provisions of clause 3.17 which sums shall be recoverable as rent in arrears.

Improvements and alterations

3.21

Subject to the provisions of clauses 3.22 to 3.35 the Tenant shall not erect or permit or suffer to be erected any other building, structure, pipe, wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration therein or addition thereto nor to commit or permit or suffer any destruction in or upon the Premises nor to cut, injure or remove or suffer to be cut, injured or removed any of the roof, walls (whether outside or inside), floor, joists, timbers, wires, pipes, drains, appurtenances or fixtures thereof.

3.22

Not to make any structural alterations or additions to the Premises save that the Tenant may make minor structural alterations which when taken alone or in the aggregate would not adversely affect the structural stability of the Building or affect the external appearance of the Building or materially adversely affect the Landlord's Services  Equipment with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and carried out in accordance with drawings and (if appropriate) specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.23

Not to make any alterations, additions or adjustments to the Premises or the Landlord's Services Equipment within the Premises or any other plant, machinery or equipment within the Premises that would whether alone or in aggregate:

(a)	have a materially adverse effect on the operation or efficiency of the Landlord's Services Equipment whether within the Premises or in any other part of the Building;
(b)	result in any increase in the level of services to be provided to the Premises by the Landlord's Services Equipment in excess of the Design Standards; or
(c)

adversely affect the Energy Performance Certificate of the Premises or the Building (were such Energy Performance Certificate to be re-assessed following completion of the proposed alterations, additions or adjustments).

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3.24

Not to make any other alterations, additions or adjustments to the Landlord's Services Equipment within the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld or delayed) or otherwise than in accordance in all respects with drawings and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.25

Not to make any alterations or additions to the electrical wiring and installations within the Premises that would result in a loading on such wiring or installations beyond that which they are designed to bear but for the avoidance of doubt save as mentioned in this clause 3.25 the Tenant will not require the consent of the Landlord to the carrying out of any such works.

3.26

Not to make any other alterations or additions to the electrical wiring and installations within the Premises to the extent that the same are comprised within the Landlord's Services Equipment or Service Conduits and Appliances otherwise than in accordance with conditions laid down by the Institution of Electrical Engineers and/or other regulations of the relevant statutory undertaker.

3.27

Not to install or maintain within the Premises any equipment or systems providing Wireless Data Services in such a manner as shall have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment it being agreed that the installation of any equipment or systems providing Wireless Data Services which are not likely to have any such a material adverse effect shall not require the consent of the Landlord.

3.28

To take all reasonably necessary steps to alter (and if alteration is not possible to remove) any such equipment or systems providing Wireless Data Services as soon as reasonably possible following notice from the Landlord requiring the Tenant to do so if such equipment or systems can be shown by the Landlord to have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment.

3.29

Non-structural alterations including the erection and alteration of any partitions, light switches, floor boxes, lights, air conditioning grilles and associated cabling, ductwork and fixings within the Premises are permitted without the consent of the Landlord provided that they are made:

(a)

in such a manner as not to affect in an adverse manner (save temporarily until they have been rebalanced) the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems and provided further that the Tenant shall remove any such works that can be reasonably shown by the Landlord to affect in an adverse manner the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems as soon as reasonably possible upon notice from the Landlord requiring it to do so (the Landlord acknowledging that in respect of the Tenant's Works being carried out pursuant to the Agreement for Lease it shall have no right to require that the Tenant's Works are removed or altered pursuant to clauses 3.29 to 3.30); and

(b)

in such a manner (provided the Landlord has to the Tenant given full details (where details have not already been provided prior to the date of this Lease) of the relevant trade contract and/or relevant appointment of the member of the professional team) as not to affect adversely the Landlord's ability to pursue a trade contractor or member of the professional team in respect of a breach of contract appointment or warranty in connection with the carrying out of the works to construct the Building; and

(c)	in accordance with the Occupier Fit Out Guide.
3.30

Not to cause any dedicated access points to any Service Conduits or Appliances which now are under or in or pass through the Premises to be or become materially more difficult to access than is the same now.

3.31

Not to puncture or pierce the internal finishes of the curtain wall surrounding the Premises or any mullions or other parts of the exterior of the Premises and not to affix anything to any of the same save that the Tenant may attach internal partitioning to mullions and make minor bore holes in the structure of the Building without the consent of the Landlord in order to fix and accommodate the other alterations permitted without consent by clauses 3.21 to 3.30,

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PROVIDED ALWAYS that:

(a)	any consent of the Landlord required under the provisions of clauses 3.21 to 3.31 may only be given by way of deed;
(b)

any such deed shall contain covenants by the Tenant with the Landlord in regard to the execution of the works to the Premises and other conditions and restrictions in such form as the Landlord may reasonably require;

(c)

where the works affect the Landlord's Services Equipment, the Service Conduits and Appliances or the structural stability of the Building the Landlord shall be entitled to require to approve the identity of the contractors, builders or other professionals or persons appointed in respect of the works for which consent is given (which approval will not be unreasonably withheld or delayed) and may if reasonable depending on the nature of the works require the Tenant to procure appropriate collateral warranties or third party rights in the Landlord's favour from the Tenants relevant contractors and professionals in a form reasonably required by the Landlord; and

(d)	the Tenant shall pay the reasonable and proper legal and surveyors' costs and expenses reasonably and property incurred by the Landlord in relation to the granting of any such consent.
3.32

To provide the Landlord with plans and (if appropriate) specifications within 30 days of the practical completion of any relevant works showing any alterations for which consent is not required under the preceding provisions of clauses 3.21 to 3.29.

3.33

In the event that the Tenant shall carry out works to the Premises in breach of the provisions of clauses 3.18 to 3.29 the Landlord may give to the Tenant notice of any such breach and if the Tenant shall not have remedied such breach within 21 days of the giving of any such notice (or earlier in case of emergency) the Landlord will be entitled having given not less than five days' notice (or earlier in case of emergency) to enter the Premises and remove such works or any part thereof and reinstate the Premises provided always  that the proper costs thereby incurred including interest calculated at four per cent above the Prescribed Rate shall be paid by the Tenant within seven days of demand and shall be recoverable by the Landlord as rent in arrears.

Connectivity and Spectrum Management

3.34

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any equipment or systems which permit any visitor to, or customer of, the Tenant access to Wireless Data Services within the Premises.

3.35

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any mobile or wireless telephony system, network base station, wireless access point, gateway or any analogous wireless or mobile transmitter providing Wireless Data Services in the Managed Spectrum.

3.36

The Landlord and Tenant hereby acknowledge that, taking account of their respective, rights, duties and obligations in this Lease and the Landlord's overriding obligation to ensure that the tenants of individual demises within the Building have the quiet enjoyment of their respective demises, the provisions of clauses 3.34 and 3.35 together with the application of the Spectrum Management Policy represent a fair and reasonable arrangement, in relation to the Premises and are:

(a)

reasonably necessary in order to ensure the efficient and effective use of the radio spectrum in accordance with regulatory objectives and best practice relating to the management of such radio spectrum in the United Kingdom; and

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(b)

reasonably necessary in order to ensure compliance with applicable statutory and nonstatutory health and safety rules, regulations and best practice in relation to exposure to electromagnetic radio waves promulgated by the International Committee on NonIonizing Radiation Protection and the National Radiological Protection Board, the European Council and The Health & Safety Executive.

3.37

The Landlord and Tenant hereby acknowledge that during the Contractual Term there are likely to be technological innovations and legislative changes which will require the parties to co-operate and agree variations to the provisions of clauses 3.34 to 3.37 inclusive in order to achieve the intent and effect of such provisions and the Landlord and Tenant hereby agree to co-operate fully in order to agree promptly and implement promptly any such variations but with the intention of allowing the Tenant to retain Wireless Data Services which are consistent with its business objectives and policies at the relevant time.

Notices of a competent authority

3.38

Within 14 days (or sooner if requisite) of the receipt by the Tenant of any notice, order, requisition, direction or plan given, made or issued to or by a competent authority relating to the Premises or the Building or involving any liability or alleged liability on the part of the Landlord or any superior landlord to supply a copy thereof to the Landlord and at the request and cost of the Landlord to make or join in making such objections or representations against the same or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection as represented is against the bona fide business interests of the Tenant.

To comply with enactments

3.39

At all times to observe and comply with the provisions and requirements of any and every Act so far as they relate to the Premises or the user thereof and without derogating from the generality of the foregoing to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed, provided or maintained upon or in respect of the Premises in respect of any such user thereof and to reimburse the Landlord at all times against all proper fees, costs, charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid.

3.40

Not knowingly at any time to do or omit to be done in on or about the Building and/or the Premises any act or thing by reason of which the Landlord may under any Act incur or have imposed upon it or become liable to pay any penalty, damage, compensation, fees, costs, charges or expenses.

3.41	To notify the Landlord in writing as soon as reasonably practicable after the Tenant becomes aware of any physical defect in the Building and/or the Premises.
3.42

Upon the Tenant becoming aware of the happening of any occurrence or receipt of any notice order direction or other thing from a competent authority affecting the Building and/or the Premises whether the same shall be served directly upon the Tenant or the original or a copy thereof be received from any underlessee or other person whatsoever to as soon as reasonably practicable deliver a copy thereof to the Landlord and at the cost of the Landlord to make or join in making such objection or representations against or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection or representation is against the bona fide business interests of the Tenant.

3.43

At the Landlord's request and cost provide the Landlord with a copy of any fire risk assessment carried out by or on behalf of the Tenant and details of all measures taken by or on behalf of the Tenant to comply with the Fire Safety Order (including the names of all competent persons appointed by the Tenant pursuant to Article 18) and any other information property requested by the Landlord to assist the Landlord in complying with its own obligations under the Fire Safety Order In relation to the Premises.

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To comply with town planning legislation etc

3.44

To comply with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose.

3.45	Not to make any application for planning permission in respect of the Premises without the previous written consent of the Landlord, which shall not be unreasonably withheld or delayed.
3.46

Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance to the Premises by the Tenant, any Group Company of the Tenant, any subtenant or their respective agents, servants, licensees or invitees of any operations which may constitute development or the institution of any such operations or the Institution or continuance of any use which may constitute development.

3.47

Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out any development in or to the Premises (whether by alteration or addition or change of use thereto) before all necessary notices under the Planning Acts in respect thereof have been served and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as satisfactory to it (such acknowledgement of satisfaction by the Landlord not to be unreasonably withheld or delayed) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Landlord's Surveyor be or be likely to be materially prejudicial to its interest in the Building or any adjoining property whether during the subsistence of this Lease or following the determination or expiration thereof.

3.48	Unless the Landlord shall otherwise direct, to carry out and complete before the Termination of the Tenancy:
(a)

any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Tenant for any development begun before such expiration or sooner determination; and

(b)	any works begun by the Tenant, any Group Company of the Tenant or any subtenant or their respective agents, servants, licensees or invitees upon the Premises,

PROVIDED ALWAYS that the Tenant shall have the option of removing such works and reinstating the Premises to such condition as they were in before the relevant works were commenced.

3.49

If and when called upon so to do to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects.

User permitted

3.50

To use and occupy the Premises only as high class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3) but for the avoidance of doubt the Landlord agrees that the following ancillary uses are permitted in connection with the use of the Premises by the Tenant for so long as they remain ancillary in nature only:

(a)	kitchen and dining facilities; and
(b)	auditorium for meetings.

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User prohibited

3.51

Not to store or bring upon the Premises any materials or liquid of a specially combustible, inflammable, dangerous or offensive nature (other than those properly required in connection with the use of the Premises and then only in appropriate containers).

3.52

Not to do on the Premises or any part thereof or on the Roof Terrace or Fifth Floor Terraces any act or thing whatsoever which may be either (i) a legal nuisance to the Landlord or any other tenant or occupier of the Building or the owners or occupiers of any adjoining or neighbouring property or (ii) a breach of the Planning Acts.

3.53	Not to use the Premises or any part thereof for any illegal purpose.
3.54

Not to bring into or upon the Premises or do anything which puts on the Premises or any part thereof any load or weight in excess of that which the Premises or any part thereof are designed or constructed to bear nor knowingly to cause any undue vibration to the Premises or any part thereof by machinery or otherwise.

3.55

Not to obstruct or permit to be obstructed whether by loading or unloading goods or any other means any part of the Building or to do anything which is a source of danger to persons using the same and to load and unload goods only in accordance with the rights granted to the Tenant in Part I of the Second Schedule.

3.56

Not to hold any sales by auction, exhibitions, public meetings or public entertainments (other than for the benefit of the Tenants or a Group Company's members of staff) at the Premises nor to permit any vocal or instrumental music to be performed therein which can be heard from outside the Premises provided that this sub-clause shall not prevent the Tenant or any permitted undertenant or occupier of the Premises from holding meetings of clients and their shareholders or members within the Premises.

3.57	Not to permit any person to reside in the Premises.
3.58	Not to obstruct, hinder or otherwise Interfere with the proper exercise by the Landlord and authorised persons of the rights reserved In Part II of the Second Schedule hereto.
3.59	To use reasonable endeavours not to cause the drains to be obstructed by oil, grease or other deleterious matter.
3.60	Not to load or use the lifts in the Building in any manner that will or may cause strain or damage to the lifts in the Building beyond their design capabilities.
3.61	Not to permit any person to smoke anywhere on the Premises.

Alienation absolutely prohibited

3.62	Not to charge or assign part only of the Premises.
3.63	Not to part with possession or share occupation of or declare any trust in respect of the Premises or any part thereof other than by way of:
(a)	an assignment permitted under clause 3.65; or
(b)	an underlease permitted under clauses 3.68 to 3.72,

PROVIDED THAT occupation of the Premises or any part or parts thereof by a Group Company of the Tenant and/or an Associated Entity shall not be in breach of this covenant provided further that

(c)	no legal estate or other right of tenancy shall be created;
(d)

the Tenant shall as soon as reasonably practicable upon being requested in writing to do so by the Landlord give the identity of such Group Company or Associated Entity, the relationship of the Group Company or Associated Entity to the Tenant and the area occupied; and

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(e)

the Tenant shall procure (and hereby covenants to this effect) that any such Group Company and/or Associated Entity shall vacate the Premises forthwith upon whichever is the earlier of the date of expiration or sooner determination of this Lease and the date on which such company or entity ceases to be a Group Company of the Tenant or Associated Entity (as the case may be).

3.64

Not by assignment, underletting or otherwise to permit the occupation of the Premises or any part thereof by or the vesting of any interest or estate therein in any person, firm, company or other body or entity which:

(a)	has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease; or
(b)	is a provider of serviced offices or co-working workspace,

PROVIDED ALWAYS that nothing in this clause 3.64 and shall prevent the Tenant from underletting to a sub-tenant where the Tenant agrees to provide managed services of any nature to such sub-lessee.

Assignment permitted

3.65

Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed). The Landlord and Tenant agree for the purposes of section 19(1A) Landlord and Tenant Act 1927 that the Landlord may impose all or any of the following conditions as a condition of its consent.

(a)	save in the case of an assignment to a Group Company the Tenant has first given written notice to the Landlord pursuant to the provisions of clause 3.74;
(b)

the proposed assignee is reasonably acceptable to the Landlord assessed on the basis of the cumulative total of the rents that such proposed assignee will be contracting to pay within the Building (in respect of this and any other leases) against usual prudent institutional standards applied in the market place at the date of application for consent;

(c)

if the Landlord so reasonably requires, on or before completion of the assignment the Tenant enters into a deed of guarantee in the form attached in the Eighth Schedule (with such amendments as the parties may reasonably agree) with the Landlord in relation to the proposed assignment (and any guarantor of the Tenant if the Landlord reasonably considers that the guarantee of the Tenant is not sufficient) guarantees in such form as the Landlord reasonably requires the Tenant’s obligations under such authorised guarantee agreement;

(d)

the consent pursuant to clause 3.65 shall be by deed containing covenants by the intended assignee directly with the Landlord to pay the rents hereby reserved and to perform and observe the Tenants covenants herein contained including this covenant from the date of the assignment until the first subsequent assignment which is not an excluded assignment (as the expression is defined in the Landlord and Tenant (Covenants) Act 1995);

(e)

if the Landlord so reasonably requires on or before completion of the assignment the assignee shall provide a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally) with the Landlord in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law).

3.66

The conditions set out in clause 3.65 shall not operate to limit the Landlord's right to impose any other reasonable conditions on the grant of such consent or to refuse consent on any other ground or grounds where such refusal would be reasonable.

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3.67

Where an assignment would result in a proposed assignee taking a Level or Levels that are connected to other premises demised to the Tenant by an internal staircase and that assignee does not also simultaneously take an assignment of the relevant lease(s) relating to all such Levels, the Tenant shall remove such staircase(s) and reinstate the Premises so affected by such removal to reflect the condition set out in the section of the Specification marked "Category A Specification" and make good any physical damage caused by such reinstatement prior to the completion of the assignment PROVIDED ALWAYS that such reinstatement obligation will not apply if the assignee is a Group Company of the Tenant and the Tenant shall ensure that any transfer to a Group Company contains a provision stating that such Group Company shall comply with the reinstatement provisions of this clause 3.67 immediately upon such assignee and the Tenant ceasing to be Group Companies.

3.68

Where there is to be an assignment of either the Premises or the third floor premises demised by a lease of even date and made between the Landlord (1) the Tenant (2) and the Surety (3) and such assignment is to be to an entity which is not a Group Company of the Tenant, prior to completion of such assignment the Tenant will remove the stadium seating ("Stadium Seating") installed within the atrium pursuant to a Licence for Alterations of even date made between the Landlord (1) the Tenant (2) and the Surety (3) and make good any damage caused to the relevant premises or the Building to the reasonable satisfaction of the Landlord.

Underletting permitted

3.69

Not to underlet the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) which may only be given by way of deed provided that:

(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or If earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease.

3.70	Not to underlet part only of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that.
(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter Into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease; and

(c)

at no time shall the number of occupiers of any floor of the Premises exceed four, any occupation by the Tenant being taking into account for this purpose (and any occupation by a Group Company of the Tenant ranking as occupation by the Tenant for this purpose); and

(d)

the Tenant shall have regard (inter alia) to the position of the cores in the Building and means of escape from the underlet premises and ensure such demise is capable of separate and independent occupation.

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3.71	To incorporate or procure the incorporation in every permitted mediate or immediate underlease of the Premises or any part thereof:
(a)

such provisions as are necessary to ensure that the rent thereunder is reviewed at the same frequency (but not necessarily on the same dates provided that where any underlease rent review would fall within six months either side of the rent review under this Lease then it is to coincide with the rent reviews provided for In this Lease) and upon substantially the same terms as for the review of rent under this Lease provided that if it is common market practice at the relevant time for the review of rents to be undertaken on an alternative basis the Tenant shall be entitled to underlet in accordance with then market practice and provided further that any underlease for a term of five years or less will not be required to provide for the rent thereunder to be reviewed; and

(b)	a covenant that the undertenant shall not assign, charge or (in case of an underlease of part of the Premises) underlet part only of the premises thereby demised; and
(c)

a covenant that the undertenant shall not assign the whole of the premises thereby demised unless on or before completion of the assignment the undertenant if reasonably required enters into an authorised guarantee agreement with the Tenant in such form as the Landlord reasonably requires in relation to the proposed assignment; and

(d)

a covenant that the undertenant shall not assign the whole of the premises thereby demised without the consent of both the Landlord and the Tenant under this Lease which (in the case of the Landlord) shall not be unreasonably withheld or delayed; and

(e)

a covenant that the undertenant shall not part with or share possession or occupation of or declare a trust in respect of the premises thereby demised save by way of an assignment, underletting or charge pursuant to the provisions hereinbefore referred to (save for parting with or sharing occupation or possession with a Group Company or an Associated Entity of the undertenant upon like terms to those referred to in the proviso to clause 3.63); and

(f)

a covenant by the undertenant prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease; and

(g)	a condition for re-entry in the form or substantially in the form referred to in clause 5.1.
3.72

Upon any permitted underlease to procure that the undertenant shall give a direct covenant by deed in favour of the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of the rents hereby reserved) insofar as the same relate to the premises underlet and if the Landlord reasonably so requires it to procure that such guarantor or guarantors for the underlessee as may be reasonably acceptable to the Landlord guarantee such covenants in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require).

3.73	In connection with any underlease the Tenant shall:
(a)	not consent to or participate in any variation to any such underlease (or any of the terms thereof) without the prior consent of the Landlord which shall not be unreasonably withheld or delayed;
(b)	enforce all the covenants and obligations of the underlessee thereunder and not expressly or knowingly by implication waive any breach of the same;
(c)

duly and efficiently operate and effect all reviews of rent pursuant to the terms of any such underlease and prior to agreeing any such review to give reasonable notice to the Landlord of the proposed level of rent and to have regard to (but without being bound by) any reasonable representations made by the Landlord In relation to such level of rent.

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3.74	Within one month after any reasonable written request by the Landlord (but not more than once In any period of 12 months) to notify the Landlord in writing;
(a)	whether the Tenant occupies the Premises wholly or in part;
(b)

whether the Tenant has granted an underlease of the whole or any part of the Premises and if so to advise the Landlord of the rent reserved by any underlease and the full name and address of any underlessee; and

(c)	whether there are any other occupiers of the Premises and if so the identity of those occupiers their relationship with the Tenant and the principal terms on which they occupy.

Charging permitted

Not to charge the whole of the Premises (save by way of floating charge to a reputable institution in respect of substantially the whole of the Tenant’s business where consent shall not be required) without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

Intention to market

3.75

The Tenant shall notify the Landlord in writing of the bona fide terms on which it intends to market the Premises for disposal by way of assignment. The Tenant shall provide the Landlord with these details as soon as reasonably practicable after they become available and in any event prior to marketing the Premises and no less than 4 weeks prior to the date on which the Tenant applies for consent from the Landlord In accordance with clause 3.62.

3.76

The Tenant shall thereafter keep the Landlord informed of progress and of expressions of Interest from potential assignees and shall afford the Landlord a reasonable opportunity to negotiate with the Tenant with regards to a potential surrender of the Lease.

Registration

3.77

Within one month after any assignment, underlease, assignment of underlease, mortgage, charge, transfer, disposition or devolution of the Premises or any part thereof any devolution of the estate of the Tenant therein or of this Lease to give notice thereof in duplicate to the Landlord's solicitors and to supply them with a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) for retention by the Landlord.

Not to display advertisements

3.78

Save as expressly permitted by paragraph 6 of Part I of the Second Schedule not to erect, paint, affix, attach or display any placard, poster, notice, advertisement, name or sign or anything whatever in the nature of an advertisement by display or lights or otherwise in or upon the Premises and/or the Building or any part thereof (including the windows).

Insurance

3.79

Not to knowingly do anything whereby any policy of insurance relating to the Building and/or the Premises may become void or voidable or whereby the rate of premium thereon may be increased where the Tenant has been notified in writing of the relevant terms of the policy and to take such precautions against fire as may be deemed necessary by the Landlord (acting reasonably) or its insurers or required by-law and (in each case) notified to the Tenant

3.80	Not to effect or maintain any Insurance in respect of the Building and/or the Premises (except as to the Tenant’s fixtures and contents).
3.81	To reimburse to the Landlord a fair and reasonable proportion of any sum payable in respect of excess payable on any insurance policy relating to the Building.

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Notice of damage

3.82

As soon as reasonably practicable following the Tenant becoming aware of any material damage to or destruction of the Premises to give notice thereof to the Landlord stating (if possible) the cause of such destruction or damage.

3.83

In the event of the whole or any part of the Building being damaged or destroyed by any of the Insured Risks and the insurance money under the policy or policies of insurance effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any Group Company of the Tenant or any undertenant or their respective servants, agents, licensees or invitees then the Tenant will within 21 days of written demand pay to the Landlord the whole or as the case may be a fair proportion of the amount so irrecoverable.

3.84

In the event of the whole or any part of the Premises being damaged or destroyed by any of the Insured Risks and the amount of the insurance monies received in respect of the reinstatement of any additions, alterations or other works carried out to the Premises by the Tenant or any person claiming title under the Tenant whether before or after the date of this Lease which the Landlord is obliged to insure pursuant to the provisions of clause 4.2 being less than the reinstatement cost thereof as a result of the Tenant failing to notify the Landlord of the full reinstatement values thereof pursuant to this Lease then in the event that the Landlord reinstates any additions, alterations or other works carried out to the Premises by the Tenant or by any person claiming title under the Tenant to pay to the Landlord the amount by which the actual reinstatement cost exceeds the amount of the insurance monies actually received subject to the Landlord demonstrating that the reinstatement cost will exceed the amount of the insurance monies already received.

Indemnity

3.85

To indemnify the Landlord against and to pay within 21 days of written demand all costs and expenses including professional fees incurred by the Landlord in connection with all and every toss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of the covenants by and conditions on the part of the Tenant set out herein or implied PROVIDED that such indemnity shall extend to and cover all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may reasonably take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach any such sum arising hereunder to be recoverable by action or at the option of the Landlord as rent in arrear PROVIDED FURTHER THAT the Landlord shall in relation to all indemnities given by the Tenant in this Lease:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim against the Landlord from a third party;
(b)	consider and pay due account to written representations made by the Tenant relating to any such claim;
(c)	not settle or compromise any such claim unless the Landlord is required to do so by its insurers;
(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim.

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Landlord's costs

3.86

By way of further or additional rent to pay within 21 days of written demand all costs, expenses, charges, damages and losses (including but without prejudice to the generality of the foregoing solicitors' costs, counsel's, architects' and surveyors' and other professional fees and commissions payable to a bailiff) property incurred by the Landlord of or incidental to:

(a)

the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 or 147 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court);

(b)	the recovery of any rent in arear or other payments due hereunder;
(c)	the enforcement of the covenants given by the Tenant in this Lease including the remedying of any breaches;
(d)

in connection with every application for any consent made under this Lease whether such consent shall be granted or not or the application withdrawn except where such consent shall be unreasonably withheld or delayed by the Landlord or granted on terms which are unreasonable in either case in circumstances where it is not entitled to do so;

(e)	any schedule relating to wants of repair to the Premises whether served during or within three months after the termination of this Lease,

provided that in the case of paragraphs (d) and (e) above such costs are to have been reasonably incurred by the Landlord.

VAT

3.87

To pay all VAT on any sums of money chargeable thereto which shall be due from the Tenant under or by virtue of the provisions of this Lease upon production of a valid VAT invoice addressed to the Tenant.

3.88

For the purposes of paragraphs 12 to 17 Schedule 10 to the VATA neither the Tenant nor any person connected with the Tenant is a development financier as defined in paragraph 14 of Schedule 10 to the VATA in relation to the Landlord's development of any part of the land and buildings of which the Building forms a part for use other than for eligible purposes with the intention or expectation that the Building would become or continue to be exempt land.

3.89	The Tenant is not intending to use and will not use all or any part of the Building for a relevant charitable purpose (within the meaning of Schedule 8, Group 5 (Note 6) VAT Act 1994).
3.90

If the covenant in clause 3.88 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Building after the making of an Option are not taxable supplies the Tenant shall indemnify the Landlord against:

(a)	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord's supplies not being taxable;
(b)	any amount in respect of any VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regulations;
(c)	any consequential penalties, interest and/or default surcharge; and
(d)	any additional liability to corporation tax on any payment made to the Landlord under this clause.
3.91

For the avoidance of doubt references in clauses 3.86 to 3.89 to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate and references to the Landlord shall include references to a "beneficiary" of the Landlord as such term is defined under paragraph 40 Schedule 10 VATA.

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Regulations affecting the Premises

3.92

To comply in all respects with the reasonable and proper regulations for the time being made by the Landlord for the use, operation, security and/or maintenance of the amenity and good order of the Building where made in the interests of good estate management and previously notified in writing to the Tenant PROVIDED ALWAYS THAT if there shall be any inconsistency between the terms of this Lease and any of the said regulation then the terms of this Lease shall prevail and PROVIDED FURTHER THAT such reasonable and proper regulations shall not materially adversely affect the Tenant and its permitted undertenants and occupiers of the Premises and their respective visitors gaining access to and egress from the Building at all times (save in the case of an emergency).

Obstructions and encroachments

3.93

Not to stop up, darken or obstruct any of the windows, lights or ventilators belonging to the Premises and/or the Building (but the Tenant may place moveable, non-permanent items used in the course of its business or by its members of staff such as boxes, TVs on wheels, files or hat stands by or in front of the windows) nor to knowingly permit any new window, light, ventilator, passage, drainage or other encroachment or easement to be made or acquired into against upon or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord within 14 days of the same coming to the knowledge of the Tenant and at the request and cost of the Landlord do all such things as may be proper for preventing any such encroachment or such easement being made or acquired.

3.94

Nothing in clause 3.92 above shall prevent the Tenant from installing window blinds in any of the external or internal windows surrounding the Premises as are agreed between the Tenant and the Landlord (each acting reasonably) and in accordance with the Occupier Fit Out Guide and closing and opening such blinds on such occasions and in such a manner as the Tenant shall determine.

Covenants and provisions affecting the Landlord's title

3.95

By way of indemnity only to observe and perform the covenants and provisions (other than any obligation to pay any monies) affecting the title of the Landlord specified in the deeds and documents set out in the Fourth Schedule insofar as they relate to the Premises and are still subsisting.

Operation of plant and equipment

3.96

To operate and use all such plant, machinery and equipment as is installed in the Premises from time to time and connected to the Landlord's Services Equipment in accordance with the manufacturers' recommended method of operation and not to use such plant, machinery and equipment in such manner as to affect in a materially adverse manner the operation of the Landlord's Services Equipment

Obligations relating to entry and services

3.97	At all times when exercising any right granted to the Tenant for entry to any other part of the Building:
(a)

to cause (and procure that all those exercising the said rights on its behalf cause) as little damage and interference as is reasonably practicable to the remainder of the Building and the business of the tenants and occupiers thereof carried on thereat and to make good any physical damage caused to such areas to the reasonable satisfaction of the Landlord and the tenants and occupiers thereof;

(b)

to comply with the reasonable security requirements of the Landlord and the tenants and occupiers of the remainder of the Building and where requisite the Tenant or such other person exercising the said rights shall only exercise such rights while accompanied by a representative of the Landlord or the tenant or occupier of the relevant part of the remainder of the Building.

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Surety

3.98

In the event that any person firm or body corporate which has or shall have guaranteed the Tenant's obligations contained in this Lease shall die or an event shall occur in relation to such person a firm or body corporate of the type referred to in clauses 5.1(c) to 5.1(f) then without delay to give notice thereof to the Landlord and if so required by the Landlord (acting reasonably and having regard to the financial covenant strength of the Tenant) at the expense of the Tenant within 30 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Registration

3.99	To apply for first registration of this Lease at the Land Registry as soon as reasonably practicable after this Lease is granted.
3.100	To provide to the Landlord as soon as each is available:
(a)	a note of the title number allocated to this Lease; and
(b)	an official copy of the registered title to this Lease showing the Tenant as registered proprietor.
3.101

On determination of this Lease (whether by effluxion of time or otherwise) to apply to the Land Registry for closure of the Tenants registered title to this Lease and for removal of all notices relating to this lease from the Landlord's title.

Energy Performance Certificates

3.102

Before instructing an energy assessor to prepare any Energy Performance Certificate in respect of the Premises the Tenant shall first give notice to the Landlord informing the Landlord of the area to which the proposed Energy Performance Certificate will relate and the identity of the energy assessor must be reputable and suitably qualified.

3.103	At the Landlord's request the Tenant shall supply the energy assessor with any drawings specifications data or other information that the Landlord (acting reasonably) provides to the Tenant.
3.104	The Tenant shall provide to the Landlord a copy of any Energy Performance Certificate that the Tenant obtains in respect of the Premises.
3.105

The Tenant shall within 72 hours of receipt of written request permit any energy assessor Instructed by or on behalf of the Landlord to enter on and inspect the Premises (in the company of an employee of the Tenant if required by the Tenant) at reasonable times and the Tenant shall provide to such energy assessor such information as the Landlord may reasonably request at the cost of the Landlord.

Bicycle Spaces

3.106

Not to permit any of the bicycle spaces referred to in paragraph 7 of Part I of the Second Schedule to be used other than by an occupier of the Premises which is permitted pursuant to the terms of this Lease.

3.107

Not to do anything in or about the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule or the service roads or accessways leading thereto which would or could constitute a nuisance, annoyance, obstruction, disturbance or cause damage to the Landlord or the tenants or other occupiers of the Building.

3.108

To comply and ensure that the Tenant's visitors comply with such reasonable and proper regulations as the Landlord may make for the regulation of the traffic to and from and use of the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule and previously notified in writing to the Tenant

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Compliance with Head Lease provisions

3.109

To observe and perform the covenants, obligations, provisions and conditions on the part of the tenant under the Head Lease so far as the same relate to or otherwise affect the Premises except for the payment of the rents reserved thereunder and, so far as the obligation to insure falls on the Landlord under this lease, to insure.

3.110	Not to do or omit anything thing which would or might cause the Landlord to be in breach of the Head Lease.
4	LANDLORD'S COVENANTS

The Landlord covenants with the Tenant.

Quiet enjoyment

4.1	That the Tenant may peaceably hold and enjoy the Premises without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount.

Insurance

4.2	To insure:
(a)

the Building and keep the same insured with a reputable insurer in the name of the Landlord subject to such exclusions, excesses and limitations as may be imposed by the insurers and as are common in the London insurance market from time to time against:

(i)

the Insured Risks in such a sum as shall be determined from time to time by the Landlord or the Landlord's Surveyor acting reasonably as being the full cost of rebuilding and reinstatement of the Building (and for these purposes "Building" means the Building constructed in accordance with the Base Building Definition including such works to prepare the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") and the Landlord covenants to have due regard to any reasonable request by the Tenant to increase such sums in respect of the Building together with architects', surveyors', consultants' legal and other fees in relation to the repair, rebuilding or reinstatement of the Building (including any cost or increased cost resulting from the requirements of local or other authorities, statutes, bye-laws, regulations or orders as to the method of or design of or materials to be used in such repairing, rebuilding or reinstatement) and making due allowance for the effects of inflation and escalation of building costs and any fees and the cost of  site clearance, demolition and debris removal and VAT on all such sums including any VAT resulting from any deemed self-supply as a result of such rebuilding or reinstatement;

(ii)

loss of the Principal Rent and the rent thirdly reserved for such period (being not less than five years and not more than seven years) as the Landlord may from time to time reasonably deem necessary which may be calculated having regard to any relevant reviews or increases of rent and to the likely period required for obtaining planning permission and reinstating the Building;

(iii)

(to the extent to which the same is not covered by clause 4.2(a)(i)) where applicable engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection;

(iv)	property owner's liability and such other insurances as the Landlord may from time to time (acting reasonably) deem necessary to effect;

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(b)

subject to request by the Tenant in writing and notification in writing by the Tenant of the full reinstatement cost of such items, any installations, fixtures, fittings, and equipment resulting from the completion of the Tenant’s Works (as defined in the Agreement for Lease) or any other completed works carried out by the Tenant and any sub-tenant in accordance with the provisions of this Lease.

Landlord's obligations in relation to insurance

4.3	In relation to the policy or policies of insurance effected by the Landlord pursuant to its obligations contained in this Lease:
(a)

to produce not more than once in any 12 month period (and one further time in such 12 month period if requested by the Tenant) at the cost of the Tenant and as soon as reasonably practicable following demand either a complete copy or full details of the policy or policies of insurance with full details of any additions or amendments made thereto and either a copy of the last premium, renewal, receipt or reasonable evidence of the fact that the last insurance premium has been paid;

(b)

to procure (unless having used all reasonable endeavours it is unable to procure such a policy at commercial rates) that the interest of the Tenant and any mortgagee of the Tenant (or a general interests clause) is noted or endorsed on the policy or policies of insurance;

(c)

to use all reasonable endeavours to procure that the insurance policy contains terms whereby the Insurers will not pursue subrogation rights against the Tenant and its lawful undertenants, licensees and agents (other than where the loss has been occasioned or contributed to by the fraudulent or criminal or malicious act of the Tenant or its undertenants, licensees or agents);

(d)	to use all reasonable endeavours to procure that the insurance policy contains a non invalidation clause.

Reinstatement

4.4

If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be destroyed or damaged by any of the Insured Risks and subject to the provisions of clause 5.6 and to the payment by the Tenant of any amounts due pursuant to clauses 3.82 to 3.83 (and without prejudice to the liability of the Tenant to make any such payments or any amounts due pursuant to clause 3.80) and subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Premises and to the necessary labour and materials being and remaining available the Landlord shall apply all monies received by the Landlord by virtue of such insurance and referable to the works required to reinstate the Premises (other than money received for loss of the Principal Rent and the rent thirdly reserved which shall automatically be payable to the Landlord) In rebuilding reinstating and making good the means of access to the Premises and/or (as the case may be) the Premises to generally no lesser standard than Specification and separately the Building (which may include aesthetic and specification improvements) permitted with all reasonable speed  and making good any shortfall in the Insurance proceeds from the Landlord's own resources (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licenses, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time.

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4.5

It is agreed that all monies claimed or received by the Landlord pursuant to clause 4.2(b) belong to the Tenant and shall be held on trust for the Tenant pending application in reinstatement and the Landlord shall keep the Tenant fully Informed regarding any claim in respect of insurance monies pursuant to clause 4.2(b) and act in accordance with the Tenant’s reasonable instructions at the Tenant’s cost.

Obligations relating to Services for the Tenant

4.6	To provide or procure the provision of
(a)	the Services during Normal Business Hours (and Normal Business Hours shall in the case of security and reception facilities for the Building be on a 24/7 basis); and
(b)	outside Normal Business Hours such of the Services as the Landlord shall in its reasonable discretion deem appropriate; and
(c)	such other of the Services outside the Normal Business Hours as the Tenant shall previously request,

(having regard to the Design Standards and subject to the provisions of clause 5.15) Provided that the Landlord shall be entitled to employ such reputable managing agents, professional advisers, contractors and other persons as may reasonably be required from time to time in the interests of good estate management for the purpose of the performance of the Services.

Building Services and Estate Services

4.7

The Landlord covenants that any item of Service Cost will be allocated properly to either the Building Services or the Estate Services and that no item of Service Cost will be charged to the Tenant more than once.

4.8

To provide or procure the provision of electricity to the Premises and the Building (subject to the provisions of clause 5.16) and (in each case) each and every part thereof designed to receive such to the extent necessary to meet the reasonable requirements of the Tenant and to use reasonable endeavours to procure that the same shall not be less than the Design Standards having regard to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the relevant statutory undertaker.

4.9

As soon as reasonably practicable following any request made in writing by the Tenant the Landlord shall supply to the Tenant full details in writing of (and any supporting evidence reasonably requested by the Tenant):

(a)	the total Energy Costs and the method of calculation of the proportion of the Energy Costs included in the Energy Levy; and
(b)	the method of calculation of the proportion of the Energy Levy which comprises the Energy Levy Rent.
4.10

In so far as such rights are not held by the Landlord, to procure for the benefit of the Tenant and all persons authorised by the Tenant the rights over the Estate Common Parts as are set out in the Second Schedule, it being agreed that if the Tenant is prevented from exercising such rights in breach of this clause the Estate Services Costs payable by the Tenant shall be adjusted accordingly.

Building Defects

4.11

Where the Building suffers a defect the Landlord shall, where the Landlord reasonably believes there is a reasonable chance of success and reasonably believes that there is an economic and commercial benefit of pursuing such party, use all reasonable endeavours to recover the cost of remedying any such defect from any professional or contractor employed by the Landlord or its predecessors in title in relation to any building works leading to the occurrence of such defect and shall credit  any sums received  against the Service Charge to the extent the Landlord has legitimately already recovered any of the costs of remedying any such defect through the Service Charge.

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Head Lease rents

4.12

To pay the rents reserved by the Head Lease at the times and in the manner provided in the Head Lease and to perform and observe all the covenants on the part of the tenant contained in the Head Lease insofar as they relate to any part of the premises thereby demised and which are not to be observed and performed by the Tenant pursuant to clause 3.108.

Retail Units

4.13

The Landlord agrees not to let or enter into an agreement for lease or permit any right of occupancy or permit any change of use of the Retail Units where the use is a Prohibited Use and to include within any lease or licence of a Retail Unit an express prohibition on a Prohibited Use.

4.14	The Landlord shall procure that any lease or licence of a Retail Unit shall include:
(a)

a covenant on the part of the tenant not to cause any legal nuisance to be suffered by the Tenant or its lawful occupiers of the Premises and the Landlord shall at the request and cost of the Tenant enforce such covenant where reasonably requested to do so;

(b)

only rights granting access to the Premises that are on the same terms as the rights reserved to the Landlord under this Lease including the obligation to comply with the Tenant's reasonable requirements and regimes as regards access as provided for in the proviso to paragraph 2 of Part II of the Second Schedule.

Restriction on naming

4.15

So long as the tenant of this Lease is Mimecast Services Limited (company number 04901524) or a Group Company thereof and such entities are together in occupation of at least 70,000 square feet of office space within the Building, the Landlord covenants not to name the Building after any other tenant of the Building.

4.16

If clause 4.15 ceases to apply, the Landlord shall only grant naming rights in relation to the Building to an entity that occupies the majority of the office space within the Building and only for the duration such entity occupies the majority of the office space within the Building.

5	PROVISOS

IT IS HEREBY AGREED AND DECLARED as follows:

Re-entry

5.1	If:
(a)	the Rents or any part thereof shall be in arrear for 21 days next after becoming payable (whether in the case of the Principal Rent, the rent has been demanded or not); or
(b)	there shall be any material breach, non-performance or non-observance of any of the Tenant’s covenants; or
(c)

the Tenant shall enter into any arrangement or composition for the benefit of the Tenant’s creditors or convene a meeting of the Tenant’s creditors (or a nominee calls such a meeting on its behalf); or

(d)	the Tenant or the Surety (being one or more individuals):
(i)	is the subject of an Interim order under Part VIII of the Insolvency Act 1986 or makes application to the Court for such an order or makes a voluntary arrangement under such Part; or
(ii)	has a bankruptcy order made against him; or
(iii)	a receiver is appointed in respect of all or any of the assets or undertaking of the Tenant or such surety; or

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(e)	the Tenant or the Surety (being a company or partnership):
(i)	makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986; or
(ii)	makes an application to the Court under Section 425 of the Companies Act 1985 or resolves to make such an application; or
(iii)

is the subject of an administration order (whether an interim order or otherwise) made under Part II of the Insolvency Act 1986 or is subject to a resolution passed by the directors or shareholders for the presentation of an application for such an order or is the subject of a notice of intention to appoint an administrator or files a notice of appointment of an administrator with the court or passes a resolution by its directors or shareholders for the filing of such a notice; or

(iv)

is the subject of a resolution for voluntary winding up (otherwise than for the purpose of an amalgamation or reconstruction which has been approved by the Landlord) or a meeting of creditors is called to consider a resolution for winding up; or

(v)	has an interim order or winding up order made against it; or
(vi)	has an administrative receiver or receiver appointed in respect of all or any of its assets; or
(vii)	ceases to exist; or
(viii)	becomes "Bankrupt' within the meaning of the Interpretation (Jersey) law 1954; or
(f)

where the Tenant is a company or partnership Incorporated outside the United Kingdom analogous proceedings or events to those referred to in clause 5.1(e) shall be instituted or occur in the country of incorporation,

It shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant against the other in respect of any antecedent breach by the Landlord or the Tenant (as the case may be) of any of the covenants herein provided that in the event that the Tenant comprises more than one person then the Landlord will be entitled to re-enter the Premises and this Lease shall thereupon absolutely determine upon the happening of any of the events referred to in clauses 5.1(c) to 5.1(f) hereof in relation to any one of them.

Replacement of surety

5.2

In the event of the occurrence of any of the events referred to in clauses 5.1(d) or 5.1(e) in respect of the Surety, the Landlord shall not exercise its right pursuant to clause 5.1 without first allowing the Tenant a period of 30 working days to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Payment of rent not waiver

5.3

No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence PROVIDED that this clause shall only have effect in relation to a demand receipt or acceptance made or given during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach commenced upon the Landlord becoming aware of such breach.

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Suspension of rent

5.4	If the Premises or the Building or the means of access to the Premises shall at any time be so damaged or destroyed:
(a)

by any of the Insured Risks as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that the insurance monies shall be irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any sub-tenant or their respective servants, agents, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended immediately from the date of such damage or destruction until the earlier of:

(i)	the date of issue of the Reinstatement Certificate; and
(ii)	the expiration of the period in respect of which the Landlord has covenanted to Insure for loss of the Principal Rent and the Rent thirdly reserved pursuant to clause 4.2(a)(ii),

and any dispute with reference to this clause 5.4(a) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996;

(b)

by an Uninsured Risk as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that damage or destruction results from the default of the Tenant, or Group Company of the Tenant or any sub-tenant or their respective agents, servants, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date 12 months after the date of such damage or destruction until the date of Issue of the Reinstatement Certificate and any dispute with reference to this proviso shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996.

Damage before Rent Commencement Date

5.5

If clause 5.4 applies before the Rent Commencement Date the number of days between the date of the damage or destruction and the Rent Commencement Date (or where only a proportion of the Principal Rent is or would have been suspended, an equivalent proportion of those days) will be added to the date the period of rent suspension ends and the resulting date will become the Rent Commencement Date.

Determination If damage or destruction

5.6

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect not to carry out and complete the rebuilding and reinstatement of the Premises pursuant to clause 5.7 by serving notice to such effect on the Tenant and upon service of such notice this Lease shall determine but without prejudice  to any claim by the Landlord or the Tenant against the other. If the Landlord shall not have served a notice on the Tenant pursuant to this clause 5.6 by a date prior to the date 12 months after such damage or destruction then either party shall be entitled at any time thereafter by notice in writing to the other party to determine this Lease and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other in respect of any antecedent breach of any covenant or provision herein contained.

5.7

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect at any time prior to the date 12 months after the date of damage to destruction to carry out and complete the rebuilding and reinstatement of the Premises by serving written notice to that effect on the Tenant whereupon the Landlord shall, subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Building,

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the Premises and the means of access to the Premises and to the necessary labour and materials being and remaining available, be obliged to rebuild reinstate and make good (as the case may be) the Building, to generally no less a standard than that set out in the Base Building Definition and the Premises and the means of access to the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") (which may include aesthetic and specification improvements) with all reasonable speed (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with  market practice at the relevant time provided always that such rebuilding or reinstating shall be at the cost of the Landlord and the costs of or in any way relating to rebuilding or reinstating the Premises following damage or destruction of the Premises or the Building or any part thereof by an Uninsured Risk shall not be recoverable from the Tenant via the Service Charge provisions in the Fifth Schedule.

5.8	If:
(a)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord has not commenced the works of reinstatement referred to in clause 4.4 within two and a half years of the date of damage or destruction; or

(b)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the  Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 4.4 prior to the expiration of a period of five years following the date of such damage or destruction; or

(c)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use and the Landlord has not commenced the works of reinstatement referred to in clause 5.7 within two and a half years of the date of damage or destruction; or

(d)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 5.7 within five years of the date of damage or destruction, then the Landlord or (subject to clause 5.9) the Tenant may in the circumstances referred to in clauses 5.8(a) and 5.8(c) by giving to the other not less than three months' notice in writing or (subject to clause 5.9) the Tenant may in any the circumstances referred to in clauses 5.8(b) and 5.8(d) by giving to the Landlord not less than one month's notice in writing to that effect determine this Lease and upon the expiry of such notice this Lease shall (unless before the expiry of such notice the Landlord has in the circumstances of clause 5.8(a) or clause 5.8(c) commenced such works of reinstatement or in the circumstances of clause 5.8(b) or clause 5.8(d) completed such works of reinstatement by the expiry of such notice in which case the notice shall be of no effect) determine and this Lease shall cease to be of effect but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach by the other of any of the terms of this Lease.

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5.9	The Tenant shall not be entitled to serve notice on the Landlord pursuant to clause 5.8 it
(a)

in the case of clauses 5.8(a) or 5.8(b) the insurance monies are irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective servants, agents, licensees or invitees unless the Tenant has complied with its obligations in clause 3.80; or

(b)

in the case of clauses 5.8(c) or (d) the damage or destruction results from the default of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective agents, servants, licensees or invitees.

5.10

If this Lease is determined under clauses 5.6 to 5.9 the Landlord shall be entitled to retain the insurance monies payable in respect of the Building but will hold on trust for the Tenant (and pay to the Tenant such monies within ten working days of receipt) any monies due to it in respect of works insured by it under clause 4.2 and use all reasonable endeavours to obtain such monies for the benefit of the Tenant whether received by the Landlord or by the Tenant.

Roof Terrace

5.11

If at any time during the term of this Lease the Western Roof Terrace shall cease to be designated for exclusive use by Mimecast Services Limited (or a Group Company of it if such Group Company takes an assignment of this Lease), the definition of "Roof Terrace" in clause 1.1 of this Lease shall, at the Landlord's option (which, if exercised, the Landlord shall notify the Tenant of in writing) be amended such that it shall also refer to the Western Roof Terrace and all references in this Lease to "Roof Terrace" shall be construed accordingly.

Warranty as to use

5.12

Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are under the Planning Acts or any other relevant laws or regulations now or from time to time in force authorised for use for any specific purpose.

Service of notices

5.13

Any notices required to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 and (in the case of notices to be served on the Tenant) by sending the same to the Tenant at the Premises.

Disputes between tenants/occupiers

5.14

That in case any dispute or controversy shall at any time or times arise between the Tenant and the tenants and occupiers of the  Building and/or any neighbouring, adjoining or contiguous property belonging to the Landlord relating to Service Conduits and Appliances serving the Building and/or the Premises or any such adjoining or contiguous property or any easements or privileges whatsoever affecting or relating to the Building and/or the Premises or such neighbouring, adjoining or contiguous property the same shall from time to time be settled and determined by the Landlord's Surveyor or agent (in either case acting reasonably) to which determination the Tenant shall submit (save in the case of manifest error).

Apportionment

5.15

Where any question as to the amount or method of apportionment of any sum falls to be determined under the provisions of this Lease (other than any amount or apportionment to be determined pursuant to the provisions of the Fifth Schedule) the same shall be referred (upon application to be made by either party) to and conclusively (save in case of manifest error) determined by the Landlord's Surveyor (acting reasonably) in accordance With the principles of good estate management and whose reasonable and proper fees for so acting shall be added to and deemed for all purposes to form part of the sum to be so apportioned and shall be borne accordingly.

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Exclusions of Landlord's liability

5.16

Notwithstanding anything in any other provision herein contained (save where such event arises due to a breach of the covenants and conditions on the part of the Landlord set out herein) the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any temporary interruption in any of the Services or the supply of electricity to the Premises caused by factors outside the Landlord's reasonable control; or
(b)

temporary closure or diversion of any of the Common Facilities or Service Conduits and Appliances by reason of Inspection, repair, maintenance or replacement thereof or any part thereof or of any plant, machinery, equipment, installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk); or

(c)

by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel, materials, supplies or labour or whole or partial failure or stoppage of any mains supply outside the reasonable control of the Landlord,

SUBJECT TO the Landlord using reasonable endeavours to minimise the adverse effects of any of the above events or circumstances and using reasonable endeavours to reinstate and remedy such event or circumstance as expeditiously as reasonably possible AND PROVIDED ALWAYS that the Landlord shall (if reasonably practicable) have previously given reasonable notice of any intended interruption or closure of the nature mentioned above.

Development of adjoining property

5.17

That subject to compliance with the Landlord's covenants in clause 4.1 the Landlord or any superior Landlord may at any time or times without obtaining any consent from or making any arrangement with the Tenant carry out any development or works (or permit the same) or whatsoever nature to  the Building (other than the Premises) and/or the Estate and/or any neighbouring, adjoining or contiguous land or premises whether or not the light or air now or at any time or times enjoyed by the Tenant may be diminished PROVIDED THAT proper means of access to and egress from the Premises is afforded at all times and the rights hereby granted expressly to the Tenant are not prejudiced.

5.18

Any access of light and air now or at any time during the Contractual Term enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that neither the enjoyment thereof nor this Lease shall prevent any such development or works referred to in clause 5.16 and the Tenant shall permit such development or works without interference or objection.

Removal of property

5.19

If at such time as the Tenant has vacated the Premises after the determination of this Lease any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within 28 days after being requested by the Landlord so to do by a notice In that behalf then and in such case the Landlord may (in addition to any other remedies available to it) as the agent of the Tenant (and the Landlord is hereby Irrevocably appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal, storage and sale reasonably and property incurred by it on trust for and to the order of the Tenant PROVIDED THAT the Tenant will reimburse the Landlord against any liability property incurred by it to any third party whose property shall have been  sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

VAT

5.20	Any rent or other sum payable by any party hereunder is exclusive of VAT that is or may be payable thereon and shall be paid upon receipt of a valid VAT invoice.

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5.21

Where under this Lease any party (the Indemnified Party") is entitled to recover from another party (the "Paying Party") the cost of any goods or services supplied to the Indemnified Party, the Paying Party will indemnify the Indemnified Party against so much of the input tax on the cost for which the Indemnified Party is not entitled to credit allowance under Section 24-26 of VATA.

5.22

If VAT is chargeable in respect of any supplies of goods and/or services by any party to the other party under this Lease the recipient of such supplies shall pay such VAT in addition to the amounts (if any) provided for under this Lease and in respect of the supplies made to it under this Lease subject to receipt of a valid VAT Invoice.

Exclusion of easements

5.23

Nothing herein contained other than those rights expressly granted to the Tenant in Part I of the Second Schedule shall by implication of law or otherwise operate to confer on the Tenant any easement, right or privilege whatever over or against any neighbouring, adjoining, contiguous or other property which might restrict or prejudicially affect the future rebuilding, alteration or development of such neighbouring, adjoining, contiguous or other property.

Sharing of Information

5.24	The Landlord and the Tenant agree that they will:
(a)

share the data they hold in respect of energy and water use and waste production/recycling and other environmental matters as are applicable to the use of the Premises between themselves and with any other third party who the parties agree needs to receive such data;

(b)

keep the data disclosed under this clause 5.24 confidential and will only use such data for the purposes of ensuring that the Building is run in a sustainable way that minimises its environmental impact, provided always that this shall not prevent the Landlord from publishing information giving all details as to how central building energy costs are apportioned across the Building nor the general energy performance of the Building.

5.25

The Landlord and the Tenant agree that the Tenant’s covenant contained in clause 3.1 of this Lease to pay the Energy Levy Rent shall survive the Termination of the Tenancy, but only until the Tenant has paid the Energy Levy Rent in full to the Landlord.

6	SURETY

The Surety in consideration of this Lease having been granted at its request covenants with the Landlord in the terms contained in the Seventh Schedule.

7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated to the contrary nothing in this Lease confers on anyone other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999.

8	DETERMINATION
8.1	The Tenant may terminate this Lease as at the tenth anniversary of the Term Commencement Date (the "relevant date") by serving not less than twelve calendar months' notice on the Landlord.
8.2	This Lease shall not terminate as a result of any notice served by the Tenant if on the relevant date:
(a)	the Tenant has not paid in cleared funds any part of the Principal Rent (or any VAT in respect of it), which was due to have been paid up to and including the relevant date; or

35

(b)	the Tenant or any third party remains in occupation of any part of the Premises; or
(c)

the Tenant and/or a Group Company of the Tenant (and assuming for these purposes that they are one entity) is not, or on the date immediately following the relevant date it will not be, in occupation of one vertically contiguous space within the Building;

except to the extent if at all the Landlord in its absolute discretion expressly and in writing waives compliance with one or more of the pre-conditions specified in this sub-clause.

8.3

Termination of this Lease under this clause 8 does not affect any obligation on the Tenant that applies on or at the expiry of this Lease or any right, accrued by the expiry of this Lease, which either the Landlord or the Tenant then has against the other or against any third party.

8.4	Waiver of a pre-condition under 8.2 shall not affect any right which the Landlord may have against the Tenant or against any third party in respect of a breach of the Tenant's obligations.
8.5	Time is of the essence of all dates and periods referred to in this clause 8.
8.6

If notice is not served by the Tenant to terminate this Lease on the relevant date pursuant to clause 8.1 the Landlord and Tenant agree that the Principal Rent shall be reduced to a peppercorn for the period of 9 months from and including the relevant date.

8.7

The parties agree that to the extent the Tenant has paid any Rents or Service Charge to a date which is beyond the relevant date the Landlord shall refund to the Tenant within 14 days of the relevant date all such sums to the extent they have been paid for a period beyond the relevant date.

8.8

The parties agree by way of explanation and example in order to clarify the meaning of "one vertically contiguous space" in clause 8.2(c) above that if the Tenant was the tenant of each of the third floor, fourth floor and fifth floor prior to the date of service of a determination notice by the Tenant and each lease contained in a clause in the terms of this clause 8, the Tenant would be entitled to validly determine any one or more of the following leases by exercising its rights in this clause 8:

(a)	the Third Floor alone;
(b)	the Fifth Floor alone;
(c)	the Third and Fourth Floor together;
(d)	the Fourth and Fifth Floor together; or
(e)	the Third Floor, Fourth Floor and the Fifth Floor together.
9	RIGHT TO RENEW
9.1	The Tenant may exercise its option to take the Renewal Lease by serving written notice on the Landlord not less than twelve calendar months' prior to the Term Expiry Date.
9.2	The Tenant’s option under clause 9.1 shall be of no effect if:
(a)	on the Term Expiry Date:
(i)

the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) shall not be in occupation of at least 70,000 square feet of contiguous office space within the Building; and

(ii)	this Lease is not subsisting, and
(b)

on the date following the Term Expiry Date the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) will not be in occupation of at least 70,000 square feet of contiguous office space within the Building.

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9.3

For the purposes of clause 9.2 above it is agreed the contiguous office space means space let to the Tenant and/or a Group Company of the Tenant on sequential floors of the Building (with no lettable area between any such floors which is not let to the Tenant or a Group Company of the Tenant (as the case may be)).

9.4	The Renewal Lease shall be made on the same terms as this lease save that:
(a)	the Term Commencement Date shall be the date immediately following the day of expiry of this Lease;
(b)	the Term shall be five (5) years;
(c)	the Principal Rent shall be ascertained in accordance with clause 9.5;
(d)	the "Review Dates" shall be the term commencement date and the term expiry date of the Renewal Lease;
(e)	the Tenant’s option to break in clause 8 and all references to it shall be omitted; and
(f)	the term "Renewal Lease", this clause 9 and all references to them shall be omitted.
9.5

The Principal Rent payable on and from the term commencement date of the Renewal Lease shall be the higher of the Principal Rent passing on the last day of this lease (ignoring any suspension or abatement) and the Open Market Rent calculated in accordance with the provisions of the Third Schedule of this Lease. The provisions of paragraph 7 of the Third Schedule will apply if the Principal Rent payable under the Renewal Lease has not been agreed or assessed by the term commencement date of the Renewal lease.

9.6

If at the Term Expiry Date the Rents are suspended whether in whole or in part due to the occurrence of damage or destruction by an Insured Risk or an Uninsured Risk then the parties agree that for the purposes of the Renewal Lease it shall be assumed that such damage or destruction is an event which applies to the Renewal Lease so that such suspension continues and the time periods referred to in clauses 5.4 and 5.5 shall be reduced so as to take Into account any part of these time periods that have occurred during the term of this Lease.

9.7

Any guarantor who is guaranteeing the obligations of the Tenant at the expiry of the Contractual Term shall be obliged to guarantee the Tenant's obligations under the Renewal Lease on the same terms (but shall not be obliged to do so if during the 12 month period prior to the Term Expiry Date the Tenant itself would have been able to satisfy the condition in clause 3.64(b) if at any time during such period the Tenant had wished to take an assignment of the Lease).

9.8	Subject to clause 9.2, if the Tenant exercises its option pursuant to clause 9.1, the Landlord shall grant and the Tenant shall accept the Renewal Lease on the date specified in clause 9.4(a).
9.9	Time is of the essence of the dates and periods referred to in this clause 9.
10	OPTION TO SURRENDER
10.1	In this Clause the following terms shall have the following meanings:

"Act" means the Landlord and Tenant Act 1954;

"Agreement to Surrender" means the agreement to surrender in the form attached at Appendix G;

"Landlord Warning Notice" means (i) a warning notice served by the Landlord on the Tenant and (ii) a warning notice served by the Landlord on the Surety, each pursuant to section 38A(4) of the Act;

''Option Period" means the period commencing on the date of this Lease and ending on the fourth anniversary of the Term Commencement Date;

37

"Surrender Agreement Notice" means together:

(a)	a written request made by the Tenant to the Landlord requesting the grant of the Agreement to Surrender; and
(b)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Tenant and made before an independent solicitor or commissioner for oaths; and

(c)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Surety and made before an independent solicitor or commissioner for oaths; and

(d)	a copy of the Agreement to Surrender executed by the Tenant and the Surety; and
(e)	written confirmation that the executed Agreement to Surrender is irrevocably released to the Landlord for completion in accordance with clause 10.4 below;

"Warning Notice Request" means a written request made by the Tenant to the Landlord requesting a Landlord Warning Notice.

10.2	Warning Notice Option
(a)	Grant

In consideration of the entry by the Tenant into this Lease the Landlord grants to the Tenant an option to call for a Landlord Warning Notice within the Option Period on the terms of this clause 10.2.

(b)	Exercise of Warning notice option
(I)	If the Tenant wishes to call for a Landlord Warning Notice it shall serve a Warning Notice Request on the landlord.
(ii)	The Landlord shall, within seven days of receipt of a Warning Notice Request, serve a Landlord Warning Notice on the Tenant in accordance with the terms of the Act.
10.3	Surrender Agreement Option
(a)	Grant

In consideration of the entry by the Tenant Into this Lease the Landlord grants to the Tenant an option to call for the Agreement to Surrender on the terms of this clause 10.3.

(b)	Applicability

The Tenant may not exercise the option granted pursuant to clause 10.3(a) above prior to service by the Landlord of a Landlord Warning Notice.

(c)	Exercise of Surrender Agreement Option

If the Tenant wishes to call for the Agreement to Surrender it shall serve a Surrender Agreement Notice on the Landlord within seven days of receipt of the Landlord Warning Notice and, following the date of service of such Surrender Agreement Notice, clause 10.4 shall apply.

10.4	Agreement To Surrender

The Landlord shall execute and complete the Agreement to Surrender within seven days of receipt of the Surrender Agreement Notice and shall immediately thereafter send to the Tenant the original Agreement to Surrender executed by the Landlord duly completed.

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10.5	Time is of the essence

Time is of the essence of all dates and periods referred to In clauses 10.2, 10.3 and 10.4.

11	GOVERNING LAW AND JURISTICION
11.1

This Lease and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

11.2

Each party agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 5.13.

11.3	If any provision of this Lease is void or prohibited under any Act due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Lease shall continue in force.

[2]	Drafting note: Only to be included if this is the highest floor lease being taken by the tenant at the time of grant (i.e. the tenant has exercised its option to contract over the whole of level 5).

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written

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FIRST SCHEDULE

The Premises

ALL THAT accommodation on level 5 of the Building as the same is shown edged red and shaded blue on Plan 3 and which shall include:

(a)	one half severed medially of the non-structural and non-load bearing walls which divide the Premises from the remainder of the Building;
(b)	the entirety of all other non-structural or non-load bearing walls and columns;
(c)	the internal plaster surfaces and other finishes of load bearing walls and columns;
(d)	the ceiling finishes and the whole of any false ceilings and voids between the ceilings (including light fittings) and false ceilings;
(e)	void between the floor screed (but not the floor screed itself nor any of the floor joists or supporting structure) and any raised floors, all raised floors, the carpet or other covering or material;
(f)	the Landlord's fixtures and fittings;
(g)	the Landlord's Services Equipment within and exclusively serving the Premises;
(h)	the whole of any internal windows and the doors, partitions, equipment, fitments and lights of the Premises;
(i)	all Service Conduits and Appliances exclusively serving and within the Premises,

but there are excluded from the demise:

(j)

any structural parts, load bearing walls, columns, roofs, Foundations and Services, external walls, cladding, window frames and glass in the external facades of the Building and joists in and around the Premises;

(k)	any atria in the Building (including any glass therein);
(I)	such of the Landlord's Services Equipment and such of the Service Conduits and Appliances as are used in common with other parts of the Building.

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SECOND SCHEDULE

Part I

Rights granted

1	The right for the Tenant and all persons authorised by the Tenant at all times:
(a)

to pass and repass on foot only over and along the pedestrian accessways within the Building from time to time designated by the Landlord and to pass and repass on foot only through and over the Common Facilities and the Estate Common Parts and any part or parts thereof to gain access to and from the Premises and generally to use the Common Facilities and the Estate Common Parts for all purposes in connection with the use and enjoyment of the Premises;

(b)

to pass and repass with or without vehicles over and along the roads and accessways within the Building and the Estate Common Parts from time to time reasonably designated by the Landlord on the Building for the purpose of gaining access to and egress from the bicycle parking spaces referred to in paragraph 7 of this Part I of the Second Schedule and access to and egress from the loading bay in the Building;

(c)	to use the loading bays in the Building in such locations from time to time designated by the Landlord acting reasonably;
(d)	to use any compactor in the loading bay in the Building from time to time in such location as shall from time to time designated by the Landlord (acting reasonably);
(e)

to use such emergency escape routes from the Premises through the Building and the Estate Common Parts as comply from time to time with statutory requirements and any requirements from time to time of the local authority or local fire authority;

(f)	otherwise to use the Common Facilities and the Estate Common Parts for the purpose for which they are intended,

(subject in each case to such regulations in relation thereto as may be imposed from time to time pursuant to clause 3.91 and/or clauses 3.105 to 3.107) in each case such rights being exercised in common with others entitled thereto.

2

The right of passage and use of all such Service Conduits and Appliances which now or may hereafter during the Contractual Term pass or run into, through, along, under or over the Building and the Estate in each case such rights being exercised in common with others entitled thereto.

3	Subject to clauses 3.21 to 3.31:
(a)

the right at all times to connect into and use (subject to the regulations of any appropriate authority) the Service Conduits and Appliances for the supply of services and for drainage and to connect into and use such other Service Conduits and Appliances as may from time to time be available for connection to the Premises;

(b)	the right at all times to connect into and use such of the Landlord's Services Equipment as may from time to time be available for connection to the Premises,

provided that such connection and use does not materially adversely affect the supply of services to other premises within the Building having regard to the Specification and on the basis that any residual capacity in such Service Conduits and Appliances and the Landlord's Services Equipment over and above that set out in the Specification shall be available and allocated to all occupiers of the Building on a fair and reasonable basis.

4	The right of support shelter and protection from the remainder of the Building.

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5

The right at all reasonable times and upon reasonable prior notice (except in the case of emergency) to enter other parts of the Building for the purposes of carrying out any works required to comply with the covenants and conditions of the Tenant herein contained and where such works cannot otherwise conveniently be carried out without such entry the Tenant in the exercise of such right causing as little inconvenience and interference as is reasonably practicable In  the circumstances to the Landlord or other occupier of the part of the Building so entered and its trade or business carried on therein and making good to the reasonable satisfaction of the Landlord or the other occupier (as the case may be) any physical damage thereby caused.

6

The right for the Tenant and any other lawful occupier of the Premises to display its name (in the Landlord's house style) on the sign board provided by the Landlord for that purpose in the main reception area of the Building subject to the Landlord's prior approval (such approval not to be unreasonably withheld or delayed) as to the size and design of the signage concerned and its location).

7

The exclusive right for the Tenant and any lawful occupier of the Premises only at all times to use 54 bicycle parking spaces in the area shown shaded red on Plan 6 and 54 lockers in the area shown shaded red on Plan 6 (the Landlord having the right at any time and from time to time on not less than 14 days' notice to nominate an alternative space or spaces within the Building provided such nomination is agreed by the Tenant (such agreement not to be unreasonably withheld or delayed)) provided that the Landlord shall be entitled to temporarily suspend all or any such rights after prior consultation with the Tenant as to timing and duration of the proposed works (save in the case of an emergency) and having proper regard to the Tenant’s representations in relation thereto for the purpose of carrying out works of repair and maintenance to the parts of the Building in which the relevant spaces are located where it would not be practical to carry out the relevant works without such suspension and the Landlord shall use reasonable endeavours to keep any such period of suspension to the minimum reasonably practicable.

8	The right in common with other occupiers of the Building to use the showers in Level -1 of the Building as are from time to time provided.
9

Subject to the Landlord's entitlement to access and remain on the Roof Terrace in connection with any of the purposes listed in paragraph 2 of Part II of the Second Schedule the right for the Tenant in common with other occupiers of the Building to access onto the Roof Terrace for uses ancillary to the Tenant’s use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Roof Terrace (such approval not to be unreasonably withheld or delayed).

10

Subject to the Landlord's entitlement to access and remain on the Fifth Floor Terraces in connection with any of the purposes listed in paragraph 2 of Part II of the Second Schedule the right for the Tenant to access onto the Fifth Floor Terraces for uses ancillary to the Tenant’s use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Fifth Floor Terraces (such approval not to be unreasonably withheld or delayed).

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11

The right in common with other occupiers of the Building to install in part or parts of the areas shown coloured red and blue on Plan 7 (being tenant roof plant space) from time to time (subject to obtaining consent from the Landlord (such consent not to be unreasonably withheld or delayed) by deed and containing covenants of the type referred to in the provisos at the end of clause 3.31 to such installation and subject to the Tenant obtaining all necessary consents and approvals) plant, machinery, satellite dishes aerials and equipment (including air conditioning equipment) together with the right to install and lay associated cabling and other service media (with any ancillary plant and equipment) in under over and through the Building for connection to the Premises and to use the same provided that the Landlord will manage the allocation of the tenant roof plant space with due regard to the requirements of all tenants in the Building and taking the following into account

(a)

where reasonably possible plant areas will be separate for each tenant and will take into account the riser allocation strategy (being the proviso to paragraph 12 below) and the location of the tenant's facilities requiring connection to those plant areas;

(b)	the tenant plant space available for allocation will exclude the plant space set aside for tenant's generators;
(c)

the Landlord reserves the right to run cables/pipes and other service media over under or along such areas provided that these shall not materially adversely affect the Tenant's use of the same and that the Landlord obtains the Tenant's prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media;

(d)	the proportion that the Net Internal Area of the Premises bears to the Net Internal Area of all of the offices within the Building let or intended to be let
12

The right to use a fair and reasonable proportion of the riser space and telecoms intake room or rooms allocated to tenants for their use within the Building based on the proportion that the Net Internal Area of the Premises bears to the total Net Internal Area of all offices within the Building for the purpose of running Service Conduits and Appliances exclusively serving the Premises provided that the installation of such cabling shall be subject to the Landlord's prior written consent such consent not to be unreasonably withheld or delayed and provisos (a) to (d) at the end of clause 3.31 shall apply to such installation and consent Provided that the Landlord will manage the allocation of the riser space for the purposes of the use of and connections to the Service Conduits and Appliances the Landlord's Services Equipment and such telecoms intake room or rooms on the following basis:

(a)

space shall be allocated between each of the tenants (and undertenants shall be not be taken into account for these purposes) in the same proportion as the Net Internal Area they occupy bears to the total Net Internal Area of the Building;

(b)	where reasonably possible separate risers will be allocated to each tenant and will take into account the location of the premises demised to the tenant;
(c)

where reasonably possible the allocation of riser space to be used for IT purposes shall be on the basis of separate cages within the risers provided that the Tenant will reimburse the Landlord for the reasonable cost of such cages;

(d)

the Landlord reserves the right to run cables/pipes and other service media through such risers provided that these shall not materially adversely affect the Tenant’s use of the same and that the Landlord obtains the Tenant’s prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media.

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Wayleaves

13

The Landlord acknowledges that the Tenant may wish to enter into wayleaves for cabling from external third parties for connection through the Estate and the Building into the Premises and confirms that:

(a)	it will consent to any such wayleave without payment of a premium for such wayleaves;
(b)	it will not unreasonably withhold or delay its consent to the entering into of any such wayleave in a form reasonably approved by the Landlord.

Staircase Rights

14

For such duration as the internal staircases connecting the fourth and fifth floors exist the right to pass and repass through the airspace of the slabs separating the fourth and fifth floors for the purposes of utilising such connecting staircase.

Part II

Rights excepted and reserved

1

The passage and use of all such Service Conduits and Appliances (If any) as now pass or run into through along under or over the Premises and which are designed to be used for the benefit of the remainder of the Building.

2

The right for the Landlord and all authorised persons at all reasonable times upon not less than 24 hours' prior notice (except in case of emergency) to enter the Premises and to enter and remain on the Roof Terrace and/or the Fifth Floor Terraces for the purposes of carrying out the Services and for all or any of the following purposes:

(a)	inspecting the Premises and the state and condition thereof;
(b)	survey measurement or valuation of the Premises;
(c)	reading electricity, water and other check meters or sub-meters installed within the Premises;
(d)	preparation of a schedule of fixtures and fittings in or about the Premises;
(e)	remedying any breach of covenant by the Tenant after failure by the Tenant so to do in accordance with the provisions of clause 3.18;
(f)	access to or egress from any of the plant rooms or Service Conduits and Appliances included within the Premises or accessed from the Premises;
(g)	access to or egress from the Fifth Floor Terraces;
(h)

to comply with obligations owed by the Landlord (or any developer) to third parties or with the covenants on the part of the Landlord (or any developer) contained in this lease or contained in the Agreement for lease;

(i)	maintaining, amending, renewing, cleaning, repairing or rebuilding any adjoining premises in so far as such works cannot be carried out without entering upon the Premises;
(j)	to prepare any Energy Performance Certificate for the Premises or the Building;
(k)	in connection with the provision of Services,

PROVIDED ALWAYS THAT the Landlord or other person exercising such rights shall cause as little interference and inconvenience as reasonably practicable to the Tenant or other occupier of the Premises and its or their trade or business carried on therein and as soon as reasonably practicable make good to the reasonable satisfaction of the Tenant any damage thereby caused to the Premises and the Tenant’s fixtures and fittings and stock and PROVIDED FURTHER THAT the Landlord or other person exercising such rights complies with the reasonable security

44

requirements of the Tenant or other occupier and where requisite the Landlord or other person exercising such rights shall only exercise such rights while accompanied by a representative of the Tenant or occupier of the relevant part of the Premises PROVIDED THAT such a representative shall be made available at reasonable times on reasonable request by the Landlord and if such a representative is not made available after a reasonable period after such request (or in the case of emergency) entry may be made without such a representative.

3

All rights of light air and other easements and rights (but without prejudice to any expressly granted to the Tenant by this Lease (if any)) now or hereafter belonging to or enjoyed by the premises from or over any adjoining neighbouring or contiguous land or building.

4

The right to build or rebuild or alter or carry our any development or works to any adjoining neighbouring or contiguous land or building in any manner whatsoever (and to authorise any adjoining owner or occupier to do the same) and to let or authorise the letting of the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any such case thereby diminished or any other liberty, easement, right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and so that any access of light and air now or at any time enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that the enjoyment thereof shall not prevent such building, rebuilding, alteration, development, works, letting or dealing as aforesaid and the Tenant shall  permit such matters without interference or objection PROVIDED THAT the rights reserved by this paragraph 4 shall not be exercised so as to prejudice the rights expressly granted to the Tenant under this Lease.

5

The right to support and shelter and all other easements and rights now and hereafter belonging to or enjoyed by all adjoining, neighbouring or contiguous land or buildings an interest wherein possession or reversion is at any time vested in the Landlord.

6

The right to build on or into any boundary or party wall of the Premises provided always that the Landlord or the person exercising this right shall make good any damage thereby caused to the Premises and the Tenant’s fixtures fittings and stock to the reasonable satisfaction of the Tenant.

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THIRD SCHEDULE

Review of Principal Rent

1In this Schedule:

relevant Review Date	means [insert date which is the elate which is five years from the Term Commencement Date] and each fifth anniversary thereafter and any other date that becomes a Review Date pursuant to paragraph 8
Completed Premises	means the Premises on the assumption that:
(a)

the Landlord has completed the Premises at its own cost to the specification and standard described in the section of the Specification entitled "Category A Specification" and in compliance with every applicable Act;

(b)

the Tenant has removed all fitting out works carried out by the Tenant or any permitted occupier and made good all damage so caused by such removal so that the Premises are at the relevant Review Date in the same specification as in (a) above and in compliance with statutory requirements;

(c)	if the Premises or the means of access thereto have been destroyed or damaged they have been completely rebuilt or reinstated and fully restored
Open Market Rent

means the yearly rent which would reasonably be expected to become payable in respect of the Completed Premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a willing lessee for the time required for fitting out the Completed Premises on the assumption that such rent free period has expired prior to the relevant Review Date upon a letting of the Completed Premises as a whole by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term of 10 years commencing on the relevant Review Date in every case with rent reviews on each fifth anniversary of term commencement and with vacant possession without a fine or premium and for the use or uses permitted under this Lease but otherwise upon the terms of this Lease (other than (i) the length of the Contractual Term and (ii) the amount of the rent hereby reserved (but including the provisions for review of the Principal Rent)) and where at the relevant Review Date the Tenant has in fact the benefit of the Reception Side Letter and the Western Terrace Side Letter, the hypothetical tenant of this Lease shall be  assumed also to have the benefit of the Reception Side Letter and the Western Terrace Side Letter, such benefit to be assumed to be shared on the same basis the benefit is in fact shared with other occupiers by the Tenant on the relevant Review Date, assuming whether or not it be the case:

(a)

that all the Landlord's and Tenant’s covenants and obligations in this Lease have been fully complied with (provided that in the case of the Landlord the Landlord is at the relevant Review Date using all reasonable endeavours to remedy any subsisting breach which the Tenant notified the Landlord in writing as subsisting a reasonable period before the relevant Review Date); and

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(b)	that the Completed Premises are available and suitable for immediate occupation and use for fitting out as offices,

but disregarding:

(c)	any goodwill attached to the Premises by reason of the carrying on thereat by the Tenant or by any person deriving title or any right to occupy through or under the Tenant of any business;
(d)

any effect on rent of any alteration or improvement to the Premises made by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title before or after the grant of this Lease other than an alteration or Improvement carried out to the Completed Premises pursuant to an obligation to the Landlord which shall include any alteration or Improvement carried out as a consequence of a statutory obligation;

(e)

any effect on rent of the fact that the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title may have been in occupation of the Premises or other premises in the Building or on the Estate, but so that it will be assumed that such other premises in the Building are fully let at the relevant Review Date;

(f)

any effect on rent of any works to or alterations to the Premises carried out by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title which reduce their rental value; and

(g)	the provisions of clause 8
Reception Side Letter

means the side letter granting Mimecast Services Limited exclusive use of a reception desk or reception point in the Building on the terms set out therein, the form of which is attached at Appendix E to this Lease

Surveyor

means an independent chartered surveyor agreed upon by the Landlord and the Tenant (both acting reasonably) or in default of agreement appointed by the President in accordance with paragraph 3 of this Schedule

Western Terrace Side Letter	means the side letter granting Mimecast Services Limited exclusive use of the Western Roof Terrace on the terms set out therein, the form of which is attached at Appendix F to this lease
agree or agreed	means agree or agreed in writing between the Landlord and the Tenant.
2

From each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:

(a)	the Open Market Rent; and
(b)	the Principal Rent contractually payable immediately before that Review Date (ignoring any rent abatement under clause 5.4).

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3

If by a date three months before the relevant Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Open Market Rent but in default of such agreement then either the Landlord or the Tenant may at any time make application to the President to appoint a surveyor to determine the Open Market Rent and every application shall request that the Surveyor to be appointed shall if practicable be a specialist experienced in the letting or rental valuation of office premises in the area in which the Premises are situate.

4	Unless the Landlord and the Tenant otherwise agree the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.
5

If the Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor.

6

If the Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he shall stipulate a proposal for the Open Market Rent supported (if so desired by either of the parties) by any or all of:

(a)	a statement of reasons;
(b)	a professional rental valuation or report; and
(c)	submissions in respect of each others' statement of reasons,

but notwithstanding the foregoing the Surveyor shall determine the Open Market Rent in accordance with his own judgement but shall issue the determination with a statement of reasons.

7

If by a Review Date the Principal Rent payable from the Review Date has not been ascertained pursuant to this Third Schedule the Tenant shall continue to pay the Principal Rent at the rate payable hereunder immediately before that Review Date and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Review Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (calculated by reference to such difference or the relevant parts thereof from the date or the respective dates on which the same would have become due had the Principal Rent payable from the relevant Review Date been ascertained by such Review Date).

8

If at any Review Date there is by virtue of any Act a restriction which operates to restrict the Landlord's right to review the Principal Rent or if at any time there is by virtue of any Act a restriction which operates to restrict the right of the Landlord to recover an increase in the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time within three months thereafter give to the Tenant not less than one month's notice requiring an alternative rent review upon the succeeding quarter day which quarter day shall for the purposes of this Schedule be a Review Date.

9

A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be endorsed on this Lease and the counterpart thereof by way of evidence only and signed by or on behalf of the Tenant and the Landlord respectively.

10	In this Schedule time shall not be of the essence in agreeing or determining the Open Market Rent nor appointing the Surveyor.

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FOURTH SCHEDULE

Matters to which the demise is subject

The entries on the registers of title number NGL770398 dated 6 October 2017 and timed at 12:10:07.

49

FIFTH SCHEDULE

The Service Charge

1	In this Schedule:
Accounting Period	means 1 April in each year to (and including) 31 March in the following year or such other period being a whole year as shall be notified by the Landlord to the Tenant in writing
Base Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months preceding the commencement of the Accounting Period in the year of grant of this Lease

Base Service Charge Cap	means the sum of [calculate £12 p.s.f.] pounds (£[ ]) (exclusive of VAT)
Building Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Building Services for an Accounting Period and on all related costs specified in Part 1 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Capped Element

means a proportion of the Building Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises (from which, for the purposes of this definition only, Utility Costs, Energy Levy and Services specifically requested by the Tenant shall be excluded)

Capped Period	means the term of this Lease
Estate Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Estate Services for an Accounting Period and on all related costs specified in Part 2 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Incidental Services	means the reasonable costs and expenses reasonably and properly incurred by the Landlord or with the Landlord's authority in connection with the Services as set out in Part Ill of the Sixth Schedule
Incidental Service Costs	means all proper expenditure incurred by or on behalf of the Landlord on the provision of Incidental Services
Index Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months prior to the expiry of the Accounting Period in respect of which the calculation is being made

Interim Sum

means a yearly sum assessed by the Landlord or the Landlord's Surveyor (acting reasonably) on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

RPI	means the Retail Prices Index (all items) published monthly in the United Kingdom by the Office for National Statistics or any official publication substituted for it

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Service Charge	means for any Accounting Period:
(a)	the Capped Element
(b)	a fair and reasonable proportion of the Estate Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises
(c)	a fair and reasonable proportion of the Utility Costs for that Accounting Period as reasonably determined by the Landlord
(d)	a proportion of the Incidental Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises
(e)	(to the extent the Tenant does not pay it directly to the relevant supplier) the total cost of all utilities separately metered and exclusively supplied to the Premises

PROVIDED ALWAYS THAT all interest earned on all Interim Sums and any other service charge monies held by the Landlord whether in anticipation of future expenditure or otherwise shall be credited against Service Costs

Service Charge Cap	means the following amounts (exclusive of VAT):
(a)	in relation to the first Service Period, or proportionately for the relevant part of the first Accounting Period, the Base Service Charge cap;
(b)	in relation to the second and all subsequent Accounting Periods the higher of:
i.	the Service Charge cap for the preceding Accounting Period; and
ii.	an amount calculated in accordance with the following formula:

SRC	x	Index Figure:

Base Figure

where SRC is the amount of the Service Charge Cap for the preceding Service Period; and

Service Charge Certificate	means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 8 of this Schedule
Service Charge Code	The RICS Service Charges in Commercial Property - a Code of Practice – 3rd Edition - which is effective from 4 February 2014 but not as updated or replaced from time to time thereafter
Service Cost	means the total sum calculated in accordance with paragraph 2 of this Schedule.

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Utility Costs	means together the cost of the supply of electricity and gas:
(a)	for the provision of the Services; and
(b)	to the whole or any part of the Common Facilities.
2

The Service Cost shall be the total of the aggregate of the reasonable and proper costs reasonably and properly incurred by the Landlord in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the Incidental Services but excluding for the avoidance of doubt any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant or any other tenant or tenants of the Building.

3	The Capped Element of the Service Charge shall not exceed the Service Charge Cap for the Capped Period.
4

If at any time and from time to time the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Charge in relation to any item of the Services shall change and in the reasonable opinion of the Landlord or the Landlord's Surveyor such alteration or change shall require alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and In each and every such case the Landlord shall have the right to vary and amend the Service Charge and to make appropriate adjustments thereto.

5	The Tenant shall pay to the Landlord the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days.
6

Before the commencement of every Accounting Period the Landlord shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 11 and 12 of this Schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by paragraph 5 of this Schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period.

7

In the event that the Landlord shall not have served written notice of the Interim Sum for any Accounting Period before any quarterly instalments of the Interim Sum becomes due the Tenant shall within 21 days of the service of such notice pay to the Landlord an amount equal to the difference between instalments of the Interim Sum due on the date of service of such notice and the amount paid by the Tenant on account of the Interim Sum pursuant to paragraph 6 of this Schedule.

8

As soon as practicable after the expiry of every Accounting Period (and in any event no later than the expiry of three months after the expiry of the relevant Accounting Period) the Landlord shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period.

9

A Service Charge Certificate shall contain a detailed summary of the Service Cost in respect of the Accounting Period to which it relates together with the relevant calculations showing the Service Charge which shall be binding upon the Landlord and the Tenant (save in the case of manifest error).

10

The Tenant may request the Landlord to provide or at the Landlord's option make available for inspection further details of the breakdown of the expenditure under a Service Charge Certificate or any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Landlord within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Landlord shall furnish to the

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Tenant or at the Landlord's option make available for inspection and afford to the Tenant all reasonable facilities to enable the Tenant to make copies of full details of such expenditure and other service charge information and documentation as may be reasonably required as soon as reasonably practicable and in any event within 28 days of each and every request PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time.

11

Within 21 days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Landlord notwithstanding that the Contractual Term may have expired or been determined before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

12

If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Accounting Period and following the last year of this Lease howsoever determined any excess shall be repaid to the Tenant within 28 days of the date of service on the Tenant of the Service Charge Certificate for such Accounting Period.

13

The Landlord and Tenant agree that should the Termination of the Tenancy occur during any Accounting Period then the Tenant’s liability in respect of the Service Charge shall be apportioned on a daily basis up to the date of Termination of the Tenancy but that the Tenant shall have no liability in respect of the Service Charge for any period after the Termination of the Tenancy but this paragraph shall be without prejudice to any balancing payments to be made pursuant to paragraphs 11 or 12 of this Schedule.

14	The Landlord will in the provision and management of the Services have due and proper regard to and shall use reasonable endeavours to comply with the Service Charge Code.
15	The Landlord shall not be entitled to require any payment from the Tenant towards the establishment or maintenance of any sinking or reserve fund in respect of the Service Cost.
16	CHANGES TO THE RPI
16.1

In the event of any change after the date of this Lease in the reference base used to compile the RPI the all items index figure taken to be shown in the RPI after the change shall (where possible) be the all items index figure which would have been shown in the RPI if the reference base current at the date of this lease had been retained.

16.2

If the Landlord reasonably believes that any change referred to in paragraph 16.1 above would fundamentally alter the calculation of the Service Charge Cap or in the event of it becoming impossible or impracticable, by reason of any change after the date of this lease in the methods used to compile the RPI or for any other reason whatsoever, to calculate the Service Charge Cap there shall be substituted such other provisions for calculating the Service Charge Cap as shall be agreed between the Landlord and the Tenant or, in default of agreements may be determined pursuant to paragraph 17 below.

17	DISPUTES
17.1

If any dispute or question arises between the Landlord and the Tenant as to the calculation of the Service Charge cap or as to the interpretation, application or effect of any of the provisions of paragraph 16 then the matter in question may (without prejudicing the parties' ability to agree it at any time) be referred for determination by an independent person (the "Expert') who is to be appointed (in default of agreement) on the application of either party by the President for the time being of either (taking into account the nature of the matter in dispute) the Royal Institution of Chartered Surveyors or the Institute of Actuaries and in respect of any Expert appointed to act under this paragraph 17:

53

17.2	he shall:
(a)	act as an expert and not as an arbitrator;
(b)	allow the Landlord and the Tenant to make written representations and cross-representations concerning the Service Charge Cap (or other matter in dispute) within such time limits as he may prescribe;
(c)	seek appropriate professional advice on any relevant matter beyond his professional expertise; and
(d)	make a reasoned determination which shall be final and binding between the parties unless it contains a manifest error;
17.3

he shall have full power to determine the dispute or matter in question including (without limitation) substituting an alternative index for the RPI that most closely resembles it (but having regard to paragraph 16;

17.4	his fees and the cost of his nomination shall be paid as he may determine or, otherwise, equally by the Landlord and the Tenant; and
17.5	if he refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply for the appointment of another Expert.

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SIXTH SCHEDULE

Part I

Building Services

1

The maintenance, repair, decoration and inspection and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of the Building and each and every part thereof (including the glass in the outside walls of the Building in any atria in the Building and in the Common Facilities) excepting:

(a)	the Premises; and
(b)	other premises within the Building as are from time to time let or Intended to be let.
2

The operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of any roof terrace and the Common Facilities including (without prejudice to the generality of the foregoing) the lifts and escalators within and forming part of the Building, the Service Conduits and Appliances, water treatment systems, sanitary apparatus, pneumatics, vehicle turntables, electrically/mechanically operated barrier gates, computer monitoring system, closed circuit television, surveillance system, control security system and indicator installation, refuse compactors and all other mechanical and electrical systems and all plant, machinery and equipment associated therewith (except Landlord's Services Equipment) within the Building.

3	The:
(a)

operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal and replacement of the Standby Generators and the Landlord's Services Equipment (excluding such parts as are within the Premises or any other parts of the Building let or intended to be let by the Landlord and respectively serve the Premises or such other parts of the Building let or intended to be let by the Landlord exclusively) and provision of heating, cooling and ventilation to all parts of the Building;

(b)	external cleaning of the Building; and
(c)	external and internal cleaning of the Common Facilities,

in all such cases as often as in the Landlord's reasonable opinion may be requisite and such maintenance shall include the preparation, cleaning, decoration, repainting, painting, graining, varnishing, papering, polishing and other treatment or replacement of finishes (walls, floors and ceilings) with good quality materials of their several kinds and in a suitable manner for maintenance in good condition as may be appropriate for the particular external or internal finishes.

4

The provision (but not the initial capital cost of the provision of equipment) and maintenance of security services (including (without prejudice to the generality of the foregoing) 24 hour security guards in respect of the Common Facilities and electronic surveillance systems as the Landlord shall reasonably deem necessary).

5	The lighting (including the maintenance, repair and for the purposes of repair the proper replacement of the lighting equipment and fittings) of any atria in the Building and the Common Facilities.
6	The disposal of refuse from the Building including the collection and compaction thereof and the provision of receptacles and plant and equipment in connection therewith.
7

The cleaning of the outside of all exterior windows of the Building and all atria glazing (other than such as is the responsibility of any tenant of the Building) and glazing in the Common Facilities as often as may be requisite and the maintenance cleansing, repair, inspection and (where in the reasonable opinion of the Landlord the item is beyond economic repair), renewal of all window cleaning cradles, carriages and runways.

55

8

The provision (but not the initial capital cost of providing the same), cultivation, maintenance and replacement of plants and other decorative landscaping on the exterior of the Building in the Common Facilities and in any atria in the Building.

9	The continuous provision of hot water (in compliance with statutory requirements as to minimum temperatures) and cold water to each level of the Building.
10

The provision of a caretaker, engineers, building technicians, receptionist and such other staff as the Landlord may deem reasonably and properly necessary for the good management and security of the Building in accordance with principles of good estate management with on-site security and reception services for the Building to be provided on a 24/7 basis.

11

The reasonable cost of making good any damage occasioned to the Premises or any other premises in the Building let to tenants of the Building as an unavoidable result of carrying out any of the Services.

12

The expenses reasonably and properly incurred by the Landlord in respect of any repairing, rebuilding and re-cleansing any party walls, fences, sewers, drains, channels, sanitary apparatus, pipes, wires, passageways, stairways, entrance ways, roads, pavements and other things the use of which is or is capable of being common to the Building and any other property.

13	The installation and (where appropriate) replacement or updating of separate sub-metering of utilities used in the Common Facilities and the Premises.
14

The provision of all such other services and facilities for the benefit of the Building and the tenants and occupiers of the Building generally as the Landlord shall from time to time reasonably consider to be necessary or expedient in accordance with good principles of estate management prevailing from time to time.

Part II

Estate Services

1

The provision of security services, personnel, plant and equipment (including security gates and barriers) and traffic control systems for the purpose of monitoring, supervising and controlling the Estate and persons present on the Estate (whether with or without vehicles).

2

The maintenance, repair, renewal, replacement, resurfacing, cleansing and keeping open and free from obstructions and detritus all accessways, areas, surfaces and paving (including roadways, footways, ramps, turntables, car parking areas and loading bays) laid out on the Estate from time to time and available for passage, access and parking.

3	The taking of all appropriate steps to clean and maintain on a regular basis the Estate.
4	The provision and operation of means of collection, storage, compaction and disposal of refuse and rubbish (including litter and pest control) arising or occurring on the Estate.
5

The provision of suitable landscaping and planting and to keep such parts of the Estate as are laid out with landscaping and planting from time to time in good order and condition and properly tended, maintained, cultivated and planted including where appropriate or necessary replanting.

6

The maintenance and keeping in good repair and working condition efficient fire and smoke detection, fire preventative and firefighting equipment for the Estate (Including sprinklers, hydrants, hosereels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape) all in compliance with statutory requirements the requirements of the Chief Fire Officer and any other competent statutory or other authorities underwriters and insurers.

56

7	The effecting, maintaining and renewing of:
(a)

such insurance on such terms and in such amount as shall be reasonably determined by the Landlord against any liabilities which the Landlord or any of the owners of other buildings on the Estate may incur to third parties on account of the condition of the Estate or any part thereof; and

(b)	such other insurance in connection with the Estate as the Landlord may reasonably determine.
8

The provision of any water, fuel, oil, gas, electricity and other energy supplies as may be required for use in running or operating any of the Services to the Estate except such as are for the exclusive use of a particular tenant or tenants including (if the Landlord reasonably considers it necessary or appropriate) standby power generators and plant.

9	The inspection and maintenance of the Estate.
10

The lighting to an adequate and sufficient standard throughout such periods of the day and night as may be requisite all parts of the Estate to which access is available in fact or by right and the heating, cooling and ventilation as necessary of the underground parts of the Estate.

11

As often as may be necessary the erection, placing, renewal and replacement in suitable locations on the Estate such direction signs, notices, artwork, sculptures, seats/benches, public toilets and other fixtures, fittings and chattels as are in the Interests of good estate management appropriate for the enjoyment or better enjoyment of those parts of the Estate to which the public have access in common with the owners of the buildings on the Estate or persons authorised by them provided that no addition will be made which would result in a material adverse change to the nature or quality of the Estate.

12

The maintenance, repair and renewal of such special highway finishes on land Immediately adjacent to the Estate or any part thereof as exist at the date hereof until such time as such land and finishes are dedicated to the relevant highway authority and the highway authority assumes responsibility for the maintenance of the same.

13	The installation, cleaning maintenance, repair, insurance, reinstatement and renewal of any canopies that may exist from time to time over any part of the Estate.
14

The provision of other services and benefits which the Landlord property considers to be in the Interest of good estate management generally for the Estate as a whole including without prejudice to the generality the foregoing holding private functions and entertainments and/or events for general or public benefit.

15

Making (and as appropriate from time to time replacing) and enforcing reasonable regulations for the management operation and control of the Estate as a whole and entering into agreements deeds or other arrangements with tenants or users of the Estate or any part or parts thereof and adjoining or neighbouring owners for the purpose of performing any of the Services.

Any reference in Part II of this Schedule to renewal includes renewal, in accordance with the principles of good estate management, of the relevant part of the Estate which is beyond its natural life or deemed by the Landlord (acting reasonably) to be of Insufficient quality to maintain standards in keeping with the remainder of the Estate, even though such item is not malfunctioning or in a state of disrepair.

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Part Ill

Incidental costs and expenses to be Included in tile Service Cost

1	The proper cost of fuel, oil, gas and electricity or other energy supplies or power sources from time to time used in running or operating any of the Services.
2

All existing and future rates, taxes, assessments, charges and outgoings of whatsoever nature payable in respect of the Building or any part thereof (including general and water rates and in respect of the Common Facilities and Communal Areas) other than:

(a)	rates and other outgoings payable in respect of:
(i)	the Premises; and/or
(ii)	other premises within the Building as are from time to time let or intended to be let but not then let;
(b)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; and/or
(c)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder; and/or
(d)	any future property ownership tax or assessment in respect of any reversionary interest in the Premises; and/or
(e)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3	All reasonable and proper costs, fees, expenses and other outgoings incurred in connection with:
(a)

the employment or engagement of such independent contractors, agents, consultants, professional advisers or other personnel as are reasonably necessary in connection with the provision or carrying out of the Services;

(b)

the salaries, wages, pensions and pension contributions and other emoluments and statutory employer's contributions or levies of all persons properly employed in connection with the provision or carrying out of the Services;

(c)

the provision of any necessary uniforms, protective or specialist clothing, tools, appliances, plant, equipment and materials as may be necessary or desirable for use in connection with the provision or carrying out of the Services.

4

The reasonable and proper fees and disbursements of managing agents engaged by the Landlord in connection with the provision or carrying out of the Services which shall be in line with market rates for a central London office building.

5

All reasonable fees and costs properly incurred in respect of keeping full and proper records and accounts of the Services and Service Cost and the preparation of all necessary accounts statements and certificates in relation to the recovery of the Service Cost from tenants of the Building.

6

Reasonable bank charges and interest on overdrawings for discharging items of Service Cost and the collection of the Service Charges after giving credit for any interest earned thereon in respect of the same Accounting Period.

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7

Rent rates and all other outgoings in respect of accommodation properly incurred for use or occupation by the Landlord its agents, servants, employees, workmen or other persons employed directly in connection with the provisions and carrying out of the Services PROVIDED THAT:

(a)

where such accommodation is within the Building or on other premises owned by the Landlord and no rent is paid to the Landlord the Landlord shall be entitled to include in the Service Cost an amount equal to market rent of such accommodation as property and reasonably determined annually by the Landlord's Surveyor; and

(b)	where such accommodation is not used exclusively for the provision and carrying out of the Services a fair and reasonable proportion of such rent or deemed rent shall be allocated to the Service Cost.
8

All proper and reasonable legal and other professional fees and disbursements properly incurred by the Landlord in connection with the enforcement of any contract or agreement entered into by or on behalf of the Landlord with any third party In connection with the provision or carrying out of the Services.

9	The reasonable and proper cost d any maintenance or service agreements or insurance contracts in respect of any of the plant, equipment, services or facilities used in connection with the Services.
10	The supply of requisites to the lavatories comprised in the Common Facilities and such other facilities in the Common Facilities.
11	The reasonable and proper cost of taking steps to comply with or making representations concerning the requirements of any statutes, by-laws and other regulations affecting the Building.
12	The payment of all VAT properly payable on any item of expenditure in connection with the provision or carrying out of the Services to the extent that it is not otherwise recoverable by the Landlord.
13	The cost of making up any amount properly deducted by the insurers pursuant to any excess provisions contained in any insurance policy of the Building.
14

Ally other proper and reasonable expense property incurred by the Landlord or its managing agents or other provider of the Services attributable to the provision supervision and management of the Services or the improvement from time to time of the standard thereof as shall be reasonably considered advisable or necessary not otherwise specifically mentioned in the Schedule.

15

A fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Common Facilities which proportion shall be based on a comparison of the energy supplied to the Common Facilities with the energy supplied to the Building

PROVIDED ALWAYS that

(a)

where in this Schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it;

(b)

the Landlord may temporarily withdraw any item of service matter or thing specified in this Schedule if such withdrawal is in the interest of good estate management provided that the use and enjoyment of the Premises is not thereby impaired in any material respect;

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(c)

the Landlord shall have the right (provided that the occupation and use of the Premises is not materially adversely affected) to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this Schedule if the Landlord in its reasonable discretion shall deem it desirable or expedient to do so but in reaching such decision the Landlord is to have regard to the principles of good estate management and the interests of the tenants in the Building;

(d)

any parts of the Building occupied by the Landlord for any purpose otherwise than in connection with or incidental to the provision of the Services shall be deemed to be premises "let or intended to be 1er for the purposes of this Schedule;

(e)

the Landlord shall credit to the Service Cost any cost or expense to the extent to which the Landlord is paid or reimbursed by any person in connection with the maintenance and repair of the Building including but not necessarily limited to the cost of any item for which the Landlord is paid or reimbursed by insurance proceeds warranties service contracts or otherwise;

(f)	the Service Cost and the Service Charge shall not include:
(i)

costs and expenses attributable to any part or parts of the Building or the Estate let or intended to be let to any other tenant or occupier (other than management accommodation which for the avoidance of doubt shall not include marketing suites temporarily located in parts of the Building or the Estate intended to be let) which are not so let or occupied nor the costs in respect of  collection of rents and Service Charge or arrears and Service Charge or review of principal yearly rents in respect of such parts of the Building and such costs and expenses shall be borne and be payable by the Landlord;

(ii)

any costs and expenses attributable in any way whatsoever to the initial construction of the Building (including landscaping and the Foundations and Services) and the Estate, the Base Building Definition and the initial installation of the Landlord's Services Equipment and the Services Conduits and Appliances;

(iii)	any fees, costs and commissions of whatsoever nature incurred in procuring or attempting to procure other tenants for the Building;
(iv)	the costs of remedying any disrepair, damage or destruction caused by any of the Insured Risks or by an Uninsured Risk to the Building or the Estate;
(v)	any costs in connection with enforcing covenants in any other lease of any part of the Building on the Estate;
(vi)	any sums payable by the Landlord in relation to any of its charges or indebtedness or financing;
(vii)

the costs of commissions and charges in respect of collecting of principal rents, service charges and electricity cost and Outside Normal Business Hours charge and of reviewing rents payable by other tenants of the Building;

(viii)	costs of CIL and any costs associated with CIL;
(ix)	costs associated with Historic Contamination;
(x)	costs attributed to the Developer's Works (as defined in the Agreement for Lease);
(xi)	costs which would otherwise form part of the Service Costs but which are directly recoverable in full from any third party occupier in the Estate;
(xii)	costs incurred in connection with applications to assign, sublet or alter in respect of any lease or other occupational document relating to the Building other than In relation to the Premises;

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(xiii)	costs in respect of any voids or vacant area in the Building which are available to let and/or intended for letting;
(xiv)	future redevelopment costs;
(xv)	costs associated with any breach of the Landlord of its obligations to repair and maintain the Estate and the Building in accordance with its obligations in this Lease; and
(xvi)

any amounts recovered from a third party contractor or professional employed by the Landlord or its predecessors in title in relation to the construction, modification or improvement of the Building on the Estate (less reasonable and proper costs incurred by the Landlord in making such recovery);

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SEVENTH SCHEDULE

Surety's Covenant

1	The Surety hereby covenants with the Landlord as a primary obligation that:
(a)

the Tenant will pay the rents reserved by this Lease on the days and in manner aforesaid and will duly perform and observe all the Tenant’s covenants contained in this Lease and that in case of default the Surety will pay and make good to the Landlord on demand ail loss, damages, costs and expenses thereby arising or incurred by the Landlord;

(b)

the Surety will (to the extent property required by the Landlord in accordance with the terms of this Lease) enter into any further lease granted by the Landlord to the Tenant whether pursuant to the Landlord and Tenant Act 194 or otherwise to guarantee the obligations of the Tenant under such lease such guarantee to be in terms identical (mutatis mutandis) to the terms of this guarantee or in such other terms as may be required by the Landlord;

(c)

in the event that a liquidator or trustee in bankruptcy shall disclaim this Lease the Surety shall if the Landlord so requires by notice in writing given to the Surety within three months after such event take a new lease of the Premises for the residue of the term unexpired at the date of such event and at the rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and to pay to the Landlord the reasonable costs thereof;

(d)

In the event that the Landlord shall not require the Surety to take up a lease in accordance with the provisions of paragraph 1(b) hereof following the disclaimer of this Lease then the Surety shall pay to the Landlord a capital sum in the amount of the Rents that would have otherwise have been payable under this Lease for the period of 6 months from the date of such disclaimer;

(e)	for the purposes of paragraph
(i)	the new lease shall:
(A)	be completed within 4 weeks after the date when the Landlord notifies the requirement to the Surety; and
(B)	take effect from the date of forfeiture, subject to any third party rights of vesting and possession; and
(ii)	the contractual term of the new lease shall expire when the Contractual Term would have expired but for the disclaimer.
2	PROVIDED ALWAYS THAT IT IS HEREBY AGREED THAT:
2.1	The Surety shall not be released or discharged in any way from its obligations under this Lease by:
(a)

any neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rents when the same become payable or to enforce performance or observance of the Tenant’s covenants herein and any time which may be given by the Landlord to the Tenant;

(b)	any variation of the terms of this Lease with the Surety's consent;
(c)	the transfer of the Landlord's reversionary interest immediately expectant on the determination of this Lease;
(d)	any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises;
(e)	any legal limitation and/or incapacity of the Tenant and/or any change in the constitution or powers of the Tenant the Surety or the Landlord;

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(f)	any liquidation, administration or bankruptcy of the Tenant or the Surety; or
(g)	any other act, omission, matter or thing whatsoever whereby but for this provision the Surety would be released (other than a release of the Surety by Deed entered into by the Landlord).
2.2

The Surety shall not be entitled to participate In or be subrogated to any security held by the Landlord in respect of the Tenant's obligations or otherwise to stand in the place of the Landlord in respect of any such security.

2.3	The Surety hereby waives any right to require the Landlord to pursue against the Tenant any rights which may be available to the Landlord before proceeding against the Surety.
2.4	The Surety abandons and waives any right it may have at any time under the law whether existing or future (whether by virtue of the droit de discussion or division or otherwise) to require that:
(a)

the Landlord, before enforcing this Lease or any right, interest or obligation under this Lease, takes any action, exercises any recourse or seeks a declaration of bankruptcy against the Tenant or any other person, makes any claim in a bankruptcy, liquidation, administration or insolvency of the Tenant or any other person or enforces or seeks to enforce any other right, claim, remedy or recourse against the Tenant or any other person;

(b)

the Landlord, in order to preserve any of its rights against the Surety joins the Surety as a party to any proceedings against the Tenant or any other person or the Tenant or any other person as a party to any proceedings against the Surety or takes any other procedural steps or observes any other formalities; or

(c)	the Landlord divides or apportions the liability of the Surety under this Lease with any other person or such liability is reduced in any manner.

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EIGHTH SCHEDULE

Form of authorised guarantee agreement

AUTHORISED GUARANTEE AGREEMENT

DATE:.............................................

PARTIES

(1) [                                    ] whose registered office is at/of [                                    ] [(Co.Regn.

     No.                      )] (the "Landlord"); and

(2) [                                    ] whose registered office is at/of [                                    ]1 [(Co.Regn.

     No.                      )] (the "Existing Tenant”); and

(3) [                                    ] whose registered office is at/of [                                    ]2 [(Co.Regn.

     No.                      )] (the "Existing Tenant's Guarantor")]

BACKGROUND

(A) This agreement is supplemental and collateral to the Lease.

(B) The landlord is entitled to the immediate reversion to the Lease.

(C) The residue of the term granted by the Lease is vested in the Existing Tenant

(D) The Existing Tenant intends to assign the Lease and in accordance with the provisions of the Lease has agreed to enter into an authorised guarantee agreement with the Landlord.

(E) [Under the Lease the Tenant’s obligations are guaranteed by the Existing Tenant’s Guarantor.]

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

In this agreement

1.1	the following expressions have the respective specified meanings:

"Assignee" the person or persons defined as assignee in the Licence to Assign;

"Assignment" means the assignment authorised by the Licence to Assign, which for the purposes of this agreement, occurs on the date of the transfer of the Lease to the Assignee whether or not the transfer requires to be completed by registration at HM Land Registry;

"Lease" a lease of [                   ] floor of 1 Finsbury Avenue, London EC2 dated [date] and made between (1) B.L.C.T. (PHC 15A) limited, (2) Mimecast Services Limited and (3) Mimecast Limited, and includes all documents collateral to it including this agreement;

"Licence to Assign" a licence to assign the Lease dated the date hereof and made between [parties];

"Tenant's obligations" has the same meaning as is given by the 1995 Act to the expression "tenant covenants" and applies in relation to the tenancy created by the Lease; and

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995;

[1]	If a foreign company, include an address for service In the UK and specify that it is such an address.
[2]	If a foreign company, include an address for service In the UK and specify that it is such an address.

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1.2	where a party comprises more than one person, that party's obligations take effect jointly and severally; and
1.3	references to any clause are to the corresponding clause in this agreement and the headings do not affect the construction or interpretation of this agreement.
2.	AUTHORISED GUARANTEE AGREEMENT

This authorised guarantee agreement is entered into by the Existing Tenant in consideration of the Landlord's entering into the Licence to Assign and, accordingly, the Existing Tenant as a principal obligor agrees with the Landlord that:

2.1	Guarantee

The Existing Tenant's obligations will be complied with by the Assignee and, to the extent they are not, the Existing Tenant will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

2.2	Preservation of the guarantee

The Existing Tenant's obligations under this clause are not affected by:

2.2.1	any delay or other indulgence, compromise or neglect in enforcing the Tenant's obligations or any refusal by the Landlord to accept tendered rent;
2.2.2	any partial surrender of the Lease (and the Existing Tenant's liability shall continue but only in respect of the continuing Tenant's obligations);
2.2.3	without prejudice to clause 2.4, any disclaimer of the Assignee's liability under the Lease;
2.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Assignee (or, If the Assignee is more than one person, of any such person) or by the Assignee (or any such person) otherwise ceasing to exist;

2.2.5

any act or omission in connection with any right or remedy against the Assignee or with any other security which the Landlord holds at any time for the Tenant's obligations or in connection with re-letting the Premises;

2.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant's obligations are not released by, but shall be construed so as to require compliance with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant shall, If the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

2.3Subrogation rights, etc.

The Existing Tenant

2.3.1	may not participate in, or exercise any right of subrogation in respect of, any security which the Landlord holds at any time for the Tenant's obligations;
2.3.2	will unconditionally waive any right of contribution by the Assignee towards the Existing Tenant's liability under this clause, to the extent the waiver is requisite for preserving that liability;
2.3.3

acknowledges that the Existing Tenant's obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

65

2.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the Assignee's insolvency; or
(B)	exercise any other right or remedy against the Assignee whether insolvent or not,

in respect of any performance of the Existing Tenant's obligations under this clause unless and until all of those obligations are fully performed (and, it, notwithstanding, the Existing Tenant does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

2.3.5

warrants that it has not taken and agrees that it will not take any security over the Assignee's assets for any liability owed to the Existing Tenant (and, if, notwithstanding, the Existing Tenant does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant’s obligations under this clause are fully performed).

2.4	Disclaimer, etc.
2.4.1

If the Assignee's liability under the Lease is disclaimed, the Landlord may require the Existing Tenant to accept (and, if so, the Existing Tenant will accept) a new lease of the Premises on and giving effect to the same terms, and containing the same agreements, as the Lease except this clause (and, where any such term applies as at a particular date or period, as at the same date or period), and as the terms had effect immediately before the disclaimer such that the obligations of the new lease are no more onerous than the Tenant’s obligations, subject as provided in clause 2.4.2.

2.4.2	For the purposes of clause 2.4.1:
(A)	the Landlord's requirement must be notified to the Existing Tenant within six months after the date of the Landlord's receipt of notice of the disclaimer;
(B)	the new lease shall:
(1)	be granted in all respects at the Existing Tenant’s cost;
(2)	be completed within four weeks after the date when the Landlord notifies the requirement to the Existing Tenant; and
(3)	take effect from the date of disclaimer, subject to any third party rights of vesting and possession; and
(C)	the contractual term of the new lease shall expire when the Term would have expired but for the disclaimer.
2.4.3

In the event that the Landlord shall not require the Existing Tenant to take up a new lease of the Premises following the disclaimer of the Lease then the Tenant will continue to pay to the Landlord the rents reserved by the Lease for a period of six months from the date of disclaimer or until the date the Premises are re-let, whichever first occurs.

3.	[AGA GUARANTEE

In consideration of the Landlord entering into the Licence to Assign, the Existing Tenant’s Guarantor as a principal obligor agrees with the Landlord, with effect from the Assignment, that

3.1	Guarantee

Until the date when the Existing Tenant is released by the 1995 Act from the guarantee and supplementary provisions in clause 2 (referred to in this clause as the "Authorised Guarantee Agreement") the Existing Tenant will comply with the Authorised Guarantee Agreement and, to the extent the Existing Tenant does not, the Existing Tenant’s Guarantor will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

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3.2	Preservation of the guarantee

The Existing Tenant’s Guarantor's obligations under this clause are not affected by:

3.2.1	any delay or other indulgence, compromise or neglect in enforcing the Authorised Guarantee Agreement;
3.2.2	any partial surrender of the Lease (and the Existing Tenant’s Guarantor's liability shall continue but only in respect of the continuing Authorised Guarantee Agreement);
3.2.3	without prejudice to clause 3.4, any disclaimer of the Authorised Guarantee Agreement;
3.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Existing Tenant (or, if the Existing Tenant is more than one person, of any such person) or by the Existing Tenant (or any such person) otherwise ceasing to exist;

3.2.5

any act or omission In connection with any right or remedy against the Existing Tenant or with any security which the Landlord holds at any time for the Tenant’s obligations or in connection with re-letting the Premises;

3.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant’s Guarantor from liability,

or any combination of any such matters and, subject as provided In section 18 of the 1995 Act, the Existing Tenant's Guarantor's obligations in connection with the Authorised Guarantee Agreement are not released by, but shall be construed so as to require compliance (through the Authorised Guarantee Agreement) with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant's Guarantor shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

3.3	Subrogation rights, etc.

The Existing Tenant's Guarantor:

3.3.1	may not participate in, or exercise any light of subrogation in respect of any security which the Landlord holds at any time for the Tenant's obligations;
3.3.2

will unconditionally waive any right of contribution by the Existing Tenant towards the Existing Tenant's Guarantor's liability under this clause, to the extent the waiver is requisite for preserving that liability;

3.3.3

acknowledges that the Existing Tenant's Guarantor's obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

3.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the insolvency of any person who owes the Landlord liability for the Tenant's obligations; or
(B)	exercise any other right or remedy against any such person whether insolvent or not.

in respect of any performance of the Existing Tenant's Guarantor's obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

67

3.3.5

warrants that it has not taken and agrees that it will not take any security over the Existing Tenant’s assets for any liability owed to the Existing Tenant's Guarantor (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant's Guarantor's obligations under this clause are fully performed).

3.4	Disclaimer, etc.
3.4.1

If a new lease is to be granted to the Existing Tenant pursuant to clause 2.4, the Existing Tenant’s Guarantor shall be a party to it in order to guarantee compliance with the Existing Tenant's obligations under it and to accept a further lease following any disclaimer or forfeiture by or against the Existing Tenant as tenant of the new lease.

3.4.2

The Existing Tenant's Guarantor's obligations in clause 3.4.1 shall be on the same terms, subject to any necessary differences of fact, as applied to the obligations which the Existing Tenant’s Guarantor had under the Lease before the Assignment.

3.4.3	If the Existing Tenant fails to comply with clause 2.4.1, the Existing Tenant's Guarantor will do so by taking the new lease in its own name.
4.	TRANSMISSION OF GUARANTEES
The benefit of every guarantee provided for in this agreement shall:

4.1	be annexed and incident to the whole, and to each and every part, of the immediate reversion to the Lease; and
4.2	pass on an assignment of the whole or any part of that reversion.
5.	SEVERANCE

If any provision of this agreement is void or prohibited under any statutory enactment due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this agreement shall continue in force.

6.	GOVERNING LAW AND JURISDICTION
6.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

6.2

Each party irrevocably agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at its address in the United Kingdom as stated in this document or as otherwise notified to [each] [the] other party and each party undertakes to notify the others in advance of any change from time to time of such address for service and to maintain an appropriate address at all times.

7.	EXCLUSION OF THIRD PARTY RIGHTS

The parties confirm that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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EXECUTED as a DEED by [INSERT NAME OF COMPANY] acting by two directors /a director and its company secretary	........................................................
(Signature of director)

........................................................
(Signature of director / secretary)

EXECUTED as a DEED by [INSERT NAME OF COMPANY] acting by a director in the presence of:	........................................................
(Signature of director)

........................................................
(Name of witness)

........................................................

........................................................

........................................................

........................................................
(Address of witness)

........................................................
(Signature of witness)

69

Signed as a deed on behalf of BLCT (PHC 15A))
LIMITED, a company incorporated in Jersey,	)
by , being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):

Authorised Signatory

EXECUTED as a DEED by MIMECAST SERVICES LIMITED acting by two directors /a director and its company secretary	........................................................
(Signature of director)

........................................................
(Signature of director / secretary)

Signed as a deed on behalf of MIMECAST	)
LIMITED, a company incorporated in Jersey,	)
by , being a	)
person who, in accordance with the laws of that	)
territory, is acting under the authority of the company	)

Signature(s):

Authorised Signatory

70

Appendices Intentionally Omitted

ANNEXURE K: RECEPTION DESK SIDE LETTER IN AGREED FORM

This is Annexure K to the agreement for lease dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited	/s/ [Illegible]

Bluebutton Developer Company (2012) Limited	/s/ [Illegible]

Bluebutton Properties UK Limited	/s/ [Illegible]

Mimecast Services Limited	/s/ Peter Bauer

Mimecast Limited	/s/ Peter Bauer

ANNEXURE K: RECEPTION DESK SIDE LETTER IN AGREED FORM

This is Annexure K to the agreement for lease dated  2 January 2018  in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited	/s/ [Illegible]

Bluebutton Developer Company (2012) Limited	/s/ [Illegible]

Bluebutton Properties UK Limited	/s/ [Illegible]

Mimecast Services Limited	/s/ P. Bauer

Mimecast Limited	/s/ P. Bauer

[To be typed on landlord's letterhead]

Mimecast Services Limited (Tenant)

6th floor, CityPoint

One Ropemaker Street

London EC2Y 9AW

and

Mimecast Limited (Surety)

22 Grenville Street

St Helier

Jersey JE4 8PX

20[ ]

Dear Sir or Madam

Premises: 3rd [,/and] 4th [and 5th] floors of 1 Finsbury Avenue, London EC2

Leases: The [two/three] underleases of the Premises each dated the date hereof and each made between (1) B.L.C.T. (PHC 15A) Limited (2) Mimecast Services Limited and (3) Mimecast Limited

1.	BACKGROUND
1.1	This side letter is supplemental to the Leases.
1.2	The parties to this side letter agree that this side letter is not intended to and does not effect a variation of the terms of the Leases and the Leases shall remain in full force and effect.
1.3	For the avoidance of doubt this side letter deals only with the rights relating to the matters contained at paragraph 2 below and does not extend to any other matter.
1.4	Defined terms in this letter shall have the same meanings as are ascribed to them in the Leases.
2.	RECEPTION DESK

In consideration of your acceptance of the grant of the Leases today we hereby grant (subject to the provisions of paragraphs 3 and 4 below):

2.1

the exclusive right for the Tenant and the Surety to use a dedicated reception desk or reception point on the ground floor of the Building in the indicative location shown marked on the attached plan; such reception desk to be manned by an employee(s) provided by or on behalf of us;

2.2

the right to brand such reception desk with the name and/or logo of the Tenant in such form as the Landlord shall reasonably approve, the indicative size and prominence of which is to be substantially in accordance with the attached computer-generated image; and

2.3	the right to run services to and from the dedicated reception desk from the Premises such as telephone and internet in such form and along such routes as the parties shall agree, acting reasonably.
3.	CONDITIONS
3.1

This letter is personal to you, Mimecast Services Limited and Mimecast Limited and does not extend, and cannot be assigned, to any other person other than a Group Company of either Mimecast Services Limited and/or Mimecast Limited and any such assignment must be effected simultaneously with the assignment of the Leases to the corresponding Group Company.

3.2

Your use of the reception desk or reception point is subject to such reasonable and proper regulations for the time being made by us for the use, operation, security and/or maintenance of the Building previously notified to you.

3.3

You will make good to our reasonable satisfaction all damage caused to the Building or any part thereof including Landlord's fixtures and fittings arising out of or in respect of the rights contained in this letter and any breach by you of the terms set out herein.

3.4	Clause 3.85 (Indemnity) of the Lease will apply in respect of any breach by you of your obligations contained in this letter.
3.5	The reasonable and proper costs incurred by us in providing the employee(s) referred to in paragraph 2.1 shall be recoverable through the service charge pursuant to the Leases.
3.6	The benefit of this letter shall be taken into account on the occasion of any review of the Principal Rent under the Leases.
3.7	You shall keep the existence and the terms of this side letter confidential and shall not disclose the same to any third party.
4.	DETERMINATION
4.1	Subject to paragraph 4.3, this letter may be determined by us immediately by giving written notice to you to that effect in the event of:
4.1.1	you persistently and materially breaching the terms or the covenants, conditions or provisos on the tenant's part contained in the Leases or you breaching the terms of this letter; or
4.1.2	the occurrence of any event which would entitle the landlord to exercise a right of re-entry under the Leases,

provided that in the case of any breaches of the terms of this letter we have given you at least twenty one (21) days' advance notice in writing of such breach and that such breach is still subsisting at the end of such 21 day notice period.

4.2	Subject to paragraph 4.3, this letter shall immediately determine (without need for service of written notice) in the event of:
4.2.1	us exercising the landlord's rights of re-entry under any Lease (subject to any right of relief granted to you subsequent to the exercise of that right of re-entry);
4.2.2

you or any Group Company of Mimecast Limited and Mimecast Services Limited (assessed as if they were one entity) being in occupation of less than 70,000 square feet of office space within the Building; or

4.2.3	the expiration or sooner determination of the terms of all of the respective Leases.
4.3

Determination pursuant to any of the events referred to in this paragraph 4 shall be without prejudice to our rights and remedies in respect of any antecedent breach by you of the terms of this letter and paragraphs 3.3 and 3.4 shall continue to apply.

Yours faithfully,

For and on behalf of/authorised signatory
B.L.C.T. (PHC 15A) Limited

We acknowledge our agreement to the terms of this letter.

For and on behalf of/authorised signatory
Mimecast Services Limited

In consideration of your consenting to the terms of this letter, we Mimecast Limited, guarantor under the Leases, hereby acknowledge and accept the terms of this letter and covenant with you in the terms of the Seventh Schedule to the Leases in relation to the obligations of Mimecast Services Limited contained in this letter.

For and on behalf of/authorised signatory
Mimecast Limited

ANNEXURE L: TERRACE SIDE LETTER IN AGREED FORM

This is Annexure L to the agreement for lease dated 2 January 2018 in respect of the 3rd, 4th and 5th floors of 1 Finsbury Avenue, London EC2 as made between (1) B.L.C.T. (PHC 15A) Limited (2) Bluebutton Developer Company (2012) Limited (3) Bluebutton Properties UK Limited (4) Mimecast Services Limited and (5) Mimecast Limited

Signed on behalf of:

B.L.C.T. (PHC 15A) Limited	/s/ [Illegible]

Bluebutton Developer Company (2012) Limited	/s/ [Illegible]

Bluebutton Properties UK Limited	/s/ [Illegible]

Mimecast Services Limited	/s/ Peter Bauer

Mimecast Limited	/s/ Peter Bauer

[To be typed on landlord's letterhead]

Mimecast Services Limited (Tenant)

6th floor, CityPoint

One Ropemaker Street

London EC2Y 9AW

and

Mimecast Limited (Surety)

22 Grenville Street

St Helier

Jersey JE4 8PX

20[ ]

Dear Sir or Madam

Premises: 3rd [,/and] 4th [and 5th] floors of 1 Finsbury Avenue, London EC2

Leases: The [two/three] underleases of the Premises each dated the date hereof and each made between (1) B.L.C.T. (PHC 15A) Limited (2) Mimecast Services Limited and (3) Mimecast Limited

1.	BACKGROUND
1.1	This side letter is supplemental to the Leases.
1.2	The parties to this side letter agree that this side letter is not intended to and does not effect a variation of the terms of the Leases and the Leases shall remain in full force and effect.
1.3	For the avoidance of doubt this side letter deals only with the rights relating to the matters contained at paragraph 2 below and does not extend to any other matter.
1.4	Defined terms in this letter shall have the same meanings as are ascribed to them in the Leases.
2.	LEVEL 8 WESTERN TERRACE

In consideration of your acceptance of the grant of the Leases today we hereby grant (subject to the provisions of paragraphs 3 and 4 below):

2.1

the exclusive right for the Tenant and all persons authorised by the Tenant and the Surety to use the terrace on level 8 on the western side of the Building as shown shaded green on the attached plan (the “Terrace”) for uses ancillary to the Tenant's use of the Premises and which are consistent with a high class office building; and

2.2	the right of access and egress thereto and therefrom over the Common Facilities and use of the toilets situated on the eighth floor of the Building in connection with such use.
3.	CONDITIONS
3.1

This letter is personal to you, Mimecast Services Limited and Mimecast Limited and does not extend, and cannot be assigned, to any other person other than a Group Company of either Mimecast Services Limited and/or Mimecast Limited and any such assignment must be effected simultaneously with an assignment of the Lease to the corresponding Group Company.

3.2

Your use of the Terrace is subject to such reasonable and proper regulations for the time being made by us for the use, operation, security and/or maintenance of the Terrace and/or the Building previously notified to you.

3.3	You shall provide us with not less than 48 hours' notice of any occasion or event on which you anticipate that the number of persons on the Terrace will exceed 100 people.
3.4	You shall keep the Terrace clean and tidy.
3.5

You will make good to our reasonable satisfaction all damage caused to the Terrace or any part thereof including Landlord's fixtures and fittings arising out of or in respect of the rights contained in this letter and any breach by you of the terms set out herein.

3.6	Clause 3.85 (Indemnity) of the Lease will apply in respect of any breach by you of your obligations contained in this letter.
3.7	The benefit of this letter shall be taken into account on the occasion of any review of the Principal Rent under the Leases.
3.8	You shall keep the existence and the terms of this side letter confidential and shall not disclose the same to any third party.
4.	DETERMINATION
4.1	Subject to paragraph 4.3, this letter may be determined by us immediately by giving written notice to you to that effect in the event of:
4.1.1	you persistently and materially breaching the terms or the covenants, conditions or provisos on the tenant's part contained in the Leases or you breaching the terms of this letter; or
4.1.2	the occurrence of any event which would entitle the landlord to exercise a right of re-entry under the Leases,

provided that in the case of any breaches of the terms of this letter we have given you at least twenty one (21) days' notice in writing of such breach and that such breach is still subsisting at the end of such 21 day notice period.

4.2	Subject to paragraph 4.3, this letter shall immediately determine (without need for service of written notice) in the event of:
4.2.1	us exercising the landlord's rights of re-entry under any Lease (subject to any right of relief granted to you subsequent to the exercise of that right of re-entry;
4.2.2

you or any Group Company of Mimecast Limited and Mimecast Services Limited (assessed as if they were one entity) being in occupation of less than 70,000 square feet of office space within the Building; or

4.2.3	the expiration or sooner determination of the terms of all of the respective Leases.
4.3

Determination pursuant to any of the events referred to in this paragraph 4 shall be without prejudice to our rights and remedies in respect of any antecedent breach by the other party of the terms of this letter and paragraphs 3.5 and 3.8 shall continue to apply.

4.4	Upon determination of this letter the parties agree to each sign a memorandum recording such fact.

Yours faithfully,

For and on behalf of/authorised signatory
B.L.C.T. (PHC 15A) Limited

We acknowledge our agreement to the terms of this letter.

For and on behalf of/authorised signatory
Mimecast Services Limited

In consideration of your consenting to the terms of this letter, we Mimecast Limited, guarantor under the Leases, hereby acknowledge and accept the terms of this letter and covenant with you in the terms of the Seventh Schedule to the Leases in relation to the obligations of Mimecast Services Limited contained in this letter.

For and on behalf of/authorised signatory
Mimecast Limited

Annexure S: Call Option Agreement

AGREED FORM

                                     201*

B.L.C.T. (PHC 15A) LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

CALL OPTION AGREEMENT

relating to property

at

Second Floor, 1 Finsbury Avenue, London

EC2

Herbert Smith Freehills LLP

ANNEXURES:

Annexure A:	Year 6 Lease in Agreed Form
Annexure B:	Year 12 Lease in Agreed Form
Annexure C:	Grantor Legal Opinion in Agreed Form
Annexure D:	Guarantor Legal Opinion in Agreed Form

PARTICULARS

DATE	201*
GRANTOR	B.L.C.T. (PHC 15A) LIMITED whose registered office is at 47 Esplanade, St Helier, Jersey JE1 OBD c/o York House, 45 Seymour Street, London W1H 7LX (Co. Regn. No. 76075)

GRANTEE	MIMECAST SERVICES LIMITED whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (Co. Regn. No. 04901524)

GUARANTOR	MIMECAST LIMITED whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (Co. Regn. No. 119119)

Y6 OPTION PERIOD	the period commencing on the date of this agreement and expiring on the date 5 years after the Date of Sectional Completion of Section One

Y12 OPTION PERIOD	the period commencing on the date 6 years after the Date of Sectional Completion of Section One and expiring on the date 11 years after the Date of Sectional Completion of Section One

PREMISES	the part of the second floor of the building known as 1 Finsbury Avenue, London EC2 (registered under Title No. NGL770398) shown edged red on the Plan

GRANTOR’S SOLICITORS

Herbert Smith Freehills LLP of Exchange House, Primrose Street, London EC2A 2EG Ref: 2856/31004060 (which shall be quoted on all correspondence) or such other firm as the Grantor may notify to the other parties to this agreement

GRANTEE’S SOLICITORS	Taylor Wessing LLP of 5 New Street Square, London EC4A 3TW Ref: [ ] (which shall be quoted on all correspondence) or such other firm as the Grantee may notify to the other parties to this agreement

BY THIS AGREEMENT made on the date and between the parties specified in the Particulars IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	The following expressions and those defined in the Particulars have the respective specified meanings:-

“Agreed Form” means in relation to any document, the form of that document or the draft of it which is agreed between the parties and signed by them (or by their respective solicitors on their behalf);

“Agreement for Underlease” means the agreement for underlease of the 3rd, 4th and 5th floors of the building known as 1 Finsbury Avenue, London EC2 dated 2017 entered into between (1) the Grantor (2) Bluebutton Developer Company (2012) Limited (3) the Grantee and (4) the Guarantor;

“Exercise Date” means the date (if any) during either the Y6 Option Period or the Y12 Option Period when the Y6 Option or the Y12 Option (as applicable) is validly exercised pursuant to clause 3;

“[Fourth Floor Lease][Fifth Floor Lease]” means the lease of the [[Fourth Floor][Part Fifth Floor/Fifth Floor]]1 dated[•] entered into between (1) the Grantor (2) the Grantee and (3) the Guarantor and all documents supplemental and collateral to it;

“Grantor Legal Opinion” means the legal opinion in the Agreed Form at Annexure C;

“Group Company” means a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions “holding company” and “subsidiary” have the meanings given in Section 1159 and Schedule 6 of the Companies Act 2006;

“Guarantor Legal Opinion” means the legal opinion in the Agreed Form at Annexure D;

“Leases” means one or any of the leases granted pursuant to the Agreement for Underlease;

“Particulars” means the particulars set out at the beginning of this agreement;

“Plan(s)” means the plan(s) annexed to this agreement;

“Surplus Premises”2 means the premises known as the part [[5th Floor] [4th Floor]], 1 Finsbury Avenue and more particularly described in the [[Fifth Floor Lease][Fourth Floor Lease]]3;

“Term Commencement Date” means, in relation to the Year 6 Lease, the date falling 6 years after the Date of Sectional Completion of Section One, and in relation to the Year 12 Lease, the date falling 12 years after the Date of Sectional Completion of Section One (or in each case, if earlier, the respective number of years after the Date of Notional Sectional Completion);

“VAT” means Value Added Tax as referred to in the Value Added Tax Act 1994 (“VATA 1994”) or any tax of a similar nature which may be substituted for or levied in addition to it;

“Y6 Notice” means a signed notice in the form or substantially in the form set out in schedule 1 given at any time during the Y6 Option Period by or on behalf of the Grantee to the Grantor pursuant to the Year 6 Option;

2

“Y6 Option” means the option to take the Year 6 Lease of the Premises granted pursuant to clause 2.1.1;

1 To be deleted as appropriate on completion.

2 To refer to the c.8000 sq ft of space on either L4 or L5 that the tenant can hand back after 5 years.

3 To be deleted as appropriate on completion.

“Y12 Notice” means a signed notice in the form or substantially in the form set out in schedule 1 given at any time during the Y12 Option Period by or on behalf of the Grantee to the Grantor pursuant to the Year 12 Option;

“Y12 Option” means the option to take the Year 12 Lease of the Premises granted pursuant to clause 2.1.2;

“Year 6 Lease” means an underlease of the Premises in the Agreed Form at Annexure A; and

“Year 12 Lease” means an underlease of the Premises in the Agreed Form at Annexure B.

1.2	Any capitalised term used but not defined in this agreement shall have the meaning given to it in the Agreement for Underlease.
1.3	Interpretation:

In this agreement:

1.1.1	the Particulars form part of it;
1.1.2	reference to a clause schedule or paragraph is a reference to the relevant clause schedule or paragraph of this agreement and their headings do not affect its construction;
1.1.3	reference to a specific enactment includes every statutory modification consolidation and re-enactment and any regulation, direction or order made under it; and
1.1.4	the expression “Grantor’’ includes its successors in title.
2.	CALL OPTIONS
2.1	Grant

In consideration of the sum of £1.00 (one pound) now paid by the Grantee to the Grantor (the receipt of which the Grantor acknowledges) the Grantor grants to the Grantee an option:

2.1.1	to take the Year 6 Lease of the Premises during the Y6 Option Period; or
2.1.2	to take the Year 12 Lease of the Premises during the Y12 Option Period,

on the terms of this agreement.

2.2	Applicability – Year 6
2.2.1

Subject to paragraph 2.2.2, paragraph 2.1.1 applies during the Y6 Option Period and ceases to have effect (and the Grantee may not exercise any option to take the Year 6 Lease under paragraph 2.1.1) after the expiry of the Y6 Option Period.

2.2.2	Paragraph 2.1.1 only applies (and the Grantee may only exercise its option to take the Year 6 Lease pursuant to paragraph to 3.1.1) in the event that:
(A)

the Grantee and/or a Group Company of the Grantee (assessed together so for these purposes the Grantee and the relevant Group Company are assumed to be the same entity) is in occupation of at least 70,000 square feet of contiguous office space within the Building; and

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(B)	the Grantee has not exercised its right pursuant to clause [ ] of the [[Fourth Floor Lease][Fifth Floor Lease]] to surrender the Surplus Premises.
2.3	Applicability – Year 12
2.3.1

Subject to paragraph 2.3.2, paragraph 2.1.2 applies during the Y12 Option Period and ceases to have effect (and the Grantee may not exercise any option to take the Year 12 Lease under paragraph 2.1.2) after the expiry of the Y12 Option Period.

2.3.2	Paragraph 2.1.2 only applies (and the Grantee may only exercise its option to take the Year 12 Lease pursuant to paragraph to 3.1.2) in the event that:
(A)

the Grantee and/or a Group Company of the Grantee (assessed together so for these purposes the Grantee and the relevant Group Company are assumed to be the same entity) is in occupation of at least 70,000 square feet of contiguous office space within the Building; and

(B)	the Grantee has not exercised its right pursuant to clause [ ] of the [Fourth Floor Lease]/[Fifth Floor Lease] [4] to surrender the Surplus Premises; and
(C)	the Grantee has not already exercised its option to take the Premises by way of the Year 6 Lease pursuant to clause 2.1.1.
3.	EXERCISE OF OPTIONS
3.1	If the Grantee wishes to take:
3.1.1

the Premises and enter into the Year 6 Lease during the Y6 Option Period, it must serve a Y6 Notice on the Grantor on or before the expiry of the Y6 Option Period and, following the date of service of such Y6 Notice, clause 4 shall apply; or

3.1.2

the Premises and enter into the Year 12 Lease during the Y12 Option Period, it must serve a Y12 Notice on the Grantor on or before the expiry of the Y12 Option Period and, following the date of service of such Y12 Notice, clause 4 shall apply.

3.2	Once served, a Y6 Notice or a Y12 Notice (as applicable) is irrevocable.
4.	LEASE GRANT
4.1	Engrossment of lease

The Grantor’s solicitors shall prepare the engrossment of the Year 6 Lease or the Year 12 Lease (as applicable) and a counterpart of it.

4.2	Completion of lease

The Grantee and (in consideration of the Grantor having entered into this agreement at the Guarantor’s request) the Guarantor shall execute and deliver the counterpart and the Grantor shall execute and grant the Year 6 Lease or the Year 12 Lease (as applicable) on the tenth Working Day next after the Term Commencement Date provided that the Grantor shall not be obliged to grant either the Year 6 Lease or the Year 12 Lease and the provisions of the relevant option granted pursuant to clause 2.1 shall cease to apply if on the relevant Term Commencement Date the Grantee is not in occupation of at least 70,000 square feet of contiguous office space within the Building.

4.3	Legal opinions

On the date of completion of the Year 6 Lease or the Year 12 Lease (as applicable) the Grantor shall provide the Grantee with a signed and dated copy of the Grantor Legal Opinion and the Guarantor shall provide the Grantor with a signed and dated copy of the Guarantor Legal Opinion.

4 To be deleted as appropriate.

4

4.4	Terms of lease

The following provisions shall apply for the purposes of and in relation to the grant of the Year 6 Lease or the Year 12 Lease (as applicable):

4.4.1	the Contractual Term shall be computed from the Term Commencement Date;
4.4.2	in relation to the Year 6 Lease only, the first Review Date shall be the Term Commencement Date and subsequent review dates shall be coincidental with the review dates under the Third Floor Lease;
4.4.3	the Principal Rent shall be due and commence to be payable on the Term Commencement Date and shall be ascertained in accordance with clause 6; and
4.4.4	the rent secondly reserved in each Lease and the Service Charge shall be due and commence to be payable on the Term Commencement Date.
4.5	Registration of lease

Where the Year 6 Lease or the Year 12 Lease (as applicable) when granted is registrable at the Land Registry pursuant to sections 4 or 27 of the Land Registration Act 2002 (as appropriate) the Grantee will:-

4.5.1

(subject to receipt of the Year 6 Lease or the Year 12 Lease (as applicable) executed and delivered by the Grantor) apply to register the lease as soon as reasonably practicable but in any event within six weeks of the date of grant; and

4.5.2

within 10 Working Days of completion of the registration give notice thereof together with a copy of the official copies and title plans of the entries in all registered titles affected by such registration to the Grantor’s solicitors.

4.6	Cancellation of Land Registry notice

Following completion of the Year 6 Lease or the Year 12 Lease (as applicable) the Grantee shall immediately cancel or procure the cancellation of any notice or other entry registered at the Land Registry relating to this agreement and provide evidence to the Grantor of such cancellation.

5.	TIME IS OF THE ESSENCE

Time is of the essence of all dates and periods referred to in clauses 2 and 3.

6.	ASCERTAINMENT OF RENT
6.1

The Principal Rent payable on and from the Term Commencement Date of either the Year 6 Lease or the Year 12 Lease (as applicable) shall be the higher (on a pounds per square foot basis) of the Principal Rent passing as at the Term Commencement Date under the Third Floor Lease (ignoring any suspension or abatement) and the Open Market Rent (as defined in the Year 6 Lease or the Year 12 Lease (as applicable) calculated in accordance with the provisions of the Third Schedule of the Year 6 Lease or Year 12 Lease (as applicable).

6.2

If the Principal Rent payable under the Year 6 Lease or the Year 12 Lease (as applicable) has not been agreed or assessed by the relevant Term Commencement Date, the Grantee shall pay the Principal Rent at the rate (on a pounds per square foot basis) payable under the Third Floor Lease and on the quarter day next after such ascertainment the Grantee shall pay to the Grantor the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Term Commencement Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (as defined in the Year 6 Lease or the Year 12 Lease (as applicable)) (calculated by reference to such difference or the relevant parts thereof from the date or the respective dates on which the same would have become due had the Principal Rent payable from the Term Commencement Date been ascertained by such Term Commencement Date).

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7.	VAT
7.1

All sums payable under this agreement shall be exclusive of VAT, and where a party to this agreement makes a supply to the other party and the supplier has to account for VAT in respect of that supply then the recipient of the supply shall, in addition to the consideration payable for such supply, pay an amount equal to the VAT (if any) arising in respect of such supply against the production of a valid VAT invoice.

7.2

Where either party is required by the terms of this agreement to reimburse or indemnify the other party for any cost, expense or other liability, the relevant party shall reimburse or indemnify the other party for the full amount of such cost, expense or liability, including such part thereof as represents VAT, save to the extent that the other party is entitled to credit or repayment in respect of such VAT from HM Revenue & Customs.

8.	TITLE

Title having been deduced to the Grantee, the Grantee shall be deemed to have entered into the agreement with full knowledge of them and may not raise any requisition or objection to them or to the title which has been deduced other than in respect of new encumbrances revealed by the Tenant’s pre-completion searches.

9.	ALIENATION

The Grantee shall not assign, charge or otherwise deal with the benefit of this agreement in whole or in part except by way of a charge permitted pursuant to the Agreement for Underlease or the Leases or by way of an assignment to a Group Company who is a tenant under any or all of the Leases.

10.	NOTICES
10.1	Any notice given under or in connection with this agreement (including the Exercise Notice):
10.1.1	must be in writing, addressed to the relevant party at a correct address and signed by or on behalf of the party giving it; and
10.1.2	may be served by:
(A)	post (including special delivery) or personal delivery (but not by facsimile, e-mail, other electronic means of transmission, any document exchange nor by any other means);
(B)	an agent of the serving party but not on an agent of the party to be served.
10.2

An addressee’s correct address is the address for the relevant party given in the Particulars or (to the exclusions of that address) any other address in the United Kingdom notified to the other parties to this agreement:

10.2.1	in the case of the Grantor marked for the attention of [ ], or for the attention of such other person, as was last notified in writing by the Grantor to the Grantee;
10.2.2	in the case of the Grantee marked for the attention of [ ], or for the attention of such other person, as was last notified in writing by the Grantee to the Grantor; and
10.2.3	in the case of the Guarantor marked for the attention of [ ], or for the attention of such other person, as was last notified in writing by the Guarantor to the Grantor.
10.3	10.3.1For the purpose of calculating any notice period associated with the service of a notice, the period begins on the date the notice is given to the party to be served.
10.3.2	A notice is given:
(A)	by post, on the date of the second (or, if earlier receipt is proved, the first) day after the date when the notice is posted; and

6

(B)	by personal delivery, on the date when the notice is delivered, to a correct address of the party to be served.
11.	PROTECTION OF THE GRANTEE’S INTEREST

The Grantee shall not be entitled to note this agreement against the Title Number relating to the Premises other than by a unilateral notice and the Grantee shall immediately make an application to register a notice of the Option in the Charges Register of the Title Number and shall provide the Grantor’s Solicitors with a copy of an official copy of the Title Number evidencing such registration.

12.	PROTECTION OF GRANTOR’S INTEREST

If neither the Y6 Option nor the Y12 Option is exercised or is not validly exercised the Grantee shall, within 10 working days after the expiry of the Y12 Option Period, apply to the Land Registry for the cancellation of the notice referred to in clause 11.

13.	TERMINATION

The Grantor may determine this agreement by notice to the Grantee and the Guarantor if the Grantee or the Guarantor:

13.1

is the subject of a winding up order, bankruptcy order or a petition is presented, filed or lodged at court or an application made for winding up or bankruptcy whether voluntarily (except for reconstruction or amalgamation of a solvent company on terms agreed by the Grantor) or compulsorily;

13.2	calls, convenes or summons a meeting of members to consider a winding-up resolution or is the subject of any such resolution, except for a voluntary reconstruction as stated in clause 13.1;
13.3

is subject to the appointment of any receiver, manager or administrative receiver or a provisional liquidator or a resolution is passed or any other step is taken by the Grantee or the Guarantor or its directors for the appointment of an administrator, or an administrator is appointed, or a petition or application for an administration order is presented, in relation to the Grantee or the Guarantor;

13.4

enters into any form of compromise of debts, scheme of arrangement, rescheduling or restructuring with its creditors or any of them, including but not limited to any scheme of arrangement under the Companies Act 2006 or any voluntary arrangement under the Insolvency Act 1986;

13.5

obtains, or takes any steps to obtain, any moratorium or other form of protection against creditors or a general suspension of the payment of debts due and payable, including but not limited to any moratorium available under the Insolvency Act 1986; or

13.6

dies or is dissolved or is otherwise struck off any register of companies in its place of incorporation or any other place where it is registered or located; unless (and subject always to clause 14) within 14 working days thereof the Grantee or the Guarantor shall have set aside or rectified the same.

14.	REPLACEMENT OF GUARANTOR

In the event of the occurrence of any of the events referred to in clause 13 in respect of the Guarantor, the Grantor shall not exercise its right pursuant to clause 13 without first allowing the Grantee a period of 30 working days to procure that some other guarantor or guarantors reasonably acceptable to the Grantor execute a guarantee in respect of the Grantee’s obligations contained in this agreement in the same terms as set out in clause 17.

15.	ENTIRE AGREEMENT AND REPRESENTATIONS
15.1	This agreement constitutes the entire agreement between the parties to the exclusion of every other antecedent statement and agreement.

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15.2

The Grantee and the Guarantor severally acknowledge that they have not entered into this agreement in reliance upon any statement or other agreement (other than those which have been given by the Grantor’s Solicitors in a written reply to enquiries made by, or provided to, the Grantee’s Solicitors before the exchange of this agreement).

16.	GOVERNING LAW AND JURISDICTION
16.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including noncontractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English Court to which the parties irrevocably submit.

16.2

Each party agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 10.2.

17.	GUARANTOR
17.1

The Guarantor (in consideration of the Grantor entering into this agreement) agrees with the Grantor that the Grantee will duly observe and perform all its obligations under this agreement and if the Grantee does not do so the Guarantor shall do so and shall indemnify the Grantor against all consequences sustained by the Grantor arising directly or indirectly from the Grantee’s breach.

17.2	None or any combination of the following affect the Guarantor’s liability:
17.2.1	any neglect, delay or forbearance in enforcing the observance or performance of the Grantee’s obligations under this agreement;
17.2.2	any extension of time given to the Grantee;
17.2.3	any variation of this agreement;
17.2.4	any act which is ultra vires;
17.2.5	any insolvency, winding up or liquidation of the Grantee;
17.2.6	the Grantee ceasing to exist or at any time being under any incapacity, limitation, disability or immunity;
17.2.7	anything else which, but for this provision, the Guarantor’s liability would be affected.
17.3	As between the Grantor and the Guarantor, the Guarantor is a principal debtor.
17.4	The Grantor may enforce the Guarantor’s liability without having first enforced any other remedy.
18.	EXCLUSION OF THIRD PARTY RIGHTS

Each party confirms that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this agreement.

IN WITNESS whereof the Grantor and the Grantee and the Guarantor have respectively signed this agreement each acting by authorised signatories.

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SCHEDULE 1

(THE FORM OF EXERCISE NOTICE)

To:	[GRANTOR][5]

[ADDRESS]

[SPECIFY MEANS OF SERVICE IN ACCORDANCE WITH CLAUSE 10]

Pursuant to an Option Agreement (“Agreement”) dated [DATE] made between B.L.C.T. (PHC 15A) Limited, Mimecast Services Limited and Mimecast Limited relating to part of the 2nd floor at 1 Finsbury Avenue, London EC2:

Mimecast Services Limited gives [GRANTOR] notice of the exercise of the [Y6 Option][Y12 Option]6 contained in the Agreement to take the [Year 6 Lease][Year 12 Lease]7 of the Premises on the terms set out in the Agreement.

DATE:

SIGNED BY	[	]	for and on behalf of Mimecast Services Limited

5 Insert details of current reversioner to the Premises as at the date of service of the notice.

6 Delete as applicable.

7 Delete as applicable.

9

SIGNED by	)
Director	)
for and on behalf of	)
B.L.C.T. (PHC 15A) LIMITED	)

SIGNED by	)
Director	)
for and on behalf of	)
MIMECAST SERVICES LIMITED	)

SIGNED by	)
Director	)
for and on behalf of	)
MIMECAST LIMITED	)

10